     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE   , 1998
                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

          POLYMER GROUP, INC.                     FNA POLYMER CORP.
           PGI POLYMER, INC.                        FABRENE CORP.
         FIBERTECH GROUP, INC.                  FABRENE GROUP L.L.C.
         FIBERGOL CORPORATION                    FABRENE GROUP, INC.
        TECHNETICS GROUP, INC.                     POLY-BOND INC.
        CHICOPEE HOLDINGS, INC.              DOMINION TEXTILE (USA) INC.
            CHICOPEE, INC.                     DOMTEX INDUSTRIES INC.
               PNA CORP.                         LORETEX CORPORATION
                        FABPRO ORIENTED POLYMERS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                    2297131                  57-1003983
        DELAWARE                    2297131                  57-0962088
        DELAWARE                    2297131                  57-0962089
        DELAWARE                    2297131                  57-0962081
        DELAWARE                    2297131                  57-0982116
        DELAWARE                    2297131                  57-1018373
        DELAWARE                    2297131                  57-1013629
     NORTH CAROLINA                 2297131                  56-1887385
     NORTH CAROLINA                 2297131                  56-1742445
        DELAWARE                    2297131                  51-0319685
        DELAWARE                    2297131                  57-0988766
 PRINCE EDWARD ISLAND,              2297131                      N/A
         CANADA
        DELAWARE                    2297131                  13-3571783
        DELAWARE                    2297131                  13-2865428
        DELAWARE                    2297131                  13-5601263
        DELAWARE                    2297131                  13-5538600
        DELAWARE                    2297131                  57-1063695
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                               ----------------

                              4838 JENKINS AVENUE
                          NORTH CHARLESTON, SC 29405
                           TELEPHONE: (843) 566-7293
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                 JAMES G. BOYD
                              4838 JENKINS AVENUE
                          NORTH CHARLESTON, SC 29405
                           TELEPHONE: (843) 566-7293
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                   COPY TO:
                              H. KURT VON MOLTKE
                               KIRKLAND & ELLIS
                            200 EAST RANDOLPH DRIVE
                            CHICAGO, ILLINOIS 60601
                           TELEPHONE: (312) 861-2295

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                                         PROPOSED
                                          PROPOSED       MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT       MAXIMUM       AGGREGATE     AMOUNT OF
    SECURITIES TO BE         TO BE     OFFERING PRICE OFFERING PRICE REGISTRATION
       REGISTERED          REGISTERED   PER UNIT (1)       (1)           FEE
---------------------------------------------------------------------------------
 8 3/4% Senior
  Subordinated Notes due
  2008, Series B........  $200,000,000     $1,000      $200,000,000    $59,000
---------------------------------------------------------------------------------
 Guarantees of 8 3/4%
  Senior Subordinated
  Notes due 2008, Series
  B.....................  $200,000,000      (2)            (2)           None

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(1)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)
(2)No further fee is payable pursuant to Rule 457(n).

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION
8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JUNE   , 1998

PRELIMINARY PROSPECTUS
       , 1998

                              POLYMER GROUP, INC.

   OFFER TO EXCHANGE ITS 8 3/4% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B FOR ANY AND ALL OF ITS OUTSTANDING 8 3/4% SENIOR SUBORDINATED NOTES DUE 2008

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                                 , 1998, UNLESS EXTENDED.

  Polymer Group, Inc., a Delaware corporation ("Polymer Group" or the "Company"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 8 3/4% Senior Subordinated Notes due 2008, Series B (the "Exchange Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this prospectus is a part, for each $1,000 principal amount of its outstanding 8 3/4% Senior Subordinated Notes due 2008 (the "Old Notes"), of which $200,000,000 principal amount is outstanding. The form and terms of the Exchange Notes are the same as the form and term of the Old Notes except that
(i) the Exchange Notes will bear a Series B designation, (ii) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (iii) holders of the Exchange Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement (as defined). The Old Notes and the Exchange Notes are referred to herein collectively as the "Notes." The Exchange Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated as of March 1, 1998 (the "Indenture") by and among the Company, the Guarantors (as defined) and Harris Trust and Savings Bank, as trustee, governing the Notes. See "The Exchange Offer" and "Description of the Exchange Notes."

  The Company will accept for exchange any and all Old Notes validly tendered
and not withdrawn prior to 5:00 p.m., New York City time on         , 1998,
unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."

  The Old Notes were sold by the Company on March 5, 1998 to Chase Securities Inc. (the "Initial Purchaser" or "Chase") in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Initial Offering"). The Initial Purchasers subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company and the Guarantors under the Registration Rights Agreement entered into by the Company, the Guarantors and the Initial Purchaser in connection with the Initial Offering (the "Registration Rights Agreement"). See "The Exchange Offer."

  Interest on the Notes will accrue from their date of original issuance and will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 1998, at the rate of 8 3/4% per annum. The Notes will be redeemable, in whole or in part, at the option of the Company on or after March 1, 2003, at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption. In addition, at any time and from time to time prior to March 1, 2001, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Equity Offerings (as defined) by the Company, at a redemption price equal to 108.75% of the principal amount thereof plus accrued and unpaid interest to the date of redemption; provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding. Upon a Change in Control (as defined), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. In addition, the Company will be obligated to offer to repurchase the Notes at 100% of the principal amount thereof plus accrued and unpaid interest to date of repurchase in the event of certain Asset Sales (as defined). See "Description of the Exchange Notes."

  The Notes will be general unsecured senior subordinated obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company. The Notes will rank pari passu in right of payment with all existing and future senior subordinated Indebtedness (as defined) of the Company and will rank senior to all other Subordinated Indebtedness (as defined) of the Company. The Notes will be guaranteed (the "Guarantees"), jointly and severally, on a senior subordinated basis by all of the Company's direct and indirect domestic Subsidiaries (as defined) on the issue day of the Notes (the "Issue Date"), by each direct and indirect domestic Subsidiary of the Company (excluding Unrestricted Subsidiaries) formed or acquired thereafter (the "Guarantors"), and by Fabrene Group, Inc., a Canadian non-resident organization and wholly-owned subsidiary of the Company. The Guarantees will be general unsecured senior subordinated obligations of the Guarantors and will be subordinated in right of payment to all existing and future Guarantor Senior Indebtedness (as defined) (including Indebtedness outstanding under the Amended Credit Agreement). The Guarantees will rank pari passu with any and all future senior subordinated Indebtedness of the Guarantors and will rank senior to all other subordinated Indebtedness of the Guarantors. As of April 4, 1998, the aggregate principal amount of the Company's outstanding Senior indebtedness was $252.0 million (excluding unused commitments) and the Company had no other senior subordinated indebtedness outstanding other than the Notes and the 9% Notes. See "Description of the Exchange Notes--Ranking" and "Description of the Exchange Notes--Guarantees" and "--Certain Covenants--Additional Guarantees."

  SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
   AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR HAS THE
    COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  PASSED  UPON  THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
       CONTRARY IS A CRIMINAL OFFENSE.

  Based upon an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer--Resale of the Exchange Notes." Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

  The Company will not receive any proceeds from the Exchange Offer. No underwriter is being used in connection with the Exchange Offer. Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer."

  There has not previously been any public market for the Old Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. See "Risk Factors--Absence of a Public Market Could Adversely Affect the Value of Exchange Notes." Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SUBSIDIARY GUARANTORS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

  UNTIL         , 1998 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER), ALL
DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

  THE EXCHANGE NOTES WILL BE AVAILABLE INITIALLY ONLY IN BOOK-ENTRY FORM. EXCEPT AS DESCRIBED UNDER "BOOK-ENTRY; DELIVERY AND FORM", THE COMPANY EXPECTS THAT THE EXCHANGE NOTES ISSUED PURSUANT TO THE EXCHANGE OFFER WILL BE REPRESENTED BY A GLOBAL NOTE (AS DEFINED), WHICH WILL BE DEPOSITED WITH, OR ON BEHALF OF, THE DEPOSITORY TRUST COMPANY ("DTC") AND REGISTERED IN ITS NAME OR IN THE NAME OF CEDE & CO., ITS NOMINEE. BENEFICIAL INTERESTS IN THE GLOBAL NOTE REPRESENTING THE EXCHANGE NOTES WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL BE EFFECTED THROUGH, RECORDS MAINTAINED BY DTC AND ITS

PARTICIPANTS. AFTER THE INITIAL ISSUANCE OF THE GLOBAL NOTE, NOTES IN CERTIFICATED FORM WILL BE ISSUED IN EXCHANGE FOR THE GLOBAL NOTE ONLY UNDER LIMITED CIRCUMSTANCES AS SET FORTH IN THE INDENTURE. SEE "BOOK-ENTRY; DELIVERY AND FORM."

  PROSPECTIVE INVESTORS IN THE EXCHANGE NOTES ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS INVESTMENT, LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT ITS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF THE EXCHANGE NOTES. NEITHER THE COMPANY OR ANY OF THE GUARANTORS IS MAKING ANY REPRESENTATION TO ANY PROSPECTIVE INVESTOR IN THE EXCHANGE NOTES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH PERSON UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.

  MARKET DATA USED THROUGHOUT THIS PROSPECTUS WAS OBTAINED THROUGH COMPANY RESEARCH, SURVEYS OR STUDIES PURCHASED BY THE COMPANY AND CONDUCTED BY THIRD PARTIES AND FROM INDUSTRY OR GENERAL PUBLICATIONS. THE COMPANY HAS NOT INDEPENDENTLY VERIFIED MARKET DATA PROVIDED BY THIRD PARTIES OR INDUSTRY OR GENERAL PUBLICATIONS. SIMILARLY, INTERNAL COMPANY SURVEYS, WHILE BELIEVED BY THE COMPANY TO BE RELIABLE, HAVE NOT BEEN VERIFIED BY ANY INDEPENDENT SOURCES.

                          FORWARD LOOKING STATEMENTS

  THIS PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING STATEMENTS UNDER THE CAPTIONS "SUMMARY," "UNAUDITED PRO FORMA FINANCIAL INFORMATION," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS." ALL OF THESE FORWARD LOOKING STATEMENTS ARE BASED ON ESTIMATES AND ASSUMPTIONS MADE BY MANAGEMENT OF THE COMPANY WHICH, ALTHOUGH BELIEVED TO BE REASONABLE, ARE INHERENTLY UNCERTAIN. THEREFORE, UNDUE RELIANCE SHOULD NOT BE PLACED UPON SUCH ESTIMATES AND STATEMENTS. NO ASSURANCE CAN BE GIVEN THAT ANY OF SUCH ESTIMATES OR STATEMENTS WILL BE REALIZED AND IT IS LIKELY THAT ACTUAL RESULTS WILL DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE: (1) INCREASED COMPETITION; (2) INCREASED COSTS; (3) LOSS OR RETIREMENT OF KEY MEMBERS OF MANAGEMENT; (4) INCREASES IN THE COMPANY'S COST OF BORROWINGS OR INABILITY OR UNAVAILABILITY OF ADDITIONAL DEBT OR EQUITY CAPITAL; (5) ADVERSE STATE OR FEDERAL LEGISLATION OR REGULATION OR ADVERSE DETERMINATIONS BY REGULATORS; AND (6) CHANGES IN GENERAL ECONOMIC CONDITIONS IN THE MARKETS IN WHICH THE COMPANY MAY, FROM TIME TO TIME, COMPETE. MANY OF SUCH FACTORS WILL BE BEYOND THE CONTROL OF THE COMPANY AND ITS MANAGEMENT. FOR FURTHER INFORMATION OR OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF THE COMPANY AND SUCH FORWARD LOOKING STATEMENTS, SEE "RISK FACTORS."

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. In addition, the Company files periodic reporting and other information requirements of the Exchange Act. The Exchange Offer Registration Statement, including the exhibits thereto, and periodic reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

  In addition, the Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and, to the extent permitted by applicable law or regulation, file with the Commission (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such Forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereof by the Company's independent certified public accountants and (ii) all reports that would be required to be filed on Form 8-K if it were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

  This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available without charge upon request from James Bryant, Director of Investor Relations of Polymer Group, Inc., 4838 Jenkins Avenue, North Charleston, South Carolina 29405. In order to ensure timely delivery of the documents, any request should be made
by        , 1998 (five business days prior to the Expiration Date).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed with the Commission pursuant to the Exchange Act are incorporated herein by reference:

  1. The Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1998.

  2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 1998.

  3. The Company's Current Reports on Form 8-K and Form 8-K/A, dated February 13, 1998 and April 12, 1998.

  4. The Company's Definitive Proxy Statement on Schedule 14A for the 1998 Annual Meeting of Stockholders on May 29, 1998.

  All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, that indicate on the cover page thereof that they are to be incorporated by reference, after the date of this Prospectus and prior to the Expiration Date, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                    SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, and the related notes thereto, included elsewhere in this Prospectus. As used in this Prospectus, unless the context otherwise requires, the term "Company" includes the Company and all of its subsidiaries and its and their respective predecessors and subsidiaries. Unless otherwise indicated, all financial statements used in this Prospectus have been prepared in accordance with United States generally accepted accounting principles and all dollar references are to U.S. dollars. Except as otherwise indicated, (i) the pro forma financial information for the year ended January 3, 1998 gives effect to the June Refinancing (as defined), the Nonwovens Transactions (as defined), the Oriented Polymer Acquisition (as defined) and the Initial Offering as if each had occurred on December 29, 1996 and (ii) the pro forma financial information for the three months ended April 4, 1998 gives effect to the Oriented Polymer Acquisition and the Initial Offering as if each had occurred on December 29, 1996. The pro forma financial information set forth herein with respect to the Nonwovens Transactions includes the results of an additional business acquired by the Company in the third quarter of 1997 not independently significant for disclosure purposes. See "Use of Proceeds," "Recent Transactions" and "Unaudited Pro Forma Financial Information."

                                  THE COMPANY

  Polymer Group, Inc. (the "Company") is a leading worldwide manufacturer and marketer of a broad range of nonwoven and oriented polyolefin products. The Company's principal lines of business include industrial and specialty, reusable wiping, medical and hygiene products. The Company believes that it is the third largest producer of nonwovens as well as the largest producer of spunbond and spunmelt products in the world and that it employs the most extensive range of nonwovens technologies of any nonwovens producer, which allows it to supply products tailored to customers' needs at competitive prices. Nonwovens are flat, flexible porous sheets produced by interlocking fibers or filaments or by perforating films. Nonwovens provide certain qualities similar to those of textiles at a significantly lower cost. The Company also believes that it is the largest producer of oriented polyethylene materials in North America. Oriented polyolefin products include woven, slit film fabrics, which are produced by weaving narrow tapes of slit film and are characterized by high strength-to-weight ratios, and also include twisted slit film or monofilament strands.

  The Company supplies nonwovens to a number of the largest consumer products manufacturers in the world and specifically targets market niches with high margin, high value-added products. The Company has a global presence with an established customer base in the three major developed markets of North America, Europe and Asia, as well as in developing markets such as South America and North Africa. The Company's product offerings are sold principally to converters that manufacture a wide range of end-use products, such as hospital surgical gowns and drapes, wound care sponges, multi-use wiping cloths and towels, flexible industrial packaging, filtration media, electrical insulation, cable wrap, alkaline battery cell separators, disposable diapers, feminine hygiene products and automotive insulation products.

  The Company is a leader in nonwovens and extrusion process technologies. The Company operates twenty-two manufacturing facilities (including its joint venture in Argentina) located in eight countries and is currently the only nonwovens producer that utilizes essentially all of the established nonwovens process technologies. The Company believes that the quality of its manufacturing operations and the breadth of its technologies give it a competitive advantage in meeting the current and future needs of its customers and in leading the development of an expanding range of applications for nonwovens. The Company continues to make significant investments in advanced technology in order to increase capacity, improve quality and develop new low-cost, high-value structures. For example, the Company recently completed the installation and start-up of its fourth advanced spunbond/meltblown/spunbond ("SMS") line. This advanced technology enables the Company to produce highly uniform structures with less material than conventional SMS technology. The Company is also completing installation of a unique spunbond/meltblown/meltblown/spunbond ("SMMS") line at its Waynesboro, Virginia plant, with commercial production expected to begin in June 1998. The Company believes that its broad technological base also gives it the capability to design and manufacture products with optimal cost and functionality. Working as a developmental partner with its major customers, the Company utilizes its technological capabilities and depth of research and development resources to develop and manufacture new products to specifically meet those customers' needs.

  Management has built the Company through a series of capital expansions and strategic business acquisitions that have broadened the Company's technology base, increased its product lines and expanded its global presence. The Company's strategic acquisitions have helped it to establish strong positions in both the nonwovens and oriented polyolefin markets. Moreover, the Company's consolidated resources have enabled it to better meet the needs of existing customers, to reach emerging geographic markets and to exploit niche market opportunities through customer-driven product development. The Company continues to develop technological improvements in the spunbond and spunmelt processes and comprehensive process automation that are shared among its facilities on a global basis.

  The principal executive offices of the Company are located at 4838 Jenkins Avenue, North Charleston, South Carolina 29405, and the Company's telephone number is (843) 566-7293.

                              RECENT TRANSACTIONS

THE ORIENTED POLYMER ACQUISITION

  On March 16, 1998, the Company acquired (the "Oriented Polymer Acquisition") the manufacturing and business assets of a leading North American manufacturer of polypropylene-based commercial twine and polyethylene-based specialty knitted products (the "Oriented Polymer Business"). The aggregate purchase price of the Oriented Polymer Business was approximately $47.0 million.

THE NONWOVENS TRANSACTIONS

  On January 29, 1998, DT Acquisition Inc., a special purpose subsidiary formed by Polymer Group, Inc. ("DT Acquisition"), completed the acquisition of all outstanding equity interests of Dominion Textile Inc., a Canadian corporation ("Dominion"). Immediately thereafter, the denim and careerwear business of Dominion (the "Apparel Fabrics Business") was sold to Galey & Lord, Inc. ("Galey") for approximately $464.5 million, including related fees and expenses, and the Company purchased the assets and liabilities of Dominion which comprised the nonwovens and industrial fabrics operations (the "Nonwovens Business"). The Company borrowed approximately $326.6 million under the Amended Credit Facility (as defined) to finance the purchase of the Nonwovens Business (the "Nonwovens Acquisition"), for which it paid a gross price of approximately $351.6 million, including related fees and expenses.

  The primary operations of the Nonwovens Business are conducted through Poly-Bond Inc. ("Poly-Bond"), Nordlys S.A. ("Nordlys"), DIFCO Inc. ("DIFCO," formerly a division of Dominion), Geca-Tapes B.V. ("Geca") and Dominion Nonwovens Sudamerica S.A. ("DNS"). Poly-Bond, based in Waynesboro, Virginia, is a leading manufacturer of spunbond and spunmelt composite nonwovens used in disposable diapers, adult incontinence and feminine hygiene products. Nordlys, based in Bailleul, France, manufactures specialty dry-laid nonwovens for industrial applications such as cable wrap, liquid filtration, medical end-uses and electrical insulation. DIFCO, based in Magog, Quebec, produces custom designed technical fabrics. Geca, based in Tilburg, Netherlands, manufactures nonwovens products for industrial applications such as cable wrap and liquid filtration media. DNS produces spunbond and spunmelt nonwovens to serve hygiene markets in countries that are participants in the Mercosur free trade agreement.

  In connection with the Nonwovens Acquisition, the Company amended its Credit Facility (as defined), among the Company, various lenders and The Chase Manhattan Bank ("Chase Bank"), as administrative agent, to provide for a $125.0 million term loan and to modify certain terms of the revolving portion of the Credit Facility. As amended, the Credit Facility provides for revolving credit facilities with an aggregate commitment of up to $325.0 million. See "Recent Transactions--The Nonwovens Refinancing" and "Certain Other Indebtedness-- Amended Credit Facility."

                              THE INITIAL OFFERING

Notes.......................  The Old Notes were sold by the Company on March
                              5, 1998 to Chase Securities, Inc. (the "Initial Purchaser" or "Chase") pursuant to a Purchase Agreement dated February 27, 1998 (the "Purchase Agreement"). The Initial Purchaser subsequently resold the Old Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Registration Rights           Pursuant to the Purchase Agreement, the Company,
Agreement...................  the Guarantors and the Initial Purchaser entered into a Registration Rights Agreement dated as of March 5, 1998 (the "Registration Rights
                              Agreement"), which grants the holder of the Old
                              Notes certain exchange and registration rights.
                              The Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered..........  $200,000,000 aggregate principal amount of 8 3/4%
                              Senior Subordinated Notes due 2008, Series B, of the Company (the "Exchange Notes").

The Exchange Offer..........  $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $200,000,000 aggregate principal amount of Old Notes are outstanding. The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.

                              Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                              Any Participating Broker-Dealer that acquired Old Notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                              Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date.............  5:00 p.m., New York City time, on      , 1998
                              unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the
 Exchange Notes and the Old
 Notes......................
                              Each Exchange Note will bear interest from its issuance date. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

Conditions to the Exchange    The Exchange Offer is subject to certain
Offer.......................  customary conditions, which may be waived by the
                              Company. See "The Exchange Offer--Conditions."

Procedures for Tendering      Each holder of Old Notes wishing to accept the
Old Notes...................  Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof (or, in the case of book-entry transfer, transmit an Agent's Message (as defined) in lieu thereof), in accordance with the instructions contained herein and in the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile (or
                              Agent's Message), together with the Old Notes and any other required documentation to the Exchange
                              Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal
                              (or transmitting an Agent's Message), each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange
                              Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company.
                              See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "--Procedures for Tendering."

Untendered Old Notes........  Following the consummation of the Exchange Offer, holders of Old Notes eligible to participate but who do not tender their Old Notes will not have any further exchange rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Consequences of Failure to
 Exchange...................
                              The Old Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer--Consequences of Failure to Exchange."

Shelf Registration            If any holder of the Old Notes (other than any
Statement...................  such holder which is an "affiliate" of the
                              Company or a Guarantor within the meaning of Rule
                              405 under the Securities Act) is not eligible under applicable securities laws to participate in the Exchange Offer, and such holder has satisfied certain conditions relating to the provision of information to the Company for use therein, the Company and the Guarantors have agreed to register the Old Notes on a shelf registration statement (the "Shelf Registration
                              Statement") and to use their best efforts to cause it to be declared effective by the Commission as promptly as practical on or after the consummation of the Exchange Offer. The
                              Company and Guarantors have agreed to maintain the effectiveness of the Shelf Registration
                              Statement for, under certain circumstances, a maximum of two years, to cover resales of the Old
                              Notes held by any such holders.

Special Procedures for
 Beneficial Owners..........
                              Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery           Holders of Old Notes who wish to tender their Old
Procedures..................  Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes
                              (or comply with the procedures for book-entry transfer), the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or transmit an Agent's
                              Message in lieu thereof) prior to the Expiration
                              Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The
                              Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights...........  Tenders may be withdrawn at any time prior to
                              5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Old Notes and
 Delivery of Exchange
 Notes......................
                              The Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Use of Proceeds.............  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.

Exchange Agent..............  Harris Trust and Savings Bank.

                               THE EXCHANGE NOTES

General.....................  The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes
                              (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and
                              (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer--Purpose and Effect of the Exchange Offer." The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes." The Old Notes and the Exchange Notes are referred to herein collectively as the "Notes."

Issuer......................  Polymer Group, Inc.

Securities Offered..........  $200 million aggregate principal amount of 8 3/4%
                              Senior Subordinated Notes due 2008, Series B.

Maturity....................  March 1, 2008.

Interest Payment Dates......  March 1 and September 1 of each year, commencing on September 1, 1998.

Sinking Fund................  None.

Optional Redemption.........  Except as described below, the Company may not redeem the Exchange Notes prior to March 1, 2003. On or after such date, the Company may redeem the Exchange Notes, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to March 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Exchange Notes with the net cash proceeds from one or more Public Equity Offerings (as defined) by the Company, at a redemption price equal to 108.75% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the originally issued aggregate principal amount of the Exchange Notes remains outstanding after each such redemption. See "Description of the Exchange Notes--Optional Redemption."

Change of Control...........  Upon a Change of Control, the Company will be required to make an offer to repurchase the Exchange Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Exchange Notes--Change of Control."

Subsidiary Guarantees.......  The Exchange Notes will be guaranteed (the
                              "Guarantees"), jointly and severally on a senior subordinated basis, by all of the Company's direct and indirect domestic Subsidiaries (as defined) on the issue date of the Exchange Notes (the "Issue Date"), by Fabrene Group, Inc. ("Fabrene Group"), a Canadian non-resident organization, and by each direct and indirect domestic Subsidiary of the Company (excluding Unrestricted Subsidiaries) formed or acquired thereafter. The Guarantees will be general unsecured senior subordinated obligations of the Guarantors. The Guarantors (other than Fabrene Group) have also guaranteed all obligations of the Company under the Amended Credit Facility, and each of such Guarantors has granted a security interest in all or substantially all its assets to secure its guarantee obligations under the Amended Credit Facility. The obligations of each

                              Guarantor under its Guarantee will be
                              subordinated in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined) of such Guarantor to substantially the same extent as the Exchange Notes are subordinated to all existing and future Senior Indebtedness of the Company. See "Description of the Exchange Notes--Guarantees of the Notes."

Ranking.....................  The Exchange Notes will be unsecured and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company. The Exchange Notes will rank pari passu in right of payment with the 9% Notes and any future senior subordinated Indebtedness (as defined) of the Company, and will rank senior to all Subordinated Indebtedness (as defined) of the Company. As of April 4, 1998, the aggregate principal amount of the Company's outstanding Senior Indebtedness was approximately $252.0 million (excluding unused commitments) and the Company would have had no senior subordinated Indebtedness outstanding other than the 9% Notes and the Notes. See "Description of the Exchange Notes--Ranking" and "--Subordination of the Notes."

Restrictive Covenants.......  The indenture under which the Exchange Notes will be issued (the "Indenture") limits, among other things, (i) the incurrence of additional indebtedness by the Company and its Restricted Subsidiaries, (ii) the payment of dividends on, and redemption of, capital stock of the Company and its Restricted Subsidiaries and the redemption of certain subordinated obligations of the Company and its Restricted Subsidiaries,
                              (iii) investments, (iv) sales of assets and Restricted Subsidiary stock, (v) transactions with affiliates, and (vi) consolidations, mergers and transfers of all or substantially all of the Company's assets. The Indenture will also prohibit certain restrictions on distributions from Restricted Subsidiaries. However, all of these limitations and prohibitions are subject to a number of important qualifications and exceptions. See "Description of the Exchange Notes--Certain Covenants."

                              For additional information regarding the Exchange Notes, see "Description of the Exchange Notes."

Use of Proceeds.............  The Company used the net proceeds from the
                              Initial Offering (i) to finance the Oriented
                              Polymer Acquisition, (ii) to repay a portion of outstanding indebtedness under the Amended Credit Facility and (iii) to pay related fees and expenses of the Initial Offering of the Old Notes. See "Use of Proceeds."

                                  RISK FACTORS

  See "Risk Factors" for a discussion of certain factors that should be considered before tendering Old Notes in exchange for Exchange Notes. These risk factors are generally applicable to the Old Notes as well as the Exchange Notes.

        SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA FOR THE COMPANY

  The Company was organized on June 16, 1994 and, effective June 24, 1994, acquired PGI Polymer, Inc. ("PGI Polymer") in a transaction considered to be between entities under common control and accounted for at historical cost in a manner similar to a pooling of interests. The following table sets forth certain historical and pro forma financial information of the Company and PGI Polymer. The statement of operations data for each of the four years in the period ended January 3, 1998 and the balance sheet data as of December 31, 1994, December 30, 1995, December 28, 1996 and January 3, 1998 have been derived from audited financial statements. The Company's statement of operations data for the year ended December 30, 1995 include the results of Chicopee Holdings, Inc. and its subsidiaries ("Chicopee") for the period March 16, 1995 to December 30, 1995. The statement of operations data for the year ended December 28, 1996 include results of PNA Corp. and its subsidiary, FNA Polymer Corp. ("FNA") for the period August 14, 1996 to December 28, 1996. The data as of and for the three months ended April 4, 1998 and March 29, 1997 are derived from the consolidated unaudited interim financial statements and include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to fairly present the data for such periods.

  The pro forma financial information for the Company set forth below has been derived from the unaudited pro forma financial information included elsewhere in this Prospectus and gives effect to the June Refinancing, the Nonwovens Transactions, the Oriented Polymer Acquisition and the Initial Offering as described under "Use of Proceeds" and "Unaudited Pro Forma Financial Information." The unaudited pro forma combined statement of operations for the year ended January 3, 1998 gives effect to the June Refinancing, the Nonwovens Transactions, the Oriented Polymer Acquisition and the Initial Offering as if each had occurred on December 29, 1996. The unaudited pro forma combined statement of operations for the three months ended April 4, 1998 gives effect to the Oriented Polymer Acquisition and the Initial Offering as if each had occurred on December 29, 1996. Certain pro forma financial information for the Nonwovens Acquisition includes the results of an additional business acquired by the Company in the third quarter of 1997 not independently significant for disclosure purposes, and excludes a restructuring charge and certain allocated costs. The pro forma financial information does not purport to represent what the Company's results of operations would have been if the June Refinancing, the Nonwovens Transactions, the Oriented Polymer Acquisition and the Initial Offering had actually been completed as of the date indicated and are not intended to project the Company's results of operations for any future period.

  The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial statements of the Company and the Nonwovens Business and related notes thereto, the unaudited pro forma financial information for the Company and the Nonwovens Business and related notes thereto and other financial information included elsewhere in this Prospectus.

                                                                                                   PRO
                                                                                                  FORMA
                                                                                                  THREE
                                                                PRO FORMA                         MONTHS
                                       YEAR ENDED               YEAR ENDED THREE MONTHS ENDED     ENDED
                          ------------------------------------  ---------- --------------------  --------
                          DECEMBER 30, DECEMBER 28, JANUARY 3,  JANUARY 3, MARCH 29,  APRIL 4,   APRIL 4,
                              1995         1996        1998        1998      1997       1998       1998
                          ------------ ------------ ----------  ---------- ---------  ---------  --------
                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS:
Net sales...............    $437,638     $521,368   $  535,267   $791,396  $128,947   $ 193,336  $201,954
Cost of goods sold......     333,606      389,013      402,058    592,659    96,362     147,058   154,463
                            --------     --------   ----------   --------  --------   ---------  --------
 Gross profit...........     104,032      132,355      133,209    198,737    32,585      46,278    47,491
Selling, general and
 administrative
 expenses...............      61,744       70,207       74,600     97,955    18,656      26,025    26,349
                            --------     --------   ----------   --------  --------   ---------  --------
 Operating income.......      42,288       62,148       58,609    100,782    13,929      20,253    21,142
Other (income) expense:
 Interest expense, net
  (a)...................      37,868       33,641       30,499     68,463     6,834      15,980    16,322
 Holding (gain) on
  marketable securities.         --           --       (11,880)   (11,880)      --          --        --
 Foreign currency
  transaction (gains)
  losses, net...........      22,811        2,955         (452)      (452)     (320)        676       676
 Income taxes...........       5,216       10,730       13,009     15,362     2,453       1,302     1,510
                            --------     --------   ----------   --------  --------   ---------  --------
 Income (loss) before
  extraordinary item....     (23,607)      14,822       27,433   $ 29,289     4,962       2,295  $  2,634
                                                                 ========                        ========
Extraordinary item,
 (loss) from
 extinguishment of debt.         --       (13,932)     (12,005)                 --       (2,728)
                            --------     --------   ----------             --------   ---------
Net income (loss).......    $(23,607)    $    890   $   15,428             $  4,962   $    (433)
                            ========     ========   ==========             ========   =========
Redeemable preferred
 stock dividends and
 accretion..............      (4,839)      (3,020)         --                   --          --
                            --------     --------   ----------             --------   ---------
Net income (loss)
 applicable to common
 stock..................    $(28,446)    $ (2,130)  $   15,428             $  4,962   $    (433)
                            ========     ========   ==========             ========   =========
Income before
 extraordinary item per
 common share--basic and
 diluted................    $  (1.39)    $   0.43   $     0.86   $   0.92  $   0.16   $    0.07  $   0.08
                            ========     ========   ==========   ========  ========   =========  ========
Average common shares
 outstanding............      20,500       27,688       32,000     32,000    32,000      32,000    32,000
                            ========     ========   ==========   ========  ========   =========  ========
OPERATING AND OTHER
 DATA:
Cash provided by
 operating activities...    $ 11,556     $ 36,097   $   18,362        --   $ 10,015   $  27,542       --
Cash provided by (used
 in) investing
 activities.............    (333,208)     (86,422)    (491,901)       --    (14,885)    200,065       --
Cash provided by (used
 in) financing
 activities.............     327,636       64,391      485,953        --      3,852    (211,417)      --
EBITDA (b)..............      72,122       98,915       98,921   $155,223    23,830      34,022  $ 35,517
Ratio of earnings to
 fixed charges (c)......         --           1.6x         2.1x       1.6x      1.9x        1.1x      1.2x
BALANCE SHEET DATA (AT
 END OF PERIOD):
Cash and cash
 equivalents............    $ 18,088     $ 37,587   $   50,190         --  $ 32,584   $  64,339        --
Working capital.........      61,558       93,154      220,025         --    90,881     190,974        --
Total assets............     637,981      708,115    1,627,753         --   706,477   1,271,906        --
Total debt, excluding
 short-term bridge
 financing..............     450,878      382,242      745,136         --   382,576     852,263        --
Shareholders' equity....      13,752      195,918      199,090         --   193,230     192,209        --

-------
(a) Represents interest expense, net of interest income and capitalized interest.
(b) EBITDA is defined as operating income plus depreciation, amortization and Mexican statutory employee profit sharing and is presented because it is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Mexican employee profit sharing laws require any corporation organized under the laws of Mexico to distribute 10% of net income before taxes to employees.
(c) For purposes of calculating earnings to fixed charges, earnings represent earnings before income taxes plus fixed charges. Earnings include foreign currency transaction losses and gains. Fixed charges consist of interest expense, net, including amortization of discount and financing costs and the portion of rental expense on operating leases which the Company estimates to be representative of the interest factor attributable to rental expense. Fixed charges exceeded earnings for the year ended December 30, 1995 by approximately $20.0 million. However, the Company met all required interest payments and debt obligations during this time period.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, the following factors should be considered carefully before tendering Old Notes in exchange for Exchange Notes. The risk factors set forth below are generally applicable to the Old Notes as well as the Exchange Notes.

LEVERAGE; RESTRICTIVE COVENANTS

  The Company has significant debt service obligations. As of April 4, 1998, the Company had outstanding long-term indebtedness of approximately $848.6 million and shareholders' equity of approximately $192.2 million. See "The Refinancing," "Use of Proceeds" and "Capitalization."

  The degree to which the Company is leveraged could have important consequences to the holders of the Notes, including: (i) the Company's ability to obtain additional financing for working capital, capital expenditures or acquisitions in the future may be limited; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of the principal of and interest on its indebtedness, thereby reducing funds available for future operations; (iii) certain of the Company's borrowings, including all borrowings under the Amended Credit Facility, are and will continue to be at variable rates of interest, which exposes the Company to the risk of increased interest rates; and (iv) the Company may be more vulnerable to economic downturns and be limited in its ability to withstand competitive pressures. Certain of the Company's competitors may currently operate on a less leveraged basis and therefore could have significantly greater operating and financing flexibility than the Company. The Company's ability to make scheduled payments of the principal of or interest on, or to refinance, its indebtedness will depend on its future operating performance and cash flow, which are subject to prevailing economic conditions, prevailing interest rate levels, and financial, competitive, business and other factors, many of which are beyond its control.

  The Company believes that, based upon current levels of operations, it should be able to meet its debt service obligations, including principal and interest payments on the Exchange Notes when due. However, if the Company cannot generate sufficient cash flow from operations to meet its debt service obligations, then the Company might be required to refinance its indebtedness and may be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There is no assurance that refinancings would be permitted by the terms of the Amended Credit Facility, the 9% Notes Indenture (as defined) or the Indenture or, along with the alternative strategies, could be effected on satisfactory terms. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  The Amended Credit Facility, the 9% Notes Indenture and the Indenture contain numerous restrictive covenants that limit the discretion of the Company's management with respect to certain business matters. These covenants place significant restrictions on, among other things, the ability of the Company to incur additional indebtedness, to create liens or other encumbrances, to pay dividends or make certain other payments, investments, loans and guarantees and to sell or otherwise dispose of assets and merge or consolidate with another entity. In addition, the Amended Credit Facility, the 9% Notes Indenture and the Indenture contain a number of financial covenants that require the Company to meet certain financial ratios and financial condition tests. See "Description of the Exchange Notes--Certain Covenants," "Description of Certain Indebtedness--Amended Credit Facility" and "--9% Notes." The Company's ability to meet these financial ratios and financial condition tests can be affected by events beyond its control, and there can be no assurance that the Company will meet such ratios or such tests. A failure to comply with the obligations in the Amended Credit Facility, the 9% Notes Indenture or the Indenture could result in an event of default under the Amended Credit Facility or the 9% Notes Indenture or an Event of Default (as defined) under the Indenture which, if not cured or waived, could permit acceleration of the relevant indebtedness and acceleration of indebtedness under other instruments that may contain cross-acceleration or cross-default provisions. In the event of an event of default under the Amended Credit Facility or the 9% Notes Indenture or an Event of Default under the Indenture, the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued and unpaid interest, to be immediately due and payable. If the indebtedness under the Amended Credit Facility were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company, including the Exchange Notes. Other indebtedness of the Company and its subsidiaries that may be incurred in the future may contain financial or other covenants more restrictive than those applicable to the Exchange Notes.

SUBORDINATION; HOLDING COMPANY STRUCTURE

  The payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the Exchange Notes will be subordinated to the prior payment in full of all existing and future Senior Indebtedness of the Company (including, without limitation, indebtedness incurred under the Amended Credit Facility). In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding-up of the Company, the assets of the Company will be available to pay obligations on the Exchange Notes only after all Senior Indebtedness (including amounts incurred under the Amended Credit Facility) has been so paid in full; accordingly, there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Notes then outstanding. In addition, under certain circumstances, the Company may not pay principal of, premium, if any, or interest on, or pay other amounts owing in respect of the Exchange Notes, or purchase, redeem or otherwise retire the Exchange Notes, in the event of certain defaults with respect to certain classes of Senior Indebtedness, including Senior Indebtedness incurred under the Amended Credit Facility. As of April 4, 1998, the Company had approximately $252.0 million of Senior Indebtedness outstanding (excluding unused commitments). Additional Senior Indebtedness may be incurred by the Company from time to time, subject to certain restrictions. See "Description of Certain Indebtedness--The Amended Credit Facility" and "Description of the Notes--Certain Covenants--Limitation on Indebtedness."

  The Exchange Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all existing and future secured Indebtedness of the Company, including the Company's obligations under the Amended Credit Facility. In addition, the Guarantees will be subordinated in right of payment to all existing and future secured Indebtedness of the related Guarantor. The Amended Credit Facility is secured by substantially all of the assets of the Company and its direct and indirect domestic subsidiaries; therefore, claims of holders of the Exchange Notes will be subordinated to the extent of the value of the assets securing the Amended Credit Facility.

  Polymer Group, Inc. is a holding company which has no significant assets other than its direct and indirect investments in its operating subsidiaries. Accordingly, the Company must rely on its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Exchange Notes. The ability of the subsidiaries of the Company to pay dividends or make other payments or advances to the Company will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing any indebtedness of such subsidiaries (including the Amended Credit Facility). Although the Indenture limits the ability of Restricted Subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, such limitations are subject to a number of significant qualifications and do not apply to Unrestricted Subsidiaries. See "Description of the Exchange Notes--Certain Covenants--Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries."

  The Exchange Notes will be guaranteed, jointly and severally, by each of the Company's direct and indirect domestic Subsidiaries in existence on the Issue Date and by Fabrene Group. The Exchange Notes will not, however, be guaranteed by the Company's direct and indirect foreign

Subsidiaries (other than Fabrene Group). As a result, holders of the Exchange Notes will not have a direct claim on the assets of such foreign Subsidiaries. In 1997, approximately 41.7% of the Company's net sales (or $223.3 million) were derived from operations conducted outside the United States. On a pro forma basis, approximately 44.2% of the Company's net sales (or $349.4 million) were derived from operations conducted outside the United States in 1997.

FLUCTUATIONS IN RAW MATERIAL PRICES

  The primary raw materials used in the manufacture of most of the Company's products are polypropylene and polyester fiber, polyethylene and polypropylene resin, and, to a lesser extent, rayon fiber and tissue paper. In 1997, raw materials accounted for approximately 44.1% of the Company's cost of sales. The price of polypropylene and polyethylene is a function of, among other things, manufacturing capacity, demand and the price of crude oil and natural gas liquids. Historically, the market prices of polypropylene and polyethylene resins have fluctuated, such as in late 1994 and early 1995 when resin prices increased by approximately 60%. In 1996, polypropylene fiber prices remained stable while resin prices, on average, trended lower. Polyethylene resin prices were lower in the first half of 1996, but rose in the second half of the year. Polyester fiber and resin prices experienced substantial declines worldwide during 1996. Raw materials prices remained stable to slightly lower in 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Introduction." There has generally been a lag time before such increases and decreases could be passed on to the Company's customers. There can be no assurance that the price of the Company's raw materials will not increase in the future or that the Company will be able to pass on such increases to its customers. A significant increase in the price of raw materials that cannot be passed on to customers could have a material adverse effect on the Company's results of operations and financial condition.

RELIANCE ON MAJOR CUSTOMERS

  Two of the Company's customers, Johnson & Johnson and its affiliates ("Johnson & Johnson") and The Procter & Gamble Company ("Procter & Gamble"), each accounted for over 10% of the Company's net sales during 1997. Net sales to Johnson & Johnson accounted for approximately 26% of the Company's net sales in 1997. Net sales to Procter & Gamble, primarily of light weight nonwoven fabric for diapers, accounted for approximately 16% of the Company's net sales in 1997. A loss of one or more of these customers could have a material adverse effect on the Company. See "Business--Products."

  The Company also supplies private label disposable diapers to Paragon Trade Brands, Inc. ("Paragon"). On January 7, 1998, Paragon filed for Chapter 11 bankruptcy protection under the Federal Bankruptcy Code following an adverse decision in a patent infringement suit filed by Procter & Gamble. Paragon continues to operate on an ordinary course of business basis with the Company. The Company does not expect Paragon's actions in connection with the bankruptcy reorganization to materially affect its business with Paragon on a near-term basis. However, the loss of Paragon as a customer due to the reorganization of Paragon or otherwise could adversely affect the Company's results of operations. On a pro forma basis, Paragon accounted for approximately 5.1% of net sales for fiscal 1997.

COMPETITION IN THE COMPANY'S MARKETS

  Competition in the Company's markets is intense, and some of the Company's competitors have economic resources greater than those of the Company and are well established as suppliers to the markets that the Company serves. Quality, performance, service and cost are generally the principal competitive factors. Price continues to be a significant competitive factor in Europe and the United States for thermal bond products due to expected conversion to spunmelt products.

  A number of the Company's niche product applications are sold into selected specialized markets. There can be no assurance, however, that these specialized markets will not attract additional competitors that could have greater financial, technological, manufacturing and marketing resources than the Company, particularly as niche product applications become standardized over time. See "Business--Competition."

IMPORTANCE OF CONTINUED DEVELOPMENT OF INNOVATIVE PRODUCTS

  The Company's continued success is dependent in part upon its ability to maintain a superior technological capability and to continue to identify, develop and commercialize innovative, high value-added products for niche applications. There can be no assurance that the Company will be able to accomplish this or that technological developments by the Company's competitors will not place certain of the Company's products at a competitive disadvantage in the future. In addition, certain of the new products that the Company has under development will be offered in markets in which the Company does not currently compete, and there can be no assurance that the Company will be able to compete successfully in those new markets.

DEPENDENCE ON KEY SUPPLIERS

  The Company's major supplier of polypropylene fiber is FiberVisions L.L.C. ("FiberVisions"), a joint venture between Hercules Fibres Corp. ("Hercules") and Danaklon a/s ("Danaklon"). Prior to the creation of the joint venture, both Hercules and Danaklon were major suppliers to the Company. The Company's major supplier of polyethylene is Novacor Chemicals Inc. ("Novacor"). The Company's major suppliers of rayon are Lenzing Fibers Corp. ("Lenzing Fibers") and Courtaulds Fibers, Inc. ("Courtaulds Fibers"), while its major suppliers of polyester are Wellman, Inc. ("Wellman") and E.I. Du Pont de Nemours & Co. ("Du Pont"). The Company purchases its polypropylene resin from Indelpro, S.A. de C.V. ("Indelpro"), Montell North America Inc. ("Montell") and Exxon Chemical Company ("Exxon"), and purchases its tissue paper from Crown Vantage Inc. ("Crown Vantage"). As a result of the Nonwovens Acquisition, the Company also purchases polyolefin films from Edison Plastics Company, a subsidiary of Blessings Corporation ("Edison Plastics"), polyester fiber from Swicofil AG Textile Services ("Swicofil") and Dupont, and polyacrylate powder (SAP) from Elf Atochem.

  The loss of the Company's suppliers could, in the short term, adversely affect the Company's business until alternative supply arrangements were secured. In addition, there is no assurance that any new supply agreement entered into by the Company will have terms as favorable as those contained in current supply arrangements. See "Business--Raw Materials."

RISKS OF ACQUISITIONS AND THE FAILURE TO INTEGRATE ACQUIRED BUSINESSES

  The Company recently completed the Nonwovens Acquisition, which significantly increased the Company's net sales. On March 16, 1998, the Company also acquired the Oriented Polymer Business. As part of its long-term strategy, the Company intends to acquire additional complementary businesses where such transactions are economically and strategically justified. However, there can be no assurance that the Company will continue to identify attractive acquisition candidates in the future, or that it will succeed at effectively managing the integration of acquired businesses (including the Nonwovens Business and the Oriented Polymer Business) into the Company's existing businesses. If the expected synergies from such transactions (either present or future) do not materialize or the Company fails to successfully integrate such new businesses into its existing businesses, the Company's results of operations could be adversely affected.

POTENTIAL RISKS RELATING TO SIGNIFICANT OPERATIONS IN FOREIGN COUNTRIES

  The Company manufactures certain of its products in Germany, France, Canada, Mexico, Argentina and the Netherlands. On a pro forma basis, approximately 44.2% of the Company's sales

(or $349.4 million) were derived from operations conducted outside the United States for the year ended January 3, 1998. Foreign operations are subject to certain risks that can materially affect the sales, profits, cash flows and financial position of the Company, such as currency exchange rate fluctuations, inflation, exchange controls and variable political conditions. In particular, currency exchange rate fluctuations may impact the revenues and gross margins of the Company's foreign operations. In addition, a highly inflationary economy may also give rise to increased production costs without correspondingly increased prices, especially if products are exported to countries with low inflation rates.

  Fabrene Group is a corporation incorporated under the laws of Prince Edward Island, Canada, with 100% of its stock held by its parent, PGI Polymer (a domestic subsidiary of the Company). In addition, certain of Fabrene Group's directors are residents of Canada, additional directors or officers who are foreign individuals may be appointed, and all or a substantial portion of the assets of Fabrene Group and of such person or persons are or may be located outside of the United States. As a result, it may be more difficult for investors to effect service of process upon such parties, to enforce judgments against such parties in the United States, or to enforce the Federal securities laws or obtain judgments thereunder against such parties outside the United States.

HISTORICAL LOSSES

  The Company experienced substantial net losses, which were primarily non-cash losses, in 1994 and 1995, principally as a result of foreign currency transaction losses and interest charges incurred in connection with the acquisitions of Chicopee Holdings and its subsidiaries (the "Chicopee Acquisition"), Fabrene Inc. ("Fabrene") and Bonlam, S.A. de C.V. ("Bonlam"). These net losses were $22.7 million and $23.6 million for the years ended December 31, 1994 and December 30, 1995, respectively. The Company had net income of $0.9 million and $15.4 million for the years ended December 28, 1996 and January 3, 1998, respectively.

DEPENDENCE ON KEY PERSONNEL

  The Company's continued success will largely depend on the efforts and abilities of its executive officers and certain other key employees. The Company's ability to effectively integrate certain acquired businesses will also depend on the efforts and abilities of officers or key employees retained in connection with such acquisitions. The Company's operations could be adversely affected if, for any reason, any of such officers or key employees did not remain with the Company. See "Management."

RISK OF INCREASED COSTS FOR ENVIRONMENTAL COMPLIANCE

  Actions by federal, state and local governments in the United States and abroad concerning environmental matters could result in laws or regulations that could increase the cost of producing the products manufactured by the Company or otherwise adversely affect demand for its products. For example, certain local governments have adopted ordinances prohibiting or restricting the use of disposal of certain polyolefin products that are among the types of products produced by the Company. If such prohibitions or restrictions were widely adopted, such regulatory and environmental measures could adversely affect demand for the Company's products and thereby have a material adverse effect upon the Company. It is also possible that future developments in environmental regulation could lead to material environmental compliance or cleanup costs. See "Business--Environmental."

RISK OF CONSUMER ENVIRONMENTAL AWARENESS

  A decline in consumer preference for polyolefin products due to environmental considerations could have a material adverse effect upon the Company.

CONTROL BY PRINCIPAL STOCKHOLDERS

  Certain of the Company's principal stockholders have entered into an agreement regarding the election of the Company's Board of Directors (the "Board"). The agreement enables such stockholders, through the Board, to significantly influence the affairs of the Company, and to render more difficult or tend to discourage mergers, acquisitions, tender offers, proxy contests or assumptions of control and changes of incumbent management. See "Certain Relationships and Related Transactions."

OTHER BUSINESS OPPORTUNITIES AND POTENTIAL CONFLICT OF INTEREST OF MANAGEMENT

  Messrs. Zucker and Boyd, the senior executive officers of the Company, also devote time to the affairs of, and may be deemed to control, a number of other investment and operating entities, including The InterTech Group, Inc. ("InterTech"). Messrs. Zucker and Boyd may pursue other business opportunities presented to them and are currently in discussions regarding certain other business opportunities. The time spent on such other opportunities may be substantial. Messrs. Zucker and Boyd have entered into an agreement granting the Company a right of first refusal to acquire potential acquisition candidates that engage in, or plan to engage in, the manufacture and marketing of nonwoven and oriented polyolefin materials for industrial and consumer applications or any other business then engaged in by the Company. In the event that the Company were not able to take advantage of an opportunity presented by Messrs. Zucker and Boyd, or chose not to pursue it, Messrs. Zucker and Boyd could pursue such opportunity, thereby resulting in their devoting less time to the affairs of the Company. As of the date hereof, no investments or operating entities controlled by Mr. Zucker or Mr. Boyd compete in any markets in which the Company sells its products.

  In addition, because the Amended Credit Facility, the 9% Notes Indenture and the Indenture place restrictions on the ability of the Company to make acquisitions, it may be possible that the Company is presented with a business opportunity that it desires to exploit but is prohibited from taking.

LIMITATIONS ON CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, the Company will be required to make an offer for cash to repurchase the 9% Notes and the Exchange Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the purchase price for all of the 9% Notes and the Exchange Notes that the Company might be required to purchase. Certain events involving a Change of Control may result in an event of default under the Amended Credit Facility or other indebtedness of the Company that may be incurred in the future. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the 9% Notes and the Exchange Notes, the Company could seek the consent of its lenders to purchase the 9% Notes and the Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, the Company would remain prohibited from purchasing the 9% Notes and the Exchange Notes. In such case, the Company's failure to purchase tendered 9% Notes and the Exchange Notes would constitute an Event of Default under the 9% Notes Indenture and the Indenture. If, as a result thereof, a default occurs with respect to any Indebtedness, the 9% Notes and the Exchange Notes would require payment in full of the Amended Credit Facility before repurchase of the 9% Notes and the Exchange Notes. See "Description of Certain Indebtedness," "Description of the Exchange Notes--Subordination" and "-- Change of Control."

FRAUDULENT CONVEYANCE CONSIDERATIONS

  A substantial portion of the proceeds of the Initial Offering were used to refinance existing indebtedness. Accordingly, the obligations of the Company under the Notes may be subject to review under relevant federal and state fraudulent conveyance statutes ("fraudulent conveyance statutes") in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of the Company. If a court were to find under relevant fraudulent conveyance statutes that, at the time the Old Notes or the Exchange Notes were issued, (a) the Company issued the Notes with the intent of hindering, delaying or defrauding current or future creditors or (b)(i) the Company received less than reasonably equivalent value or fair consideration for issuing the Notes (including, to the extent the proceeds from the Initial Offering were used to refinance any indebtedness of the Company or any of its subsidiaries, by virtue of an invalidation as a fraudulent conveyance of the incurrence of such indebtedness) and (ii)(A) was insolvent or was rendered insolvent by reason of such issuance and/or such related transactions, (B) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital, (C) intended to incur, or believed that it would incur, obligations beyond its ability to pay as such obligations matured (as all of the foregoing terms are defined in or interpreted under such fraudulent conveyance statutes) or (D) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment was unsatisfied), such court could subordinate the Notes to presently existing and future indebtedness of the Company and take other action detrimental to the holders of the Exchange Notes, including, under certain circumstances, invalidating the Exchange Notes.

  The measure of insolvency for purposes of the foregoing considerations will vary depending upon the federal or state law that is being applied in any such proceeding. Generally, however, the Company would be considered insolvent if, at the time it incurs the obligations constituting the Notes, either (i) the fair market value (or fair saleable value) of its assets is less than the amount required to pay the probable liability on its total existing indebtedness and liabilities (including contingent liabilities) as they become absolute and mature or (ii) it is incurring obligations beyond its ability to pay as such obligations mature.

  In addition, the Guarantees may be subject to review under fraudulent conveyance statutes in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit on behalf of other creditors of any of the Guarantors. In such a case, the analysis set forth above would generally apply, except that the Guarantees could also be subject to the claim that, since the Guarantees were incurred for the benefit of the Company (and only indirectly for the benefit of the Guarantors), they were incurred for less than reasonably equivalent value or fair consideration. A court could therefore subordinate the Guarantees to the other obligations of the Guarantors, or take other action detrimental to holders of the Exchange Notes, including, under certain circumstances, invalidating the Guarantees.

  The Boards of Directors and management of the Company and the Guarantors believe that at the time of issuance of the Notes and the Guarantees, respectively, the Company and the Guarantors (i) will be (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to meet their obligations as the same mature or become due and to operate their businesses effectively and (c) incurring obligations within their ability to pay as the same mature or become due and (ii) will have sufficient assets to satisfy any probable money judgment against them in any pending action. In reaching the foregoing conclusions, such Boards of Directors and management have relied upon their analysis of internal cash flow projections and estimated values of assets and liabilities of the Company and the Guarantors. There can be no assurance, however, that such analyses will prove to be correct or that a court passing on such questions would reach the same conclusions.

ABSENCE OF A PUBLIC MARKET COULD ADVERSELY AFFECT THE VALUE OF EXCHANGE NOTES

  The Old Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this Exchange Offer. The holders of Old Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement with respect to such Old Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchaser have advised the Company that they currently intend to make a market in the Exchange Notes, but they are not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time.

  If a public trading market develops for the Exchange Notes, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations and market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Notes may trade at a discount from their principal amount.

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES COULD ADVERSELY AFFECT HOLDERS

  Issuance of the Exchange Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof, and, upon consummation of the Exchange Offer certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

  This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts included in this Prospectus, including those regarding the Company's financial position, business strategy, projected costs, and plans and objectives of management for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed herein under "Risk Factors" and elsewhere in this Prospectus including, without limitation, in conjunction with the forward-looking statements included in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the Cautionary Statements.

                                USE OF PROCEEDS

  This Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Old Notes in like principal amount, the form and terms of which are the same as the forms and terms of the Exchange Notes (which replace the Old Notes), except as otherwise described herein. The Old Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company. As such, no effect has been given to the Exchange Offer in the pro forma statements or capitalization tables.

  The net proceeds to the Company from the sale of the Old Notes in the Initial Offering (after deducting estimated fees and expenses) were utilized by the Company to finance the Oriented Polymer Acquisition and to repay outstanding indebtedness under the Amended Credit Facility.

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Company at April 4, 1998, which includes the effect of Nonwovens Transactions, the Oriented Polymer Acquisition and the Initial Offering (including the application of the net proceeds therefrom).

                                                                 APRIL 4, 1998
                                                                 ---------------
                                                                  (DOLLARS IN
                                                                   THOUSANDS)
Cash and cash equivalents....................................... $   64,339
                                                                 ==========
Long-term debt, including current portion
  Amended Credit Facility(a).................................... $  244,909
  9% Notes......................................................    393,872
  Old Notes/Exchange Notes......................................    200,000
  Other(b)......................................................     13,482
                                                                 ----------
    Total Debt..................................................    852,263
Shareholders' equity
  Common Stock..................................................        320
  Additional paid-in capital....................................    243,662
  Deficit.......................................................    (39,788)
  Cumulative translation adjustment.............................    (11,985)
                                                                 ----------
    Total shareholders' equity..................................    192,209
                                                                 ----------
    Total capitalization........................................ $1,044,472
                                                                 ==========

--------
(a) The Amended Credit Facility provides for revolving facilities with an aggregate commitment of up to $325.0 million and a term loan of $125.0 million. Initial borrowing as of April 4, 1998 is $244.9 million, with remaining availability under the revolving facilities of $205.1 million. See "Description of Certain Indebtedness--Amended Credit Facility."

(b) Includes $4.4 million of outstanding 2003 Notes (as defined) and $0.3 million of outstanding 2006 Notes (as defined). See "Description of Certain Indebtedness--2003 Notes and 2006 Notes."

        SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA -- THE COMPANY

  The following table sets forth certain historical financial information of the Company and PGI Polymer. The statement of operations data for each of the five years in the period ended January 3, 1998, and the balance sheet data as of January 3, 1998, December 28, 1996, December 30, 1995, December 31, 1994 and January 1, 1994 have been derived from audited financial statements. The data as of and for the three months ended April 4, 1998 and March 29, 1997 are derived from the consolidated unaudited interim financial statements of the Company and include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to fairly present the data for such periods. The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations--The Company," the financial statements of the Company and related notes thereto and other information included elsewhere in this Prospectus.

                                                              COMPANY
                          ----------------------------------------------------------------------------------
                                                   YEAR ENDED                           THREE MONTHS ENDED
                          ------------------------------------------------------------  --------------------
                          JANUARY 1, DECEMBER 31, DECEMBER 30, DECEMBER 28, JANUARY 3,  MARCH 29,  APRIL 4,
                             1994        1994         1995         1996        1998       1997       1998
                          ---------- ------------ ------------ ------------ ----------  ---------  ---------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS:
Net sales...............   $121,473    $165,333    $ 437,638     $521,368   $  535,267  $128,947   $ 193,336
Cost of goods sold......     97,291     129,071      333,606      389,013      402,058    96,362     147,058
                           --------    --------    ---------     --------   ----------  --------   ---------
 Gross profit...........     24,182      36,262      104,032      132,355      133,209    32,585      46,278
Selling, general and
 administrative
 expenses...............     13,022      20,699       61,744       70,207       74,600    18,656      26,025
                           --------    --------    ---------     --------   ----------  --------   ---------
 Operating income.......     11,160      15,563       42,288       62,148       58,609    13,929      20,253
Other (income) expense:
 Interest expense, net
  (a)...................      4,387      13,216       37,868       33,641       30,499     6,834      15,980
 Holding (gain) on
  marketable securities.         --          --           --           --      (11,880)       --          --
 Foreign currency
  transaction (gains)
  losses, net...........      1,363      17,332       22,811        2,955         (452)     (320)        676
 Income taxes...........      1,970       3,353        5,216       10,730       13,009     2,453       1,302
                           --------    --------    ---------     --------   ----------  --------   ---------
 Income (loss) before
  extraordinary item....      3,440     (18,338)     (23,607)      14,822       27,433     4,962       2,295
Extraordinary item,
 (loss) from
 extinguishment of
 debt...................         --      (4,372)          --      (13,932)     (12,005)       --      (2,728)
                           --------    --------    ---------     --------   ----------  --------   ---------
Net income (loss).......   $  3,440    $(22,710)   $ (23,607)    $    890   $   15,428  $  4,962   $    (433)
Redeemable preferred
 stock dividends and
 accretion..............     (2,480)     (1,209)      (4,839)      (3,020)          --        --          --
                           --------    --------    ---------     --------   ----------  --------   ---------
Net income (loss)
 applicable to common
 stock..................   $    960    $(23,919)   $ (28,446)    $ (2,130)  $   15,428  $  4,962   $    (433)
                           ========    ========    =========     ========   ==========  ========   =========
Income (loss) before
 extraordinary item per
 common share--basic and
 diluted................   $   0.05    $  (0.95)   $   (1.39)    $   0.43   $     0.86  $   0.16   $    0.07
                           ========    ========    =========     ========   ==========  ========   =========
Average common shares
 outstanding............     20,500      20,500       20,500       27,688       32,000    32,000      32,000
                           ========    ========    =========     ========   ==========  ========   =========
OPERATING AND OTHER
 DATA:
Cash provided by
 operating activities...   $  6,888    $ 17,386    $  11,556     $ 36,097   $   18,362  $ 10,015   $  27,542
Cash provided by (used
 in) investing
 activities.............     (6,958)    (61,375)    (333,208)     (86,422)    (491,901)  (14,885)    200,065
Cash provided by (used
 in) financing
 activities.............     (1,038)     58,482      327,636       64,391      485,953     3,852    (211,417)
EBITDA (b)..............     16,115      23,864       72,122       98,915       98,921    23,830      34,022
Ratio of earnings to
 fixed charges (c)......        2.1x         --           --          1.6x         2.1x      1.9x        1.1x
BALANCE SHEET DATA (AT
 END OF PERIOD):
Cash and cash
 equivalents............   $  2,694    $ 13,828    $  18,088     $ 37,587   $   50,190  $ 32,584   $  64,339
Working capital
 (deficit)..............     (5,786)     31,060       61,558       93,154      220,025    90,881     190,974
Total assets............    103,187     241,942      637,981      708,115    1,627,753   706,477   1,271,906
Total debt..............     57,562     190,814      450,878      382,242      745,136   382,576     852,263
Shareholders' equity
 (deficit)..............       (592)      2,220       13,752      195,918      199,090   193,230     192,209

              See Notes to Selected Consolidated Financial Data.

                 NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA

(a) Represents interest expense, net of interest income and capitalized interest.
(b) EBITDA is defined as operating income plus depreciation, amortization and Mexican statutory employee profit sharing and is presented because it is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Mexican employee profit sharing laws require any corporation organized under the laws of Mexico to distribute 10% of net income before taxes to employees.
(c) For purposes of calculating earnings to fixed charges, earnings represent earnings before income taxes plus fixed charges. Earnings include foreign currency transaction losses and gains. Fixed charges consist of interest expense, net, including amortization of discount and financing costs and the portion of rental expense on operating leases which the Company estimates to be representative of the interest factor attributable to rental expense. Fixed charges exceeded earnings for the year ended December 31, 1994 and the year ended December 30, 1995 by approximately $15.0 million and $20.0 million, respectively.

     SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA -- NONWOVENS BUSINESS

  The following table sets forth historical financial information of the Nonwovens Business. The statement of operations data for each of the fiscal years in the three-year period ended June 30, 1997 and the balance sheet data as of June 30, 1996 and 1997 have been derived from audited financial statements. The data as of and for the three months ended September 30, 1996 and 1997 are derived from the condensed combined unaudited interim financial statements of the Nonwovens Business and include, in the opinion of management of the Nonwovens Business, all adjustments (consisting of normal recurring adjustments) necessary to fairly present the data for such periods. The results of the three months ended September 30, 1997 are not necessarily indicative of results to be expected for the full fiscal year. The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations--The Nonwovens Business," the financial statements of the Nonwovens Business and other related financial information included elsewhere in this Offering Memorandum.

                                                               THREE-MONTH
                                                               PERIOD ENDED
                                  YEAR ENDED JUNE 30,         SEPTEMBER 30,
                               ----------------------------  -----------------
                                 1995      1996      1997     1996      1997
                               --------  --------  --------  -------  --------
                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales..................... $168,394  $188,890  $202,133  $44,993  $ 47,510
Cost of goods sold............  138,937   152,126   150,099   34,788    36,146
Restructuring charge..........      --        --        894      --        --
                               --------  --------  --------  -------  --------
  Gross profit................   29,457    36,764    51,140   10,205    11,364
Selling, general and
 administrative expenses......   23,196    23,406    24,458    5,582     5,506
                               --------  --------  --------  -------  --------
  Operating income............    6,261    13,358    26,682    4,623     5,858
Other (income) expense:
  Interest expense, net(a)....    9,914     7,207     7,549    1,982     1,556
  Other miscellaneous (income)
   expense....................     (777)     (130)     (102)      (9)      (25)
  Income taxes (benefit)......   (1,230)    1,099     6,860    1,219     1,686
                               --------  --------  --------  -------  --------
Income (loss) before
 extraordinary item...........   (1,646)    5,182    12,375    1,431     2,641
Extraordinary item, (loss)
 from extinguishment of debt..      --     (1,017)      --       --        --
                               --------  --------  --------  -------  --------
Net income (loss)............. $ (1,646) $  4,165  $ 12,375  $ 1,431  $  2,641
                               ========  ========  ========  =======  ========
OPERATING AND OTHER DATA:
Cash provided by operating
 activities................... $  8,487  $ 12,485  $ 36,849  $10,458  $ 10,752
Cash (used in) investing
 activities...................  (25,931)  (19,278)  (29,400)  (3,148)   (9,608)
Cash provided by (used in)
 financing activities.........   15,955     2,400     2,188   (1,541)    3,096
EBITDA(b).....................   18,811    26,438    41,399    8,399     9,879
BALANCE SHEET DATA (AT END OF
 PERIOD):
Working capital...............      --   $ 40,046  $ 46,602      --   $ 46,766
Total assets..................      --    213,184   232,581      --    241,870
Total debt....................      --     95,465    84,150      --     88,539
Stockholders' equity..........      --     64,766    91,840      --     93,378

                 NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA

(a) Represents interest expense, net of interest income and capitalized interest.
(b) EBITDA is defined as operating income plus depreciation and amortization and is presented because it is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

INTRODUCTION

  The unaudited pro forma financial information presents the pro forma combined statement of operations data of the Company for the year ended January 3, 1998 and have been prepared giving effect to the June Refinancing, the Nonwovens Transactions, the Oriented Polymer Acquisition and the Initial Offering as if each had occurred on December 29, 1996. The unaudited pro forma combined statement of operations data for the three months ended April 4, 1998 have been prepared by giving effect to the Oriented Polymer Acquisition and the Initial Offering as if each had occurred on December 29, 1996. The unaudited pro forma financial information for the Nonwovens Business includes the results of an additional business acquired by the Company in the third quarter of 1997 not independently significant for disclosure purposes, and excludes a restructuring charge and certain allocated costs.

  The unaudited pro forma financial information has been prepared on the basis of assumptions described in the notes thereto. In accordance with the purchase method of accounting, the purchase price for the Nonwovens Acquisition and Oriented Polymer Acquisition has been allocated to the underlying assets based on their respective fair values at the date of the acquisition. Such allocation has been based on preliminary estimates which may be revised at a later date.

  The unaudited pro forma financial information does not purport to represent what the Company's results of operations would have been if the June Refinancing, the Nonwovens Transactions, the Oriented Polymer Acquisition and the Initial Offering had actually been completed as of the date indicated and are not intended to project the Company's financial position or results of operations for any future period. The unaudited pro forma financial information should be read in conjunction with the respective historical financial statements of the Company and the Nonwovens Business and the related notes thereto included elsewhere in this Prospectus.





            See Notes to Unaudited Pro Forma Financial Information.

PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JANUARY 3, 1998

                                    HISTORICAL
                          --------------------------------
                                                 ORIENTED
                                      NONWOVENS  POLYMER
                           COMPANY    BUSINESS   BUSINESS
                            TWELVE     TWELVE     TWELVE
                            MONTHS     MONTHS     MONTHS
                            ENDED       ENDED     ENDED
                          JANUARY 3,   JANUARY  JANUARY 3,
                             1998      3, 1998     1998    ADJUSTMENTS    PRO FORMA
                          ----------  --------- ---------- -----------    ---------
                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS:
Net sales...............  $ 535,267   $213,940   $42,189         --       $791,396
Cost of goods sold......    402,058    163,511    33,566    $ (6,476)(b)   592,659
                          ---------   --------   -------    --------      --------
Gross profit............    133,209     50,429     8,623       6,476       198,737
Selling, general and ad-
 ministrative expenses..     74,600     17,413     3,760       2,182 (c)    97,955
                          ---------   --------   -------    --------      --------
 Operating income.......     58,609     33,016     4,863       4,294       100,782
Other (income) expense:
 Interest expense, net..     30,499      7,211       --       30,753 (d)    68,463
 Holding (gain) on
  marketable securities.    (11,880)       --        --          --        (11,880)
 Foreign currency
  transaction (gains),
  net...................       (452)       --        --          --           (452)
 Income taxes...........     13,009      7,023       --       (4,670)(e)    15,362
                          ---------   --------   -------    --------      --------
Income (loss) before ex-
 traordinary item.......  $  27,433   $ 18,782   $ 4,863    $(21,789)     $ 29,289
                          =========   ========   =======    ========      ========
Income before
 extaordinary item per
 common share...........  $    0.86                                       $   0.92
                          =========                                       ========
Average common shares
 outstanding............     32,000                                         32,000
                          =========                                       ========
OPERATING AND OTHER DA-
 TA:
Cash provided by operat-
 ing activities.........  $  18,362        --        --          --            --
Cash used in investing
 activities.............   (491,901)       --        --          --            --
Cash provided by financ-
 ing activities.........    485,953        --        --          --            --
EBITDA (a)..............  $  98,921   $ 48,229   $ 6,015    $  2,058      $155,223
Ratio of earnings to
 fixed charges(f).......        2.1x       --        --          --            1.6x

PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED APRIL 4, 1998

                                       HISTORICAL
                                 -----------------------
                                              ORIENTED
                                              POLYMER
                                  COMPANY     BUSINESS
                                   THREE        FROM
                                  MONTHS     JANUARY 4,
                                   ENDED    1998 THROUGH
                                 APRIL 4,    MARCH 15,
                                   1998         1998     ADJUSTMENTS  PRO FORMA
                                 ---------  ------------ -----------  ---------
                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                    DATA)
STATEMENT OF OPERATIONS:
Net sales......................  $ 193,336     $8,618         --      $201,954
Cost of goods sold.............    147,058      7,253       $ 152 (b)  154,463
                                 ---------     ------       -----     --------
Gross profit...................     46,278      1,365        (152)      47,491
Selling, general and adminis-
 trative expenses..............     26,025        489        (165)(c)   26,349
                                 ---------     ------       -----     --------
 Operating income..............     20,253        876          12       21,142
Other (income) expense:
 Interest expense, net.........     15,980        --          342 (d)   16,322
 Foreign currency transaction
  (gains), net.................        676        --          --           676
 Income taxes..................      1,302        --          208 (e)    1,510
                                 ---------     ------       -----     --------
Income (loss) before extraordi-
 nary item.....................  $   2,295     $  876       $(539)    $  2,634
                                 =========     ======       =====     ========
Income before extaordinary item
 per common share..............  $    0.07                            $   0.08
                                 =========                            ========
Average common shares outstand-
 ing...........................     32,000                              32,000
                                 =========                            ========
OPERATING AND OTHER DATA:
Cash provided by operating ac-
 tivities......................  $  27,452        --          --           --
Cash provided by investing ac-
 tivities......................    200,065        --          --           --
Cash used in financing activi-
 ties..........................   (211,417)       --          --           --
EBITDA (a).....................  $  34,021     $1,169       $ 327     $ 35,517
Ratio of earnings to fixed
 charges(f)....................        1.1x       --          --           1.2x

            See Notes to Unaudited Pro Forma Financial Information.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(a) EBITDA is defined as operating income plus depreciation, amortization and Mexican statutory employee profit sharing and is presented because it is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Mexican employee profit sharing laws require any corporation organized under the laws of Mexico to distribute 10% of net income before taxes to employees.

(b) Represents an increase (decrease) in depreciation expense on assignment of the purchase price of the Nonwovens Business and Oriented Polymer Business fair value of property. Such allocation has been based on preliminary estimates which may be revised at a later date. Decrease in depreciation expense results from increase in depreciable lives of acquired business, consistent with those of the Company. The following table summarizes the pro forma adjustments to cost of goods sold:

                                         FISCAL YEAR ENDED THREE MONTHS ENDED
                                          JANUARY 3, 1998    APRIL 4, 1998
                                         ----------------- ------------------
                                                    (IN THOUSANDS)
      Pro forma depreciation for
       property, plant and equipment
       (estimated useful lives ranging
       from 15 to 33 years):
        Nonwovens Business..............     $  7,475            $ --
        Oriented Polymer Business.......        1,782              445
      Less historical depreciation:
        Nonwovens Business..............      (14,581)             --
        Oriented Polymer Business.......       (1,152)            (293)
                                             --------            -----
                                             $ (6,476)           $ 152
                                             ========            =====

(c) The following table summarizes the pro forma adjustments to selling, general and administrative expenses:

                                           FISCAL YEAR ENDED THREE MONTHS ENDED
                                            JANUARY 3, 1998    APRIL 4, 1998
                                           ----------------- ------------------
                                                      (IN THOUSANDS)
      Pro forma amortization expense:
      Goodwill:
        Nonwovens Acquisition.............      $3,554             $ --
        Oriented Polymer Acquisition......         119                30
        Less historical amortization......        (616)              --
      Loan acquisition costs..............       1,183               133
      Elimination of allocated historical
       Oriented Polymer Business costs....      (2,058)             (327)
                                                ------             -----
                                                $2,182             $(165)
                                                ======             =====

(d) Represents an increase in interest expense related to the 9% Notes, the Old Notes, the June Refinancing, the Nonwovens Acquisition and the Oriented Polymer Acquisition. The following table summarizes the pro forma adjustments to interest expense:

                                           FISCAL YEAR ENDED THREE MONTHS ENDED
                                            JANUARY 3, 1998    APRIL 4, 1998
                                           ----------------- ------------------
                                                      (IN THOUSANDS)
      Pro forma interest expense, net.....     $ 68,463           $ 16,322
      Less historical interest expense,
       net................................      (37,710)           (15,980)
                                               --------           --------
                                               $ 30,753           $    342
                                               ========           ========

(e) Represents the adjustment to income tax expense to arrive at pro forma income tax expense equal to pro forma pre-tax income plus non-deductible goodwill expense multiplied by the effective rate.

(f) For purposes of calculating earnings to fixed charges, earnings represent earnings before income taxes plus fixed charges. Earnings include foreign currency transaction losses and gains. Fixed charges consist of interest expense, net, including amortization of discount and financing costs.

                              RECENT TRANSACTIONS

THE ORIENTED POLYMER ACQUISITION

  On March 16, 1998, the Company consummated the Oriented Polymer Acquisition by acquiring the manufacturing and business assets of a leading North American manufacturer of polypropylene-based commercial twine and polyethylene-based specialty knitted products. The aggregate purchase price of the Oriented Polymer Business was approximately $47.0 million. The Oriented Polymer Business operates through the Company's newly formed subsidiary, FabPro Oriented Polymers, Inc. ("FabPro").

THE NONWOVENS TRANSACTIONS

  On January 29, 1998, the Company consummated the Nonwovens Acquisition and the Nonwovens Acquisition Refinancing. The Nonwovens Acquisition and Nonwovens Acquisition Refinancing are collectively referred to as the "Nonwovens Transactions."

The Nonwovens Acquisition

  On December 19, 1997, pursuant to the terms of its Offer to Purchase dated October 29, 1997, as amended (the "Dominion Tender Offer"), DT Acquisition completed the purchase of 98% of the outstanding Common Shares of Dominion for Cdn$14.50 per share and 96% of the outstanding First Preferred Shares of Dominion for Cdn$150 per share. On December 29, 1997, DT Acquisition acquired an additional 331,207 Common Shares. The Company had previously announced that it had entered into a Purchase Agreement, dated October 27, 1997, with Galey to sell the Apparel Fabrics Business to Galey following the consummation of the Dominion Tender Offer. The Dominion Tender Offer was financed with $215 million of borrowings under DT Acquisition's $600 million senior secured credit facilities, and subordinated advances of $141 million, $69 million and $25 million by Galey, ZB Holdings, Inc. ("ZB Holdings"), and the Company, respectively. ZB Holdings is a wholly-owned subsidiary of InterTech, an affiliate of the Company wholly-owned by Jerry Zucker and James G. Boyd.

  On January 29, 1998, DT Acquisition acquired the remaining Common Shares and First Preferred Shares of Dominion in a compulsory acquisition effectuated pursuant to section 206 of the Canada Business Corporation Act, and acquired all outstanding Second Preferred Shares pursuant to a notice of redemption issued December 29, 1997. Dominion then underwent a "winding up" pursuant to which all assets of Dominion were transferred to DT Acquisition, all liabilities of Dominion were assumed by DT Acquisition and all of the outstanding Common Shares and First Preferred Shares held by DT Acquisition were redeemed. Pursuant to the 2003 Tender Offer and the 2006 Tender Offer (each as defined), Dominion Textile (USA) Inc. ("DT USA"), then a wholly-owned subsidiary of Dominion and the issuer of the 2003 Notes and the 2006 Notes, accepted for purchase all 2003 Notes and 2006 Notes validly tendered and not revoked. Immediately thereafter, the Apparel Fabrics Business was sold to Galey for approximately $464.5 million, including related fees and expenses, and the Company acquired the Nonwovens Business. The Company borrowed approximately $326.6 million under the Amended Credit Facility to finance the Nonwovens Acquisition, for which it paid a gross price of approximately $351.6 million, including related fees and expenses. In connection with the sale of the Apparel Fabrics Business and the Nonwovens Business, DT Acquisition repaid the subordinated advance from ZB Holdings in full.

  The primary operations of the Nonwovens Business are conducted through Poly-Bond, Nordlys, DIFCO, Geca and DNS. Poly-Bond, based in Waynesboro, Virginia, is a leading manufacturer of spunbond and spunmelt composite nonwovens used in disposable diapers, adult incontinence and feminine hygiene products. Nordlys, based in Bailleul, France, manufactures dry-laid nonwovens for industrial applications such as cable wrap, liquid filtration, medical end-uses, and electrical insulation. DIFCO, based in Magog, Quebec, produces custom designed technical fabrics. Geca, based in Tilburg, Netherlands, manufactures nonwovens products for industrial applications such as cable wrap. DNS produces spunbond and spunmelt nonwovens to serve hygiene markets in countries that are participants in the Mercosur free trade agreement.

The Nonwovens Acquisition Refinancing

  On January 29, 1998, in connection with the Nonwovens Acquisition, the Company amended its Credit Facility to provide for a $125.0 million secured term loan and to modify certain terms of the revolving portion of the Credit Facility. The Amended Credit Facility provides for revolving credit facilities with an aggregate commitment of up to $325.0 million. All indebtedness under the Amended Credit Facility is guaranteed on a joint and several basis by each of the Company's direct and indirect domestic subsidiaries. All indebtedness and related guarantees under the Amended Credit Facility are secured by (i) a lien on substantially all of the assets of the Company and its domestic subsidiaries, (ii) a pledge of all or a portion of the stock of the domestic subsidiaries of the Company and of certain non-domestic subsidiaries of the Company, (iii) a lien on substantially all of the assets of direct foreign borrowers (to secure direct borrowings by such borrowers), and (iv) a pledge of secured intercompany notes issued to the Company or one of its subsidiaries by certain non-domestic subsidiaries. See "Description of Certain Indebtedness--Amended Credit Facility."

  Concurrent with the sale of the Apparel Fabrics Business, and pursuant to the 2003 Tender Offer (as defined), DT USA purchased approximately $145.6 million of its $150.0 million outstanding 8 7/8% Guaranteed Senior Notes due 2003 (the "2003 Notes") for total consideration in cash equal to $1,065.32 per $1,000 principal amount, plus accrued interest. At the same time, pursuant to the 2006 Tender Offer (as defined), DT USA purchased approximately $124.5 million of its $125.0 million outstanding 9 1/4% Guaranteed Senior Notes due 2006 (the "2006 Notes") for total consideration in cash of $1,138.50 per $1,000 principal amount, plus accrued interest. Pursuant to both the 2003 Tender Offer and the 2006 Tender Offer, DT USA received the requisite consents from tendering holders to amend the indentures under which the 2003 Notes and the 2006 Notes were issued to eliminate substantially all of the covenants contained therein and paid a consent fee, included in the respective total consideration discussed above, to holders who tendered their notes and delivered consents prior to the expiration of the consent solicitations. See "Description of Certain Indebtedness--2003 Notes and 2006 Notes."

  The Company's amendment to the Credit Facility resulting in the Amended Credit Facility and repurchase of the 2003 Notes and 2006 Notes pursuant to the 2003 Tender Offer and 2006 Tender Offer are collectively referred to as the "Nonwovens Acquisition Refinancing."

THE JUNE REFINANCING

  In the June Refinancing (the "June Refinancing"), the Company (i) refinanced its outstanding indebtedness under its 12 1/4% Senior Notes due 2002 (the "Senior Notes") by consummating (a) the June Offering and subsequent September Exchange Offer, and (b) the Senior Notes Tender Offer and Consent
Solicitation, and (ii) entered into the Credit Facility.

The Private Placement and September Exchange Offer

  On July 3, 1997, the Company issued $400 million of 9% Senior Subordinated Notes due 2007 (the "Privately Placed Notes") to Chase in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Private Placement") pursuant to an indenture dated as of July 1, 1997 among the Company, the guarantors named therein and Harris Trust & Savings Bank, as trustee (the "9% Notes Indenture"). Chase subsequently placed the Privately Placed Notes with qualified institutional buyers in reliance under Rule 144A under the Securities Act. The Privately Placed Notes accrued interest from their original issuance date at the rate of 9% per annum, and had substantially similar provisions with respect to redemption (including optional redemption in the first three years in connection with one or more Public Equity Offerings (as defined herein), changes in control, ranking, Asset Sales (as defined herein) and other restrictive covenants. The Privately Placed Notes were unsecured senior subordinated obligations of the Company and were subordinated in right of payment to all existing and future Senior Indebtedness of the Company.

  Pursuant to a Registration Statement on Form S-4 (Reg. No. 333-32605) originally filed with the Commission on August 1, 1997 and declared effective on September 3, 1997, as amended, the Company offered to exchange $1,000 principal amount of its 9% Senior Subordinated Notes due 2007, Series B (the "9% Notes") for each $1,000 principal amount outstanding of the Privately Placed Notes (the "September Exchange Offer"). The September Exchange Offer was undertaken to comply with certain Registration Rights granted to holders of the Original Notes in connection with the Private Placement pursuant to the Registration Rights Agreement dated July 3, 1997. The form and terms of the 9% Notes offered in the September Exchange Offer are the same as the form and terms of the Privately Placed Notes (which they replaced) except that (i) the 9% Notes bear a Series B designation, (ii) the 9% Notes have been registered under the Securities Act and, therefore, do not bear legends restricting the transfer thereof, and (iii) the holders of the 9% Notes are not entitled to any registration rights. The September Exchange Offer was consummated on October 3, 1997, with all $400 million principal amount of Privately Placed Notes being tendered for exchange. As a result, the Company currently has $400 million of 9% Notes outstanding; no Privately Placed Notes remain outstanding.

Senior Notes Tender Offer and Consent Solicitation

  In connection with the Private Placement, pursuant to an independent Offer to Purchase and Consent Solicitation Statement dated June 5, 1997, the Company offered to repurchase all, but not less than a majority, of its outstanding Senior Notes at a price equal to $1,103.64 per $1,000 aggregate principal amount of Senior Notes (the "Senior Notes Tender Offer and Consent Solicitation"). The price was calculated based on (i) the present value on the payment date of $1,061.25 per $1,000 principal amount of each Senior Note (the amount payable on July 15, 1998, the first date on which the Senior Notes were redeemable) plus accrued interest payable through July 15, 1998, using a discount factor equal to the sum of (x) 5.77% (the yield on the 8 1/4% U.S. Treasury Note due July 15, 1998 as of 2:00 p.m., New York City Time, on June 18, 1997, the tenth business day preceding the expiration date of the offer), plus (y) 75 basis points, minus $10.00 per $1,000 principal amount of Senior Notes. Each tendering holder also received accrued and unpaid interest up to, but not including, the date on which payment for accepted Senior Notes was made.

  The Company also solicited consents from the tendering holders of Senior Notes to certain proposed amendments to the Senior Notes indenture which eliminated substantially all of the protective covenants contained in that indenture. Holders who timely consented to the proposed amendments received a consent payment equal to 1% of their principal amount of Senior Notes ($10.00 per $1,000 principal amount). In response to the Senior Notes Tender Offer and Consent Solicitation, which was consummated on July 3, 1997, the Company received tenders of, and consents relating to, all of its outstanding Senior Notes.

Credit Facility

  As part of the June Refinancing, the Company and certain of its subsidiaries entered into revolving credit facilities (the "Credit Facility"), dated July 3, 1997, with a group of lenders and with The Chase Manhattan Bank ("Chase Bank"), as administrative agent (the "Agent"), by amending and restating its original credit facility dated May 15, 1996 (the "Old Credit Facility"). Prior to the amendment consummated in connection with the Nonwovens Acquisition, the Credit Facility provided for aggregate borrowings of up to $325.0 million.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

THE COMPANY

INTRODUCTION

  The Company's net sales in recent years have been affected by a variety of factors, including increased sales volume as a result of growing demand for the Company's products, fluctuations in average prices for the Company's products due to fluctuations in raw material prices, and increased competition for many of the Company's mature product lines. Since 1991, the Company's sales volume has increased primarily as a result of acquisitions and growth in sales of consumer disposable products that incorporate the Company's products.

  Prior to the second quarter of 1994, the Company's primary raw material, polypropylene fiber, had reached its lowest price level in the past seven years, which had been a major factor in the reduction of average selling prices for the Company's products. During the second and third quarters of 1994, the cost of the Company's key raw materials increased sharply. The Company was able to pass on the majority of this increase to its customers by the end of the second quarter of 1995. The sharp increase was primarily due to short-term interruptions in production capacity and increased demand as a result of an expanding economy. By mid-1995 and continuing through 1996, raw material supplies had increased, thereby reducing the Company's key raw material prices. Raw materials prices were relatively stable in 1997.

  In addition, increased competition in several of the Company's markets has resulted in competitive allowances by the Company to maintain its existing market shares, effectively reducing average selling prices and correspondingly decreasing net sales. Despite the decline in average prices over the last several years, the Company has increased its gross margins primarily due to decreases in operating expenses and raw material costs and improvements in manufacturing efficiencies and material utilization. The Company has reduced operating expenses primarily by increasing the efficiency of its workforce and by process engineering developments, in turn allowing the Company to increase its production line speeds.

  The Company manufactures certain of its products in Germany, Canada, Mexico, France, England and the Netherlands. The Company accounts for and reports translation of foreign currency transactions and foreign currency financial statements in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("FAS 52"). If foreign currency denominated revenues are greater than costs, the translation of foreign currency denominated costs and revenues into U.S. dollars will improve profitability when the foreign currency strengthens against the U.S. dollar and will reduce profitability when the foreign currency weakens. The non-cash adjustment resulting from translation of financial statements is recorded in a separate component of shareholder's equity. Prior to the translation of financial statements, the foreign entities adjust assets and liabilities which are to be settled in a currency other than the functional currency to the functional currency using period-end exchange rates. The resulting adjustment for the remeasurement of assets and liabilities that are to be settled in a currency other than the functional currency is included in the determination of net income. In connection with the Initial Public Offering and establishment of the Old Credit Facility, intercompany loans to Bonlam and other foreign facilities were eliminated, substantially reducing the Company's exposure to currency transaction losses.

  The Company's substantial foreign operations expose it to the risk of exchange rate fluctuations. In addition, the restatement of foreign currency denominated assets and liabilities into U.S. dollars gives rise to unrealized foreign exchange gains or losses which are recorded in the statement of operations. However, the Initial Public Offering and related debt refinancing eliminated the majority of the Company's U.S. dollar denominated intercompany debt, effectively reducing the Company's exposure to foreign currency fluctuations. In addition, effective December 29, 1996, the Company changed the functional currency for its Mexican subsidiary from the nuevo peso to the U.S. dollar. See "Liquidity and Capital Resources--Foreign Currency."

  The financial data for the year ended December 30, 1995 include the results of Chicopee Holdings and its subsidiaries for the period March 16, 1995 to December 30, 1995. The financial data for the year ended December 28, 1996 includes the results of FNA for the period August 14, 1996 to December 28, 1996. The financial data for the three months ended April 4, 1998 includes the results of the Oriented Polymer Business for the period March 16, 1998 to April 4, 1998.

                             RESULTS OF OPERATIONS

  The following table sets forth the percentage relationships to net sales of certain income statement items.

                                                                 THREE MONTHS
                                      YEAR ENDED                    ENDED
                         ------------------------------------ -------------------
                         JANUARY 3, DECEMBER 28, DECEMBER 30, APRIL 4,  MARCH 29,
                            1998        1996         1995       1998      1997
                         ---------- ------------ ------------ --------  ---------
Net sales:
Hygiene.................    43.3%       44.4%        45.1%      41.5%      42.0%
Medical.................    16.2        17.6         16.7       11.8       16.7
Wiping..................    19.7        17.4         16.7       13.6       20.4
Industrial and
 specialty..............    20.8        20.6         21.5       33.1       20.9
                           -----       -----        -----      -----      -----
                           100.0%      100.0%       100.0%     100.0%     100.0%
Cost of goods sold......    75.1        74.6         76.2       76.1       74.7
                           -----       -----        -----      -----      -----
  Gross profit..........    24.9        25.4         23.8       23.9       25.3
Selling, general and
 administrative
 expenses...............    13.9        13.4         14.1       13.4       14.5
                           -----       -----        -----      -----      -----
Operating income........    11.0        12.0          9.7       10.5       10.8
Other (income) expense:
  Interest expense, net.     5.7         6.5          8.7        8.3        5.3
  Holding (gain) on
   marketable
   securities...........    (2.2)         --           --         --         --
  Foreign currency
   transaction (gains)
   losses, net..........    (0.1)        0.5          5.2        0.3       (0.2)
                           -----       -----        -----      -----      -----
Income (loss) before
 income taxes and
 extraordinary item.....     7.6         5.0         (4.2)       1.9        5.7
Income taxes............     2.5         2.1          1.2        0.7        1.9
                           -----       -----        -----      -----      -----
Income before
 extraordinary item.....     5.1         2.9         (5.4)       1.2        3.8
Extraordinary item, net
 of income tax benefit..    (2.2)       (2.6)          --       (1.4)        --
                           -----       -----        -----      -----      -----
Net income (loss).......     2.9%        0.3%        (5.4)%     (0.2)%      3.8%
                           =====       =====        =====      =====      =====

COMPARISON OF THREE MONTHS ENDED APRIL 4, 1998 AND MARCH 29, 1997

  Net Sales. The following table sets forth components of the Company's net sales by product category for the three months ended April 4, 1998 and the corresponding increase/(decrease) over the comparable fiscal period in the prior year:

                                                                      %
                                   FIRST QTR FIRST QTR INCREASE/  INCREASE/
                                     1998      1997    (DECREASE) (DECREASE)
                                   --------- --------- ---------- ----------
                                            (DOLLARS IN THOUSANDS)
      Net sales by product
       category:
        Hygiene................... $ 80,173  $ 54,198   $25,975      47.9%
        Medical...................   22,827    21,460     1,367       6.4
        Wiping....................   26,260    26,303       (43)     (0.2)
        Industrial and specialty..   64,076    26,986    37,090     137.4
                                   --------  --------   -------
          Total net sales......... $193,336  $128,947   $64,389      49.9
                                   ========  ========   =======

  Consolidated net sales increased $64.4 million, or approximately 50.0%, from $128.9 million for the three months ended March 29, 1997 to $193.3 million for the three months ended April 4, 1998. The increase was comprised of $53.6 million in net sales due to the Nonwovens Acquisition and the Oriented Polymer Acquisition and $14.2 million due to organic growth, offset by a $3.4 million decline in net sales due to weak European currencies.

  Hygiene product net sales increased 48.0%, or $26.0 million, from $54.2 million in 1997 to $80.2 million in 1998. The increase was due primarily to
(i) acquisition growth, including the addition of new key hygiene product customers, (ii) additional manufacturing capacity and (iii) increased volume output of other process technology. The increase was offset by $1.9 million due to European currency translation losses.

  Medical product net sales increased 6.4%, or $1.4 million, from $21.5 million in 1997 to $22.8 million in 1998. Medical product revenues represented 11.8% of consolidated net sales for the fiscal quarter. Increases in medical product net sales were primarily a result of higher sales in surgical gowns and drapes.

  Wipes net sales were $26.3 million in the first quarter of 1998 and 1997. North American sales of food service wiping applications and Handi-wipes increased by approximately $1.1 million; however, this increase was offset by $1.2 million from European currency translation losses.

  Industrial and specialty product net sales increased 137.4%, or $37.1 million, from $27.0 million in 1997 to $64.1 million in 1998. Industrial and specialty product revenues represented 33.1% of net sales for the fiscal quarter. Approximately $35.5 million in growth is attributable to the Nonwovens Acquisition and the Oriented Polymer Acquisition. Sales of existing products increased $1.6 million due to strong sales of alkaline battery separators, apparel lining materials, housewrap and crop cover materials.

  Gross Profit. Gross profit increased to $46.3 million, or 23.9% of consolidated net sales, for the first quarter of 1998 versus $32.6 million for the comparable period of 1997. Raw material costs in the first quarter of 1998 were approximately $82.1 million, or 42.5% of net sales, compared to $55.5 million, or 43.1% of net sales, in the first quarter of 1997. The decline in raw material costs as a percentage of net sales reflects the continued trend in lower raw material costs versus prior periods. Direct labor costs were $16.0 million, or 8.3% of net sales, in the first quarter of 1998 as compared to $10.2 million, or approximately 8.0% of net sales, in the first quarter of 1997. Overhead costs were $48.9 million in the first quarter of 1998 versus $30.6 million in the first quarter of 1997. The increase in overhead costs between 1998 and 1997 resulted from higher depreciation on completed capital expenditures and higher incremental overhead associated with the Nonwovens Business.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased from 14.5% of net sales in the first quarter of 1997 to 13.4% of net sales in the first quarter of 1998 as a result of lower distribution costs and other general and administrative costs as a percentage of sales. Selling, general and administrative expenses for the first quarter of 1998 were $26.0 million, up approximately $7.3 million versus $18.7 million for the first quarter of 1997 due primarily to additional costs associated with the Nonwovens Acquisition and the Oriented Polymer Acquisition.

  Other. Interest expense increased $9.2 million, from $6.8 million in the first quarter of 1997 to $16.0 million in the first quarter of 1998. Interest expense as a percentage of net sales increased from 5.3% in the first quarter of 1997 to 8.3% in the first quarter of 1998. The increase in interest expense is principally due to a higher average amount of indebtedness outstanding.

  Net foreign currency transaction losses were approximately $0.7 million during the first quarter of 1998 versus gains of $0.3 million in the first quarter of 1997.

  The Company provided for income taxes of approximately $1.3 million for the three months ended April 4, 1998, representing an effective tax rate of 36.2%. The provision for income taxes at the Company's effective rate differed from the provision for income taxes at the statutory rate due primarily to higher foreign tax rates and to an increase in non-deductible goodwill amortization in 1998. The Company provided for income taxes of $2.5 million during the first quarter of 1997, representing an effective tax rate of 33.1%.

  Income Before Extraordinary Item. Income before extraordinary item was $2.3 million, or $0.07 per share, in the first quarter of 1998 as compared to $5.0 million, or $0.16 per share, for the comparable period in the previous year. The approximate $2.7 million decrease between first quarter 1998 and first quarter 1997 was attributable primarily to higher interest expense of $9.2 million resulting from the Nonwovens Acquisition.

  Extraordinary Item. As a result of the Nonwovens Acquisition, the Company recorded one-time charges of $2.7 million for the write-off of previously capitalized deferred financing costs.

COMPARISON OF YEAR ENDED JANUARY 3, 1998 AND DECEMBER 28, 1996

  Net Sales. Net sales increased approximately $14.0 million, or 2.7%, from $521.4 million in 1996 to $535.3 million in 1997.

  Hygiene product sales increased approximately $0.7 million from $231.2 million in 1996 to $231.9 million in 1997. Net sales increased $8.1 million primarily as a result of the acquisition of FNA and $9.5 million as a result of growth in adhesive bond fabric sales and customer contractual obligations. Net sales in the hygiene category was unfavorably impacted by $16.9 million due to weaker European foreign currency translation rates and lower thermal bond product sales as customers converted to spunbond materials faster in 1997 compared to 1996.

  Medical product sales decreased 5.4%, or approximately $5.0 million, from $91.7 million in 1996 to $86.7 million in 1997. This decrease was a result of:
(i) lower net raw material costs passed through to customers in the form of lower average selling prices, (ii) unfavorable European foreign currency translation rates, and (iii) other net decreases, including lower exports of surgical gown and drape fabric, which were partially offset by sales increases attributable to the acquisition of FNA and customer contractual obligations.

  Within the wiping product category, sales increased 16.1%, or $14.6 million, from $90.6 million in 1996 to $105.2 million in 1997 despite unfavorable foreign currency translation rates in Europe. Improved sales in this product category were driven by higher volumes of food service and specialty wiping products and by growth in rollgood sales and geographic and product line extensions.

  Sales in the industrial and specialty product category increased 3.4%, or $3.7 million, from $107.8 million in 1996 to $111.5 million in 1997. Sales growth was attributable to the acquisition of FNA and increased sales of woven slit films offset by unfavorable European foreign currency translation rates and lower sales of products for home fashions, automotive and apparel interlining applications.

  Gross Profit. Gross profit increased to $133.2 million in 1997 versus $132.4 million in 1996. The approximate $0.8 million increase in gross profit over 1996 reflected the benefit of the acquisition of FNA offset by volume declines attributable to unforeseeable delays at two key customers, higher manufacturing costs associated with program ramp-up delays in Europe and reduced overhead absorption as a result of lower thermal bond volume offset somewhat by lower raw material costs.

  Raw material costs in 1997 were approximately $236.0 million, or 44.1% of net sales, compared to $240.1 million, or 46.1% of net sales, in 1996. This decrease reflects the continued trend in lower raw material costs, offset somewhat by higher levels of material usage in North America and Europe. Direct labor costs were $42.3 million, or 7.9% of net sales in 1997, compared to $39.3 million, or 7.6% of net sales in 1996. Overhead costs were $109.5 million, or 20.9% of net sales, in 1996 versus $123.8 million, or 23.1% of net sales, in 1997. The increase in overhead costs between 1997 and 1996 results from higher depreciation on completed capital expenditures, incremental overhead associated with the acquisition of FNA and unfavorable manufacturing costs associated with program ramp-up delays and lower thermal bond volume.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses were 13.9% of net sales, or $74.6 million, in 1997 compared to 13.4% of net sales, or $70.2 million, in 1996. Research and development expense was $9.6 million in 1997 compared to $6.9 million in 1996.

  Other. Interest expense in 1997 decreased $3.1 million, from $33.6 million in 1996 to $30.5 million in 1997. Interest expense as a percentage of net sales decreased from 6.5% in 1996 to 5.7% in 1997. The decrease in interest expense is principally due to a lower average amount of indebtedness outstanding in 1997 prior to the refinancing of the Company's indebtedness in June of 1997. The Company recorded net investment income related to its gain on marketable securities of $11.9 million during 1997.

  Net foreign currency transaction gains were approximately $0.5 million in 1997 compared to foreign currency losses of approximately $3.0 million in 1996. The Company provided for income taxes of approximately $13.0 million in 1997, representing an effective tax rate of 32.2% before extraordinary item. The provision for income taxes at the Company's effective rate differed from the provision for income taxes at the statutory rate due primarily to the utilization of net operating loss carryforwards and to tax strategies initiated at the time of the Company's Initial Public Offering in 1996.

  Income Before Extraordinary Item. The Company's income before extraordinary item was $27.4 million, or $.86 per common share, as compared to $14.8 million, or $.43 per common share in 1996. The approximate $12.6 million increase between 1997 and 1996 is attributable to net investment income gains of $11.9 million, lower interest expense and a lower effective tax rate, offset by reduced overhead absorption due to lower thermal bond volume, offset somewhat by lower raw material costs, higher manufacturing costs associated with program ramp-up delays in Europe and volume declines associated with delays at certain key customers.

  Extraordinary Item. The Company recorded one-time charges of $12.0 million, net of taxes, for the write-off of previously capitalized debt issue costs and premiums paid in connection with the refinancing of its indebtedness in June of 1997.

COMPARISON OF YEAR ENDED DECEMBER 28, 1996 AND DECEMBER 30, 1995

  Net Sales. The Company experienced a high level of demand for several of its advanced technologies in 1996. Net sales for 1996 were $521.4 million, a 19.1% ($83.7 million) increase over net sales of $437.6 million in 1995. The Company achieved growth through both strategic acquisitions and capacity expansions of existing assets. Net sales increased by $62.9 million as a result of the inclusion of a full twelve months of Chicopee operations in 1996 as compared to only nine and one half months in 1995. In addition, market demand was higher in all major product categories, with hygiene and medical products representing the strongest unit growth.

  Hygiene product sales increased $33.6 million to $231.2 million (44.4% of consolidated net sales) in 1996, from $197.6 million (45.1% of consolidated net sales) in 1995. Sales of hygiene products made with spunbond and SMS, adhesive bond and apertured film technologies increased by $28.5 million in 1996. Driving the internal growth of hygiene products was the SMS expansion in San Luis Potosi, Mexico and rising demand for apertured film facings, partially offset by declining thermal bond volume and the discontinuation of purchased spunbond from a former joint venture partner. SMS fabric was the fastest-growing technology within the nonwovens industry, experiencing demand growth in excess of 10% globally in 1996. The growth in net sales reflects the Company's continued investment in SMS capacity to support the rising demand for high performance nonwoven fabrics in hygiene and medical applications. The Company's spunbond and SMS revenues increased 137% in 1996 as a result of the successful SMS line start-up in Mexico and the acquisition of FNA in August 1996. Anticipating continued strong growth for spunbond polypropylene products, the Company announced its commitment to install a high volume multi-polymer line at its Mooresville, North Carolina facility for completion in late 1997. Higher volumes of adhesive bond sublayer fabrics for hygiene applications also contributed to the increase in revenues from 1995 to 1996.

  Sales of traditional carded nonwoven fabric for the hygiene market declined somewhat in 1996 due to a shift in market demand towards spunbond/SMS technology. While this trend is expected to continue as new spunbond/SMS capacity is added to the industry globally, the Company believes demand for its traditional carded nonwoven fabric will continue due to the unique attributes of this technology, competitive pricing, and the development of new end uses. Additionally, the adoption of the clothlike backsheet feature by major diaper producers remains a potential opportunity for greater demand of light weight nonwoven fabric that would further utilize the Company's traditional carded nonwoven fabric technology.

  Medical product sales increased $18.7 million to $91.7 million in 1996, from $73.0 million in 1995. The Company's medical business benefited from a high level of unit volume growth during the year, offset by a decrease in average unit selling prices as a result of the pass through of lower raw material costs. The net increase in total medical sales between 1996 and 1995 attributable to volume growth was $7.5 million, or 10.2%, offset by price reductions of $5.9 million related to lower material cost. Growth in medical sales attributable to the acquisitions of FNA and Chicopee were $17.2 million.

  Wiping product sales were $90.6 million in 1996, compared to $73.0 million in 1995, reflecting an increase of $17.6 million. Revenue growth in the wipes category was principally due to inclusion of a full year of Chicopee operations.

  Sales of industrial and specialty products were $107.8 million in 1996, compared to $94.1 million in 1995, up 14.6% due primarily to the acquisitions of FNA and Chicopee. In addition, industrial and specialty product revenue grew in 1996 as a result of (i) new product introductions such as decal backings, apparel interlinings, window coverings and landscape fabrics, and
(ii) growth in established product lines such as microporous separators, crop covers, home furnishings, clean room rollgoods and industrial protective coverings.

  Gross Profit. Gross profit was $132.4 million, or 25.4% of net sales, compared to $104.0 million, or 23.8% of net sales in 1995. The improvement in gross profit as a percentage of sales was largely due to lower raw material costs. After a rapid rise in the cost of key raw materials in 1995, the costs of the Company's primary raw materials decreased by late 1995 and continued to decline into 1996. As a result, material costs decreased 2.7% as a percent of net sales from the previous year. Woodpulp, rayon fiber, polyester fiber and polypropylene resin declined most significantly in 1996 relative to 1995. Polyethylene resin was initially lower in the first half of 1996 but price increases since mid year were only partially passed through to the market. Polypropylene fibers, which represent a major share of the Company's purchases, experienced a stable price environment in 1996. During 1996 the Company successfully completed a strategic cost reduction project with the installation of polypropylene fiber spinning equipment at the Nuenkirchen, Germany facility for its internal fiber requirements. The Company expects to complete qualifications of the new fiber product and to begin to realize cost savings in fiscal 1997. Additionally, the Company has increased its gross margins as a result of improvements in manufacturing efficiencies and material utilization and a mix shift to greater value added products. The Company has improved material utilization primarily by reducing waste, controlling weight variation and designing lower basis weight products. Overhead expenses increased from 19.9% of net sales in 1995 to 20.9% of net sales in 1996 as a result of higher depreciation on completed capital expenditures and transitional overhead associated with the integration of value-added production in the hygiene product category.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses were $70.2 million in 1996, compared with $61.7 million in 1995, an increase of $8.5 million primarily due to the acquisition of FNA in August 1996 and a full year of expenses related to the Chicopee operations, compared with nine and one half months in 1995. As a percentage of net sales, selling, general and administrative expenses decreased to 13.5% in 1996 from 14.1% in 1995. The decrease reflects lower selling and administrative expenses due to efficiencies resulting from increased sales volume. The Company continued to aggressively develop its key technologies in 1996, spending approximately $6.9 million on designated research and development activities. During 1996, Company engineers developed over 49 new fabric styles utilizing the APEX(R) technology, commercialized a proprietary new hygiene fabric for improved wetness acquisition, commercialized a heavyweight shop towel as a line extension in wipes, and enhanced manufacturing quality and efficiency.

  As nonwoven fabrics become more specialized, the Company's challenge will be to develop greater value and functionality in its products and to introduce new and improved products into the marketplace more quickly. In a move to meet this challenge, the Company's product development lines currently located at its research and development facility in Dayton, New Jersey, will be relocated among the Company's manufacturing facilities in 1997. Management believes this will reduce the cycle time for the introduction of new products and processes by allowing manufacturing personnel to be more involved in the development process.

  Other. Interest expense decreased $4.3 million from $37.9 million in 1995 to $33.6 million in 1996. Interest expense as a percentage of net sales decreased to 6.5% in 1996 from 8.7% in 1995. These decreases are principally due to a lower average amount of indebtedness outstanding in 1996. Net foreign currency transaction losses were approximately $3.0 million (0.5% of net sales) in 1996 versus $22.8 million (5.2% of net sales) in 1995. In 1996, the Company's European operations incurred net foreign currency transaction losses of $6.2 million which were offset by net foreign currency transaction gains of $3.3 million within the Company's Mexican operation. The Initial Public Offering and the recapitalization consummated concurrently therewith eliminated the majority of the Company's United States dollar intercompany debt, effectively reducing the Company's exposure to foreign currency fluctuations as discussed more fully in "Liquidity and Capital Resources."

  Net Income (Loss). Income before nonrecurring charges was $14.8 million in 1996 versus a loss before nonrecurring charges of $(23.6) million in 1995. Income before nonrecurring charges was favorably impacted during 1996 by increased profitability attributable primarily to volume increases within the hygiene and industrial and specialty product categories. Offsetting the effects of improved gross profit were foreign currency transaction losses of approximately $3.0 million in 1996. The Company provided for income taxes of $10.7 million during 1996, representing an effective tax rate of approximately 42%. Unfavorably impacting net income in the prior year was a higher effective tax rate resulting from foreign losses which did not give rise to a corresponding tax benefit.

  In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," a valuation allowance of $14.1 million has been recognized at December 28, 1996 to offset deferred tax assets due to the uncertainty of realizing the benefit of foreign net operating and capital loss carryforwards of approximately $16.9 million. The Company has operating loss carryforwards of approximately $28.7 million for federal income tax purposes expiring in the years 2007-2011, capital loss carryforwards of $6.0 million related to its Canadian operations, and operating loss carryforwards of $15.6 million which begin to expire in 2002 related to its Mexican operations. No accounting recognition has been given to the potential income tax benefit related to the Canadian and Mexican operating loss carryforwards. The Company has not provided U.S. income taxes for undistributed earnings of foreign subsidiaries which are considered to be retained indefinitely for reinvestment. The distribution of these earnings would result in additional foreign withholding taxes and additional U.S. federal income taxes to the extent they are not offset by foreign tax credits, but it is not practicable to estimate the total liability that would be incurred upon such a distribution. However, in 1996, the Company provided approximately $3.5 million for income taxes related to the distribution of earnings from certain of its foreign operations which are not considered to be retained indefinitely for reinvestment.

  As a result of the recapitalization effected concurrently with the Initial Public Offering, the Company recorded nonrecurring charges of approximately $13.9 million (net of the related income tax benefit of approximately $7.5 million), or $.51 per common share, related to the write-off of previously capitalized debt issue costs and prepayment penalties paid in connection with the repurchase of $50.0 million in principal of outstanding Senior Notes.

THE NONWOVENS BUSINESS

COMPARISON OF THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

  Net Sales. Net sales were $47.5 million in the three months ended September 30, 1997 versus $45.0 million in the three months ended September 30, 1996. The $2.5 million, or 5.6%, increase in net sales was due primarily to increased hygiene product sales volume at Poly-Bond and to strong industrial products sales volume growth at Nordlys.

  Operating Income. Operating income in the three months ended September 30, 1997 was $5.9 million compared to $4.6 million in the three months ended September 30, 1996. Operating income as a percentage of net sales increased from 10.3% in the three months ended September 30, 1996 to 12.3% in the comparable 1997 period. The increase in operating income was primarily a result of higher sales volume, productivity improvements and increased manufacturing efficiencies and lower selling, general and administrative expenses.

  Other. Interest expense was $1.6 million in the three months ended September 30, 1997 compared to approximately $2.0 million in the prior comparable period. Interest expense expressed as a percentage of net sales decreased from 4.4% in the three months ended September 30, 1996 to 3.3% in the three months ended September 30, 1997. Income tax expense increased from $1.2 million in the three months ended September 30, 1996 to $1.7 million in the three months ended September 30, 1997; however, the effective income tax rate decreased from 46.0% to 39.0% during this same period.

  Net Income. Net income for the three months ended September 30, 1997 was $2.6 million compared to $1.4 million in the three months ended September 30, 1996. The $1.2 million improvement in net income was attributable primarily to higher operating income resulting from increased sales volume, lower net interest expense and a lower effective income tax rate.

COMPARISON OF FISCAL YEARS ENDED JUNE 30, 1997 AND 1996

  Net Sales. Net sales were $202.1 million in the fiscal year ended June 30, 1997 versus $188.9 million in the fiscal year ended June 30, 1996. The $13.2 million, or 7.0%, increase in net sales was due primarily to increased sales volume in the hygiene markets offset by lower sales in the industrial products market. Sales at Poly-Bond increased 39.6% in 1997 due primarily to a full-year impact of capacity expansions completed in fiscal 1996 and to some equipment upgrades completed during the year which also increased capacity. Average selling prices at Poly-Bond were lower in 1997 due to a shift in product mix to lightweight fabric costing less to produce. Net sales at Nordlys decreased 6.2%, excluding the effects of foreign currency translation, due to lower sales of filtration and interlining products offset by increased sales of cablewrap products. In fiscal 1997, net sales at DIFCO increased approximately 2.3% over the comparable prior period, excluding the effects of foreign currency translation.

  Operating Income. Operating income in the fiscal year ended June 30, 1997 was $26.7 million compared to $13.4 million in 1996. Operating income as a percentage of net sales increased from 7.1% in the fiscal year ended June 30, 1996 to 13.2% in the comparable 1997 period. The increase in operating income was primarily a result of higher sales volume and favorable operating efficiencies at Poly-Bond and lower raw material and fixed costs as well as improved operating efficiencies at Nordlys. Poly-Bond received business interruption insurance proceeds of $4.1 million as settlement for a claim applicable to the previous year.

  Other. Interest expense was $7.5 million in the fiscal year ended June 30, 1997 compared to approximately $7.2 million in 1996. Interest expense expressed as a percentage of net sales decreased from 3.8% in fiscal 1996 to 3.7% in the comparable period of 1997. Income tax expense increased from $1.1 million in fiscal 1996 to $6.9 million in the same period of 1997 due primarily to higher pre-tax income.

  Net Income. Net income for fiscal 1997 was $12.4 million compared to $4.2 million in 1996. The $8.2 million improvement in net income was attributable primarily to higher operating income resulting from increased sales volume and improved operating efficiencies. During fiscal 1996, the Nonwovens Business recorded an extraordinary item related to debt prepayment premiums of approximately $1.0 million.

COMPARISON OF FISCAL YEARS ENDED JUNE 30, 1996 AND 1995

  Net Sales. Net sales were $188.9 million in the fiscal year ended June 30, 1996 versus $168.4 million in the fiscal year ended June 30, 1995 resulting in an approximate $20.5 million, or 12.2%, overall increase. In the fiscal year ended June 30, 1996, Poly-Bond achieved a net sales increase of 45.7% over the comparable period in 1995 which was primarily due to spunmelt capacity expansions. Nordlys net sales remained comparable to 1995. Increased sales of filtration, electrical insulation and medical products were offset by decreased cablewrap sales which were impacted by an aggressive pricing environment and by temporary quality problems. Excluding the effects of foreign currency translation, DIFCO experienced a sales increase of approximately 3.9% in fiscal 1996 compared to 1995 due to improvements in the flame resistant and coating fabrics segments which were offset by lower sales in the specialty fabrics business.

  Operating Income. Operating income in the fiscal year ended June 30, 1996 was $13.4 million compared to $6.3 million in 1995. Operating income as a percentage of net sales increased from 3.7% in the fiscal year ended June 30, 1995 to 7.1% in the comparable 1996 period. The increase in operating income was primarily a result of increased sales, lower manufacturing cost and lower selling, general and administrative expense.

  Other. Interest expense was $7.2 million in the fiscal year ended June 30, 1996 compared to approximately $9.9 million in 1995. Interest expense expressed as a percentage of net sales decreased from 5.9% in fiscal 1995 to 3.8% in the comparable period of 1996. Income tax expense increased from a tax benefit of $1.2 million in fiscal 1995 to $1.1 million in the same period of 1996.

  Net Income. Net income for fiscal 1996 was $4.2 million compared to a net loss of $1.6 million in 1995. The $5.8 million improvement in net income was attributable primarily to higher operating income resulting from increased sales volume and improved operating efficiencies. During fiscal 1996, the Nonwovens Business recorded an extraordinary item related to debt prepayment premiums of approximately $1.0 million.

LIQUIDITY AND CAPITAL RESOURCES

  Operating Activities. During the three months ended April 4, 1998, the Company's operations generated $27.5 million in cash. The Company's working capital, excluding assets held for disposition and short-term bridge financing, increased $6.3 million, from $184.7 million at January 3, 1998 to $191.0 million at April 4, 1998. Cash and equivalents and marketable securities were $72.5 million at April 4, 1998 as compared to $57.9 million at January 3, 1998. This increase arose principally from increased operating income during the first quarter of 1998.

  During 1997, the Company's operations generated $18.4 million of cash. The Company's working capital, including current portion of long-term debt, increased $126.8 million, from $93.2 million at December 28, 1996 to $220.0 million at January 3, 1998. Cash and equivalents were $50.2 million at January 3, 1998 as compared to $37.6 million at December 28, 1996. This increase arose principally from higher net income in 1997.

  The Company's operations generated $36.1 million in cash in 1996, reflecting an increase of $24.5 million from $11.6 million in 1995. This increase was attributable to a higher level of operating income in 1996 and lower interest costs due to a lower average amount of indebtedness outstanding in 1996. The Company's working capital increased $31.6 million, or 51.3%, from $61.6 million in 1995 to $93.2 million in 1996, mainly as a result of increases in accounts receivable and inventories offset by increased accounts payable and accrued expenses. Cash and equivalents and marketable securities were $48.5 million at December 28, 1996 as compared to $22.9 million at December 30, 1995, a net increase of $25.6 million.

  Investing and Financing Activities. Capital expenditures for the three months ended April 4, 1998 totaled $19.1 million, related primarily to margin-enhancing projects. For the remainder of fiscal 1998, the Company expects capital expenditures to approximate $63.9 million.

  Capital expenditures for 1997 totaled $60.1 million, an increase of $33.4 million over 1996 due primarily to expansion of adhesive bond and reticulon capacity, and a new 4.2 meter wide SMS line at the Company's Mooresville, North Carolina plant site. Commercialization of this new line was completed during the fourth quarter of 1997. For fiscal 1998, the Company has budgeted approximately $31.0 million for sustaining capital expenditures and approximately $52.0 million for margin-enhancing capital expenditures.

  On July 3, 1997, the Company refinanced its outstanding indebtedness by: (i) consummating the offering of the Privately Placed Notes and the tender offer and related consent solicitation for its Senior Notes; and (ii) amending and restating its then existing credit facility. In connection with consummation of the June Refinancing, the Company recorded one-time charges of $12.0 million (net of tax) for the write-off of previously capitalized debt issue costs and premiums paid with respect to the repurchase of the Senior Notes.

  On December 19, 1997, DT Acquisition completed the purchase of approximately 98% of the outstanding common shares of Dominion for Cdn$14.50 per share and approximately 96% of the outstanding first preferred shares of Dominion for Cdn$150 per share. Additionally, on December 29, 1997, DT Acquisition acquired an additional 331,207 common shares. The acquisition, which was accounted for using the purchase method of accounting, was financed with $215.9 million of borrowings under DTA's $600.0 million senior secured credit facilities, and subordinated advances of $141.0, $69.0, and $25.0 million by Galey, ZB Holdings and the Company, respectively.

  On January 29, 1998, DT Acquisition acquired all remaining common and preferred shares of Dominion which then underwent a "winding up." All assets of Dominion were transferred to DT Acquisition, all liabilities of Dominion were assumed by DT Acquisition and all outstanding common shares and first preferred shares held by DT Acquisition were redeemed. Immediately thereafter, pursuant to a purchase agreement dated October 27, 1997, and a Master Separation Agreement dated January 29, 1998, the Apparel Fabrics Business was sold to Galey for approximately $464.5 million, including related fees and expenses, and the Company acquired the Nonwovens Business of Dominion for approximately $351.6 million, including fees and expenses. Concurrently, DT USA purchased approximately $145.6 million of its $150.0 million outstanding 8 7/8% Guaranteed Senior Notes due 2003. At the same time, DT USA purchased approximately $124.5 million of its $125.0 million outstanding 9 1/4% Guaranteed Senior Notes due 2006. In addition, on January 29, 1998 and in connection with acquisition of the Nonwovens Business, the Company amended its credit facility to provide a term loan of $125.0 million and a revolving credit commitment of $325.0 million.

  On March 5, 1998 the Company issued $200 million of 8 3/4% Senior Subordinated Notes due 2008 in the Initial Offering.

  On March 16, 1998, the Company acquired the manufacturing and business assets of a leading North American manufacturer of polypropylene-based, commercial twine and polyethylene-based specialty knitted products for approximately $47.0 million.

  On May 15, 1996, the Company completed the Initial Public Offering, in which it offered and sold 11.5 million shares of common stock at an offering price of $18.00 per share. Net proceeds to the Company after underwriting fees and related costs were $190.8 million.

  The Company believes that based on current levels of operations and anticipated growth, its cash from operations, together with other available sources of liquidity, including but not limited to, borrowings under the Amended Credit Facility, will be adequate over the next several years to make required debt payments, including interest thereon, permit anticipated capital expenditures and fund the Company's working capital requirements.

  Effect of Inflation. Inflation generally affects the Company by increasing the cost of labor, equipment and new materials. The Company does not believe that inflation has had any material effect on the Company's results of operations.

  Foreign Currency. The Company manufactures certain of its products in Germany, Canada, Mexico, France, England and the Netherlands. The Company accounts for and reports translation of foreign currency transactions and foreign currency financial statements in accordance with FAS 52. Since the Company's substantial foreign operations expose it to the risk of exchange rate fluctuations, if foreign currency denominated revenues are greater than costs, the translation of foreign currency denominated costs and revenues into dollars will improve profitability when the foreign currency strengthens against the dollar and will reduce profitability when the foreign currency weakens. In addition, the remeasurements of foreign currency denominated assets and liabilities into dollars gives rise to foreign exchange gains and losses which are included in the determination of net income.

  Derivatives. The Company does not use derivative financial instruments for trading purposes. Such products are used only to manage well-defined interest rate and certain foreign currency risks, as discussed below. Premiums paid for purchased interest rate cap agreements are charged to expense over the rate cap period. Charges to expense in 1997 and 1996 related to derivative products were not significant.

  The Company may enter into financial instruments, which are limited in duration and scope, to manage its exposure to fluctuations of foreign currency rates. These instruments are used for hedging purposes and are employed in connection with an underlying asset, liability, firm commitment or anticipated transaction. Gains and losses on hedges of existing assets and liabilities are included in the carrying amounts of those assets or liabilities and are ultimately recognized in income as part of those carrying amounts. Gains and losses related to qualifying hedges of firm commitments or anticipated transactions are also deferred and recognized in income or as adjustments of carrying amounts when the hedged transaction occurs. Gains and losses, if any, on financial instruments that do not qualify as hedges for accounting purposes are recognized in the determination of net income.

  New Accounting Standards. In 1997, Statement No. 128, "Earnings Per Share" ("FAS 128") was issued. FAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effect of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the FAS 128 requirements.

  In 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income" ("FAS 130") which is effective for fiscal years beginning after December 15, 1997. FAS 130 establishes new rules for the reporting and display of comprehensive income and its components. FAS 130 requires unrealized gains or losses on the Company's available-for-sale securities and the foreign currency translation adjustments, which prior to adoption were reported separately in shareholders' equity, to be included in other comprehensive income. The Company's comprehensive loss approximated $6.9 million and $2.7 million for the three months ended April 4, 1998 and March 29, 1997, respectively.

  In 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("FAS 131") which is effective for years beginning after December 15, 1997. FAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. FAS 131 does not require interim disclosures during the initial year of application; however, the segment information must be reported for comparative purposes in interim financial statements in the second year of application. The Company has adopted FAS 131 and will defer reporting segment information in the interim financial statements until the second year of application.

  Environmental. The Company is subject to a broad range of federal, foreign, state and local laws and regulations relating to the pollution and protection of the environment. Among the many environmental requirements applicable to the Company are laws relating to air emission, wastewater discharges and the handling, disposal and release of solid and hazardous substances and wastes. Based on continuing internal review and advice from independent consultants, the Company believes that it is currently in substantial compliance with environmental requirements. The Company is also subject to laws, such as the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), that may impose liability retroactively and without fault for releases of hazardous substances at on-site or off-site locations. The Company is not aware of any releases for which it may be liable under CERCLA or any analogous provision. As a result, the Company does not currently anticipate any material adverse effect on its operations, financial condition or competitive position as a result of its efforts to comply with environmental requirements. Some risk of environmental liability is inherent, however, in the nature of the Company's business, and there can be no assurance that material environmental liabilities will not arise.

  Year 2000. The Company has made an initial assessment of certain computer systems' compatibility with the "Year 2000" issue and has determined that it will need to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and beyond. The Company presently believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. The Company will utilize both internal and external resources to reprogram, or replace, and test the software for the Year 2000 modifications. Management does not currently expect the total costs of the year 2000 conversion project to be material to the financial condition of the Company taken as a whole. The costs of the project and the date on which the Company believes it will complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ from those anticipated. Specific factors that might cause material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes and similar uncertainties.

                                   BUSINESS

GENERAL

  The Company is a leading worldwide manufacturer and marketer of a broad range of nonwoven and oriented polyolefin products. The Company's principal lines of business include industrial and specialty, reusable wiping, medical and hygiene products. The Company believes that it is the third largest producer of nonwovens as well as the largest producer of spunbond and spunmelt products in the world and that it employs the most extensive range of nonwovens technologies of any nonwovens producer, which allows it to supply products tailored to customers' needs at competitive prices. Nonwovens are flat, flexible porous sheets produced by interlocking fibers or filaments or by perforating films. Nonwovens provide certain qualities similar to those of textiles at a significantly lower cost. The Company also believes that it is the largest producer of oriented polyethylene materials in North America. Oriented polyolefin products include woven, slit film fabrics, which are produced by weaving narrow tapes of slit film and are characterized by high strength-to-weight ratios, and also include twisted slit film or monofilament strands.

  The Company supplies nonwovens to a number of the largest consumer products manufacturers in the world and specifically targets market niches with high margin, high value-added products. The Company has a global presence with an established customer base in the three major developed markets of North America, Europe and Japan, as well as in developing markets such as South America and North Africa. The Company's product offerings are sold principally to converters that manufacture a wide range of end-use products, such as hospital surgical gowns and drapes, wound care sponges, multi-use wiping cloths and towels, flexible industrial packaging, filtration media, electrical insulation, cable wrap, alkaline battery cell separators, disposable diapers, feminine hygiene products and automotive insulation products. The Company supplies nonwovens to customers such as Johnson & Johnson for hygiene related and healthcare products, including operating room gowns, and Procter & Gamble for Pampers(R) and Luvs(R) diapers.

  The Company is a leader in nonwovens and extrusion process technologies. The Company operates twenty-two manufacturing facilities (including its joint venture in Argentina) located in eight countries and is currently the only nonwovens producer that utilizes essentially all of the established nonwovens process technologies. The Company believes that the quality of its manufacturing operations and the breadth of its nonwovens process technologies give it a competitive advantage in meeting the current and future needs of its customers and in leading the development of an expanded range of applications for nonwovens. The Company continues to make significant investments in advanced technology in order to increase capacity, improve quality and develop new low-cost, high-value structures. The Company currently operates four 4.2 meter advanced SMS lines and a unique SMMS line at its Waynesboro, Virginia facility, with commercial production expected to begin in June 1998. This advanced technology allows the Company to produce highly uniform structures with less material than conventional SMS technology. The Company believes that its broad technological base gives it the capability to design and manufacture products with optimal cost and functionality. Working as a developmental partner with its major customers, the Company utilizes its technological capabilities and depth of research and development resources to develop and manufacture new products to specifically meet their needs.

  Management has built the Company through a series of capital expansions and strategic business acquisitions that have broadened the Company's technology base, increased its product lines and expanded its global presence. The Company's strategic acquisitions have helped it to establish strong positions in both the nonwoven and oriented polyolefin markets. Moreover, the Company's consolidated resources have enabled it to better meet the needs of existing customers, to reach emerging geographic markets and to exploit niche market opportunities through customer-driven product development.

HISTORY OF THE COMPANY

  The Company was organized on June 16, 1994 and, effective June 24, 1994, acquired a 100% ownership interest in PGI Polymer, which was incorporated in September 1992 by The InterTech Group, Inc. ("InterTech") and Golder, Thoma, Cressey, Rauner, Inc. ("Golder, Thoma") to act as a holding company for entities engaged in the development, manufacturing and marketing of polyolefin products.

  At the time of its formation, PGI Polymer acquired from InterTech approximately 27% of the issued and outstanding shares of stock of Fabrene, Inc. ("Fabrene"), a leading manufacturer of industrial and commercial oriented polyolefins. In addition, in October 1992, through its wholly-owned subsidiary FiberTech Group, Inc. ("FiberTech"), PGI Polymer acquired the Nonwoven Products Division (the "Predecessor") of Scott Paper Company, a major supplier of nonwovens for diapers and other hygiene products. Together, Fabrene and FiberTech offered substantial representation in both the nonwoven and oriented polyolefin markets.

  In connection with the Company's formation (at which point it became the 100% parent owner of PGI Polymer), the Company purchased from Cydsa, S.A. all of the outstanding shares of Bonlam, S.A. de C.V. ("Bonlam"), the largest manufacturer of spunbond nonwoven fabrics in Mexico (the "Bonlam Acquisition"). The Bonlam Acquisition not only presented the opportunity to meet existing customers' needs in Mexico, but also provided the Company with the additional nonwoven capacity necessary to meet growing demand in North American and Latin American markets.

  In March 1995, the Company purchased the Johnson & Johnson Advanced Material Company and Chicopee B.V. (collectively, "Chicopee"), leading manufacturers and marketers of nonwoven roll and converted products in North America and Europe (the "Chicopee Acquisition"), and consummated certain other transactions restructuring and financing transactions. Through the Chicopee Acquisition, the Company gained substantial manufacturing and technological resources, consumer market recognition of certain of Chicopee's branded product lines and a significant presence in the nonwovens markets for wipes and medical products.

  In May 1996, the Company completed its Initial Public Offering of 11.5 million shares of Common Stock at a price of $18.00 per share. In connection with the Initial Public Offering, the Company recapitalized its multiple classes of common stock into a single class of common stock, and split the common stock at an approximate 19.97 to 1 ratio. The Company also refinanced its outstanding indebtedness by retiring a portion of its 12 1/4% Senior Notes due 2002 issued in 1994 and establishing its Amended and Restated Credit Facility, dated May 15, 1996 (the "Old Credit Facility"), with Chase Bank.

  In August 1996, the Company completed its acquisition of the business of FNA, a North Carolina based nonwovens producer. The acquisition, which was financed through borrowings under the Old Credit Facility, strengthened the Company's strategic position in the hygiene materials market and broadened its offering of medical and agricultural materials.

  On July 3, 1997, the Company consummated its offering of $400,000,000 of 9% Senior Subordinated Notes due 2007, amended its Amended and Restated Credit Facility, dated May 15, 1996 (as amended, the "Credit Facility"), and repurchased and retired all of its outstanding 12 1/4% Senior Notes due 2002. Subsequent to the fiscal year ended January 3, 1998, the Company also completed the Initial Offering of $200,000,000 of 8 3/4% Senior Subordinated Notes due 2008, and acquired the Nonwovens Business and the Oriented Polymer Business. See "Recent Transactions."

INDUSTRY OVERVIEW

  The Company competes primarily in the worldwide market for nonwovens, which is approximately a $7.5 billion market, according to industry sources. The nonwovens industry began in the 1950s when paper, textile and chemical technologies were combined to produce new fabrics and products with the attributes of textiles but at a significantly lower cost. Today, nonwovens are used in a wide variety of consumer, industrial and healthcare products as a result of their superior functionality and relatively low cost.

  The nonwovens industry has benefitted from substantial improvements in technology over the past several years, which have increased the number of new applications for nonwovens, and therefore increased demand. The Company believes, based on industry sources, that demand in the developed markets of North America, Western Europe and Japan will increase 4-5% in each of the next five years, while the emerging markets are forecasted to grow at a rate of 8-9% per annum. In the developed markets, growth will be driven primarily by new applications for nonwovens, while growth in the emerging markets will be volume driven as per capita income rises in these countries. According to industry sources, worldwide consumption of nonwovens increased an average of 9% per annum from 1988 through 1994. The Company also believes that future growth will depend upon the continuation of improvements in raw materials and technology, which should result in the development of high-performance nonwovens, leading to new uses and markets at a lower cost than alternative materials.

  Nonwovens are categorized as either disposable (approximately 85% of worldwide consumer sales, according to industry sources), which is the category in which the Company primarily competes, or durable (approximately 15% of worldwide consumer sales, according to industry sources). The largest end uses for disposable nonwovens are for hygiene applications, including disposable diapers, feminine sanitary protection, baby wipes and adult incontinence products, and healthcare applications, including surgical gowns and drapes and woundcare sponges and dressings. Other disposable end uses include reusable wipes, filtration media, protective apparel and fabric softener sheets. Durable end uses include apparel interlinings, furniture and bedding construction sheeting, cable wrap, electrical insulation, alkaline battery cell separators, automotive components, geotextiles, roofing membranes, carpet backing, agricultural fabrics, durable papers and coated and laminated structures for wallcoverings, upholstery, shoes and luggage.

  The Company also competes in the North American market for oriented polyolefin products. Chemical polyolefin products include woven, slit-film fabrics produced by wearing narrow tapes of slit film and characterized by high strength-to-weight ratios, and also include twisted slit film or monofilament strands. While the broad uncoated oriented polyolefin market is primarily focused on carpet backing fabric and, to a lesser extent, geotextiles and bags, the markets in which the Company primarily competes are made up of a large number of specialized products manufactured for niche applications. These markets include demanding industrial packaging applications such as lumberwrap, steel wrap and fiberglass packaging, as well as high-strength protective coverings and specialized components that are integrated into a variety of industrial and consumer products.

COMPETITIVE STRENGTHS

  The Company believes that it has a strong competitive position attributable to a number of factors, including the following:

    Technological Leadership. The Company believes it is a technological leader in developing and manufacturing nonwovens and oriented polyolefin products. The Company is currently the only nonwovens producer that utilizes all of the established nonwoven process technologies and holds various patents on yield- and efficiency-enhancing manufacturing processes. In addition, the Company enjoys exclusive use of the proprietary APEX(R) structural web technology. The depth and expertise of the Company's research and development staff have enabled the Company to develop innovative products, frequently in response to specific customer needs. In addition, the Company focuses its research and development efforts on increasing its production capacity and improving its production processes, developing innovative products for new markets based on the Company's existing technologies, and developing new process technologies to enhance existing business and to enter new markets. The Company's multinational presence enables it to globally coordinate advanced production initiatives and to co-develop new products directly with international customers.

    State-of-the-Art Manufacturing Capabilities. The Company believes that it has state-of-the-art manufacturing capabilities in both its nonwovens and oriented polyolefin product lines. As a result, the Company is one of the lowest cost producers in the markets in which it participates. The Company currently operates three state-of-the-art SMS lines, located at its Waynesboro, Virginia, Mooresville, North Carolina and San Luis Potosi, Mexico facilities, and a fourth is located at the DNS joint venture facility. The Company is also undertaking the construction of a unique SMMS line at its Waynesboro, Virginia facility, with commercial production expected to begin in June 1998. The Company employs, among others, manufacturing technology by Reifenhauser GmbH & Co., the recognized leader in advanced SMS commercial equipment. Additionally, the Company continues to enhance its production lines with internally developed, proprietary manufacturing technologies.

    Significant Market Share in Primary Markets. The Company has developed significant market shares in its primary markets. For example, the Company believes that it has a significant share of the noncaptive hygiene market and the wipes market and that it is the leading North American manufacturer of lumberwrap and oriented uncoated material used for lamination to paper for the steel wrap market. The Company also believes that it is the leading North American supplier in both the manufactured housing bottom board and fiberglass packaging markets, as well as a global leader in the nonwovens cable wrap and alkaline battery cell separator markets. The Company believes it has been able to secure and maintain its position in these markets as a result of its commitment to, and reputation for, innovation and quality.

    Experienced and Committed Management Team. The Company's senior management team has significant experience in the manufacturing and marketing of polyolefin products, with an average of 12 years of experience in this industry. Management's experience includes acquiring and employing assets at a low cost as well as increasing asset utilization and productivity. Management also has a successful track record of acquiring, improving and integrating complementary businesses into the Company. Senior management currently owns approximately 23% of the common equity of the Company.

    Key Customer Relationships. The Company has successfully cultivated long-term relationships with key customers, such as Johnson & Johnson and Procter & Gamble, who are market leaders in their industries. The Company currently works closely as a partner with Procter & Gamble and other customers to develop advanced components for next generation disposable diapers and other hygiene products. The Company has negotiated a favorable, long-term supply agreement with Johnson & Johnson, under which it is the exclusive provider of nonwoven fabric requirements for Johnson & Johnson until March 2000 and, so long as the Company's prices remain competitive with the marketplace, extends through March 2005. Similarly, the Company enjoys an exclusive, long-term supply contract with Bulldog Bag Ltd. for its oriented polyolefin product line. The Company's success in developing and strengthening its relationships with these and other key customers is attributable to its commitment to product quality, dedication to customer technical service and ability to develop innovative applications for existing products.

  By focusing on the Company's competitive strengths, management has positioned the Company to address the current and future needs of the nonwovens and oriented polyolefin markets by providing high value, low cost products to converters and end-use customers in specialty niche application markets on a global basis.

BUSINESS STRATEGY

  The Company's goals are to continue to grow its core businesses while developing new technologies to capitalize on a broad range of new high-margin niche product opportunities and expanded geographic markets. The Company intends to be the leading supplier in its chosen markets by delivering high-quality products and services at competitive prices. To achieve these goals, the Company's primary strategy focuses on:

    Strategic Acquisitions. The Company continuously evaluates opportunities to make acquisitions which complement and expand its core businesses or which have the potential to increase market share and distribution capability in high-margin complementary products. For example, on January 29, 1998, the Company completed the acquisition of the Nonwovens Business, which served to consolidate the Company's position as the leading supplier of spunbond and spunmelt nonwovens in North America, to expand its presence in the rapidly growing spunbond nonwovens market in Latin America and to develop a significant operating base in the specialty dry-laid nonwovens market in Western Europe. The Company believes that as a result of the Nonwovens Acquisition, it is now the third largest producer of nonwovens in the world as well as the largest producer of spunbond and spunmelt products in the world. In addition, on March 16, 1998 the Company acquired the Oriented Polymer Business, which will expand the Company's product offerings and enhance raw materials purchasing opportunities. See "Recent Transactions."

    Continuous Improvement Aimed at Increasing Product Value and Reducing Costs. The Company is committed to continuous improvements throughout its business to increase product value and lower costs. The Company's product design teams continuously seek to incorporate new materials and operating capabilities that enhance or maintain performance specifications while lowering the cost of raw materials used in the products. State-of-the-art equipment, much of which has been developed internally and is proprietary to the Company, has been designed and installed to continuously measure process parameters and maintain very narrow tolerances, resulting in higher levels of product consistency and reduced waste. The Company also holds several patents protecting yield- and efficiency-enhancing manufacturing processes developed by its research and development staff. As a result, the Company's manufacturing processes utilize less material and produce a higher quality finished product than many of its competitors. In addition, the Company maintains a human resource program aimed at capturing productivity gains through team building, formal training and employee empowerment.

    Development of High Value-Added Niche Products. The Company is committed to investment in the development of products for high value-added niche markets. One new offering is its Reticulon(R) brand apertured film, which is used as a facing film on feminine hygiene products and in filtration applications. The Company also recently introduced a new line of meltblown materials for a wide range of wet and dry filtration applications. The Company has taken steps to begin commercialization of additional medical gown and drape technologies as well as new, high-margin wiping applications incorporating antibacterial agents. Other recent developments include the proprietary APEX(R) structural web technology, which is a surface-forming process that produces nonwoven fabrics with intricate, three-dimensional patterns. The Company believes its next generation nonwovens, produced using the APEX(R) structural web technology and marketed under the brand name MIRATEC(R), have the potential to replace certain woven and knit applications at a lower cost. These advanced nonwovens are currently in commercial production for Johnson &
  Johnson for medical applications such as woven-like gauze and surgical lap-pads. The Company is actively developing market opportunities for MIRATEC(R) in a variety of other applications, including home furnishings, automotive headliners and filtration products.

    Entrance into New Markets with Existing Products. The Company believes that it has significant additional market opportunities for its existing products. The Company is actively expanding its capabilities to take advantage of the penetration and growth of its core products internationally, particularly in developing countries. For example, the Company has increased sales to Latin America, the Caribbean, New Zealand and Australia. The Nonwovens Acquisition further enhanced the Company's presence in Western Europe, Latin America, North Africa and the Far East. Over the past five years, the Company's sales from manufacturing facilities outside the United States have increased from approximately $28 million in 1993 to approximately $223 million in 1997. In addition, the Company has expanded its technical marketing staff to pursue novel applications of its current products with new segments of end users. For example, the Company has developed a multimillion square meter market in Europe for a new hygiene application by introducing a product and technology primarily used as a wipe in North America.

    Expansion of Capacity through Capital Projects. The Company continuously evaluates opportunities to expand its existing production capacity and enhance production technologies. Since 1992, the Company has invested in capital improvements to debottleneck existing operations and to add new capabilities and capacity. The latest of these projects are the state-of-the-art SMMS line at the Waynesboro, Virginia facility, and the recently completed 4.2 meter SMS line at the Mooresville, North Carolina facility. The Mooresville facility began commercial production in the fourth quarter of 1997 and now has committed capacity utilization in excess of 80%, subject to completion of qualifying programs (a process previously undergone at the San Luis Potosi facility). Once operating at full capacity (which at present is fully committed), the Company believes that the SMMS line at Waynesboro, which is expected to begin commercial production in June 1998, will be the most productive line in the world, producing 1.44 billion square yards of nonwovens annually. The Company recently committed to install a new, heavyweight APEX(R) line at its Benson, North Carolina facility, which is expected to be commercialized in early 1999. In addition, the Company's oriented polyolefin business has completed a series of expansions and debottlenecking projects since 1990, which have cumulatively increased capacity (exclusive of the capacity gained in the Oriented Polymer Acquisition) by 57%. The expansions include facilities in North Bay, Ontario, Portland, Oregon, Vancouver, British Columbia and Albany, New York.

  Through the implementation of its business strategy, management has achieved an increase in net sales from $165.3 million in 1994 to $535.3 million in 1997. At the same time, the Company has continued to develop new, proprietary product technologies, to enter new geographical customer markets and to expand its state-of-the-art manufacturing facilities in North America, South America and Europe.

PRODUCTS

  The Company develops, manufactures and sells a broad array of nonwovens, oriented polyolefin products, conulated/apertured (perforated) films, laminated composite structures, converted wipes and sorbent products. Sales are focused in four general product categories that provide opportunities to leverage the Company's advanced technology and substantial capacity. These product categories include industrial and specialty, reusable wiping, medical and hygiene products.

  Marketing and research and development teams are committed to constant product innovation in conjunction with, or at the request of, the Company's customers. Close long-term relationships with end-use customers enable the Company to better understand its customers' needs and have been a significant factor in the Company's success. In addition, the research and development teams seek to develop high value-added specialty products using existing assets in order to leverage the Company's capabilities to produce high-margin products.

 Industrial and Specialty Products

  The industrial and specialty products category represented approximately 21%, 21% and 22%, or $111.5 million, $107.8 million and $94.0 million, of the Company's 1997 net sales, 1996 net sales and 1995 net sales, respectively. Demand for this product category is distributed among hundreds of end-use applications. Some typical end uses include filtration media, home furnishings, apparel interlinings, automotive insulation and interior fabrics, agricultural fabrics, alkaline battery cell separators, cable wrap, electrical insulation, protective coverings and flexible industrial packaging. The Company's strength in engineering and extensive range of process technologies are well-suited to meet the specialized functionality requirements in this category. Customers typically have very specific performance and quality requirements that demand efficient design and process conditions, both of which are strategic strengths of the Company.

  The Company produces a broad range of industrial and specialty products, including alkaline battery cell separators, cable wrap, electrical insulation, electronic clean room wipes, manufactured housing bottom board fabric (used to enclose the underside of a manufactured home), home furnishing dust covers and mattress pads, window coverings, protective apparel and specialized protective coverings such as golf green covers, pool covers, salt pile covers, landfill covers and athletic field covers. The Company also produces a variety of flexible packaging products utilizing coated and uncoated oriented polyolefin fabrics such as: Arbrene(R) and Lumber Guard(R) lumberwrap, which are used to cover high-quality kiln dried lumber for shipping and storage; fiberglass packaging tubes, which hold batts of insulation under compression for efficient storage and shipping; balewrap for synthetic and cotton fibers; steel and aluminum wrap, which are used to cover mill rolls; and coated oriented bags for animal feed, specialty chemicals and mineral fibers. The Company is a leading supplier of several of these products, including wetlaid alkaline battery cell separators, oriented lumberwrap, fiberglass packaging and bottom board fabric and cable wrap.

  The Company also produces a variety of specialized niche products that further augment the array of end use applications within this product category. The Company expects that the majority of its long-term growth will come in the industrial and specialty products category. The Company's current primary industrial and specialty products and applications are summarized below:

    Product                               Application
                                          Alkaline battery cell separators
    Microporous rollgoods                 Liquid filtration
    Kiara(R)                              Automotive insulation
    Key Bak(R)                            Lumberwrap
    Arbrene(R) and Lumber Guard(R)        Housewrap
    Airgard(R)                            Corrugated box reinforcement
    Fab-Strip(TM)                         Protective coverings and laminated
    Fabrene(TM)                            structures
    Agricultural fabric                   Crop covers
    Dust cover                            Furniture and bedding
    Top Swell(TM)                         Water blocking cable wrap
    Bale-lock                             Agricultural twine

  The Company's industrial and specialty products are produced primarily using wetlaid, adhesive bond, through-air fusible fiber bond, spunbond, oriented polyolefin and lamination technologies. Specialized converting facilities operated by the Company include a wide-width paper/nonwoven/film laminating and printing facility in Portland, Oregon and a thermal and ultrasonic bonding facility in Vineland, New Jersey. The Company sells its industrial products primarily to converters/distributors, except for alkaline battery cell separators, fiberglass packaging, cable wrap, electrical insulation, and lumberwrap in the U.S. Pacific Northwest, which are sold by the Company's own sales team.

 Wiping Products

  The wiping products category represented approximately 20%, 17% and 17%, or $105.2 million, $90.6 million and $73.0 million, of the Company's 1997 net sales, 1996 net sales and 1995 net sales, respectively. The Company has a complete line of wiping products used for food service, institutional, light industrial, janitorial and consumer markets. In 1995, approximately 13%, or two billion square yards, of North American nonwovens roll goods capacity was used to produce wiping products. Wiping products are categorized as either "premoistened/wet wipes" or "dry wipes." The Company primarily participates in the "dry wipes" portion of the market, which the Company believes to have greater potential for growth and to contain more opportunities for value-added, specialty products. Within the "dry wipes" category, the three general end-use products are food service wipes, consumer household wipes and industrial and specialty wipes. The Company maintains a significant market share in the food service and consumer categories and is a leading producer for the industrial category. Industry sources estimate that the North American volume growth for nonwovens used in disposable wipes will be approximately 7% per annum through 2000.

  Products within this category include branded and unbranded light to heavyweight cloth wipes, towels and aprons marketed under the Chix(R), Chix Plus(R), Chifonet(TM) and Lerette(TM) trademarks, medium to heavyweight open weave towels marketed under the Fresh Guy(R) trademark and dry, pretreated, water activated cleaning and sanitizing wipes for the food service industry, marketed under the Quix(TM) trademark. Products for the industrial, janitorial and institutional markets include light to heavy-duty towels and cloths sold under a variety of trademarks including Worxwell(R), Durawipe(R), Masslinn(R) and Stretch 'N Dust(R). Specialty wipes consist of products designed to meet specialized customer requirements and specifications and include clean room wipes used in the electronics, pharmaceutical and office equipment cleaning industries, tack cloth used by automotive paint shops, and aerospace wipes for solvent and sealant wiping, surface preparation and general purposes. The Company produces multi-use kitchen wipes, including Colgate-Palmolive's Handiwipes(R) brand pursuant to a long-term supply agreement. The Company also markets a line of catering products in Europe, including banquet rolls, table napkins and table cloths. The Company's primary wiping products and applications are summarized below:

    Product                               Application
                                          Food service
    Chix(R) and Chix Plus(R)              Heavyweight food service
    Fresh Guy(R)                          Industrial
    Durawipe(R)                           Sanitizing/food service
    Quix(TM)                              Consumer and janitorial
    Worxwell(R)                           Janitorial
    Masslinn(R)                           Janitorial
    Stretch 'N Dust(R)                    Specialized, clean rooms
    Duralace(R)                           Consumer--Europe
    Chifonet(TM)                          Food service--Europe
    Lerette(TM)                           Catering--Europe
    Napkins and tablecloths               Consumer
    Handiwipes(R) and Heavywipes(R)/1/
--------
  /1/Handiwipes(R) and Heavywipes(R) are registered trademarks of Colgate Palmolive. The Company produces wipes exclusively for Colgate-Palmolive under a supply agreement.

  The Company utilizes primarily dry form resin bonded and spunlace technologies to manufacture its wiping products and also maintains dedicated converting and packaging equipment. In North America, the Company has a long-term manufacturing and distribution agreement, which extends through 2003, with Berkley Medical Resources Inc. ("BMR") in Fairfield, Pennsylvania to convert, warehouse and distribute a wide range of wiping products. The equipment used in the converting and packaging operations is owned by the Company and operated solely for its benefit. In Europe, the Company operates its own converting and packaging equipment within the Cuijk manufacturing facility. The Company is a leading manufacturer and marketer of wiping products as a result of its wide range of products, aggressive sales and marketing team wide distribution base of dealers and food service distributors and reputation for excellent customer and technical support, including the ability to meet specific customer requirements.

 Medical Products

  The medical products category represented approximately 16%, 18% and 17%, or $86.7 million, $91.7 million and $73.0 million, of the Company's 1997 net sales, 1996 net sales and 1995 net sales, respectively. The Company's medical products are used in the production of wound care sponges and dressings, disposable surgical packs, apparel such as operating room gowns, drapes for operating rooms and facemasks, shoecovers and headwear. Medical applications represent the second largest market for nonwoven fabrics, with almost two billion square yards consumed annually in the United States. Approximately 40% of this demand is for disposable surgical packs, drapes and gowns, a market in which Johnson & Johnson has a leading share.

  Johnson & Johnson is the Company's primary customer for medical products pursuant to a long-term supply agreement dated March 15, 1995 (the "Supply Agreement"). The Supply Agreement grants the Company the exclusive right to supply Johnson & Johnson with all of its nonwoven fabric requirements, including those for its entire line of medical products as well as for other disposable hygiene and wiping applications, for a period of five years, and, provided that the Company's prices remain competitive with the marketplace, extends for a period of an additional five years. During the first five-year period, of which approximately two years still remain, the Company enjoys significantly favorable pricing terms. In addition, other preferential terms continue throughout the duration of the contract.

  The Company believes, based on industry sources, that the North American volume growth rate for nonwovens in medical applications will be approximately 2-4% per annum through 2000, with much of the growth coming from the expansion of traditional product lines. A 1992 ruling by the Occupational Safety and Health Administration ("OSHA") required that employers of healthcare workers supply personal protective equipment to employees at risk of exposure to infectious body fluids. Industry sources expect that OSHA rules will continue to stimulate demand for protective applications for workers, including those in funeral homes, linen services and law enforcement agencies in addition to healthcare workers.

  Surgical gowns and drapes containing a protective barrier against fluid strike-through are the largest and fastest growing applications for nonwoven fabrics in the medical products category. The Company produces Duralace(R) spunlace fabric for this product group and treats the surface of the fabric to give it high fluid repellency required for this application. The sponge and dressing products are produced using spunlace apertured technologies and the proprietary APEX(R) structural web technology. A recently developed product using the APEX(R) structural web technology, Mirasorb(R)/1/, is a nonwoven sponge that can replace woven gauze in some applications at considerably less cost. The Company's primary medical products and applications are summarized below:

      Product                             Application
                                          Surgical gowns and drapes
      Duralace(R)                         Sponges
      Mirasorb(R)                         Nonwoven gauze
      Nugauze(R)
--------
/1/Mirasorb(R) and Nugauze(R) are trademarks of Johnson & Johnson. The Company furnishes Johnson & Johnson with products used in the manufacture of these products.

 Hygiene Products

  The hygiene products category represented approximately 43%, 44% and 45%, or $231.9 million, $231.2 million and $197.6 million, of the Company's 1997 net sales, 1996 net sales and 1995 net sales, respectively. The Company produces a variety of nonwoven materials for use in the production of diapers, training pants, feminine sanitary protection, baby wet wipes and adult incontinence products. Today, the Company's customers annually consume over two billion square yards of nonwoven fabrics for hygiene products. The Company believes that it has a significant share of the noncaptive North American topsheet market. Industry sources estimate that the global growth rate for SMS and spunbond nonwovens in hygiene applications will average 6-8% through 2000, primarily due to an increase in the amount of nonwoven fabric per diaper, increased unit demand from developing countries and the rise in use of adult incontinence products. Volume growth for nonwovens for use in hygiene in North America is expected to be 4-5% annually through 2000.

  The Company has a broad product offering and provides customers with a full range of specialized components for unique or distinctive products, including the Isolite(TM) topsheet, Multi-Strike(TM) transfer layer, Soft Touch(TM) backsheet fabric, Dry-Fit(TM) leg cuff fabric, Reticulon(R) sanitary protection facings, absorbent pads for the Serenity(R)/1/ incontinence guard and Carefree(R)/1/ panty shield and Ensorb(TM) absorbent cores. The Company produces a spunlace "wet wipe" product for baby wipe applications in Europe for Johnson & Johnson. This product fills the gap between standard nonwoven wipes and a quality cloth wipe and has improved thickness and softness over standard airlaid pulp products. The Company is the only supplier capable of providing all of the thermal bond, adhesive bond, spunbond, SMS, coextruded apertured films, through-air bond, spunlace and ultrasonic bond technologies which are required in the manufacture of these products. The Company's primary hygiene products and applications are summarized below:

      Product                             Application
                                          Coverstock
      Isolite(TM)                         Transfer sublayer
      Multi-Strike(TM)                    Clothlike backsheet
      Soft Touch(TM)                      Leg cuff for diapers
      Dry-Fit(TM)                         Sanitary protection facing
      Reticulon(R)                        Absorbent cores
      Ensorb(R)                           Topsheets
      Novaspun                            Consumer--Europe
      Baby wipes                          Protective apparel (solid barrier)
      Poly-Safe(TM)                       Protective apparel (breathable
      Poly-Breathe(TM)                     barrier)
--------
  /1/Serenity(R) and Carefree(R) are Johnson & Johnson trademarks. The Company furnishes Johnson & Johnson with products used in the manufacture of these products.

  The Company has a significant relationship with Procter & Gamble and supplies a full range of products to Procter & Gamble on a global basis. The Company's marketing and research and development teams work closely as partners with Procter & Gamble and other customers in the development of next generation products. The Company believes that this technical support ensures that the Company's products will continue to be incorporated into such customers' future product designs. The Company also has significant relationships with private-label producers of diaper products and is the primary supplier to Johnson & Johnson Personal Products for its nonwoven requirements for sanitary protection, tampon and adult incontinence products.

NEW PRODUCT DEVELOPMENT

  The Company continually develops new products that incorporate the Company's wide variety of technologies. The Company's research and development efforts have been focused on increasing its production capacity and improving its production processes, developing products based on the Company's existing technologies for new markets and developing new process technologies to enhance existing businesses and allow entry into new businesses. The depth and expertise of the Company's research and development staff, who work closely with manufacturing and marketing personnel, have enabled the Company to develop innovative products, frequently in response to specific customer needs. In addition, the Company frequently enters into collaborative partnerships with its customers to develop and manufacture next-generation products in response to its customers' changing needs. The Company believes that these developmental partnerships enhance customer relationships by ensuring that the Company's products will continue to be incorporated into its customers' future products. The Company also utilizes in-plant pilot lines that are installed in its manufacturing facilities in order to develop new products under real manufacturing conditions prior to commercialization. The Company currently has several projects in advanced stages of development that it believes will present the potential for substantial growth.

  APEX(R), a new surface-forming technology, has the potential to displace traditional woven textile, knitted and composite products in many applications because of its favorable price to value ratio. The advanced APEX(R) structural web process produces low-cost textile replacement fabrics with intricate, three-dimensional patterns marketed under the name MIRATEC(R). This technology, which can be applied to most sheet structures fabricated from fibers or films, enhances the Company's ability to gain competitive advantages by increasing manufacturing efficiency and product differentiation. Pursuant to an agreement with Johnson & Johnson, products for hygiene and healthcare applications that are manufactured utilizing the APEX(R) structural web technology may only be sold to Johnson & Johnson. In all other markets, such as automotive headliners, home furnishings and filtration products, the Company may manufacture and freely market products utilizing the APEX(R) structural web technology.

  The Company is at the forefront in the use of new generation resins, which have the potential to produce stronger and thinner fabrics with advanced performance characteristics such as elasticity, microporosity and surface adhesion. The Company believes that its state-of-the-art equipment and manufacturing processes will provide it with the flexibility to process these advanced resins and allow it to be a leader in the introduction of these materials for traditional as well as new end uses.

  The Company has agreed in collaboration with Los Alamos National Laboratories ("LANL") to develop and commercialize specific applications of polymer filtration/metal separations in aqueous, solid and vapor-phase matrices, which permit removal and recovery of specific metal ions based on sophisticated polymer chemistry. Initial polymer filtration techniques relate to the removal and recovery of metal ions from electroplating and metal finishing process waste streams. Additional polymer filtration/metal separations applications are being identified by the Company and LANL for commercialization. These techniques have potential applications in commercial and large-scale waste site cleanup and disposal. The Company currently markets this product under the Metal-Set(R) brand name.

MARKETING AND SALES

  The Company sells to over 1,000 customers in the domestic and international marketplace. Approximately 58%, 20%, 12% and 10% of the Company's 1997 net sales were to entities from manufacturing facilities in the United States, Europe, Canada and Mexico, respectively. Johnson & Johnson, the Company's largest customer, accounted for 26% of the Company's 1997 net sales while Procter & Gamble accounted for 16% of net sales for the same period. Sales to the Company's top 20 customers represented approximately 61% of the Company's 1997 net sales.

  The Company sells primarily to manufacturers and converters, which incorporate the Company's products into their finished goods. The Company employs direct sales representatives, a number of whom are engineers and each of whom has advanced technical knowledge of the Company's products and the applications for which they are used. The Company's sales representatives are active in the Company's new product development efforts and are strategically located in the major geographic regions in which the Company's products are utilized. The oriented polyolefin products are sold primarily through a well-established network of converters and distributors, most of whom have been doing business with the Company (or its respective predecessors) for more than 16 years. Converters add incremental value to the Company's products and service the small order size requirements typical of many end users.

  In certain new high-margin niche markets, the Company has maintained control over distribution by dealing directly with the end-use customer through its sales representatives. The Company offers a broad range of high-quality products, utilizing multiple technologies and materials, allowing its sales force to offer customers what the Company believes is the widest range and variety of nonwoven and oriented polyolefin products available to meet customers' requirements from a single source. The Company has utilized its broadened product base to market its products in high-value niche product areas.

MANUFACTURING PROCESSES

  General. The Company's competitive strengths include low-cost, high-quality manufacturing processes and a broad range of process technologies, which allow the Company to offer its customers the best-suited product for each respective application. Additionally, the Company has made significant capital investments in modern technology and has developed proprietary equipment and manufacturing techniques. The Company believes that it exceeds industry standards in productivity, reduction of variability and delivery lead time. The Company has a wide range of manufacturing capabilities (many of which are patented) that allow it to produce specialized products which, in certain cases, cannot be reproduced in the market. Substantially all of the Company's manufacturing sites have plant-wide real time control and monitoring systems that constantly monitor key process variables using a sophisticated closed loop system of computers, sensors and custom software.

  Nonwovens. The Company believes that it has the most comprehensive array of nonwoven manufacturing technologies in the industry. The Company has capabilities spanning the entire spectrum of nonwoven technologies, including the following manufacturing processes: spunbond, SMS, SMMS (commercial production expected May 1998), thermal and adhesive bond, spunlace, wet-laid, dry-laid, film extrusion and aperturing, through-air bond and ultrasonic bond among other processes.

  Nonwoven rollgoods typically have three process steps: web formation, web consolidation or bonding and finishing. Web formation is the process by which previously prepared fibers, filaments or films are arranged into loosely held networks called webs, batts or sheets. In each process, the fiber material is laid onto a forming or conveying surface, which may be dry, wet or molten. The dry-laid process utilizes textile fiber processing equipment, called "cards," that have been specifically designed for high-capacity nonwoven production. The carding process converts bales of entangled fibers into uniform oriented webs that then feed into the bonding process. The wet-laid process utilizes papermaking technology in which the fibers are suspended in a water slurry and deposited onto a moving screen, allowing the water to pass through and the fibers to collect. In a molten polymer-laid process, extrusion technology is used to transform polymer pellets into filaments, which are laid on a conveying screen and interlocked by thermal fusion. In this process, the fiber formation, web formation and web consolidation are generally performed as a continuous simultaneous operation, making this method very efficient.

  Web consolidation is the process by which the fibers or film are bonded together using either mechanical, thermal, chemical or solvent means. The bonding method greatly influences the end products' strength, softness, loft and utility. The principal bonding processes are thermal bond, resin or adhesive bond, hydroentanglement or spunlace, binder fiber or through-air bond, calender, spunbond, meltblown, SMS, ultrasonic bond and needlepunch. Thermal bond utilizes heated calender rolls with embossed patterns to point bond or fuse the fibers together. In the resin bond process, an adhesive, typically latex, is pad rolled onto the web to achieve a bond. Spunlace, or hydroentanglement, uses high pressure water jets to mechanically entangle the fibers. Through-air bonding takes place through the fusion of bi-component fibers in a blown hot air drum. Spunbond and meltblown take advantage of the melt properties of the resins and may use thermal fusion with the aid of calender rolls. SMS and SMMS are integrated processes of combining spunbond and meltblown sheets in a laminated structure, creating very strong, lightweight and uniform fabrics. Ultrasonic bonding utilizes high-frequency sound waves that heat the bonding sites. Needlepunch is a mechanical process in which beds of needles are punched through the web, entangling the fibers.

  Finishing, or post-treatment, adds value and functionality to the product and typically includes surface treatments for fluid repellency, aperturing, embossing, laminating, printing and slitting. Spunlace and resin bond systems also have a post-treatment drying or curing step. Certain products also go through an aperturing process in which holes are opened in the fabric, improving absorbency.

  Oriented Polyolefins. The oriented/film process begins with plastic resin, which is extruded into a thin plastic film or into monofilament strands. The film is slit into narrow tapes. The slit tapes or monofilament strands are then stretched or "oriented," the process through which it derives its high strength. The tapes are wound onto spools which feed weaving machines or twisters. In the finishing process, the product is coated for water or chemical resistance, ultraviolet stabilization and protection, flame retardancy, color and other specialized characteristics. In the twisting process, either oriented slit tapes or monofilament strands are twisted and packaged on tightly spooled balls for distribution as agricultural and commercial twine. The Company operates 160-inch and 80-inch coating lines that have been equipped with the latest technology for gauge control, print treating, lamination, anti-slip finishes and perforation. The 160-inch line is one of only two lines of that size in North America. At its Portland, Oregon facility, the Company extrudes specialized films which are used to laminate the oriented product to paper and has the additional capability of printing up to four colors on one of the widest printing presses in North America.

  Outside Converting. The Company recently extended its long-term manufacturing and distribution contract with BMR for an additional five years, through August 2003. The agreement provides for BMR to convert, warehouse and distribute a wide range of wiping products. Under the agreement, the Company sells base fabrics produced at its Benson, North Carolina manufacturing facility to BMR. BMR then cuts, folds and packages the fabric using Company-owned machinery in a dedicated facility on behalf of the Company in accordance with specifications. BMR distributes the products directly to the Company's customers, while marketing, sales and order processing are the responsibility of the Company. In Europe, the Company operates its own cutting, folding and packaging machines at its Cuijk manufacturing facility.

COMPETITION

  The Company's primary competitors in its industrial and specialty product markets are: Du Pont, Freudenberg Nonwovens L.P. ("Freudenberg"), Kimberly-Clark Corporation ("Kimberly-Clark"), Dexter Nonwovens Division, Kuraray Co., Ltd., Veratec (a subsidiary of International Paper Co.), Reemay Inc. (a subsidiary of BBA Group plc), Lohmann GmbH & Company and Lantor International for nonwoven products; and Intertape Polymer Group Inc. and Amoco Fabrics and Fibers Co. for oriented polymer products. Generally, product innovation and performance, quality, service and cost are the primary competitive factors, with technical support being highly valued by the largest customers.

  The Company's primary competitors in its wiping product markets are Du Pont in nonwovens and paper producers such as Fort James Corporation ("Fort James"), Atlantic Mills Inc. and Kimberly-

Clark. In addition to like-kind products, the Company's wiping products also compete with used rags and linen. Generally, cost, distribution and utility are the principal factors considered in food service and janitorial end uses, while product innovation, performance and technical support are the most important factors for specialty and industrial wiping products.

  The Company's primary competitors in its medical product markets are Du Pont and FiberWeb Group, Inc. (a subsidiary of BBA Group plc) in the United States and Freudenberg and Molnlycke AB in Europe. Price, distribution, variety of product offerings and performance are the chief competitive factors in this product category.

  The Company's primary competitors in its hygiene product categories are Veratec and FiberWeb Group, Inc. in North America, Corovin GmbH (a subsidiary of BBA Group plc) and J.W. Suominen O.Y. in Europe and Uni-Charm Corp. in Japan. Generally, product cost, technical capacity and innovation and customer relationships are the most important competitive factors in these markets. The Company believes that it is an industry leader in each of these categories.

  A number of the Company's niche product applications are sold into select specialized markets, and the Company believes that the size of such markets, relative to the amount of capital required for entry, as well as the advanced manufacturing processes and technical support required to service them, present barriers to entry. There can be no assurance, however, that these specialized markets, particularly as niche product applications become standardized over time, will not attract additional competitors that could have greater financial, technological, manufacturing and marketing resources than the Company. See "Risk Factors--Competition in the Company's Markets."

RAW MATERIALS

  The primary raw materials used in the manufacture of most of the Company's products are polypropylene and polyester fiber, polyethylene and polypropylene resin, and, to a lesser extent, rayon and tissue paper. The prices of polypropylene and polyethylene are a function of, among other things, manufacturing capacity, demand and the price of crude oil and natural gas liquids. Historically, the prices of polypropylene and polyethylene resins have fluctuated, such as in late 1994 and early 1995 when resin prices increased by approximately 60%. The sharp increase was primarily due to short-term interruptions in production capacity and increased demand as a result of an expanding economy. By mid-1995, supply had increased, thereby reducing prices. The Company expects that such price reductions will continue as incremental capacity continues to be added. In 1996, polypropylene fiber prices remained stable while resin prices, on average, trended lower. Polyethylene resin prices were lower in the first half of 1996, but rose in the second half of the year. Polyester fiber and resin prices experienced substantial declines worldwide during 1996. Raw materials prices remained stable to slightly lower in 1997.

  There can be no assurance that the prices of polypropylene and polyethylene will not increase in the future or that the Company will be able to pass on such increases to its customers as it has generally been able to do in the past. A significant increase in the prices of polyolefin resins that cannot be passed on to customers could have a material adverse effect on the Company's results of operations and financial conditions.

  The Company's major supplier of polypropylene fiber is FiberVisions L.L.C., while its major supplier of polyethylene is Novacor Chemicals Inc. The Company's major suppliers of rayon fiber are Lenzing Fibers Corp. and Courtaulds Fibers, Inc., while its major suppliers of polyester are Wellman, Inc. and E.I. Du Pont de Nemours & Co. ("Du Pont"). The Company primarily purchases its polypropylene resin from Indelpro, S.A. de C.V., Montell North America Inc. and Exxon Chemical Company, and purchases its tissue paper from Crown Vantage Inc. As a result of the Nonwovens Acquisition, the Company is also a purchaser of polyolefin films from Edison Plastics Company, a subsidiary of Blessings Corporation, polyester fiber from Swicofil A.G. Textile Services and Du Pont, and polyacrylate powder (SAP) from Elf Atochem.

  The Company believes that the loss of any one or more of its suppliers would not have a long-term material adverse effect on the Company because other manufacturers with whom the Company conducts business would be able to fulfill the Company's requirements. However, the loss of the Company's suppliers could, in the short term, adversely affect the Company's business until alternative supply arrangements were secured. In addition, there is no assurance that any new supply arrangements entered into by the Company will have terms as favorable as those contained in current supply arrangements. The Company has not experienced any significant disruptions in supply as a result of shortages in raw materials.

ENVIRONMENTAL

  The Company is subject to a broad range of federal, foreign, state and local laws and regulations relating to the pollution and protection of the environment. Among the many environmental requirements applicable to the Company are laws relating to air emissions, wastewater discharges and the handling, disposal and release of solid and hazardous substances and wastes. Based on continuing internal review and advice from independent consultants, the Company believes that it is currently in substantial compliance with applicable environmental requirements.

  The Company is also subject to laws, such as CERCLA, that may impose liability retroactively and without fault for releases or threatened releases of hazardous substances at on-site or off-site locations. The Company is not aware of any releases for which it may be liable under CERCLA or any analogous provision.

  Actions by federal, state and local governments in the United States and abroad concerning environmental matters could result in laws or regulations that could increase the cost of producing the products manufactured by the Company or otherwise adversely affect demand for its products. For example, certain local governments have adopted ordinances prohibiting or restricting the use or disposal of certain plastic products, such as certain of the plastic wrapping materials which are produced by the Company. Widespread adoption of such prohibitions or restrictions could adversely affect demand for the Company's products and thereby have a material adverse effect upon the Company. In addition, a decline in consumer preference for plastic products due to environmental considerations could have a material adverse effect upon the Company.

  Most of the Company's manufacturing processes are mechanical and are therefore considered to be environmentally benign. The polyolefin resins are readily recyclable, and the Company maintains a network of recyclers to receive post-industrial waste for certain of the Company's products. In addition, each of the Company's manufacturing sites has equipment and procedures for reclaiming a majority of internally generated scrap, thus reducing the amount of waste sent to local landfills. As a result, the Company does not currently anticipate any material adverse effect on its operations, financial condition or competitive position as a result of its efforts to comply with environmental requirements. Some risk of environmental liability is inherent, however, in the nature of the Company's business, and there can be no assurance that material environmental liabilities will not arise. It is also possible that future developments in environmental regulation could lead to material environmental compliance or cleanup costs.

PATENTS AND TRADEMARKS

  The Company considers its patents, patent licenses and trademarks, in the aggregate, to be of material importance to its business and seeks to protect this proprietary know-how in part through United States and foreign patent and trademark registrations. The Company maintains over 40 registered trademarks and over 75 patents or patent licenses in the United States. In addition, the Company maintains certain trade secrets for which, in order to maintain the confidentiality of such trade secrets, it has not sought patent protection.

INVENTORY AND BACKLOGS

  Unfilled orders as of January 3, 1998 and December 28, 1996 amounted to approximately $87.2 million and $76.8 million, respectively. The Company's unfilled order position has increased over the past year as a result of the acquisition of the Nonwovens Business.

RESEARCH AND DEVELOPMENT

  The Company continually invests in research and development, focusing its efforts on increasing production capacity, improving production processes, and developing new product and process technologies. For the fiscal years ended January 3, 1998, December 28, 1996 and December 30, 1995, the Company spent approximately $9.6 million, $6.9 million and $6.4 million on research and development.

SEASONALITY

  Use and consumption of the Company's products exhibits some seasonality, with lighter volumes generally experienced in the first quarter of the fiscal year.

EMPLOYEES

  As of April 4, 1998, the Company employed approximately 3,820 persons. As of January 4, 1998, the Company employed approximately 3,600 persons. Of that total, approximately 1,600 employees are represented by labor unions or trade councils that have entered into separate collective bargaining agreements with the Company. Approximately 31% of the Company's labor force is covered by collective bargaining agreements which expire in 1998. The Company considers its employee relations to be very good.

PROPERTIES

  The Company and its subsidiaries operate the following principal manufacturing plants and other facilities, all of which are owned, except as noted. All of the Company's owned properties are subject to liens in favor of the lenders under the Company's credit facilities.

                                TOTAL
                               SQUARE
           LOCATION             FEET               PRINCIPAL FUNCTION
           --------            -------             ------------------
North Little Rock, Arkansas    364,000    Manufacturing
 (Plant 1)....................
North Little Rock, Arkansas    119,000    Manufacturing and Warehousing
 (Plant 2)....................
Rogers, Arkansas.............. 126,000    Manufacturing
Rogers, Arkansas..............  15,000(1) Warehousing
Gainesville, Georgia.......... 121,000(1) Manufacturing and Warehousing
Kingman, Kansas............... 182,000    Manufacturing, Marketing, Warehousing
                                           and Administration
Dayton, New Jersey............  30,000(2) Administration
Landisville, New Jersey....... 245,000    Manufacturing, Sales, Marketing and
                                           Research and Development
Vineland, New Jersey..........  83,500(3) Manufacturing
Albany, New York..............  60,000    Manufacturing and Warehousing
Benson, North Carolina........ 469,000    Manufacturing, Sales, Marketing and
                                           Warehousing
Raleigh, North Carolina.......   5,300(1) Administration
Mooresville, North Carolina...  73,500    Manufacturing, Sales, Marketing and
                                           Warehousing
Portland (Clackamas), Oregon..  30,000    Manufacturing
North Charleston, South          4,500(3) Corporate
 Carolina.....................
Clearfield, Utah.............. 100,000    Manufacturing and Warehousing
Waynesboro, Virginia.......... 175,000    Manufacturing, Warehousing, Marketing
                                           and Research and Development
Waynesboro, Virginia.......... 125,500    Warehousing
Buenos Aires, Argentina.......  79,000(4) Manufacturing, Marketing, Warehousing
                                           and Administration
Vancouver, British Columbia...  60,000(1) Manufacturing
Mississauga, Ontario..........   2,900(1) Sales and Marketing
North Bay, Ontario............ 350,000    Manufacturing
North Bay, Ontario............  80,000(1) Warehousing
Magog, Quebec................. 990,100    Manufacturing, Marketing, Warehousing
                                           and Administration
Sherbrooke, Quebec............  16,823    Warehousing
Denton, Manchester (England)..  12,500    Manufacturing, Warehousing and
                                           Administration
Bailleul, France.............. 305,584    Manufacturing, Marketing, Warehousing
                                           and Administration
Neunkirchen, Germany.......... 108,000    Manufacturing, Sales and Marketing
Guadalajara, Mexico...........   6,200(1) Sales, Marketing and Warehousing
Monterrey, Mexico.............   2,325(1) Sales, Marketing and Warehousing
Mexico City, Mexico...........   9,850(1) Sales, Marketing and Warehousing
San Luis Potosi, Mexico....... 100,000    Manufacturing and Marketing
Cuijk, The Netherlands........ 364,000    Warehousing, Manufacturing, Sales,
                                           Marketing, Warehousing and Research
                                           and Development
Tilburg, Netherlands..........  29,052    Manufacturing, Marketing, Warehousing
                                           and Administration

--------
(1) Leased.
(2) The Company owns this 239,200 square foot facility, leasing it to an unaffiliated tenant, and subleases 30,000 square feet from such tenant. The tenant can terminate the Company's sublease upon 12 months' notice.
(3) Leased from entities affiliated with one of the Company's stockholders. See "Certain Relationships and Related Transactions."
(4) This facility relates to Dominion Nonwovens Sudamerica (DNS), in which the Company holds a 50% joint venture interest with The Sauler Group.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information concerning the Company's directors and executive officers as of June 1, 1998:

             NAME           AGE                    POSITION
             ----           ---                    --------
   Jerry Zucker............  48 Chairman, President, Chief Executive Officer
                                 and Director
   James G. Boyd...........  53 Executive Vice President, Chief Financial
                                 Officer, Treasurer, Secretary and Director
   S. Grant Reeves.........  42 Vice President--Operational Analysis and Chief
                                 Operating Officer--Oriented Polymer Division
   Thomas E. Phillips......  48 Group Vice President--Sales (Americas),
                                 Finance, Information Technology and Human
                                 Resources, Nonwovens
   James L. Schaeffer......  47 Group Vice President--Operations and General
                                 Manager (Americas), Nonwovens
   Gregg Wilkinson.........  46 Group Vice President--Marketing and
                                 International Business Development, Nonwovens
   Richard L. Ferencz......  53 Group Vice President--Advanced Technology and
                                 Engineering, Nonwovens
   Peter C. Bourgeois......  54 Group Vice President and General Manager,
                                 Fabrene
   Bruce V. Rauner.........  42 Director
   David A. Donnini........  33 Director
   Michael J. McGovern.....  35 Director
   L. Glenn Orr, Jr. ......  57 Director
   John F. ("Jack") Ruffle.  61 Director

  The following table sets forth certain information concerning the Guarantors' directors and officers as of June 1, 1998. Officers of the Guarantors serve at the discretion of the respective board of directors.

          NAME         AGE                      POSITIONS
          ----         ---                      ---------
   Jerry Zucker.......  48 Chairman, President, Chief Executive Officer and
                            Director of PGI Polymer, FiberTech, FiberGol,
                            Technetics, Chicopee Holdings, Chicopee, PNA, FNA,
                            Fabrene Corp., Fabrene Group L.L.C., Poly-Bond, DT
                            USA, Domtex Industries, Loretex and FabPro.
                            Chairman, President and Chief Executive Officer of
                            Fabrene Group.
   James G. Boyd......  53 Executive Vice President, Treasurer, Secretary and
                            Director of PGI Polymer, FiberTech, FiberGol,
                            Technetics, Chicopee Holdings, Chicopee, PNA, FNA,
                            Fabrene Corp., Fabrene Group L.L.C., Fabrene
                            Group, Poly-Bond, DT USA, Domtex Industries,
                            Loretex and FabPro.
   Peter C. Bourgeois.  54 Director of Fabrene Corp. and Fabrene Group.
   Bruce V. Rauner....  42 Director of PGI Polymer, FiberTech, FiberGol and
                            Technetics.
   David A. Donnini...  33 Director of PGI Polymer, FiberTech, FiberGol and
                            Technetics.

  JERRY ZUCKER has served as Chairman, President, Chief Executive Officer and a Director of the Company, PGI Polymer, FiberTech, Technetics, Chicopee Holdings, Chicopee and Fabrene Corp. since their inception, of Poly-Bond, DT USA and Domtex Industries since January 1998, and of FabPro since March 1998. Mr. Zucker has served as Chairman, President and Chief Executive Officer of Fabrene Group since its inception, and Chairman, President, Chief Executive Officer and a Director of Loretex since September 1997 and of PNA and FNA since August 1996. In addition to his duties with the Company, Mr. Zucker presently serves as Chairman and Chief Executive Officer of InterTech, one of the Company's principal stockholders, and has served in this capacity since 1983.

  JAMES G. BOYD has served as Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of the Company, PGI Polymer, FiberTech, Technetics, Chicopee Holdings, Chicopee, Fabrene Corp., Fabrene Group L.L.C. and Fabrene Group since their inception, of Poly-Bond, DT USA and Domtex Industries since January 1998, and of FabPro since March 1998. Mr. Boyd has served as Executive Vice President, Treasurer, Secretary and a Director of Loretex since September 1997 and of PNA and FNA since August 1996. In 1986, Mr. Boyd joined InterTech where he currently serves as Executive Vice President, Treasurer and Director and performs various treasury, financial and legal functions for the Company and its affiliates.

  S. GRANT REEVES has served as Vice President--Operational Analysis and Chief Operating Officer--Oriented Polymer Division since February 1998. From June 1994 through February 1998, Mr. Reeves served as a Vice President of the Company. Mr. Reeves joined lnterTech in 1986, where he served as contoller of Reemay, Inc., a former InterTech affiliate ("Reemay"), and served as General Manager at Fabrene from 1991 through June 1994.

  THOMAS E. PHILLIPS has served as Group Vice President--Sales (Americas), Finance, Information Technology and Human Resources, Nonwovens since February 1998. Mr. Phillips served as Group Vice President--Finance, Systems and Administration, Nonwovens from March 1995 through February 1998. From 1993 until March 1995, Mr. Phillips served as General Manager and Vice President of FiberTech. Prior to joining FiberTech, Mr. Phillips served as a Vice President (1986-1992) and a Senior Vice President (1992-1993) of Reemay, where his responsibilities included financial, systems, human resources and administrative functions.

  JAMES L. SCHAEFFER has served as Group Vice President--Operations and General Manager (Americas), Nonwovens since February 1998. Mr. Schaeffer served as Group Vice President--Operations/Engineering, Nonwovens from March 1995 through February 1998. From 1992 until March 1995, Mr. Schaeffer served as Vice President--Operations/Engineering of FiberTech. Prior to joining FiberTech, Mr. Schaeffer served as General Manager for Scott Nonwovens at the Landisville facility from 1990 to 1992.

  GREGG WILKINSON has served as Group Vice President--Marketing and International Business Development, Nonwovens since February 1998. Mr. Wilkinson served as Group Vice President--Marketing and Sales, Nonwovens from March 1995 through February 1998. From July 1994 until March 1995, Mr. Wilkinson served as Vice President--Marketing, Sales and Technology of FiberTech and from August 1993 until July 1994, Mr. Wilkinson served as Director--New Business Development. For the period 1987 to August 1993, Mr. Wilkinson served in sales and marketing management capacities with Reemay.

  RICHARD L. FERENCZ has served as Group Vice President--Advanced Technology and Engineering, Nonwovens since February 1998. From March 1996 to February 1998, Mr. Ferencz served as Vice President--Advanced Technology and Engineering of the Company. From 1992 to 1996 Mr. Ferencz served as Vice President of Engineering of the Company. Prior to joining the Company, Mr. Ferencz served as Director of Systems of Reemay (1986-1992).

  PETER C. BOURGEOIS has served as Group Vice President and General Manager, Fabrene since February 1998. Mr. Bourgeois served as Vice President, Wovens from 1993 through February 1998. Mr. Bourgeois served as Vice President-- Marketing and Sales for Fabrene from June 1989 until 1993. Mr. Bourgeois has served as a Director of Fabrene Corp. and Fabrene Group since their inception.


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

  BRUCE V. RAUNER has served as a Director of the Company, PGI Polymer, FiberTech, FiberGol and Technetics since their inception. Mr. Rauner has been a Principal of Golder, Thoma, Cressey, Rauner, Inc. ("Golder, Thoma") since 1984, and has been a Principal of GTCR Golder Rauner, L.L.C. ("Golder Rauner") since January 1998, where he is responsible for originating and making new investments, monitoring portfolio companies and recruiting and training associates. Mr. Rauner is also a director of Province Healthcare Company, Lason, Inc., Coinmach Laundry Corporation and COREStaff, Inc.

  DAVID A. DONNINI has served as a Director of the Company, PGI Polymer, FiberTech, FiberGol and Technetics since their inception. Mr. Donnini has been a Principal of Golder, Thoma since 1993 and a Principal of Golder Rauner since January 1998. From 1991 to 1993, Mr. Donnini was an Associate with Golder, Thoma. Prior to joining Golder, Thoma in 1991, Mr. Donnini attended The Stanford Graduate School of Business. Mr. Donnini is also a director of Coinmach Laundry Corporation.

  MICHAEL J. MCGOVERN has served as a Director of the Company since May 1996. Mr. McGovern has served as Managing Director in the Global Investment Banking Division of Chase Securities Inc. since April 1996. Prior thereto, Mr. McGovern was a Managing Director in Global Corporate Finance for The Chase Manhattan Bank, N.A. from January 1996 until April 1996. Mr. McGovern was a Vice President in Global Corporate Finance for The Chase Manhattan Bank, N.A. from December 1990 until January 1996.

  L. GLENN ORR, JR. has served as a Director of the Company since February 1997. Mr. Orr has been Chairman, President and Chief Executive Officer of Orr Management Company, a management consulting firm, since February 1995. From October 1990 until February 1995, Mr. Orr was Chairman, President and Chief Executive Officer of Southern National Corporation, a bank holding company. Mr. Orr is also a director of Southern National Corporation, Ladd Furniture Company and Highwood Properties.

  JOHN F. ("JACK") RUFFLE has served as a Director of the Company since May 1997. Mr. Ruffle currently serves as a consultant to J.P. Morgan & Co. Incorporated, where he served as Vice Chairman and a director from 1985 through his retirement in May 1993. Mr. Ruffle is a past president of the Board of Trustees of the Financial Accounting Foundation and a past chairman of the Financial Executives Institute. Mr. Ruffle is presently also a director of Bethlehem Steel Corporation, American Shared Hospital, Trident Corp., Wackenhut Corrections Corp. and The Johns Hopkins University, and is a trustee of JPM Series Trust II.

  The Company's Board currently consists of seven directors, who are divided into three classes as nearly equal number as possible, with Messrs. Zucker's and Rauner's terms expiring in 1999, Messrs. Donnini's, Orr's and Ruffles's terms expiring in 2000, and Messrs. Boyd's and McGovern's terms expiring in 2001. At each annual meeting of stockholders, successors to the class of directors whose term expires at such meeting will be elected to serve for three-year terms or until their successors are duly elected and qualified. The Board has the power to appoint the officers of the Company. Each officer will hold office for such term as may be prescribed by the Board and until such person's successor is chosen and qualified or until such person's death, resignation or removal.

  There are three Committees of the Company's Board: the Compensation Committee, the 1996 Key Employee Stock Option Plan Committee (the "Stock Option Committee") and the Audit Committee. The Compensation Committee, which is composed of Messrs. Donnini, Orr and Rauner, reviews and makes recommendations to the Board regarding salaries, compensation and benefits of executive officers and key employees of the Company. The Stock Option Committee, which is composed of Messrs. Donnini and Rauner, is empowered to grant options to purchase Common Stock of the Company to any key employee in accordance with the 1996 Key Employee Stock Option Plan. The Audit Committee is composed of Messrs. McGovern, Donnini and Rauner. Among other duties,

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the Audit Committee reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit, considers comments by the auditors regarding internal controls and accounting procedures and provides the management's response to the auditors' comments. The Company does not have a nominating committee.

EMPLOYMENT AND MANAGEMENT AGREEMENTS

  Pursuant to management agreements originally entered into in October 1992 (the "PGI Polymer Management Agreements"), Messrs. Zucker and Boyd (collectively, the "Executives") have agreed to serve as President and Chief Executive Officer, and Executive Vice President and Treasurer, respectively, of PGI Polymer. Pursuant to management agreements entered into in March 1995 (the "Chicopee Management Agreements" and, together with the PGI Polymer Management Agreements, the "Management Agreements"), the Executives have agreed to serve in the same capacities for the Company's subsidiary, Chicopee, Inc. ("Chicopee"). The Management Agreements provide that the Executives' employment thereunder will continue until the Executive's resignation, permanent disability, death or termination by the Board of Directors.

  The PGI Management Agreements provide for an annual base salary of $250,000 to be paid to Mr. Zucker and an annual base salary of $150,000 to be paid to Mr. Boyd, while the Chicopee Management Agreements provide for an annual base salary of $400,000 to be paid to Mr. Zucker and an annual base salary of $200,000 to be paid to Mr. Boyd, all of which amounts may be increased as determined in good faith by the Board of Directors. The Management Agreements also provide for a bonus to be paid at the end of each fiscal year to each of the Executives in an amount determined by the Board of Directors, as the case may be, but not to exceed such Executive's base salary.

  The Management Agreements provide that upon the termination of either Executive's employment, such Executive is entitled to receive severance payments equal to either one-half (in the case of death, disability, resignation without good reason or termination for cause) or three times (in all other cases) his annual salary.

  The Company has not entered into written employment contracts with any of its other executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Corporation's Compensation Committee are Messrs. Donnini and Rauner. Mr. Rauner, a director of the Corporation, is also a general partner of Golder, Thoma, Cressey & Rauner, L.P. Golder, Thoma, Cressey & Rauner, L.P. is the general partner of GTC Fund III, which owns 22.2% of the Corporation's Common Stock. Messrs. Zucker, Rauner and Donnini served as members of the Compensation Committee of the Board during fiscal year 1995. Mr. Zucker was an officer and an employee of the Corporation during such period.

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

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE NONWOVENS TRANSACTIONS

  On January 29, 1998, DT Acquisition consummated the Nonwovens Acquisition and the Nonwovens Acquisition Refinancing, which together are referred to as the "Nonwovens Transactions."

The Nonwovens Acquisition

  On December 19, 1997, pursuant to the Dominion Tender Offer, DT Acquisition completed the purchase of 98% of the outstanding Common Shares of Dominion for Cdn$14.50 per share and 96% of the outstanding First Preferred Shares of Dominion for Cdn$150 per share. On December 29, 1997, DT Acquisition acquired an additional 331,207 Common Shares. The Company had previously entered into an agreement to sell the Apparel Fabrics Business to Galey following the consummation of the Dominion Tender Offer. The Dominion Tender Offer was financed with $215 million of borrowings under DT Acquisition's $600 million senior secured credit facilities, and subordinated advances of $141 million, $69 million and $25 million by Galey, ZB Holdings and the Company, respectively. ZB Holdings is a wholly-owned subsidiary of InterTech, an affiliate of the Company wholly-owned by Jerry Zucker and James G. Boyd.

  On January 29, 1998, DT Acquisition acquired the remaining Common Shares and First Preferred Shares of Dominion in a compulsory acquisition effectuated pursuant to Section 206 of the Canada Business Corporation Act, and acquired all outstanding Second Preferred Shares pursuant to a notice of redemption issued December 29, 1997. Dominion then underwent a "winding up" pursuant to which all assets of Dominion were transferred to DT Acquisition, all liabilities of Dominion were assumed by DT Acquisition and all of the outstanding Common Shares and First Preferred Shares held by DT Acquisition were redeemed. Pursuant to the 2003 Tender Offer and the 2006 Tender Offer DT USA accepted for purchase all 2003 Notes and 2006 Notes validly tendered and not revoked. Immediately thereafter, the Apparel Fabrics Business was sold to Galey for approximately $464.5 million, including related fees and expenses, and the Company acquired the Nonwovens Business. The Company borrowed approximately $326.6 million under the Amended Credit Facility (as defined below) to finance the Nonwovens Acquisition, for which it paid a gross price of approximately $351.6 million, including related fees and expenses. In connection with the sale of the Apparel Fabrics Business and the Nonwovens Business, DT Acquisition repaid the subordinated advance from ZB Holdings in full, with accrued interest to date.

  In connection with the formation of DT Acquisition and commencement of the Dominion Tender Offer, (i) the Company transferred 3,108,000 common shares of Dominion ("Dominion Common Shares") to DT Acquisition and received 60 common shares of DT Acquisition and a subordinated promissory note of $25.0 million (the "Corporation Contribution Note") and $6.7 million in cash, (ii) InterTech transferred 1,470,000 Dominion Common Shares to DT Acquisition and received 28 common shares of DT Acquisition and a subordinated promissory note of $15.0 million (the "InterTech Contribution Note"), and (iii) ZB Holdings transferred $54.0 million cash to DT Acquisition in exchange for a subordinated promissory note in the same amount from DT Acquisition (the "ZB Holdings Contribution Note"). The Company agreed to pay interest on the InterTech Contribution Note and the ZB Holdings Contribution Note at an effective rate of 9.5% per annum. The amounts paid to the Company and to InterTech in exchange for their respective shares contributed to DT Acquisition were determined using the Cdn$14.50 per share price offered to all holders of Dominion Common Shares in the Dominion Tender Offer, converted using the then-current exchange rate of Cdn$1.4225 to U.S.$1.00. Interest paid on the InterTech Contribution Note and the ZB Holdings Contribution Note was determined using prevailing market rates for similar investments.

  InterTech purchased its 1,470,000 Dominion Common Shares transferred to DT Acquisition at a total cost of approximately $8.4 million. In addition to the gain realized through the contribution of such shares, InterTech also received $398,900 of accrued interest on the InterTech Contribution Note. DT Acquisition paid ZB Holdings $621,195 of accrued interest on the ZB Holdings Contribution Note. Mr. Zucker also tendered 1,377,000 of personally held Dominion Common Shares in the Dominion Tender Offer for total consideration of $13.9 million, reflecting a gain of $6.2 million. Following the consummation of the Dominion Tender Offer and the sale of the Nonwovens Business and the Apparel Fabrics Business, all shares of DT Acquisition held by InterTech were redeemed for Cdn$1.00 per share. Mr. Zucker is also one of three trustees of a charitable foundation which held and tendered 265,000 Dominion Common Shares to DT Acquisition in the Dominion Tender Offer. Mr. Zucker had no beneficial ownership of or pecuniary interest in such shares.

  In connection with the acquisition by the Company of the Nonwovens Business of Dominion, ZB Holdings requested consideration from the Company in return for providing a portion of the financing required by the Company to complete the tender offer for the outstanding Common Shares and First Preferred Shares of Dominion, which was the first step in the Nonwovens Acquisition. The members of the Board of Directors of the Company who are "disinterested" for purposes of this transaction have engaged independent legal counsel, and intend to retain an independent investment banking firm, to examine this request and advise such directors.

The Nonwovens Acquisition Refinancing

  On January 29, 1998, in connection with the Nonwovens Acquisition, the Company amended its Credit Facility with Chase Bank to provide for a $125.0 million secured term loan and to modify certain terms of the revolving portion of the Credit Facility. The Amended Credit Facility provides for revolving credit facilities with an aggregate commitment of up to $325.0 million. Concurrent with the sale of the Apparel Fabrics Business, and pursuant to the 2003 Tender Offer and 2006 Tender Offer, DT USA purchased approximately $145.6 million of its $150.0 million outstanding 2003 Notes and approximately $124.5 million of its $125.0 million outstanding 2006 Notes. Pursuant to both the 2003 Tender Offer and the 2006 Tender Offer, DT USA received the requisite consents from tendering holders to amend the indentures under which the 2003 Notes and the 2006 Notes were issued and paid a consent fee to holders who tendered their notes and delivered consents prior to the expiration of the consent solicitations.

  The Company's amendment to the Credit Facility resulting in the Amended Credit Facility and repurchase of the 2003 Notes and 2006 Notes pursuant to the 2003 Tender Offer and 2006 Tender Offer (described more fully below) are collectively referred to as the "Nonwovens Acquisition Refinancing."

2003 Tender Offer and 2006 Tender Offer

  On November 1, 1993, DT USA issued $150.0 million of 8 7/8% Guaranteed Senior Notes due 2003 (the "2003 Notes") pursuant to an indenture, dated as of November 1, 1993, among DT USA, Dominion, as the Parent Guarantor, and First Union National Bank, as successor trustee (the "2003 Notes Indenture"). On April 1, 1996, DT USA issued an additional $125.0 million of 9 1/4% Guaranteed Senior Notes due 2006 (the "2006 Notes") pursuant to an indenture, dated as of April 1, 1996, among DT USA, Dominion and First Union National Bank, as successor trustee (the "2006 Notes Indenture"). Both the 2003 Notes and 2006 Notes are senior indebtedness of DT USA and are guaranteed on a joint and several basis by DT USA and DT Acquisition (formerly Dominion).

  On December 23, 1997, following the initial take-up of Dominion shares by DT Acquisition in the Dominion Tender Offer, DT USA made tender offers to purchase any and all outstanding 2003 Notes and 2006 Notes (the "2003 Tender Offer" and "2006 Tender Offer," respectively), and solicited consents to certain proposed amendments to the 2003 Notes Indenture and 2006 Notes Indenture. The tender of notes in the 2003 Tender Offer and 2006 Tender Offer was contingent upon such holder's consent to the proposed amendments to the 2003 Notes Indenture and the 2006 Notes Indenture, until, in each case, such time that the requisite number of consents to approve the proposed amendments had been obtained and a supplemental indenture relating thereto had been executed. The proposed amendments eliminated substantially all of the protective covenants in each of the 2003 Notes Indenture and the 2006 Notes Indenture.

  The total consideration offered for each validly tendered 2003 Note and properly delivered consent was $1,065.32, which was equal to the present value of $1,043.75 (the amount for which each 2003 Note could be repurchased at November 1, 1998, its earliest call date) and any interest payments due from the payment date to such call date, discounted using the yield rate of a chosen reference security plus a fixed spread. The total consideration offered for each validly tendered 2006 Note and properly delivered consent was $1,138.50, which was equal to the present value of $1,046.25 (the amount for which each 2003 Note could be repurchased at April 1, 2001, its earliest call date), and any interest payments due from the payment date to such call date, discounted using the yield rate of a chosen reference security plus a fixed spread. Holders who tendered in the 2003 Tender Offer and the 2006 Tender Offer prior to each respective expiration date for consents received a consent payment equal to 1% of the outstanding principal amount of notes tendered (included in the total consideration described above).

  On January 28, 1998, the expiration date for the 2003 Tender Offer and the 2006 Tender Offer, DT USA accepted for repurchase $145.6 million of 2003 Notes and $124.5 million of 2006 Notes. DT USA currently has $4.4 million aggregate principal amount of 2003 Notes and $0.3 million aggregate principal amount of 2006 Notes outstanding. DT USA repurchased $25,000 of 2003 Notes in the Change of Control Offer, which expired on March 17, 1998 and $0.2 million of 2006 Notes in a subsequent, privately negotiated transaction.

THE JUNE REFINANCING

  In the June Refinancing, the Company (i) refinanced its outstanding indebtedness under its Senior Notes by consummating (a) the June Offering and subsequent September Exchange Offer, and (b) the Senior Notes Tender Offer and Consent Solicitation, and (ii) entered into the Credit Facility.

The Private Placement and September Exchange Offer

  On July 3, 1997, the Company issued $400 million of 9% Senior Subordinated Notes due 2007 (the "Privately Placed Notes") to Chase in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Private Placement"). Chase subsequently placed the Privately Placed Notes with qualified institutional buyers in reliance under Rule 144A under the Securities Act. The Privately Placed Notes accrued interest from their original issuance date at the rate of 9% per annum, and had customary provisions with respect to redemption (including optional redemption in the first three years in connection with one or more public equity offerings), changes in control, ranking, asset sales and other restrictive covenants. The Privately Placed Notes were unsecured senior subordinated obligations of the Company and were subordinated in right of payment to all existing and future senior indebtedness of the Company.

  Pursuant to a Registration Statement on Form S-4 (Reg. No. 333-32605) originally filed with the Commission on August 1, 1997 and declared effective on September 3, 1997, as amended, the Company offered to exchange $1,000 principal amount of its 9% Senior Subordinated Notes due 2007, Series B (the "9% Notes") for each $1,000 principal amount outstanding of the Privately Placed Notes (the "September Exchange Offer"). The September Exchange Offer was undertaken to comply with certain Registration Rights granted to holders of the Original Notes in connection with the Private Placement pursuant to the Registration Rights Agreement dated July 3, 1997. The form and terms of the 9% Notes offered in the September Exchange Offer are substantially the same as the form and terms of the Privately Placed Notes (which they replaced). The September Exchange Offer was consummated on October 3, 1997, with all $400 million principal amount of Privately Placed Notes being tendered for exchange.

Senior Notes Tender Offer and Consent Solicitation

  In connection with the Private Placement, pursuant to an independent Offer to Purchase and Consent Solicitation Statement dated June 5, 1997, the Company offered to repurchase all, but not less than a majority, of its outstanding Senior Notes at a price equal to $1,103.64 per $1,000 aggregate principal amount of Senior Notes. The price offered was equal to the present value on the payment date of $1,061.25 (the amount for which each Senior Note could be repurchased on July 15, 1998, its earliest call date) and any interest payments due from the payment date to such call date, discounted using the yield rate of a chosen reference security plus a fixed spread.

  The Company also solicited consents from the tendering holders of Senior Notes to certain proposed amendments to the Senior Notes indenture which eliminated substantially all of the protective covenants contained in that indenture. Holders who timely consented to the proposed amendments received a consent payment equal to 1% of their principal amount of Senior Notes ($10.00 per $1,000 principal amount). In response to the Senior Notes Tender Offer, which was consummated on July 3, 1997, the Company received tenders of, and consents relating to, all of its outstanding Senior Notes.

Credit Facility

  As part of the June Refinancing, the Company and certain of its subsidiaries entered into the Credit Facility, dated July 3, 1997, with a group of lenders and with Chase Bank, as administrative agent (the "Agent"), by amending and restating its original credit facility dated May 15, 1996. Prior to the amendment consummated in connection with the Nonwovens Acquisition, the Credit Facility provided for aggregate borrowings of up to $325.0 million in term and revolving commitments.

THE FNA ACQUISITION

  On August 14, 1996, PGI Polymer, a Delaware corporation and wholly owned subsidiary of the Company, acquired the business of PNA Corp., a North Carolina corporation ("PNA"), and its wholly owned subsidiary FNA Polymer Corp. ("FNA") (the "FNA Acquisition"). The acquisition was consummated pursuant to the terms of a Stock Purchase Agreement dated as of July 15, 1996 among Pertropar S.A., a corporation incorporated under the laws of the Federal Republic of Brazil, Alicorno Comercio e Servicios Lda., a corporation incorporated under the laws of Madeira, and PGI Polymer, and was accounted for using the purchase method of accounting. Total consideration paid in the transaction was $48.0 million, as determined in negotiations among the parties to the Stock Purchase Agreement, and was financed through borrowings under the Company's Old Credit Facility (as defined) and working capital.

  FNA produced and continues to produce polypropylene fabrics for the nonwovens industry utilizing spunbond and SMS technologies. Among other assets acquired in the FNA Acquisition, the Company purchased FNA's modern manufacturing facility, which was built in 1992 and expanded in 1994. The FNA Acquisition strengthened the Company's strategic position in the hygiene materials market and broadened its offering of medical and agricultural materials.

INITIAL PUBLIC OFFERING AND RECAPITALIZATION

  In May 1996, the Company completed the Initial Public Offering (the "Initial Public Offering"), in which the Company offered and sold 11.5 million shares of Common Stock at a price of $18.00 per share. Net proceeds to the Company after underwriting fees and discounts approximated $190.8 million. Pursuant to the Recapitalization Agreement dated May 6, 1996, all of the warrants to acquire shares of Class C Common Stock were exercised and the outstanding shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class B Common Stock and Class C Common Stock were converted into a single class of Common Stock concurrently with the Initial Public Offering. In connection with the Initial Public Offering, the Company's Board of Directors approved an approximately 19.97 to 1 stock split. In addition, the Company (i) effectively repaid all outstanding indebtedness under the 1995 FiberTech and Chicopee credit facilities and terminated such credit facilities, redeemed $50.0 million principal amount of the Senior Notes at premium of 112.25% plus accrued, but unpaid, interest and entered into the Old Credit Facility, consisting of a $200.0 million term loan and a $125.0 million revolving credit facility, (ii) redeemed the preferred stock of Chicopee, Inc. for approximately $46.9 million, and (iii) redeemed the Company Preferred Stock (as defined) for approximately $10.5 million.

THE 1995 TRANSACTIONS

  In the 1995 Transactions, the following transactions were consummated: (i) pursuant to a Recapitalization Agreement among the Company, InterTech, GTC Fund III, the Executives, Chase Manhattan Investment Holdings, Inc. and FTG,
(a) GTC Fund III exchanged 1,207,767 shares of existing Class A Common Stock for 111,825 shares of Class A-1 Common Stock, 115,000 shares of Class A-3 Common Stock, and 185,902 shares of new Class B Common Stock, (b) CMIHI exchanged 81,000 shares of existing Class A Common Stock and 10,835 shares of existing Class B Common Stock of the Company, par value $.01 per share, for 17,248 shares of Class A-1 Common Stock and 14,136 shares of Class B Common Stock, (c) InterTech exchanged 111,236 shares of existing Class A Common Stock for 46,760 shares of Class B Common Stock, (d) FTG exchanged 36,385 shares of existing Class A Common Stock for 15,295 shares of Class B Common Stock, (e) Mr. Zucker exchanged 51,864 shares of existing Class A Common Stock for 21,802 shares of Class B Common Stock, and (f) Mr. Boyd exchanged 17,287 shares of existing Class A Common Stock for 7,267 shares of new Class B Common Stock;
(ii) pursuant to a Stock Purchase Agreement, (a) GTC Fund III purchased 78,452 shares of Class A-1 Common Stock for $9.0 million in cash, (b) InterTech purchased 163,655 shares of Class B Common Stock for $8,675,000 in cash, (c) CMIHI purchased 8,584 shares of Class A-1 Common Stock and 35,000 shares of Class A-2 Common Stock for $5.0 million in cash, and (d) each of Leeway & Co. ("Leeway") and the California Public Employees' Retirement System ("CalPERS") purchased 26,150 shares of Class A-1 Common Stock for $3.0 million in cash;
(iii) pursuant to the Chicopee Management Agreements, (a) Mr. Zucker purchased 61,809 shares of Class B Common Stock in exchange for 100,663 shares of existing Class A Common Stock and $993,750 in cash, and (b) Mr. Boyd purchased 20,603 shares of Class B Common Stock in exchange for 33,553 shares of existing Class A Common Stock and $331,250 in cash; and (iv) Leeway, CalPERS, Chicopee and the Company entered into a Securities Purchase Agreement pursuant to which each of Leeway and CalPERS purchased 20,000 shares of Preferred Stock of Chicopee for $19,550,000 in cash and, for $250,000 in cash, warrants to purchase 35,500 shares of the Company's Class C Common Stock.

  In connection with the 1995 Transactions, the Company, GTC Fund III, InterTech, the Executives, FTG, CMIHI, Leeway and CalPERS (collectively, the "Stockholders") entered into an Amended and Restated Stockholders Agreement, which (i) provides for the designation of the Board, (ii) imposes certain restrictions on transfer of shares of the Company, (iii) requires the Company to offer the Company to offer shares to the Stockholders under certain circumstances upon authorization of an issuance or sale of shares, (iv) grants the Stockholders certain participation rights in connection with a sale of shares and (v) imposes certain restrictive covenants on the Company regarding fundamental corporate transactions. The Amended and Restated Stockholders Agreement was terminated concurrently with the Initial Public Offering.

  In connection with the 1995 Transactions, the Company and the Stockholders entered into an Amended and Restated Registration Agreement, pursuant to which the Stockholders have the right, in certain circumstances and subject to certain conditions, to require the Company to register shares of the Company's Common Stock held by them under the Securities Act of 1933. Under the Registration Agreement, except in certain limited circumstances, the Company is obligated to pay all expenses in connection with such registration.

RIGHT OF FIRST REFUSAL, REGISTRATION AGREEMENT AND VOTING AGREEMENT

  In June 1994, Messrs. Zucker and Boyd entered into an agreement with the Corporation pursuant to which Messrs. Zucker and Boyd granted to the Corporation the prior right to acquire any business identified by either of them (while employed by the Corporation), or their affiliates, engaged in, or planning to engage in, the manufacture and marketing of nonwoven and woven polyolefin fabrics for industrial and consumer applications or any other business then engaged in by the Corporation. To the extent the Corporation does not elect to pursue any such acquisition, Messrs. Zucker and Boyd are free to acquire such business.

  In June 1995, the Corporation and certain of the stockholders entered into an Amended and Restated Registration Agreement, pursuant to which such stockholders have the right, in certain circumstances and subject to certain conditions, to require the Corporation to register shares of the Corporation's Common Stock held by them under the Securities Act of 1933. Under the Registration Agreement, except in certain limited circumstances, the Corporation is obligated to pay all expenses in connection with such registration.

  In May 1996, certain of the Corporation's stockholders entered into an agreement (the "Voting Agreement") providing, among other things, for the nomination and voting for up to six directors of the Corporation by such stockholders. As of June 1, 1998, such stockholders owned approximately 47.9% of the outstanding Common Stock of the Corporation. Under the Voting Agreement, each of the stockholders thereto has agreed to vote its shares in favor of the Corporation's Chief Executive Officer and Executive Vice President, two nominees designated by GTC Fund III and two outside directors to be jointly designated by GTC Fund III and InterTech. Each director nominated by parties to the Voting Agreement may be removed only at the request of the party who nominated such director. The Voting Agreement terminates at such time as (a) GTC Fund III and its affiliates cease to own at least 10% of the Common Stock and (b) InterTech and its affiliates cease to own 10% of the Common Stock. The stockholders who are parties to the Voting Agreement hold, in the aggregate, a substantial amount of the voting power of the Corporation and thus, if acting in unison or in various combinations, could likely elect a majority of the directors of the Corporation even if the Voting Agreement were not in place.

OTHER TRANSACTIONS

  The Corporation's corporate headquarters are housed in space leased by InterTech from an affiliate of InterTech. A portion of the payments and other expenses, primarily insurance and allocated costs, are charged to the Corporation. Such amounts approximated $1.8 million during 1997.

  On September 1, 1993, ConX, Inc. ("ConX"), a subsidiary of InterTech, acquired a manufacturing facility in Vineland, New Jersey for the benefit of Technetics Group, Inc. ("Technetics"), a wholly owned subsidiary of FiberTech, and entered into a lease of the facility to Technetics at a base rate of $2.50 per square foot, subject to adjustment to account for inflation, which is comparable to similar properties in the area. The lease terminates on August 31, 2003 and is subject to a purchase option at termination. The leased facility consists of 83,500 square feet of manufacturing space and was acquired by ConX for $1,250,000.

  On January 11, 1996, the Corporation authorized and issued 10,000 shares of the Corporation's Redeemable Preferred Stock (the "Company Preferred Stock") to ConX II for $10.0 million in cash. Of the $10.0 million purchase price, an aggregate of $4.0 million was loaned to ConX II by InterTech, ZB Holdings and Mr. Zucker, while $6.0 million was advanced to ConX II by a third-party lender (the repayment of which was guaranteed by GTC Fund III). The Redeemable Preferred Stock was redeemed by the Corporation in May 1996, at a price of $10 million, plus accrued but unpaid interest of $500,000.

INVESTMENT BANKING SERVICES AND RELATIONSHIP TO CREDIT FACILITY

  Chase and its affiliates perform various investment banking and commercial banking services on a regular basis for the Corporation and its affiliates. Mr. McGovern is a Managing Director in the Global Investment Banking Division of Chase. Chase is an affiliate of Chase Bank, which is agent bank and a lender to the Corporation under the Amended Credit Facility. Chase acted as Initial Purchaser for the Initial Offering and for the June 1997 offering of the Corporation's 9% Notes, and as Dealer Manager and Solicitation Agent for the June 1997 12 1/4% Senior Notes Tender Offer and Consent Solicitation. In addition, Chase acted as Dealer Manager and Solicitation Agent in connection with DT USA's 2003 Tender Offer and 2006 Tender Offer in December 1997, and as the Dealer Manager for DT Acquisition's Dominon Tender Offer in the United States.

  Prior to and in connection with the Initial Public Offering, the Company solicited the consents from holders of the Senior Notes to certain amendments to the Senior Notes Indenture. Chase acted as Solicitation Agent in connection with the solicitation of such consents. Chase also acted as co-manager and representative in the Initial Public Offering. In connection therewith, Chase received customary fees and discounts, and was indemnified against certain liabilities, including liabilities under the Securities Act.

  Chase Bank acted as agent and lender under the Old Credit Facility and the 1995 FiberTech and Chicopee credit facilities. As previously noted, Chase Bank acts as lender and agent under the Amended Credit Facility. For each such facility, Chase Bank received or will receive customary syndication fees, commitment fees and annual agency fees. Chase Bank also acted as solicitation agent in connection with the 1995 solicitation of consents from holders of the Senior Notes relating to the Chicopee Acquisition, and as private placement agent for Chicopee's Redeemable Preferred Stock and Warrants to Purchase Class C Common Stock. In connection therewith, Chase Bank received customary fees and discounts, and was indemnified against certain liabilities, including liabilities under the Securities Act.

                              SECURITY OWNERSHIP

  The following information with respect to the outstanding shares of Common Stock beneficially owned by each director and nominee for director of the Corporation, the chief executive officer and the five other most highly compensated executive officers, all beneficial owners of more than five percent of the Common Stock known to the Corporation and the directors and executive officers as a group is furnished as of June 1, 1998, except as otherwise indicated.

                                                              COMMON STOCK
                                                          ---------------------
                                                          NUMBER OF  PERCENT OF
NAME                                                      SHARES(1)   CLASS(2)
----                                                      ---------- ----------
Jerry Zucker(3)(4)(5)....................................  6,985,227    21.8%
James G. Boyd(4)(5)(6)...................................  4,337,979    13.6
The InterTech Group, Inc.(5)(7)..........................  3,861,208    12.1
Golder, Thoma, Cressey Fund III Limited
 Partnership(4)(5)(8)....................................  7,109,096    22.2
Bruce V. Rauner(8).......................................  7,109,096    22.2
David A. Donnini.........................................     10,000       *
Michael J. McGovern......................................          0       *
John F. ("Jack") Ruffle..................................      5,000       *
L. Glenn Orr, Jr.........................................      1,000       *
S. Grant Reeves..........................................      4,000       *
Thomas E. Phillips.......................................      1,500       *
James L. Schaeffer.......................................      2,000       *
Gregg Wilkinson..........................................        100       *
Leeway & Co.(5)(9).......................................    795,838     2.5
First Pacific Advisors, Inc.(10).........................  3,607,000    11.3
J. & W. Seligman & Co. Incorporated(11)..................  1,854,329     5.8
All directors and executive officers as a group (13
 persons)(12)............................................ 14,595,694    45.6

--------
 (1) Each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated.
 (2) Percentages less than one percent are denoted by an asterisk.
 (3) Includes 3,099,129 shares held by Mr. Zucker, 10,580 held by Mr. Zucker's wife, 17,310 held in trust for Mr. Zucker's children, 3,599,557 shares held by InterTech, and 261,651 shares held by FTG, Inc. ("FTG"). Mr. Zucker is Chairman, Chief Executive Officer and President of InterTech and FTG, and as a result may be deemed to have voting and dispositive power over the shares held by InterTech and FTG.
 (4) Each of these Stockholders, has entered into an agreement pursuant to which, upon the occurrence of certain events, Messrs. Zucker and Boyd and Chase Manhattan Investment Holdings, Inc. ("CMIHI") would acquire additional shares of Common Stock from Golder, Thoma, Cressey Fund III Limited Partnership ("GTC Fund III"), which would result in an increase in the ownership of Common Stock by Messrs. Zucker and Boyd and CMIHI and a corresponding decrease in the ownership of Common Stock by GTC Fund III.
 (5) Each of these parties has entered into an agreement providing for the election of directors. Each such party disclaims beneficial ownership of shares of Common Stock owned by each other party.
 (6) Includes 476,771 shares held by Mr. Boyd, 3,599,557 shares held by InterTech and 261,651 shares held by FTG. Mr. Boyd is Executive Vice President, Secretary and Treasurer of InterTech and FTG.
 (7) Includes 3,599,557 shares held by InterTech and 261,651 shares held by FTG. The address of InterTech is 4838 Jenkins Avenue, North Charleston, SC 29405.

 (8) All of the reported shares are held by GTC Fund III, of which Golder, Thoma, Cressey & Rauner, L.P. is the general partner. Mr. Rauner is a general partner of Golder, Thoma, Cressey & Rauner, L.P., but disclaims beneficial ownership of such shares. The address of GTC Fund III is c/o Golder, Thoma, Cressey, Rauner, Inc., 6100 Sears Tower, Chicago, IL 60606-6402.
 (9) The address of Leeway & Co. is c/o State Street Bank and Trust Co., Master Trust Division--Q4W, P.O. Box 1992, Boston, MA 02110.
(10) First Pacific Advisors, Inc. reported as of December 31, 1997, shared voting power over 1,360,000 shares and shared dispositive power over 3,607,000 shares. FPA Paramount Fund, Inc. reported sole voting power over 2,037,000 shares and shared dispositive power over 2,037,000 shares. The information set forth herein is based solely on Form 13Gs filed by such entities for the year ended December 31, 1997. The address for such entities, as so reported, was 11400 West Olympic Boulevard, Suite 1200, Los Angeles, CA 90064.
(11) J. & W. Seligman & Co. Incorporated ("J. & W. Seligman") reported as of December 31, 1997, shared voting power over 1,610,200 shares and shared dispositive power over 1,854,329 shares. William C. Morris, who owns a majority of the outstanding voting securities of J. & W. Seligman, reported similar shared voting and dispositive power of such shares. The information set forth herein is based solely on Form 13Gs filed by J. &
     W. Seligman and Mr. Morris for the year ended December 31, 1997. The address of J. & W. Seligman and Mr. Morris, as so reported, was 100 Park Avenue, New York, NY 10017.
(12) Includes shares held by GTC Fund III, InterTech and FTG.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

AMENDED CREDIT FACILITY

  General. In connection with the Nonwovens Acquisition, the Company, the other "Borrowers" named therein and the "Domestic Non-Borrower Guarantors" named therein entered into the Amended Credit Facility (the "Amended Credit Facility") with a group of lenders (the "Lenders") and with Chase Bank, as Agent, by amending the Credit Facility. The Amended Credit Facility provides for secured revolving credit borrowings with aggregate commitments of up to $325,000,000 and a term loan of $125,000,000. Subject to certain terms and conditions set forth in the Amended Credit Facility, a portion of the Amended Credit Facility may be used for letters of credit. A portion of the Amended Credit Facility may be denominated in Dutch guilders and in Canadian dollars. All indebtedness under the Amended Credit Facility (including any hedging arrangements provided by a Lender) is guaranteed, on a joint and several basis, by each and all of the direct and indirect domestic subsidiaries of the Company.

  Security. The Amended Credit Facility and the related guarantees are secured by (i) a lien on substantially all of the assets of the Company and its domestic subsidiaries, (ii) a pledge of all or a portion of the stock of the domestic subsidiaries of the Company and of certain non-domestic subsidiaries of the Company, (iii) a lien on substantially all of the assets of direct foreign borrowers (to secure direct borrowings by such borrowers), and (iv) a pledge of certain secured intercompany notes issued to the Company or one of its subsidiaries by non-domestic subsidiaries.

  Maturity; Prepayment. The revolving credit portion of the Amended Credit Facility terminates in June 2003. The term loan portion terminates in December 2005. The loans will be subject to mandatory prepayment out of proceeds received in connection with certain casualty events, asset sales and debt issuances.

  Interest Rates. The interest rate applicable to borrowings under the Amended Credit Facility is based on, in the case of U.S. dollar denominated loans, the Base Rate referred to therein or the Eurocurrency Base Rate referred to therein for U.S. dollars, at the Company's option, plus a specified margin. In the event that a portion of the Amended Credit Facility is denominated in Dutch guilders, the applicable interest rate is based on the applicable Eurocurrency Base Rate referred to therein for Dutch guilders, plus a specified margin. In the event that a portion of the Amended Credit Facility is denominated in Canadian dollars, the applicable interest rate is based on the Canadian Base Rate referred to therein (plus a specified margin) or the Bankers' Acceptance Discount Rate referred to therein at the Company's option. The applicable margin for loans bearing interest based on the Base Rate or Canadian Base Rate will range from 0% to 1.25% and for loans bearing interest on a Eurocurrency Rate will range from 0.75% to 2.50%, based on the Company's ratio of total consolidated indebtedness to consolidated EBITDA calculated on a rolling four quarter basis.

  Covenants; Events of Default. The Amended Credit Facility contains covenants and events of default customary for financings of this type.

9% NOTES

  On July 3, 1997, the Company issued the Privately Placed Notes to Chase in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act pursuant to the 9% Notes Indenture. Chase subsequently placed the Privately Placed Notes with qualified institutional buyers in reliance on Rule 144A under the Securities Act. The Privately Placed Notes accrued interest from their original issuance date at the rate of 9% per annum, and had substantially similar provisions as the Notes with respect to redemption (including optional redemption in the first three years in connection with one or more Public Equity Offerings (as defined herein)), changes in control, ranking, Asset Sales (as defined herein) and other restrictive covenants. The Privately Placed Notes were unsecured senior subordinated obligations of the Company and were subordinated in right of payment to all existing and future Senior Indebtedness of the Company.

  On September 3, 1997, pursuant to its Registration Statement on Form S-4 (Reg. No. 333-32605), the Company offered to exchange $1,000 principal amount of the 9% Notes for each $1,000 principal amount outstanding of the Privately Placed Notes (the "September Exchange Offer"). The September Exchange Offer was undertaken to comply with certain Registration Rights granted to holders of the Privately Placed Notes in connection with the June Offering pursuant to the Registration Rights Agreement dated July 3, 1997. The form and terms of the 9% Notes exchanged in the September Exchange Offer are the same as the form and terms of the Privately Placed Notes (which they replaced) except that
(i) the 9% Notes bear a Series B designation, (ii) the 9% Notes have been registered under the Securities Act and, therefore, do not bear legends restricting the transfer thereof, and (iii) the holders of the 9% Notes are not entitled to any registration rights. The September Exchange Offer was consummated on October 3, 1997, with all $400 million principal amount of Privately Placed Notes being tendered for exchange. As a result, the Company currently has $400 million of 9% Notes outstanding; no Privately Placed Notes remain outstanding.

  The 9% Notes Indenture contains several covenants, including: limitations on indebtedness; limitations on certain restricted payments; limitations on transactions with affiliates; restrictions on the disposition of proceeds of asset sales; limitations on liens; limitations on dividend and other payment restrictions affecting certain subsidiaries; limitations on guarantees by certain subsidiaries; and limitations on mergers, sales of assets, etc. Reference is made to the 9% Notes Indenture, which was filed as an Exhibit to the Registration Statement for a complete description of such covenants.

2003 NOTES AND 2006 NOTES

  On November 1, 1993, DT USA issued $150.0 million of 8 7/8% Guaranteed Senior Notes due 2003 (the "2003 Notes") pursuant to an indenture, dated as of November 1, 1993, among DT USA, Dominion, as the Parent Guarantor, and First Union National Bank, as successor trustee (the "2003 Notes Indenture"). On April 1, 1996, DT USA issued an additional $125.0 million of 9 1/4% Guaranteed Senior Notes due 2006 (the "2006 Notes") pursuant to an indenture, dated as of April 1, 1996, among DT USA, Dominion and First Union National Bank, as successor trustee (the "2006 Notes Indenture"). Both the 2003 Notes and 2006 Notes are senior Indebtedness of DT USA and are guaranteed on a joint and several basis by DT USA and Dominion. DT USA became a wholly-owned subsidiary of Polymer Group, Inc. in connection with the Nonwovens Acquisition.

  On December 23, 1997, following the initial take-up of Dominion shares by DT Acquisition in the Dominion Tender Offer, DT USA made tender offers to purchase any and all outstanding 2003 Notes and 2006 Notes (the "2003 Tender Offer" and "2006 Tender Offer," respectively), and solicited consents to certain proposed amendments to the 2003 Notes Indenture and 2006 Notes Indenture. The tender of notes in the 2003 Tender Offer and 2006 Tender Offer was contingent upon such holder's consent to the proposed amendments to the 2003 Notes Indenture and the 2006 Notes Indenture, until, in each case, such time that the requisite number of consents to approve the proposed amendments had been obtained and a supplemental indenture relating thereto had been executed. The proposed amendments eliminated substantially all of the protective covenants in each of the 2003 Notes Indenture and the 2006 Notes Indenture.

  The total consideration offered for each validly tendered 2003 Note and properly delivered consent was $1,065.32, which was equal to the present value of $1,043.75 (the amount for which each 2003 Note could be repurchased at November 1, 1998, its earliest call date) and any interest payments due from the payment date to such call date, discounted using the yield rate of a chosen reference security plus a fixed spread. The total consideration offered for each validly tendered 2006 Note and properly delivered consent was $1,138.50, which was equal to the present value of $1,046.25 (the amount for which each 2003 Note could be repurchased at April 1, 2001, its earliest call date), and any interest payments due from the payment date to such call date, discounted using the yield rate of a chosen reference security plus a fixed spread. Holders who tendered in the 2003 Tender Offer and the 2006 Tender Offer prior to each respective expiration date for consents also received a consent payment equal to 1% of the outstanding principal amount of notes tendered (included in the total consideration described above).

  On January 16, 1998, DT USA made a separate, unconditional offer to purchase any and all outstanding 2003 Notes at a price equal to 101% of their aggregate principal amount (the "Change of Control Offer"). The Change of Control Offer was made solely for the purpose of satisfying certain provisions of the 2003 Indenture, which required such an offer to be made within 30 days of a change in control of DT USA or Dominion. DT USA accepted for repayment $25,000 of 2003 Notes in the Change of Control Offer, which expired on March 17, 1998.

  On January 28, 1998, the expiration date for the 2003 Tender Offer and the 2006 Tender Offer, DT USA accepted for repurchase $145.6 million of 2003 Notes and $124.5 million of 2006 Notes. DT USA currently has $4.4 million aggregate principal amount of 2003 Notes and $0.3 million aggregate principal amount of 2006 Notes outstanding. DT USA intends to exercise its rights under Article IV of the 2003 Notes Indenture and Article IV of the 2006 Notes Indenture to satisfy and discharge the 2003 Notes and the 2006 Notes at the permitted times described therein.

OLD CREDIT FACILITY

  In connection with the Initial Public Offering, the Company and its subsidiaries entered into a credit facility dated as of May 15, 1996 among the Company, its subsidiaries, the financial institutions listed therein, and Chase, as administrative agent and operations agent (the "Old Credit Facility"). The Old Credit Facility provided for term loans in an aggregate principal amount of $195.0 million and revolving loans in an aggregate principal amount not to exceed $125.0 million. Of the term loans, $130.0 million in the aggregate was denominated in U.S. dollars and was made to the Company, Chicopee and FiberTech, $40.0 million of the term loans was denominated in Dutch guilders and was made to Chicopee Holdings B.V., and $30.0 million of the term loans was denominated in Canadian dollars and was made to Fabrene. Revolving loans could be denominated in U.S. dollars, Dutch guilders (up to $15.0 million) and Canadian dollars (up to $5.0 million). All indebtedness under the Old Credit Facility was guaranteed (in whole or in part) by each of the Company's domestic and certain of its foreign subsidiaries. In connection with the Refinancing, the Old Credit Facility was amended to become the Credit Facility.

SENIOR NOTES

  In June 1994, the Company issued and sold (the "1994 Notes Offering") $150.0 million aggregate principal amount of 12 1/4% Senior Notes due 2002 (the "1994 Notes") pursuant to a Purchase Agreement dated June 17, 1994 among the Company, Chase Securities, Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. (the "1994 Initial Purchasers") and an indenture dated as of June 24, 1994 between the Company and First Union National Bank of South Carolina ("First Union"), as amended by the First Supplemental Indenture dated as of March 15, 1995 between the Company and First Union, the Second Supplemental Indenture dated as of September 14, 1995 among the Company, First Union and Harris Trust and Savings Bank, as trustee (the "Senior Notes Trustee"), the Third Supplemental Indenture dated as of April 9, 1996 between the Company and the Senior Notes Trustee, the Fourth Supplemental Indenture dated as of August 14, 1996 between the Company and the Senior Notes Trustee and the Fifth Supplemental Indenture dated as of June 19, 1997 between the Company and the Senior Notes Trustee (as so amended, the "Senior Notes Indenture"). The 1994 Initial Purchasers subsequently resold the 1994 Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act. In October 1995, pursuant to the Company's Registration Statement on Form S-4 (Reg. No. 33-81862), declared effective by the Commission on September 29, 1995, the Company consummated an exchange offer pursuant to which the Company, in exchange for the $150.0 million principal amount of 1994 Notes outstanding, issued an equal principal amount of 12 1/4% Senior Notes due 2002 (the "Senior Notes"), which were identical to the 1994 Notes, with the exception that the Senior Notes were registered under the Securities Act.

  In connection with the May 1996 Initial Public Offering, the Company redeemed $50 million of the outstanding Senior Notes. On July 3, 1997 as part of the June Refinancing, the Company repurchased the remaining $100 million of outstanding Senior Notes in connection with the Senior Notes Tender Offer and Consent Solicitation. See "Recent Transactions--The June Refinancing."

                       DESCRIPTION OF THE EXCHANGE NOTES

  The Exchange Notes offered hereby will be issued as a separate series under the Indenture among the Company, the Guarantors and Harris Trust and Savings Bank, as trustee (the "Trustee").

  The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated.

  The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions." References in this "Description of the Notes" section to "the Company" mean only Polymer Group, Inc. and not any of its Subsidiaries.

GENERAL

  The Notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The Company will appoint the Trustee, together with its affiliate Harris Trust Company of New York, to serve as registrar and paying agent under the Indenture at its offices at 88 Pine Street, New York, New York 10005. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

RANKING

  The Notes will rank junior to, and be subordinated in right of payment to, all existing and future Senior Indebtedness of the Company, pari passu in right of payment with all senior subordinated Indebtedness of the Company and senior in right of payment to all Subordinated Indebtedness of the Company. At April 4, 1998, the Company had approximately $252.0 million of Senior Indebtedness outstanding (exclusive of unused commitments). All debt incurred under the Amended Credit Facility is Senior Indebtedness of the Company, is guaranteed by each of the Guarantors (except Fabrene Group) on a senior basis and is secured by substantially all of the assets of the Company and such Guarantors.

MATURITY, INTEREST AND PRINCIPAL OF THE NOTES

  The Notes will be limited to $200.0 million aggregate principal amount and will mature on March 1, 2008. Cash interest on the Notes will accrue at a rate of 8 3/4% per annum and will be payable semi-annually in arrears on each March 1 and September 1, commencing September 1, 1998, to the holders of record of Notes at the close of business on February 15 and August 15, respectively, immediately preceding such interest payment date. Cash interest will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from March 5, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

OPTIONAL REDEMPTION

  The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after March 1, 2003, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on March 1 of the years indicated below:

                                            REDEMPTION
             YEAR                             PRICE
             ----                           ----------
             2003..........................  104.375%
             2004..........................  102.917%
             2005..........................  101.458%
             2006 and thereafter...........  100.000%

  In addition, at any time and from time to time on or prior to March 1, 2001, the Company may redeem in the aggregate up to 35% of the originally issued aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings by the Company at a redemption price in cash equal to 108.75% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the originally issued aggregate principal amount of the Notes must remain outstanding immediately after giving effect to each such redemption (excluding any Notes held by the Company or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering of the Company.

SELECTION AND NOTICE OF REDEMPTION

  In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, however, that if a partial redemption is made with the net cash proceeds of a Public Equity Offering by the Company, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION OF THE NOTES

  The payment of the principal of, premium, if any, and interest on the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Indebtedness.

  Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any payment from the trust described under "Satisfaction and Discharge of Indenture; Defeasance" (a "Defeasance Trust Payment")), upon any dissolution or winding-up or total liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on the Notes, or any payment by the Company to acquire any of the Notes for cash, property or securities, or any distribution by the Company with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of the Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

  No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an Offer to Purchase or otherwise, will be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of the holders of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) will be made by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter. Notwithstanding anything in the subordination provisions of the Indenture or the Notes to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and
(z) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the

Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

  The failure to make any payment or distribution for or on account of the Notes by reason of the provisions of the Indenture described under this "Subordination of the Notes" heading will not be construed as preventing the occurrence of any Event of Default in respect of the Notes. See "Events of Default" below.

  By reason of the subordination provisions described above, in the event of insolvency of the Company, funds which would otherwise be payable to Holders of the Notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash, and the Company may be unable to meet fully its obligations with respect to the Notes.

  At the time of the issuance of the Notes, the Amended Credit Facility is expected to be the only outstanding Senior Indebtedness. Subject to the restrictions set forth in the Indenture, in the future the Company may issue additional Senior Indebtedness.

GUARANTEES OF THE NOTES

  The Indenture provides that each of the Guarantors will unconditionally guarantee on a joint and several basis (the "Guarantees") all of the Company's obligations under the Notes, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. The Guarantees are general unsecured obligations of the Guarantors. The obligations of each Guarantor under its Guarantee are subordinated and junior in right of payment to the prior payment in full of all existing and future Guarantor Senior Indebtedness of such Guarantor to substantially the same extent as the Notes are subordinated to all existing and future Senior Indebtedness of the Company. The Guarantors have guaranteed all obligations of the Company under the Amended Credit Facility, and each Guarantor has granted a security interest in all or substantially all of its assets to secure the obligations under the Amended Credit Facility. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor (including any Senior Indebtedness Incurred after the Issue Date) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount, based on the net assets of each Guarantor determined in accordance with GAAP.

  The Company shall cause each Restricted Subsidiary issuing a Guarantee after the Issue Date to execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall become a party to the Indenture and thereby unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms set forth therein. Thereafter, such Restricted Subsidiary shall (unless released in accordance with the terms of the Indenture) be a Guarantor for all purposes of the Indenture.

  The Indenture provides that if the Notes thereunder are defeased in accordance with the terms of the Indenture, or if, subject to the requirements of the first paragraph under "--Merger, Sale of Assets, Etc." all or substantially all of the assets of any Guarantor or all of the Equity Interests of any Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset

Sale, and if (x) the Net Cash Proceeds from such Asset Sale are used in accordance with the covenant described under "Certain Covenants--Disposition of Proceeds of Asset Sales" or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with the covenant described under "Certain Covenants-- Disposition of Proceeds of Asset Sales" and within the time limits specified by such covenant, then such Guarantor (in the event of a sale or other disposition of all of the Equity Interests of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guarantee obligations in respect of the Indenture and the Notes.

  Any Guarantor that is designated an Unrestricted Subsidiary pursuant to and in accordance with "Designation of Unrestricted Subsidiaries" below shall upon such Designation be released and discharged of its Guarantee obligations in respect of the Indenture and the Notes and any Unrestricted Subsidiary whose Designation is revoked pursuant to "Designation of Unrestricted Subsidiaries" below is required to become a Guarantor in accordance with the procedure described in the third preceding paragraph.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

  Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Holders of the Notes of such occurrence in the manner prescribed by the Indenture and shall, within 45 days after the Change of Control Date, make an Offer to Purchase all Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

  If a Change of Control occurs which also constitutes an event of default under the Amended Credit Facility, the lenders under the Amended Credit Facility are entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the Amended Credit Facility. Accordingly, any claims of such lenders with respect to the assets of the Company will be prior to any claim of the Holders of the Notes with respect to such assets.

  If the Company makes an Offer to Purchase, the Company will comply with all applicable tender offer laws and regulations and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that, with the passing of time or giving of notice, or both, would constitute an Event of Default.

  Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

CERTAIN COVENANTS

  Limitation on Indebtedness. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for Permitted Indebtedness; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness and the application of the proceeds therefrom, the Consolidated Coverage Ratio would be greater than 2.0 to 1.0.

  The foregoing limitations will not apply to the Incurrence by the Company or any Restricted Subsidiary of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

    (a) Indebtedness under the Notes, the 9% Notes and other Indebtedness on the Issue Date;

  Limitation on Senior Subordinated Indebtedness. The Company shall not, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company.

  The Company shall not permit any Guarantor to, and no Guarantor shall, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guarantee of such Guarantor and subordinate in right of payment to any other Indebtedness of such Guarantor.

  Limitation on Restricted Payments. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

    (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Company or any Restricted Subsidiary and dividends or distributions payable to any Person solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company);

    (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

    (iii) purchase, redeem, defease or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by the Company); or

    (iv) make any Investment in any Person (other than Permitted Investments)

(any such payment or any other action (other than any exception thereto) described in (i), (ii), (iii) or (iv) each, a "Restricted Payment"), unless

    (a) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such Restricted Payment;

    (b) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "Limitation on Indebtedness" above; and

    (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (1) 50% of cumulative Consolidated Net Income determined for the period (taken as one period) from October 1, 1997 and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus (2) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), plus (3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness of the Company or any Restricted Subsidiary Incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of the Company, plus (4) without duplication of any amounts included in clause (i) above, in the case of the disposition or repayment of, or the receipt by the Company or any Restricted Subsidiary of any dividends or distributions from, any

  Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the amount of such Investment and the amount received by the Company or any Restricted Subsidiary upon such disposition, repayment, dividend or distribution, plus (5) in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company's or any Restricted Subsidiary's existing Investment in such Person that was previously treated as a Restricted Payment, plus (6) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "Designation of Unrestricted Subsidiaries" below, an amount equal to the Company's Investment in such Unrestricted Subsidiary (provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation), plus (7) $25.0 million, minus
  (8) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with "Designation of Unrestricted Subsidiaries" below.

  The foregoing provisions will not prevent (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of the Indenture; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for such retired Equity Interests are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time) and are not used to redeem the Notes pursuant to "--Optional Redemption" above; (iii) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness, or any other payment thereon, made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (x) Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for Subordinated Indebtedness are excluded from clauses (c)(2) and (c)(3) of the preceding paragraph (and were not included therein at any time) and are not used to redeem the Notes pursuant to "--Optional Redemption" above or (y) Subordinated Indebtedness permitted to be Incurred pursuant to clause (g) of the second paragraph under "--Limitation on Indebtedness"; (iv) the making of loans or advances to officers and directors of the Company or any Restricted Subsidiary entered into in the ordinary course of business in an amount not to exceed $5.0 million at any one time outstanding; (v) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control pursuant to a provision similar to the "Offer to Purchase upon Change of Control" provisions above; provided, however, that prior to any such repurchase, the Company has made an Offer to Purchase as provided in "Offer to Purchase upon Change of Control" above with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Offer to Purchase; or (vi) Investments in joint ventures (however structured) not to exceed $75.0 million at any one time outstanding; provided, however, that in the case of each of clauses (ii), (iii), (v) and (vi) no Default or Event of Default shall have occurred and be continuing or would arise therefrom.

  In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i) and (iv) of the immediately preceding paragraph shall be included as Restricted Payments. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Amended Credit Facility, or any other agreement of the Company or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the agreement being amended, restated, reviewed, replaced or refinanced; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary, other than the Acquired Person; (iv) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with "Disposition of Proceeds of Asset Sales" below to the extent applicable thereto; (vii) refinancing Indebtedness permitted under clause (h) of the second paragraph of "Limitation on Indebtedness" above; provided, however, that such encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing; or (viii) the Indenture.

  Designation of Unrestricted Subsidiaries. The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

    (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

    (ii) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "Limitation on Indebtedness" above; and

    (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of "Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the amount of the Company's Investment in such Subsidiary on such date.

  Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the capital stock of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

  The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

    (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

    (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

  All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

  Limitation on Liens. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made, (x) in the case of the Company, to secure the Notes and all other amounts due under the Indenture and any other class of Senior Subordinated Indebtedness, and (y) in the case of a Restricted Subsidiary which is a Guarantor, to secure such Restricted Subsidiary's Guarantee of the Notes and all other amounts due under the Indenture, in each case, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Restricted Subsidiary's Guarantee, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing Senior Indebtedness (including, without limitation, Indebtedness incurred under the Amended Credit Facility) and (ii) Permitted Liens.

  Disposition of Proceeds of Asset Sales. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) at least 75% of such consideration consists of (A) cash or Cash Equivalents, or (B) properties, capital assets and interests in joint ventures (however structured) that replace the properties and assets that were the subject of such Asset Sale or in properties and capital assets that will be used in the business of the Company and its Restricted Subsidiaries as existing at such time or in businesses reasonably related thereto (as determined in good faith by the Company's Board of Directors) ("Replacement Assets"). The amount of any Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

  The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 270 days of receipt thereof to repay Senior Indebtedness and permanently reduce any related commitment, or
(ii) make an Investment in Replacement Assets.

  To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 270 days of such Asset Sale as described in clause (i) or (ii) of the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 45 days after such 270th day, make an Offer to Purchase all outstanding Notes and other Senior Subordinated Indebtedness, pro rata, up to a maximum principal amount (expressed as a multiple of $1,000) of Notes and other Senior Subordinated Indebtedness equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof (or the accreted value of such other Senior Subordinated Indebtedness, if such other Senior Subordinated Indebtedness is issued at a discount), plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $25.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to this paragraph.

  With respect to any Offer to Purchase effected pursuant to this covenant, among the Notes, to the extent the aggregate principal amount of Notes and other Senior Subordinated Indebtedness tendered pursuant to such Offer to Purchase exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Notes and other Senior Subordinated Indebtedness shall be purchased pro rata based on the aggregate principal amount of such Notes and other Senior Subordinated Indebtedness tendered (or the accreted value of such other Senior Subordinated Indebtedness, if such other Senior Subordinated Indebtedness is issued at a discount) by each holder of Notes and such other Senior Subordinated Indebtedness. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Notes and other Senior Subordinated Indebtedness tendered pursuant to such Offer to Purchase, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the Notes and other Senior Subordinated Indebtedness for any purpose consistent with the other terms of the Indenture.

  In the event that the Company makes an Offer to Purchase the Notes and other Senior Subordinated Indebtedness, the Company shall comply with any applicable securities laws and regulations, and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

  Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders and holders of other Senior Subordinated Indebtedness as described above.

  Merger, Sale of Assets, etc. The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company shall not and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's and the Restricted Subsidiaries' properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia or, if any such Restricted Subsidiary was a Foreign Restricted Subsidiary, under the laws of the United States of America or any state thereof or the District of Columbia or the jurisdiction under which such Foreign Restricted Subsidiary was organized, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture and the Registration Rights Agreement to be performed or observed on the

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part of the Company; (ii) immediately thereafter, no Default or Event of
Default shall have occurred and be continuing; and (iii) immediately after giving effect to any such transaction involving the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person (A) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (B) could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the four quarter period immediately preceding such transaction for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "Limitation on Indebtedness" above.

  Notwithstanding the foregoing clause (iii) of the immediately preceding paragraph, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Restricted Subsidiary that is a Guarantor.

  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interest of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

  No Guarantor (other than a Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and the Indenture as provided in the third paragraph under "Guarantees of the Notes" above) shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Person, unless (i) the Surviving Person (if other than such Guarantor) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia or, if any such Guarantor was a Foreign Restricted Subsidiary, under the laws of the United States of America or any state thereof or the District of Columbia or the jurisdiction under which the Foreign Restricted Subsidiary was organized;
(ii) the Surviving Person (if other than such Guarantor) expressly assumes by a supplemental indenture all the obligations of such Guarantor under its Guarantee of the Notes and the performance and observance of every covenant of the Indenture and the Registration Rights Agreement to be performed or observed by such Guarantor, (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to any such transaction involving the Incurrence by such Guarantor, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of such Guarantor in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Company could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the latest fiscal quarter for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "Limitation on Indebtedness" above; provided, however, that this paragraph shall not be a condition to a merger or consolidation of a Guarantor if such merger or consolidation only involves the Company and/or one or more other Guarantors. Notwithstanding the foregoing, nothing in this covenant shall prohibit the consolidation or merger with or into or the sale of all or substantially all of the assets or properties of a Guarantor to any other Restricted Subsidiary that is a Guarantor.

  In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or a Guarantor, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the Obligations of the

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Company under the Notes, the Indenture and the Registration Rights Agreement
or of such Guarantor under its Guarantee, the Indenture and the Registration Rights Agreement, as the case may be, pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company, as the case may be, shall be discharged from its Obligations under the Indenture and the Notes or such Guarantor shall be discharged from its Obligations under the Indenture and its Guarantee.

  Transactions with Affiliates. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates or any officer, director or employee of the Company or any Restricted Subsidiary (each an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party and (ii) (A) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or the transfer of other consideration between the Company and an Affiliate of the Company having a Fair Market Value in excess of $15.0 million, such Affiliate Transaction is in writing and the Company delivers an officer's certificate to the Trustee certifying that such Affiliate Transaction (or series of Affiliate Transactions) complies with the foregoing provisions, (B) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or the transfer of other consideration between the Company and an Affiliate of the Company having a Fair Market Value in excess of $15.0 million, such Affiliate Transaction is in writing and a majority of the disinterested members of the Board of Directors of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions. In addition, any Affiliate Transaction involving aggregate payments or the transfer of other consideration between the Company and an Affiliate of the Company having a Fair Market Value in excess of $40.0 million will also require a written opinion from an Independent Financial Advisor (filed with the Trustee) stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be.

  Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and any Wholly Owned Restricted Subsidiary or between or among Wholly Owned Restricted Subsidiaries; (ii) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (iii) any transactions undertaken pursuant to any contractual obligations or rights in existence on the Issue Date (as in effect on the Issue Date); (iv) any Restricted Payments made in compliance with "Limitation on Restricted Payments" above; (v) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business; and (vi) the entering into by the Company and any of its consolidated Restricted Subsidiaries of a tax sharing or similar arrangement.

  Limitation on the Sale or Issuance of Equity Interests of Restricted Subsidiaries. The Company shall not sell any Equity Interest of a Restricted Subsidiary, and shall not cause or permit any Restricted Subsidiary, directly or indirectly, to issue or sell any Equity Interests, except: (i) to the Company or a Wholly Owned Restricted Subsidiary; or (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary. Notwithstanding the foregoing, the Company is permitted to sell all the Equity Interest of a Restricted Subsidiary as long as the Company is in compliance with the terms of the covenant described under "Disposition of Proceeds of Asset Sales" and, if applicable, "Merger, Sale of Assets, etc." above.

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

  Limitation on Guarantees by Restricted Subsidiaries. The Indenture provides that in the event the Company (i) organizes or acquires any Domestic Restricted Subsidiary after the Issue Date that is not a Guarantor or (ii) causes or permits any Foreign Restricted Subsidiary that is not a Guarantor to, directly or indirectly, guarantee the payment of any Indebtedness of the Company or any Domestic Restricted Subsidiary ("Other Indebtedness") then, in each case the Company shall cause such Restricted Subsidiary to simultaneously execute and deliver a supplemental indenture to the Indenture pursuant to which it will become a Guarantor under the Indenture; provided, however, that in the event a Domestic Restricted Subsidiary is acquired in a transaction in which a merger agreement is entered into, such Domestic Restricted Subsidiary shall not be required to execute and deliver such supplemental indenture until the consummation of the merger contemplated by any such merger agreement; provided, further, that if such Other Indebtedness is (i) Indebtedness that is ranked pari passu in right of payment with the Notes or the Guarantee of such Restricted Subsidiary, as the case may be, the Guarantee of such Subsidiary shall be pari passu in right of payment with the guarantee of the Other Indebtedness; or (ii) Subordinated Indebtedness, the Guarantee of such Subsidiary shall be senior in right of payment to the guarantee of the Other Indebtedness (which guarantee of such Subordinated Indebtedness shall provide that such guarantee is subordinated to the Guarantees of such Subsidiary to the same extent and in the same manner as the other Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as the case may be).

  Provision of Financial Information. Whether or not the Company is subject to
Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Note register, without cost to such Holders upon their request, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and proxy statements which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Notes remain outstanding and prior to the later of the consummation of the the Exchange Offer and the filing of the Initial Shelf Registration Statement, if required, the Company will furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT

  The occurrence of any of the following is defined as an "Event of Default" under the Indenture: (a) failure to pay principal of (or premium, if any, on) any Note when due (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (b) failure to pay any interest on any Note when due, continued for 30 days or more (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (c) default in the payment of principal of or interest on any Note required to be purchased pursuant to any Offer to Purchase required by the Indenture when due and payable or failure to pay on the Purchase Date the Purchase Price for any Note validly tendered pursuant to any Offer to Purchase required by the Indenture (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (d) failure to perform or comply with any of the provisions described under "Certain Covenants-- Merger, Sale of Assets, etc." above; (e) failure to perform any other covenant, warranty or agreement of the Company under the Indenture or in the Notes or of the Guarantors under the Indenture or in the Guarantees continued for 30 days or more after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes; (f) default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $20.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any of its Restricted Subsidiaries to pay principal of at least $20.0 million when due at the stated maturity of any such Indebtedness and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived within 10 days after the occurrence thereof; (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Restricted Subsidiaries in an amount of $20.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Restricted Subsidiaries; or (i) other than as provided in or pursuant to any Guarantee or the Indenture, the Guarantee of any Guarantor that constitutes a Significant Restricted Subsidiary ceases to be in full force and effect or is declared null and void and unenforceable or found to be invalid or any Guarantor that is a Significant Restricted Subsidiary denies its liability under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of the Indenture and such Guarantee).

  Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on such Trustee.

  If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company described in clause (h) of the preceding paragraph) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by notice in writing to the Company may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Notes to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in the Indenture or the Notes to the contrary, will become immediately due and payable; provided, however, that so long as the Amended Credit Facility shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default with respect to the Company described in clause (h) of the second preceding paragraph), the Notes shall not become due and payable until the earlier to occur of (x) five business days following delivery of written notice of such acceleration of the Notes to the agent under the Amended Credit Facility and
(y) the acceleration (ipso facto or otherwise) of any Indebtedness under the Amended Credit Facility. If an Event or Default specified in clause (h) of the preceding paragraph with respect to the Company occurs under the Indenture, the Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

  Any such declaration with respect to the Notes may be annulled by the Holders of a majority in aggregate principal amount of the outstanding Notes upon the conditions provided in the Indenture. For information as to waiver of defaults, see "Modification and Waiver" below.

  The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Notes outstanding, give the Holders of the Notes thereof notice of all uncured Defaults or Events of Default thereunder known to it; provided, however, that, except in

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the case of a Default or an Event of Default in payment with respect to the
Notes or a Default or Event of Default in complying with "Certain Covenants-- Merger, Sale of Assets, etc." above, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders of the Notes.

  No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the Holders of at least 25% of the aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as the Trustee, and the Trustee shall have not have received from the Holders of a majority in aggregate principal amount of such outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of such a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

  The Company is required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the Indenture and as to any default in such performance.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATOR AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder of the Company or any of its Affiliates, as such, shall have any liability for any obligations of the Company or any of its Affiliates under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

  The Company may terminate its and the Guarantors' substantive obligations in respect of the Notes by delivering all outstanding Notes to the Trustee for cancellation and paying all sums payable by it on account of principal of, premium, if any, and interest on all Notes or otherwise. In addition to the foregoing, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in clause (h) of "Events of Default" above, occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) under the Indenture and provided that no default under any Senior Indebtedness would result therefrom, terminate its and the Guarantors' substantive obligations in respect of the Notes (except for its obligations to pay the principal of (and premium, if any, on) and the interest on the Notes and the Guarantors' Guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on such Notes; (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination of obligations; (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Act"); and (iv) complying with certain other requirements set forth in the Indenture. In addition, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default

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

or Event of Default specified in clause (h) of "Events of Default" above, occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) under the Indenture and provided that no default under any Senior Indebtedness would result therefrom, terminate all of its and the Guarantors' substantive obligations in respect of the Notes (including its obligations to pay the principal of (and premium, if any, on) and interest on the Notes and the Guarantors' Guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on the Notes; (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel addressed to the Trustee based upon such a ruling or based on a change in the applicable federal tax law since the date of the Indenture, to such effect; (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Act; and
(iv) complying with certain other requirements set forth in the Indenture.

  The Company may make an irrevocable deposit pursuant to this provision only if at such time it is not prohibited from doing so under the subordination provisions of the Indenture or certain covenants in the Senior Indebtedness and the Company has delivered to the Trustee and any Paying Agent an Officers' Certificate to that effect.

GOVERNING LAW

  The Indenture, the Notes and the Guarantees are governed by the laws of the State of New York without regard to principles of conflicts of laws.

MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Company, the Guarantors, and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); provided, however, that no such modification or amendment to the Indenture may, without the consent of the Holder of each Note affected thereby, (a) change the maturity of the principal of or any installment of interest on any such Note or alter the optional redemption or repurchase provisions of any such Note or the Indenture in a manner adverse to the Holders of the Notes;
(b) reduce the principal amount of (or the premium) of any such Note; (c) reduce the rate of or extend the time for payment of interest on any such Note; (d) change the place or currency of payment of principal of (or premium) or interest on any such Note; (e) modify any provisions of the Indenture relating to the waiver of past defaults (other than to add sections of the Indenture or the Notes subject thereto) or the right of the Holders of Notes to institute suit for the enforcement of any payment on or with respect to any such Note or any Guarantee in respect thereof or the modification and amendment provisions of the Indenture and the Notes (other than to add sections of the Indenture or the Notes which may not be amended, supplemented or waived without the consent of each Holder therein affected); (f) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of the Indenture or the Notes or for waiver of any Default in respect thereof; (g) waive a default in the payment of principal of, interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration); (h) modify the ranking or priority of any Note or the Guarantee in respect thereof of any Guarantor or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness or amend or modify the

                                      98
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subordination provisions of the Indenture in any manner adverse to the Holders of the Notes; (i) modify the provisions of any covenant (or the related definitions) in the Indenture requiring the Company to make an Offer to Purchase in the event of a Change of Control in a manner materially adverse to the Holders of Notes affected thereby otherwise than in accordance with the Indenture; or (j) release any Significant Restricted Subsidiary that is a Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture.

  The Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Company and the Guarantors with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Notes, on behalf of all Holders, may waive any past default under the Indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the Notes), except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Notes tendered pursuant to an Offer to Purchase, or a default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the Holder of each Note that is affected.

THE TRUSTEE

  Except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of a Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

  The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, any Guarantor or any other obligor upon the Notes, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or an Affiliate of the Company; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture
Act), it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

  "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

  "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated with or merged into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

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

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that for purposes of the "Transactions with Affiliates" covenant, the term "Affiliate" shall not include Chase Securities Inc. or its affiliates. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

  "Amended Credit Facility" means the Amended, Restated and Consolidated Credit Agreement, dated as of July 3, 1997, as amended as of July 3, 1997 and January 29, 1998, by and among the Company, the Subsidiaries of the Company identified on the signature pages thereof and any Subsidiary that is later added thereto, the lenders named therein, and The Chase Manhattan Bank, as Administrative Agent, as further amended, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor (including any restatements thereof and any increases in the amount of the commitment thereunder), whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantee and note agreements and other instruments and agreements executed in connection therewith.

  "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary (other than directors' qualifying shares, to the extent mandated by applicable law); (ii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iii) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with "Certain Covenants--Merger, Sale of Assets, etc." above and the creation of any Lien not prohibited by "Certain Covenants--Limitation on Liens" above; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) any transaction consummated in compliance with "Certain Covenants--Limitation on Restricted Payments" above; (d) any transfers of properties and assets between Wholly Owned Restricted Subsidiaries; (e) any transaction pursuant to which the Company or any Restricted Subsidiary transfers property to a Person and the Company or such Restricted Subsidiary leases such property from such Person; provided, however, that such transaction complies with "Limitation on Indebtedness" above; and (f) sales of Investments (i) that were originally made pursuant to clause (a) of the definition of "Permitted Investments" or (ii) to the extent that such Investments were treated as Restricted Payments. In addition, solely for purposes of "Certain Covenants--Disposition of Proceeds of Asset Sales" above, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $5.0 million in any fiscal year shall be deemed not to be an Asset Sale.

  "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be properly capitalized on the balance sheet in accordance with GAAP.

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  "Cash Equivalents" means: (a) U.S. dollars; (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, and in each case maturing within six months after the date of acquisition; and (f) corporate securities having a rating equal to or higher than BBB- and Baa3, or the equivalents thereof, by both Standard & Poors Ratings Group and Moody's Investor Service, Inc., respectively, if both such entities rate the securities, or having such rating from one of such entities if only one such entity is rating such Securities.

  "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company): (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Equity Interests of the Company; (ii) the Company consolidates with, or merges with or into, another Person (other than the Company or a Wholly Owned Restricted Subsidiary) or the Company or any of its Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or any Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of Holdings or the Company, as the case may be, "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "Certain Covenants--Merger, Sale of Assets, etc."

  "Change of Control Date" has the meaning set forth under "Offer to Purchase upon Change of Control" above.

  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the four quarter period of the most recent four consecutive fiscal quarters for which financial statements are available ending prior to the date of such

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determination (the "Four Quarter Period") to (ii) Consolidated Fixed Charges
for such Four Quarter Period; provided, however, that (1) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four Quarter Period and the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four Quarter Period, (2) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary shall have made any Asset Sale, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period and Consolidated Fixed Charges for such Four Quarter Period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such Four Quarter Period (or, if the Equity Interests of any Restricted Subsidiary are sold, the Consolidated Fixed Charges for such Four Quarter Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit or a line of a business or which constitutes Replacement Assets, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect to (x) such Investment or acquisition of assets (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four Quarter Period and (y) net cost savings that the Company reasonably believes in good faith could have been achieved during the Four Quarter Period as a result of such Investment or acquisition and which cost savings could then be reflected in pro forma financial statements under GAAP (provided that both (A) such cost savings were identified and quantified in an Officer's Certificate delivered to the Trustee at the time of the consummation of the Investment or acquisition and (B) with respect to each Investment or acquisition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company within 90 days of such Investment or acquisition to effect such cost savings identified in such officer's certificate) and (4) if since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such Four Quarter Period, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on, with respect to any Investment or acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the day prior to the first day of such Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in accordance with GAAP. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Interest Rate Protection Obligations are outstanding applicable to such Indebtedness if such agreement under which such Hedging Obligations are outstanding has a remaining term as at the date of determination in excess of 12 months); provided, however, that the Consolidated Fixed Charges of the Company attributable to interest on any Indebtedness Incurred under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period.

  "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense for such period;
(ii) Consolidated Interest Expense for such period; (iii) Consolidated Non-cash Charges for such period; and (iv) expenses relating to employee profit sharing arising in connection with applicable Mexican statutory requirements less (A) all non-cash items increasing Consolidated Net Income for such period and (B) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense and
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Equity Interest of such Person (other than dividends paid solely in Qualified Equity Interests) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

  "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for Federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

  "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Hedging Obligations,
(c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all capitalized interest and all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

  "Consolidated Net Income" means, for any period, the consolidated net income
(loss) of the Company and the Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such person is not a Restricted Subsidiary, except (A) to the extent of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution, (B) with respect to foreign joint ventures, to the extent that cash is available for distribution (without restriction and not committed for other purposes) during such period to the Company or a Restricted Subsidiary as a dividend or other distribution, but is not distributed due to adverse tax or other business reasons, such cash shall be included and (C) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company to the extent of such restrictions; (iv) any gain or loss realized

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

upon the sale or other disposition of any asset of the Company or the Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) outside of the ordinary course of business; (v) any extraordinary gain or loss; (vi) the cumulative effect of a change in accounting principles; (vii) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; and (viii) gains and losses resulting from foreign currency transaction adjustments.

  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Equity Interests of such Person.

  "Consolidated Non-cash Charges" means, with respect to any Person, for any period the sum of (i) depreciation, (ii) amortization and (iii) other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding, for purposes of clause (iii) only, such charges which require an accrual of or a reserve for cash charges for any future period).

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Designated Senior Indebtedness" means (a) any Indebtedness outstanding under the Amended Credit Facility and (b) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $25.0 million, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indenture and a Board Resolution setting forth such designation by the Company has been filed with the Trustee.

  "Designation" has the meaning set forth under "Certain Covenants-- Designation of Unrestricted Subsidiaries" above.

  "Designation Amount" has the meaning set forth under "Certain Covenants-- Designation of Unrestricted Subsidiaries" above.

  "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

  "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Notes or the date on which no Notes remain outstanding.

  "Domestic Restricted Subsidiary" means a Restricted Subsidiary of the Company organized under the laws of the United States or any political subdivision thereof or the operations of which are located substantially inside the United States.

  "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

  "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase" below.

  "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.

  "Foreign Restricted Subsidiary" means a Restricted Subsidiary of the Company not organized under the laws of the United States or any political subdivision thereof and the operations of which are located substantially outside of the United States.

  "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Coverage Ratio" above.

  "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

  "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

  "Guarantee" means the guarantee of the Notes by each Guarantor under the Indenture.

  "Guarantor" means (i) each Domestic Restricted Subsidiary in existence on the Issue Date, (ii) Fabrene Group, Inc., and (iii) each other Restricted Subsidiary, formed, created or acquired before or after the Issue Date, required to become a Guarantor after the Issue Date pursuant to "Limitation on Guarantees by Restricted Subsidiaries" above.

  "Guarantor Senior Indebtedness" means, with respect to any Guarantor, at any date, (a) all Obligations of such Guarantor under the Amended Credit Facility;
(b) all Hedging Obligations of such Guarantor; (c) all Obligations of such Guarantor under stand-by letters of credit; and (d) all other Indebtedness of such Guarantor for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness unless the instrument under which such Indebtedness of such Guarantor for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to such Guarantor's Guarantee of the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between such Guarantor and any Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries; unless, and for so long as such Indebtedness has been pledged to secure obligations under or in respect of Guarantor Senior Indebtedness; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of the Indenture;

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(e) Indebtedness evidenced by such Guarantor's Guarantee of the Notes; (f)
Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (g) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; (h) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor; (i) Indebtedness represented by guarantees of the 9% Notes; and (j) Indebtedness of a Guarantor to the extent such Indebtedness is owed to and held by any Federal, state, local or other governmental authority.

  "Hedging Agreement" means, with respect to any Person, all interest rate swap or similar agreements or foreign currency or commodity hedge, exchange or similar agreements of such Person.

  "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under Hedging Agreements.

  "Holders" means the registered holders of the Notes.

  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

  "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith); (e) every Capital Lease Obligation of such Person; (f) every net obligation under Hedging Agreements of such Person; (g) every obligation of the type referred to in clauses (a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (h) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (g) above. Indebtedness (a) shall never be calculated taking into account any cash and cash equivalents held by such Person; (b) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents; (c) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (d) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary; and (e) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business.

  "Independent Financial Advisor" means a nationally recognized, accounting, appraisal, investment banking firm or consultant which, in the judgment of the Board of Directors of the Company, is independent and qualified to perform the task for which it is to be engaged.

  "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

  "Interest" means, with respect to the Notes, the sum of any cash interest and any Additional Interest (as defined under "Registration Rights" below) on the Notes.

  "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. For purposes of the "Limitation on Restricted Payments" covenant above, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment; reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Voting Equity Interests of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition.

  "Issue Date" means the original issue date of the Notes.

  "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

  "Maturity Date" means the date, which is set forth on the face of the Notes, on which the Notes will mature.

  "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale; including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been reversed or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

  "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Offer" has the meaning set forth in the definition of "Offer to Purchase" below.

  "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture if so required). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Notes to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state: (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made; (2) the Expiration Date and the Purchase Date; (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount"); (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price"); (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount; (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase; (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue; (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date; (9) that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing); (10) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and (11) that in the case of any Holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

  An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

  "Permitted Holder" means Golder, Thoma, Cressey Fund III Limited Partnership, The InterTech Group, Inc. (for so long as Messrs. Zucker and Boyd own 100% of the issued and outstanding stock thereof), Mr. Zucker and Mr. Boyd and members of either of their immediate families and trusts of which such persons are the beneficiaries and The Chase Manhattan Corporation and its subsidiaries or The Chase Manhattan Foundation.

  "Permitted Indebtedness" has the meaning set forth in the second paragraph of "Certain Covenants--Limitation on Indebtedness" above.

  "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) Hedging Obligations; (d) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under "Certain Covenants--Disposition of Proceeds of Asset Sales" above not to exceed 25% of the total consideration for such Asset Sales; (e) Investments in the Company and Investments in a Restricted Subsidiary or a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or another Restricted Subsidiary; (f) Investments existing as of the Issue Date; and (g) any Investment consisting of a guarantee by a Restricted Subsidiary of Senior Indebtedness or any guarantee of Indebtedness otherwise permitted by the Indenture.

  "Permitted Junior Securities" means any securities of the Company or any other Person that are (i) equity securities without special covenants or (ii) debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in the Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of the Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of the Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization of readjustment pursuant to which such securities are issued).

  "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation; (b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Notes or the Guarantees; (e) Liens in favor of the Company or any Restricted Subsidiary (including any such Liens securing Indebtedness, to the extent and for so long as such Indebtedness is pledged to secure Senior Indebtedness); (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; (h) Liens resulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capital Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets, provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by "Certain Covenants--Limitation on Indebtedness" above and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; and (j) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto).

  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

  "Preferred Equity Interest", in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

  "principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

  "Public Equity Offering" means, with respect to the Company, an underwritten public offering of Qualified Equity Interests of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

  "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase" above.

  "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase" above.

  "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement of any property; provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

  "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase" above.

  "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

  "Redemption Date" has the meaning set forth in the third paragraph of "Optional Redemption" above.

  "Replacement Assets" has the meaning set forth in the first paragraph under "Certain Covenants--Disposition of Proceeds of Asset Sales" above.

  "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to "Certain Covenants--Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

  "SEC" means the Securities and Exchange Commission.

  "Senior Indebtedness" means, at any date, (a) all Obligations of the Company under the Amended Credit Facility; (b) all Hedging Obligations of the Company;
(c) all Obligations of the Company under stand-by letters of credit; and (d) all other Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries; unless and for so long as such Indebtedness has been pledged to secure obligations under or in respect of Senior Indebtedness; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of the Indenture; (e) Indebtedness evidenced by the Notes; (f) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (g) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; (h) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company; (i) Indebtedness represented by the 9% Notes; and (j) Indebtedness of the Company to the extent such Indebtedness is owed to and held by any Federal, state, local or other governmental authority.

  "Senior Subordinated Indebtedness" means the Notes, the 9% Senior Subordinated Notes, Series B due 2007 of the Company and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu in right of payment with the Notes and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

  "Significant Restricted Subsidiary" means, at any date of determination, (a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (i) for the most recent fiscal year of the Company accounted for more than 10.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 10.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (h) of "Events of Default" above has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

  "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

  "Subordinated Indebtedness" means, with respect to the Company or any Guarantor, any Indebtedness of the Company or such Guarantor, as the case may be, which is expressly subordinated in right of payment to the Notes or such Guarantor's Guarantee, as the case may be.

  "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, through one or more Persons by such Person, or
(b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

  "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

  "United States Government Obligations" means direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

  "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to "Certain Covenants--Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

  "Unutilized Net Cash Proceeds" has the meaning set forth in the third paragraph under "Certain Covenants--Disposition of Proceeds of Asset Sales" above.

  "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

  "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company and/or one or more Wholly Owned Restricted Subsidiaries.

BOOK-ENTRY; DELIVERY AND FORM

  The Old Notes offered and sold in connection with the Initial Offering were sold solely to "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs"), pursuant to Rule 144A and in offshore transactions to persons other than "U.S. persons," as defined in Regulation S under the Securities Act ("Non-U.S. Persons"), in reliance on Regulation S. Following the Initial Offering of the Old Notes, the Old Notes may have been sold to QIBs pursuant to Rule 144A, Non-U.S. Persons in reliance on Regulation S and pursuant to other exemptions from, or in transactions not subject to, the registration requirements of the Securities Act, as described under "Transfer Restrictions," including sales to institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act ("Institutional Accredited Investors"), that are not QIBs.

 THE GLOBAL NOTES

  Rule 144A Global Note. The Old Notes offered and sold in the Initial Offering were sold to QIBs pursuant to Rule 144A and were issued in the form of one or more registered notes in global form, without interest coupons (collectively, the "Rule 144A Global Note"). The Rule 144A Global Note was deposited on the date of issuance of the sale of the Notes with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, but remains in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

  Exchange Offer Global Note. The Exchange Notes offered hereby will be issued in the form of one or more registered notes in global form, without interest coupons (collectively, the "Exchange Offer Global Note"). The Exchange Offer Global Note will be deposited upon issuance with, or on behalf of, a custodian for DTC and held in the custody of the Trustee in the manner described in the preceding paragraph for credit to the respective accounts of the holders.

  Except as set forth below, the Rule 144A Global Note and the Exchange Offer Global Note (collectively, the "Global Notes") may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in physical, certificated form ("Certificated Notes") except in the limited circumstances described below.

  All interests in the Global Notes may be subject to the procedures and requirements of DTC.

 CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

  The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. The Company takes no responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

  DTC has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a "banking organization" within the meaning of the New York Banking Law, (iii) a member of the Federal Reserve System, (iv) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (v) a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants

(collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

  The Company expects that pursuant to procedures established by DTC (i) upon deposit of a Global Note, DTC will credit the accounts of Participants with an interest in the Global Note and (ii) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

  The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

  So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or such Global Note. The Company understands that under existing industry practice, in the event that the Company requests any action of holders of Notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

  Payments with respect to the principal of, and premium, if any, interest and Additional Interest, if any, on, any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither the

Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, interest and Additional Interest, if any). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds.

 CERTIFICATED NOTES

  If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events as provided in the Indenture, then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

  Neither the Company nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

                              REGISTRATION RIGHTS

  The following description of the Registration Rights Agreement is a summary only, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Registration Rights Agreement.

  DEFINITIONS. As used in this section, the following terms shall have the following meanings:

  Closing Date: March 5, 1998, the closing date of the Initial Offering of the Old Notes.

  Effectiveness Date: The 210th day after the Closing Date; provided, however, that, with respect to the Initial Shelf Registration Statement, (i) if the Filing Date in respect thereof is fewer than 60 days prior to the 210th day after the Closing Date, then the Effectiveness Date in respect thereof shall be the 60th day after such Filing Date and (ii) if the Filing Date is after the filing of the Exchange Offer Registration Statement with the SEC, then the Effectiveness Date in respect thereof shall be the 60th day after such Filing Date.

  Expiration Date: The 35th day after the Effectiveness Date; provided, however, that if the Exchange Offer is required by applicable law to be open for a period of more than 35 days, the Expiration Date shall mean the last date of such period.

  Filing Date: The 90th day after the Closing Date; provided, however, that, with respect to the Initial Shelf Registration Statement, (i) if a Shelf Registration Event shall have occurred fewer than 30 days prior to the 90th day after the Closing Date, then the Filing Date in respect thereof shall be the 30th day after such Shelf Registration Event and (ii) if a Shelf Registration Event shall have occurred after the filing of the Exchange Offer Registration Statement with the SEC, then the Filing Date in respect thereof shall be the 30th day after such Shelf Registration Event.

  Registrable Securities: The Old Notes upon original issuance thereof and at all times subsequent thereto, each Exchange Note (as defined below) as to which clause (v) of paragraph (b) of "The Exchange Offer--Purpose and Effect of the Exchange Offer" below is applicable upon original issuance and at all times subsequent thereto and, if issued, the Private Exchange Notes (as defined in the Registration Rights Agreement), until in the case of any such Old Notes, Exchange Notes or Private Exchange Notes, as the case may be, (i) a Registration Statement (other than, with respect to any Exchange Note as to which clause (v) of paragraph (b) of "The Exchange Offer--Purpose and Effect of the Exchange Offer" below is applicable, the Exchange Offer Registration Statement) covering such Old Notes, Exchange Notes or Private Exchange Notes has been declared effective by the SEC and such Old Notes, Exchange Notes or Private Exchange Notes, as the case may be, have been disposed of in accordance with such effective Registration Statement, (ii) such Old Notes, Exchange Notes or Private Exchange Notes, as the case may be, are sold in compliance with Rule 144 under the Securities Act, (iii) such Note has been exchanged for an Exchange Note pursuant to the Exchange Offer and clause (v) of paragraph (b) of "The Exchange Offer--Purpose and Effect of the Exchange Offer" below is not applicable thereto, or (iv) such Old Notes, Exchange Notes or Private Exchange Notes, as the case may be, cease to be outstanding.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Old Notes were originally sold by the Company on March 5, 1998 to the Initial Purchaser pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the Purchase Agreement, the Company, the Guarantors and the Initial Purchaser entered into the Registration Rights Agreement on the date of the Initial Offering (the "Issue Date"). Certain terms of the Registration Rights Agreement are summarized as follows:

  (a) The Company and each of the Guarantors have agreed to file with the Securities and Exchange Commission (the "SEC" or "Commission"), on or before the Filing Date, an offer to exchange (the "Exchange Offer") any and all of the Registrable Securities for a like aggregate principal amount of senior subordinated debt securities of the Company which are identical to the Notes and are guaranteed, jointly and severally, by each of the Guarantors (the "Exchange Notes") (and which are entitled to the benefits of a trust indenture which is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification of such trust indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act")) and which has been qualified under the Trust Indenture Act), except that the Exchange Notes shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon. The Exchange Offer will be registered under the Securities Act on the appropriate form (the "Exchange Offer Registration Statement") and will comply with all applicable tender offer rules and regulations under the Exchange Act. The Company and each of the Guarantors agree to use their respective best efforts to (i) cause the Exchange Offer Registration Statement to become effective and commence the Exchange Offer on or prior to the Effectiveness Date, (ii) keep the Exchange Offer open until the Expiration Date and (iii) exchange Exchange Notes for all Notes validly tendered and not withdrawn pursuant to the Exchange Offer on or prior to the fifth day following the Expiration Date.

  The Company and each of the Guarantors have agreed to use their respective best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for at least 180 days (or such shorter time as such persons must comply with such requirements in order to resell the Exchange Notes) (the "Applicable Period").

  (b) If, (i) because of any change in law or in currently prevailing interpretations of the Staff of the SEC, the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not commenced on or prior to the Effectiveness Date, (iii) the Exchange Offer is not, for any reason, consummated on or prior to the fifth day after the Expiration Date,
(iv) any Holder of Private Exchange Notes so requests, or (v) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under Federal securities laws (the occurrence of any such event, a "Shelf Registration Event"), then, in the case of each of clauses (i) through
(v) of this sentence, the Company shall promptly deliver to the Holders and the Trustee notice thereof (the "Shelf Notice") and thereafter the Company and each of the Guarantors shall file an Initial Shelf Registration Statement pursuant to the terms of the Registration Rights Agreement.

  SHELF REGISTRATION. If a Shelf Registration Event has occurred (and whether or not an Exchange Offer Registration Statement has been filed with the SEC or has become effective, or the Exchange Offer has been consummated), then:

  (a) Initial Shelf Registration Statement. The Company and each of the Guarantors shall promptly prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration Statement"). The Company and each of the Guarantors shall file with the SEC the Initial Shelf Registration Statement on or prior to the Filing Date. The Initial Shelf Registration Statement shall be on Form S-1 or another appropriate form if available, permitting registration of such Registrable Securities for resale by such holders in the manner designated by them (including, without limitation, in one or more underwritten offerings). The Company and each of the Guarantors shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement. The Company and each of the Guarantors shall use their respective best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act on or prior to the Effectiveness Date, and to keep the Initial Shelf Registration Statement continuously effective under the Securities Act until the date which is 24 months from the Closing Date or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Initial Shelf Registration Statement or (ii) a Subsequent Shelf Registration Statement covering all of the Registrable Securities has been declared effective under the Securities Act (such 24 month or shorter period, the "Effectiveness Period").

  (b) Subsequent Shelf Registration Statements. If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company and each of the Guarantors shall use their respective best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event the Company and each of the Guarantors shall within 45 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company and each of the Guarantors shall use their respective best efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as reasonably practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period. As used herein the term "Shelf Registration Statement" means the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement.

  (c) Supplements and Amendments. The Company and each of the Guarantors shall promptly supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

  ADDITIONAL INTEREST. The Company agrees to pay, as liquidated damages, additional interest on the Notes ("Additional Interest") under the circumstances and to the extent set forth below (each of which shall be given independent effect and shall not be duplicative):

    (i) if either the Exchange Offer Registration Statement or the Initial Shelf Registration Statement has not been filed on or prior to the applicable Filing Date (unless, with respect to the Exchange Offer Registration Statement, a Shelf Event described in clause (i) of paragraph
  (b) of "--Purpose and Effect of Exchange Offer" above shall have occurred prior to the Filing Date), Additional Interest shall accrue on the Old Notes over and above the stated interest in an amount equal to $0.192 per week (or any part thereof) per $1,000 principal amount of the Old Notes;

    (ii) if either the Exchange Offer Registration Statement or the Initial Shelf Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Date (unless, with respect to the Exchange Offer Registration Statement, a Shelf Event described in clause (i) of paragraph
  (b) of "--Purpose and Effect of Exchange Offer" above shall have occurred), Additional Interest shall accrue on the Old Notes over and above the stated interest in an amount equal to $0.192 per week (or any part thereof) per $1,000 principal amount of Old Notes; and

    (iii) if (A) the Company has not exchanged Exchange Notes for all Old Notes va lidly tendered and not withdrawn in accordance with the terms of the Exchange Offer on or prior to the fifth day after the Expiration Date, or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the Expiration Date, or (C) if applicable, any Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time during the Effectiveness Period, then Additional Interest shall accrue on the Old Notes over and above the stated interest in an amount equal to $0.192 per week (or any part thereof) per $1,000 principal amount of the Old Notes commencing on the (x) sixth day after the Expiration Date, in the case of
  (A) above, or (y) the day the Exchange Offer Registration Statement ceases to be effective in the case of (B) above, or (z) the day such Shelf Registration Statement ceases to be effective in the case of (C) above;

provided, however, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement as required hereunder (in the case of clause (i) of this paragraph), (2) upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement as required hereunder (in the case of clause (ii) of this paragraph) or (3) upon the exchange of Exchange Notes for all Old Notes validly tendered and not withdrawn (in the case of clause (iii)(A) of this paragraph), or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) of this paragraph), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(C) of this paragraph), or upon the effectiveness of a Subsequent Shelf Registration Statement (in the case of clause (iii)(C) of this paragraph), Additional Interest on the Old Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue (but any accrued amount shall be payable).

  Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes bear a Series B designation and a different CUSIP Number from the Old Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

  As of the date of this Prospectus, $200,000,000 aggregate principal amount of Old Notes were outstanding. The Company has fixed the close of business on
         , 1998 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

  Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

  The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
          1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will issue a press release with the announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof (via press release) to the registered holders.

INTEREST ON THE EXCHANGE NOTES

  The Exchange Notes will bear interest from their date of issuance. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on September 1, 1998. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

  Interest on the Exchange Notes is payable semi-annually on each March 1 and September 1, commencing on September 1, 1998.

PROCEDURES FOR TENDERING

  Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. For a holder to validly tender Old Notes in the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, prior to 5:00 p.m., New York City time, on the Expiration Date, either (a) certificates for tendered Old Notes must be received by the Exchange Agent at such address, or (b) such Old Notes must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender received by the Exchange Agent, including an "Agent's Message" if the tendering holder has not delivered a Letter of Transmittal). The term "Agent's Message" means a message, transmitted by the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant.

  By executing the Letter of Transmittal (or an Agent's Message thereof), each holder will make to the Company the representations set forth below in the second paragraph under the heading "--Resale of the Exchange Notes."

  The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a recognized participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each a "Medallion Signature Guarantor"), unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of the NASD or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by a Medallion Signature Guarantor.

  If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the Book-Entry Transfer Facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee (or, in the case of book-entry transfer, an Agent's Message in lieu thereof) and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Issuer, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal (or, in the case of book-entry transfer, an Agent's Message) or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer (including delivery of an Agent's Message), prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution (i) an Agent's Message with respect to guaranteed delivery that is accepted by the Company, or (ii) a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal of facsimile thereof (or, in the case of book-entry transfer, an Agent's Message), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon three New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries;

    (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

    (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

  If the Company determine in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

EXCHANGE AGENT

  Harris Trust and Savings Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                         HARRIS TRUST AND SAVINGS BANK

               By Mail:                     By Hand or Overnight Courier:
 c/o Harris Trust Company of New York   c/o Harris Trust Company of New York
          Wall Street Station                      Receive Window
             P.O. Box 1023                        Wall Street Plaza
        New York, NY 10268-1023              88 Pine Street, 19th Floor
                                                 New York, NY 10005

                            Facsimile Transmission:
                       (for Eligible Institutions Only)
                            (212) 701-7636 or 7637

                   For Information Telephone (call collect):
                                (212) 701-7624

  DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

  The Exchange Notes will be recorded at face value, the same carrying value as the Old Notes reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise),
(ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

  With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who receives Exchange Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

  As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives an Exchange Note for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Old Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

  The Company believes that the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Old Notes for Exchange Notes pursuant to the Exchange Offer.

                             PLAN OF DISTRIBUTION

  Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration

Date, they will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until , 199 (90 days after the commencement of the Exchange Offer), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sales of the Exchange Notes by Participating Broker Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                 LEGAL MATTERS

  The validity of the Exchange Notes offered hereby will be passed upon for the Company by Kirkland & Ellis, Chicago, Illinois.

                                    EXPERTS

  The consolidated financial statements of Polymer Group, Inc. included herein and appearing in Polymer Group, Inc.'s Annual Report (Form 10-K) as of January 3, 1998 and December 28, 1996 and for each of the three years ended January 3, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and included herein and incorporated herein by reference, including the financial statement schedule, in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The combined financial statements of the Nonwovens Business as of June 30, 1997 and 1996, and for the three years ended June 30, 1997 included in this Prospectus have been audited by Deloitte & Touche LLP ("Deloitte & Touche"), chartered accountants, as stated in their report appearing herein. The combined financial statements of the Nonwovens Business as of September 30, 1997 and for the three months ended September 30, 1997 and 1996 have been reviewed by Deloitte & Touche.

   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                  DISCLOSURE

  In connection with the Nonwovens Acquisition on January 29, 1998, the Company appointed Ernst & Young LLP, independent auditors, as independent accountants for the subsidiaries comprising the Nonwovens Business to replace Deloitte & Touche, whom the Company dismissed as of January 29, 1998.

  During the two fiscal years prior to the Nonwovens Acquisition, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure nor did Deloitte & Touche's reports on the financial statements for such period contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting.

  Deloitte & Touche has been provided with a copy of this disclosure and requested by the Company to furnish a letter addressed to the Commission stating whether they agree with the above statements. A copy of Deloitte & Touche's letter to the Commission is filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1998.

                              POLYMER GROUP, INC.
                         INDEX TO FINANCIAL STATEMENTS

POLYMER GROUP, INC.

Report of Ernst & Young LLP, Independent Auditors........................   F-2
Consolidated Balance Sheets as of January 3, 1998 and December 28, 1996..   F-3
Consolidated Statements of Operations for the fiscal years ended January
 3, 1998, December 28, 1996 and December 30, 1995........................   F-4
Consolidated Statements of Shareholders' Equity for the fiscal years
 ended January 3, 1998, December 28, 1996 and December 30, 1995..........   F-5
Consolidated Statements of Cash Flows for the fiscal years ended January
 3, 1998, December 28, 1996 and December 30, 1995........................   F-6
Notes to Consolidated Financial Statements for the fiscal years ended
 January 3, 1998, December 28, 1996 and December 30, 1995................   F-7
Condensed Consolidated Balance Sheets as of April 4, 1998 (unaudited) and
 January 3, 1998 ........................................................  F-36
Consolidated Statements of Operations (unaudited) for the three months ended
 April 4, 1998 and March 29, 1997........................................  F-37
Condensed Consolidated Statements of Cash Flows (unaudited) for the three months
 ended April 4, 1998 and March 29, 1997..................................  F-38
Notes to Consolidated Financial Statements (unaudited) for the three months ended
 April 4, 1998 and March 29, 1997........................................  F-39

NONWOVENS BUSINESS

Report of Deloitte & Touche, Chartered Accountants.......................  F-44
Combined Balance Sheets as of June 30, 1997 and 1996.....................  F-45
Combined Statements of Income and Deficit for the fiscal years ended
   June 30, 1997, 1996 and 1995..........................................  F-46
Combined Statements of Cash Flows for the fiscal years ended
   June 30, 1997, 1996 and 1995..........................................  F-47
Basis of Presentation, Significant Accounting Policies and Notes to
 Combined Financial   Statements for the fiscal years ended June 30,
 1997, 1996 and 1995.....................................................  F-48
Condensed Combined Statements of Income and Deficit (unaudited) for the three months ended September 30, 1997 and 1996..........................  F-64
Condensed Combined Balance Sheets as of September 30, 1997 (unaudited)
 and
   June 30, 1997.........................................................  F-65
Condensed Combined Statements of Cash Flows (unaudited) for the three months
   ended September 30, 1997 and 1996.....................................  F-66
Basis of Presentation for the three months ended
   September 30, 1997 and 1996...........................................  F-67

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
Polymer Group, Inc.

  We have audited the accompanying consolidated balance sheets of Polymer Group, Inc. as of January 3, 1998 and December 28, 1996 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended January 3, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Polymer Group, Inc. at January 3, 1998 and December 28, 1996 and the consolidated results of its operations and its cash flows for each of the three years in the period ended January 3, 1998 in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Greenville, South Carolina
March 25, 1998

                              POLYMER GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                       JANUARY 3,  DECEMBER 28,
                        ASSETS                            1998         1996
                        ------                         ----------  ------------
Current assets:
  Cash and equivalents................................ $   50,190    $ 37,587
  Marketable securities...............................      7,754      10,892
  Accounts receivable, net............................    107,328      64,752
  Inventories.........................................     94,128      55,637
  Deferred income taxes...............................      4,161       5,172
  Assets held for disposition, net....................    464,524         --
  Other...............................................     26,985      10,387
                                                       ----------    --------
    Total current assets..............................    755,070     184,427
Property, plant and equipment, net....................    606,260     406,527
Intangibles, loan acquisition and organization costs,
 net..................................................    229,391      96,932
Deferred income taxes.................................      9,183      10,741
Other.................................................     27,849       9,488
                                                       ----------    --------
    Total assets...................................... $1,627,753    $708,115
                                                       ==========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------
Current liabilities:
  Accounts payable.................................... $   52,165    $ 36,059
  Accrued liabilities.................................     52,133      33,130
  Income taxes payable................................      1,242       1,196
  Deferred income taxes...............................        284       1,391
  Short-term bridge financing.........................    425,945         --
  Current portion of long-term debt...................      3,276      19,497
                                                       ----------    --------
    Total current liabilities.........................    535,045      91,273
Long-term debt, less current portion..................    741,860     362,745
Deferred income taxes.................................     82,213      52,115
Other noncurrent liabilities..........................     14,815       6,064
Minority interest.....................................     54,730         --
Shareholders' equity:
  Series preferred stock--$.01 par value, 10,000,000
   shares authorized at 1997 and 1996; 0 shares issued
   and outstanding at 1997 and 1996...................        --          --
  Common stock--$.01 par value, 100,000,000 shares
   authorized at 1997 and 1996; 32,000,000 shares
   issued and outstanding at 1997 and 1996............        320         320
  Non-voting common stock--$.01 par value; 3,000,000
   shares authorized at 1997 and 1996; 0 shares issued
   and outstanding at 1997 and 1996...................        --          --
  Additional paid-in capital..........................    243,662     243,662
  (Deficit)...........................................    (39,355)    (54,783)
  Cumulative translation adjustment...................     (5,544)      6,790
  Unrealized holding gain (loss) on marketable
   securities.........................................          7         (71)
                                                       ----------    --------
                                                          199,090     195,918
                                                       ----------    --------
    Total liabilities and shareholders' equity........ $1,627,753    $708,115
                                                       ==========    ========

                            See accompanying notes.

                              POLYMER GROUP, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                FOR THE FISCAL YEARS ENDED
                                            -----------------------------------
                                            JANUARY
                                               3,     DECEMBER 28, DECEMBER 30,
                                              1998        1996         1995
                                            --------  ------------ ------------
Net sales.................................  $535,267    $521,368     $437,638
Cost of goods sold........................   402,058     389,013      333,606
                                            --------    --------     --------
Gross profit..............................   133,209     132,355      104,032
Selling, general and administrative
 expenses.................................    74,600      70,207       61,744
                                            --------    --------     --------
Operating income..........................    58,609      62,148       42,288
Other (income) expense:
  Interest expense, net...................    30,499      33,641       37,868
  Investment income--(gain) on marketable
   securities, net........................   (11,880)        --           --
  Foreign currency transaction (gains)
   losses, net............................      (452)      2,955       22,811
                                            --------    --------     --------
                                              18,167      36,596       60,679
                                            --------    --------     --------
Income (loss) before income taxes and
 extraordinary item.......................    40,442      25,552      (18,391)
Income taxes..............................    13,009      10,730        5,216
                                            --------    --------     --------
Income (loss) before extraordinary item...    27,433      14,822      (23,607)
Extraordinary item, loss from
 extinguishment of debt, net of income tax
 benefit of $5,959 in 1997 ($7,492 in
 1996)....................................   (12,005)    (13,932)         --
                                            --------    --------     --------
Net income (loss).........................    15,428         890      (23,607)
Redeemable preferred stock dividends and
 accretion................................       --       (3,020)      (4,839)
                                            --------    --------     --------
Net income (loss) applicable to common
 stock....................................  $ 15,428    $ (2,130)    $(28,446)
                                            ========    ========     ========
Net income (loss) per common share:
  Basic:
    Average common shares outstanding.....    32,000      27,688       20,500
    Income (loss) before extraordinary
     item.................................  $    .86    $    .43     $  (1.39)
    Extraordinary item, net of income tax
     benefit..............................      (.38)       (.51)         --
                                            --------    --------     --------
    Net income (loss) per common share--
     basic................................  $    .48    $   (.08)    $  (1.39)
                                            ========    ========     ========
  Diluted:
    Average common shares outstanding.....    32,000      27,688       20,500
    Income (loss) before extraordinary
     item.................................  $    .86    $    .43     $  (1.39)
    Extraordinary item, net of income tax
     benefit..............................      (.38)       (.51)         --
                                            --------    --------     --------
    Net income (loss) per common share--
     diluted..............................  $    .48    $   (.08)    $  (1.39)
                                            ========    ========     ========

                            See accompanying notes.

                              POLYMER GROUP, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE FISCAL YEARS ENDED JANUARY 3, 1998, DECEMBER 28, 1996 AND DECEMBER 30,
                                      1995
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                    UNREALIZED
                                                                   HOLDING  GAIN
                                 ADDITIONAL            CUMULATIVE    (LOSS) ON
                          COMMON  PAID-IN              TRANSLATION  MARKETABLE
                          STOCK   CAPITAL   (DEFICIT)  ADJUSTMENT   SECURITIES    TOTAL
                          ------ ---------- ---------  ----------- ------------- --------
Balance--December 31,
 1994...................   $ 17   $ 22,626  $(24,207)   $  3,784       $ --      $  2,220
Exchange of Class A and
 B stock (32,959,130
 shares)................    (17)   (22,626)      --          --          --       (22,643)
Issuance of Class A-1
 stock (5,359,615
 shares)................      3     21,155       --          --          --        21,158
Issuance of Class A-2
 stock (698,883 shares).    --       4,015       --          --          --         4,015
Issuance of Class A-3
 stock (2,296,330
 shares)................      1      4,621       --          --          --         4,622
Issuance of Class B
 stock (10,727,437
 shares)................      6     22,843       --          --          --        22,849
Issuance of warrants....    --         500       --          --          --           500
Net loss................    --         --    (23,607)        --          --       (23,607)
Foreign currency
 translation
 adjustments............    --         --        --        9,135         --         9,135
Cumulative dividends on
 redeemable preferred
 stock and discount
 accretion..............    --         --     (4,839)        --          --        (4,839)
Unrealized holding gain
 on marketable
 securities.............    --         --        --          --          342          342
                           ----   --------  --------    --------       -----     --------
Balance--December 30,
 1995...................     10     53,134   (52,653)     12,919         342       13,752
Exercise of warrants
 (1,417,735 shares).....      1         (1)      --          --          --           --
Approximate 19.97 to 1
 stock split............    194       (194)      --          --          --           --
Issuance of stock, net
 of costs incurred
 (11,500,000 shares)....    115    190,723       --          --          --       190,838
Net income..............    --         --        890         --          --           890
Foreign currency
 translation
 adjustments............    --         --        --       (6,129)        --        (6,129)
Cumulative dividends on
 redeemable preferred
 stock and discount
 accretion..............    --         --     (3,020)        --          --        (3,020)
Unrealized holding
 (loss) on marketable
 securities.............    --         --        --          --         (413)        (413)
                           ----   --------  --------    --------       -----     --------
Balance--December 28,
 1996...................    320    243,662   (54,783)      6,790         (71)     195,918
Net income..............    --         --     15,428         --          --        15,428
Foreign currency
 translation
 adjustments............    --         --        --      (12,334)        --       (12,334)
Unrealized holding gain
 on marketable
 securities.............    --         --        --          --           78           78
                           ----   --------  --------    --------       -----     --------
Balance--January 3,
 1998...................   $320   $243,662  $(39,355)   $ (5,544)      $   7     $199,090
                           ====   ========  ========    ========       =====     ========

                            See accompanying notes.

                              POLYMER GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                 FOR THE FISCAL YEARS ENDED
                                            ------------------------------------
                                            JANUARY 3, DECEMBER 28, DECEMBER 30,
                                               1998        1996         1995
                                            ---------- ------------ ------------
Operating activities
  Net income (loss).......................   $ 15,428   $     890    $ (23,607)
  Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities:
  Extraordinary item, net of income tax
   benefit................................     12,005      13,932          --
  Depreciation and amortization expense...     40,312      36,767       29,834
  Foreign currency transaction (gains)
   losses, net............................       (452)      2,955       22,811
  Gain on marketable securities classified
   as trading, net........................    (11,880)        --           --
  Provision for losses on accounts
   receivable and price concessions.......      7,337       9,060        5,788
  Provision for deferred income taxes.....      5,985       7,831       (1,375)
  Changes in operating assets and
   liabilities, net of effect of
   acquisitions:
    Accounts receivable...................    (19,157)    (11,966)     (16,160)
    Inventories...........................     (6,453)     (6,353)      (7,799)
    Accounts payable and accrued expenses.     (4,304)     (5,860)      (2,666)
    Other, net............................    (20,459)    (11,159)       4,730
                                             --------   ---------    ---------
      Net cash provided by operating
       activities.........................     18,362      36,097       11,556
Investing activities
  Purchases of property, plant and
   equipment..............................    (60,144)    (26,739)     (47,842)
  Purchases of marketable securities
   classified as available for sale.......    (15,251)    (22,879)     (22,521)
  Proceeds from sales of marketable
   securities classified as available for
   sale...................................     17,003      16,713       19,929
  Acquisition of businesses, net of cash
   acquired...............................   (429,559)    (52,466)    (281,358)
  Organization and other costs............     (3,950)     (1,051)      (1,416)
                                             --------   ---------    ---------
      Net cash (used in) investing
       activities.........................   (491,901)    (86,422)    (333,208)
Financing activities
  Issuance of common stock, net of costs
   incurred...............................        --      190,838       30,000
  Proceeds from debt......................    480,846     308,277      273,654
  Proceeds from short-term bridge
   financing..............................    425,945         --           --
  Payments of debt........................   (402,282)   (375,989)     (13,638)
  Issuance of redeemable preferred stock
   and warrants...........................        --       10,000       40,000
  Redemption of preferred stock...........        --      (57,359)         --
  Loan acquisition, debt prepayment and
   other costs, net.......................    (18,556)    (11,376)      (2,380)
                                             --------   ---------    ---------
      Net cash provided by financing
       activities.........................    485,953      64,391      327,636
Effect of exchange rate changes on cash...        189       5,433       (1,724)
                                             --------   ---------    ---------
      Net increase in cash and
       equivalents........................     12,603      19,499        4,260
      Cash and equivalents at beginning of
       year...............................     37,587      18,088       13,828
                                             --------   ---------    ---------
      Cash and equivalents at end of year.   $ 50,190   $  37,587    $  18,088
                                             ========   =========    =========
Noncash investing and financing activities
  Cumulative dividends on redeemable
   preferred stock and accretion..........   $    --    $   3,020    $   4,839
  Approximate 19.97 to 1 stock split......        --          194          --
Supplemental information
  Cash paid for interest..................     40,768      38,111       43,186
  Cash paid for income taxes..............      7,419       6,602        5,027
Acquisition of businesses
  Fair value of assets acquired...........    391,920      61,946      358,814
  Fair value of assets acquired--held for
   disposition............................    464,524         --           --
  Liabilities assumed and incurred........   (426,885)     (9,480)     (77,456)
  Acquisition of businesses, net of cash
   acquired...............................    429,559      52,466      281,358

                            See accompanying notes.

                              POLYMER GROUP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

 Description of Business

  Polymer Group, Inc. (the "Company") operates in one business segment, manufacturing and marketing woven and nonwoven polyolefin fabric. The Company's principal lines of business include hygiene, medical, wiping and industrial and specialty products. The Company operates manufacturing facilities located in the United States, Canada, Mexico, The Netherlands, France, Germany and England.

 Basis of Presentation and Use of Estimates

  The accompanying consolidated financial statements of the Company, a Delaware corporation incorporated on June 16, 1994, are prepared on the basis of generally accepted accounting principles and include the accounts of the Company and its subsidiaries. All material intercompany accounts are eliminated in consolidation. Certain amounts previously presented in the consolidated financial statements for prior periods have been reclassified to conform to current classification. The Company recorded minority interest in the consolidated balance sheet of $54.7 million at January 3, 1998. This minority interest represents the minority shareholders' interest in the shareholders' equity of Dominion Textile Inc. ("Dominion"). The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's investment in DNS (as defined in "Note 2. Acquisitions") is accounted for on the equity method.

 Revenue Recognition

  Revenue from product sales is recognized at the time ownership of goods transfers to the customer and the earnings process is complete.

 Cash Equivalents and Interest Income

  Investment securities with maturities of three months or less at the time of acquisition are considered cash equivalents. Interest income approximated $2.4 and $1.9 million during 1997 and 1996, respectively, and consists primarily of income from highly liquid investment sources. Interest expense in the consolidated statements of operations is net of interest income and capitalized interest. Interest income was not significant in 1995.

 Marketable Securities

  The Company accounts for its investments using Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"). The statement requires that certain debt and equity securities be adjusted to market value at the end of each accounting period. Market value gains and losses are charged to earnings if the securities are traded for short-term profit. Otherwise, such gains and losses are charged or credited to a separate component of shareholders' equity. Management determines the proper classifications of investments at the time of purchase and reevaluates such designation as of each balance sheet date. At January 3, 1998 and December 28, 1996, all securities covered by FAS 115 were designated as available-for-sale. Accordingly, these securities are stated at fair value, with unrealized gains and losses reported in a separate component of shareholders' equity. Realized gains and losses on sales of investments,

                              POLYMER GROUP, INC.

as determined on the specific identification basis, are included in the determination of net income. Marketable securities as of January 3, 1998 and December 28, 1996 consist of the following:

                                                                  1997   1996
                                                                 ------ -------
                                                                 (IN THOUSANDS)
      Marketable securities (common and preferred stock):
        Cost.................................................... $7,747 $10,963
        Unrealized gains........................................      7     --
        Unrealized (losses).....................................    --      (71)
                                                                 ------ -------
        Gross fair value........................................ $7,754 $10,892
                                                                 ====== =======

 Accounts Receivable and Concentration of Credit Risks

  Accounts receivable potentially expose the Company to concentration of credit risk, as defined by Statement of Financial Accounting Standards No. 105, "Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk." The Company provides credit in the normal course of business and performs ongoing credit evaluations on certain of its customers' financial condition, but generally does not require collateral to support such receivables. The Company also establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. The allowance for doubtful accounts was $5.5 and $3.8 million at January 3, 1998 and December 28, 1996, respectively, which management believes is adequate to provide for credit loss in the normal course of business, as well as losses for customers who have filed for protection under the bankruptcy law. Johnson & Johnson ("J&J") and The Procter & Gamble Company ("P&G") accounted for approximately 26% and 16%, respectively, of the Company's sales in 1997. In 1996, J&J and P&G accounted for approximately 29% and 14%, respectively, of the Company's sales. In 1995, J&J and P&G accounted for approximately 28% and 15%, respectively, of the Company's sales.

 Inventories

  Inventories are stated at the lower of cost or market using the first-in, first-out method of accounting and, as of January 3, 1998 and December 28, 1996, consist of the following:

                                                                 1997    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
      Finished goods........................................... $48,769 $26,809
      Work in process and stores and maintenance parts.........  11,201   3,328
      Raw materials............................................  34,158  25,500
                                                                ------- -------
          Total................................................ $94,128 $55,637
                                                                ======= =======

 Property, Plant and Equipment

  Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed for financial reporting purposes on the straight-line method over the estimated useful lives of the related assets. The estimated useful lives established for building and land improvements range from 18 to 33 years, and the estimated useful lives established for machinery, equipment and other fixed assets range from 3 to 15 years. Costs of the construction of certain long-term assets include capitalized interest which is amortized over the estimated useful life of the related asset. The Company capitalized approximately $1.6, $0.8 and $1.9 million of interest costs during 1997, 1996 and 1995, respectively.

                              POLYMER GROUP, INC.

 Intangibles, Loan Acquisition and Organization Costs

  In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Assets to be Disposed Of" ("FAS 121"). FAS 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the expected future cash flows of those assets are less than the assets' carrying amount. FAS 121 also addresses the accounting for long-lived assets that are expected to be sold or discarded. The Company adopted FAS 121 on December 31, 1995. The effect of adoption was not material to the Company's financial condition or results of operations.

  The excess of cost over the fair value of net assets of companies acquired is amortized on the straight-line method over an estimated useful life of 40 years. Identified intangible assets consist primarily of costs allocated in the acquisitions to supply agreements, proprietary technology and other acquisition-related arrangements. Such costs are amortized on the straight-line method over periods not exceeding an estimated useful life of ten years. Capitalized organization costs are amortized over five years on the straight-line method. Loan acquisition costs relating to long-term debt are amortized over the term of the related debt. The lives established for these assets are a composite of many factors; accordingly, the Company evaluates the continued appropriateness of these lives based upon the latest available economic factors and circumstances. The carrying value of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Company's carrying value of the goodwill is reduced by the estimated shortfall of discounted cash flows.

 Derivatives

  The Company does not use derivative financial instruments for trading purposes. Such products are used only to manage well-defined interest rate and certain foreign currency risks, as discussed below. Premiums paid for purchased interest rate cap agreements are charged to expense over the rate cap period. The Company entered into a London Interbank Offered Rate-based interest rate cap agreement during 1996. The agreement provides for a notional amount of $100.0 million which declines ratably over the rate cap term. If the rate cap exceeds 9% on each quarterly reset date, as defined in the agreement, the Company is entitled to receive an amount by which the rate cap exceeds 9%. Over the term of the agreement in 1997, such amount did not exceed 9%. Charges to expense in 1997 and 1996 related to derivative products were not significant.

  The Company may enter into financial instruments, which are limited in duration and scope, to manage its exposure to fluctuations of foreign currency rates. These instruments are used for hedging purposes and are employed in connection with an underlying asset, liability, firm commitment or anticipated transaction. Gains and losses on hedges of existing assets and liabilities are included in the carrying amounts of those assets or liabilities and are ultimately recognized in income as part of those carrying amounts. Gains and losses related to qualifying hedges of firm commitments or anticipated transactions are also deferred and recognized in income or as adjustments of carrying amounts when the hedged transaction occurs. Gains and losses, if any, on financial instruments that do not qualify as hedges for accounting purposes are recognized in the determination of net income.

 Fair Value of Financial Instruments

  The Company has estimated the fair value amounts of financial instruments as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", using available market information and appropriate valuation methodologies. However,

                              POLYMER GROUP, INC.

considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, such estimates are not necessarily indicative of the amounts that the Company would realize in a current market exchange. The carrying amount of cash and equivalents, marketable securities, accounts receivable, other assets, accounts payable and derivative financial instruments are reasonable estimates of their fair values. Fair value of the Company's long-term debt was estimated using interest rates at those dates for issuance of such financial instruments with similar terms and remaining maturities and other independent valuation methodologies. The estimated fair value of debt at January 3, 1998 and December 28, 1996 was $1.2 billion and $391.2 million, respectively. During 1997, the Company utilized standby letters of credit which collateralized the Company's debt obligations to third parties. Outstanding standby letters of credit totaled approximately $8.7 million at January 3, 1998. The contract amounts of these letters of credit approximate their fair value.

 Income Taxes

  The provision for income taxes and corresponding balance sheet accounts are determined in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"). Under FAS 109, the deferred tax liabilities and assets are determined based upon temporary differences between the basis of certain assets and liabilities for income tax and financial reporting purposes. A valuation allowance is recognized if it is more likely than not that some portion or all of a deferred tax asset will not be ultimately realized.

 Research and Development

  The cost of research and development is charged to expense as incurred and is included in selling, general and administrative expense in the consolidated statement of operations. The Company incurred approximately $9.6, $6.9 and $6.4 million of research and development expense during 1997, 1996 and 1995, respectively.

 Foreign Currency Translation

  The assets and liabilities of the Company's Canadian and European subsidiaries are translated into U.S. dollars at the period end exchange rates and revenues and expenses are translated at average exchange rates during the reporting period. At the beginning of fiscal 1997, the Company changed the functional currency of its Mexican subsidiary to the U.S. dollar. The cumulative inflation index in Mexico approximated 100% over a three year period ended December 28, 1996; therefore, Mexico is considered to be a "highly inflationary" economy in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("FAS 52"). As a result of this change, the dollar-translated amounts of nonmonetary assets at the end of fiscal 1996 became the accounting basis for those assets at the beginning of fiscal 1997 and for subsequent periods. Additionally, the Mexican-related cumulative translation adjustment accumulated in shareholders' equity prior to this change in functional currency remains a separate component of shareholders' equity.

 Net Income (Loss) Per Common Share

  In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share" ("FAS 128"). FAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share

                              POLYMER GROUP, INC.

excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the FAS 128 requirements. The numerator for both basic and diluted earnings per share is net income (loss) applicable to common stock. The denominator for both basic and diluted earnings per share is average common shares outstanding.

 Comprehensive Income

  In 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income" ("FAS 130") which is effective for fiscal years beginning after December 15, 1997. FAS 130 establishes new rules for the reporting and display of comprehensive income and its components. FAS 130 requires unrealized gains or losses on the Company's available-for-sale securities and the foreign currency translation adjustments, which prior to adoption were reported separately in shareholders' equity, to be included in other comprehensive income. The Company will adopt the new requirements retroactively in the first quarter of 1998.

NOTE 2. ACQUISITIONS

  On December 19, 1997, DT Acquisition Inc. ("DTA"), a special-purpose subsidiary of the Company, completed the purchase of approximately 98% of the outstanding common shares of Dominion for Cdn$14.50 per share and approximately 96% of the outstanding first preferred shares of Dominion for Cdn$150 per share. The acquisition, which was accounted for using the purchase method of accounting, was financed with $215.9 million of borrowings under DTA's $600.0 million senior secured credit facilities, and subordinated advances of $141.0, $69.0, and $25.0 million by Galey & Lord, Inc. ("Galey"), ZB Holdings, Inc. ("ZB Holdings") and the Company, respectively. ZB Holdings is a wholly-owned subsidiary of The InterTech Group, Inc., an affiliate of the Company.

  On January 29, 1998, DTA acquired all remaining common and preferred shares, at which time Dominion underwent a "winding up." All assets of Dominion were transferred to DTA, all liabilities of Dominion were assumed by DTA and all outstanding common shares and first preferred shares held by DTA were redeemed. Immediately thereafter, pursuant to a purchase agreement dated October 27, 1997, the apparel fabrics business of Dominion was sold to Galey for approximately $464.5 million, including related fees and expenses, and the Company acquired (the "Nonwovens Acquisition") the assets and liabilities of Dominion that comprised the nonwovens and industrial fabrics operations (the "Nonwovens Business") for approximately $351.6 million, including fees and expenses. The Nonwovens Business includes a 50% interest in Argentina-based Dominion Nonwovens Sudamerica S.A. ("DNS"). DNS manufactures and markets nonwovens to hygiene markets in South America. Concurrently, Dominion Textile
(USA) Inc. ("DT USA"), a wholly-owned subsidiary of Dominion, purchased approximately $145.6 million of its $150.0 million outstanding 8.875% Guaranteed Senior Notes due 2003 and, at the same time, purchased approximately $124.5 million of its $125.0 million outstanding 9.25% Guaranteed Senior Notes due 2006 as more fully described in "Note 7. Debt." Net assets of the apparel business of Dominion have been classified as assets held for disposition on the Company's consolidated balance sheet at January 3, 1998. Results of operations of Dominion have not been included in the results of the Company's consolidated financial statements, as their effect is not considered to be material to the Company's consolidated results of operations.

                              POLYMER GROUP, INC.

  On August 14, 1996, the Company completed the acquisition (the "FNA Acquisition") of the business of FNA Polymer Corp. ("FNA") (formerly known as Fitesa North America) for approximately $48.0 million in a transaction accounted for by the purchase method of accounting. FNA produces polypropylene fabrics for the nonwovens industry.

  The following pro forma information in the table below is based on historical financial statements of the Company, FNA and the Nonwovens Business adjusted to give effect to the Nonwovens Acquisition, the June Refinancing (as defined in "Note 7. Debt"), the FNA Acquisition, the IPO and the financing thereof as if such events occurred on December 29, 1996 and December 31, 1995. The unaudited pro forma financial information includes the results of a business acquired by the Company in the third quarter of 1997 which is not independently significant for disclosure purposes. In accordance with the purchase method of accounting, the purchase price for the Nonwovens Acquisition has been allocated to the underlying assets based on their respective fair values at the date of the acquisition. Such allocation has been based on preliminary estimates which may be revised at a later date. The accompanying pro forma financial information in the table below does not purport to represent what the Company's results of operations would have been had the Nonwovens Acquisition, the June Refinancing, the FNA Acquisition, and the IPO actually occurred at the beginning of the respective periods, or project the Company's results of operations for any future periods.

                                                                 FISCAL YEAR
                                                              -----------------
                                                                1997     1996
                                                              -------- --------
                                                               (IN THOUSANDS)
      Net sales.............................................. $748,832 $741,088
      Income before extraordinary item.......................   18,247   13,956
      Net income.............................................    6,242       24
      Per share--basic:
        Income before extraordinary item..................... $    .57 $    .44
        Net income...........................................      .19      --
      Per share--diluted:
        Income before extraordinary item..................... $    .57 $    .44
        Net income...........................................      .19      --

NOTE 3. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment as of January 3, 1998 and December 28, 1996, consist of the following:

                                                               1997      1996
                                                             --------  --------
                                                              (IN THOUSANDS)
      Cost:
        Land................................................ $  9,288  $  9,272
        Buildings and land improvements.....................  111,031    84,089
        Machinery, equipment and other......................  527,257   365,464
        Construction in progress............................   50,228    12,915
                                                             --------  --------
                                                              697,804   471,740
      Less accumulated depreciation.........................  (91,544)  (65,213)
                                                             --------  --------
                                                             $606,260  $406,527
                                                             ========  ========

  Depreciation charged to expense was $31.2, $27.2 and $21.0 million during 1997, 1996 and 1995, respectively.

                              POLYMER GROUP, INC.

NOTE 4. INTANGIBLES, LOAN ACQUISITION AND ORGANIZATION COSTS

  Intangibles, loan acquisition and organization costs as of January 3, 1998 and December 28, 1996, consist of the following:

                                                                1997     1996
                                                              --------  -------
                                                               (IN THOUSANDS)
      Cost:
        Goodwill............................................. $187,026  $61,801
        Identified intangibles:
          Supply agreement...................................   13,431   13,431
          Proprietary technology.............................   24,100   24,100
          Other..............................................      997      902
        Loan acquisition costs...............................   19,063    8,302
        Organization costs...................................    8,741    6,752
                                                              --------  -------
                                                               253,358  115,288
      Less accumulated amortization..........................  (23,967) (18,356)
                                                              --------  -------
                                                              $229,391  $96,932
                                                              ========  =======

  Amortization charged to expense was $9.2, $9.6 and $8.9 million during 1997, 1996 and 1995, respectively. The approximate $125.2 million increase in goodwill between 1997 and 1996 results primarily from the acquisition of Dominion.

NOTE 5. ACCRUED LIABILITIES

  Accrued liabilities as of January 3, 1998 and December 28, 1996, consist of the following:

                                                                 1997    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
      Accrued liabilities:
        Interest payable....................................... $ 7,377 $ 6,778
        Salaries, wages and other fringe benefits..............  13,813   7,116
        Restructuring costs....................................   5,484  10,036
        Organization costs.....................................   7,422     --
        Other..................................................  18,037   9,200
                                                                ------- -------
                                                                $52,133 $33,130
                                                                ======= =======

  During 1995, management of the Company adopted a plan to relocate manufacturing equipment, corporate offices and certain equipment used in an acquired business' research and development activities to other sites in the United States. Accordingly, the Company provided for accrued restructuring costs of approximately $17.9 million at the time of the acquisition. During 1997, 1996, and 1995, the Company charged $6.5, $3.5 and $2.4 million, respectively, against the accrued restructuring reserve. Substantially all of the charges against the reserve during 1997 related to the relocation of the acquiree's corporate offices and certain equipment. Management estimates that the remainder of the accrued restructuring reserve, $5.5 million, will be incurred during 1998; therefore, this amount has been recognized as a current liability in the consolidated balance sheet.

                              POLYMER GROUP, INC.

NOTE 6. COMMITMENTS AND CONTINGENCIES

 Leases

  The Company leases certain manufacturing, warehousing and other facilities and equipment under operating leases. The leases on most of the properties contain renewal provisions. Rent expense (net of sub-lease income), including incidental leases, approximated $1.7, $2.4 and $2.3 million in 1997, 1996 and 1995, respectively. Rental income approximated $0.6, $2.2 and $2.3 million in 1997, 1996 and 1995, respectively. The approximate net minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year at January 3, 1998 are:

                                                      GROSS                NET
                                                     MINIMUM  LEASE AND  MINIMUM
                                                      RENTAL  SUB-LEASE   RENTAL
                                                     PAYMENTS (INCOME)   PAYMENTS
                                                     -------- ---------  --------
                                                           (IN THOUSANDS)
      1998.......................................... $ 4,595  $ (1,375)   $3,220
      1999..........................................   4,192    (1,275)    2,917
      2000..........................................   4,020    (1,275)    2,745
      2001..........................................   3,797    (1,275)    2,522
      2002..........................................   2,797    (1,275)    1,522
      Thereafter....................................   3,368   (12,219)   (8,851)
                                                     -------  --------    ------
                                                     $22,769  $(18,694)   $4,075
                                                     =======  ========    ======

 Purchase Commitments

  At January 3, 1998, the Company had commitments of approximately $74.7, $9.3, and $1.0 million related to the purchase of raw materials and converting services, capital projects, and foreign currency, respectively.

 Collective Bargaining Agreements

  At January 3, 1998, the Company had a total of approximately 3,600 employees worldwide. Of this total, approximately 1,600 employees are represented by labor unions or trade councils that have entered into separate collective bargaining agreements with the Company. Approximately 31% of the Company's labor force is covered by collective bargaining agreements which will expire within one year.

 Environmental

  The Company is subject to a broad range of federal, foreign, state and local laws governing regulations relating to the pollution and protection of the environment. Among the many environmental requirements applicable to the Company are laws relating to air emissions, wastewater discharges and the handling, disposal and release of solid and hazardous substances and wastes. Based on continuing internal review and advice from independent consultants, the Company believes that it is currently in substantial compliance with environmental requirements. The Company is also subject to laws, such as the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), that may impose liability retroactively and without fault for releases of hazardous substances at on-site or off-site locations. The Company is not aware of any releases for which it may be liable under CERCLA or any analogous provision. As a result, the Company does not currently anticipate any material adverse effect on its operations, financial condition or competitive position as a

                              POLYMER GROUP, INC.

result of its efforts to comply with environmental requirements. Some risk of environmental liability is inherent, however, in the nature of the Company's business, and there can be no assurance that material environmental liabilities will not arise.

NOTE 7. DEBT

  Long-term debt as of January 3, 1998 and December 28, 1996, consists of the following:

                                                               1997      1996
                                                             --------  --------
                                                              (IN THOUSANDS)
Senior Subordinated Notes, due July 2007, interest rate 9%.  $400,000  $    --
Senior Notes, due July 2002, interest rate 12.25%, repaid
 in full in 1997...........................................       --    100,000
Revolving Credit Facility, due July 2003, interest at rates
 ranging from 7.25% to 7.5%................................    61,569    80,894
Term Loans, Facility A, B and C; interest rate 7.25%,
 repaid in full in 1997....................................       --    199,189
DT USA Guaranteed Senior Notes, due April 2006, interest
 rate 9.25%, $124.5 million tendered in January 1998.......   128,052       --
DT USA Guaranteed Senior Note due November 2003, interest
 rate 8.875%, $145.6 million tendered in January 1998......   153,288       --
Other......................................................     8,460     2,159
                                                             --------  --------
                                                              751,369   382,242
Less: Unamortized discount on Senior Subordinated Notes....    (6,233)      --
                                                             --------  --------
                                                              745,136   382,242
Less: Current maturities...................................    (3,276)  (19,497)
                                                             --------  --------
Total......................................................  $741,860  $362,745
                                                             ========  ========

  Long-term debt maturities consist of the following (in thousands):

      1998.............................................................. $ 3,276
      1999..............................................................   2,181
      2000..............................................................   1,010
      2001..............................................................     735
      2002..............................................................     710
      Thereafter........................................................ 737,224

 The June Refinancing

  On June 5, 1997, the Company commenced an offer (the "Tender Offer") to purchase for cash its 12.25% Senior Notes due 2002 (the "Original Notes") and solicited consents to certain proposed amendments which eliminated substantially all of the protective covenants. Proceeds from the Privately Place Notes (as defined below) were used to purchase the Original Notes at a price equal to $1,103.64 for each Original Note. Holders who tendered in the Tender Offer prior to the expiration date for consents also received a consent payment equal to 1% of the outstanding principal amount of notes tendered (included in the total consideration described above). On July 3, 1997 the Company received tenders of, and consents relating to, all of its Original Notes.

  On July 3, 1997, the Company issued $400.0 million of 9% Senior Subordinated Notes due 2007 (the "Privately Placed Notes") to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Company subsequently registered the Privately Placed Notes with the Securities

                              POLYMER GROUP, INC.

Exchange Commission pursuant to a Registration Statement on Form S-4 declared effective September 3, 1997. The Senior Subordinated Notes are unsecured and are guaranteed by all of the Company's direct and indirect domestic subsidiaries. The Senior Subordinated Notes are subject to redemption at any time on or after July 1, 2002 at the option of the Company based on certain redemption prices plus accrued interest. As of January 3, 1998, the Company was in compliance with covenant provisions associated with the Senior Subordinated Notes which include restrictions on the payment of dividends. If a change of control occurs at any time, each holder shall have the right to require that the Company purchase the Senior Subordinated Notes in whole or in part at an amount equal to 101% of the principal amount held plus accrued interest.

  As part of the June Refinancing, the Company amended its credit facilities. The amended credit facility provides for secured revolving credit up to $325.0 million, and a portion of the borrowings may be denominated in Dutch guilders and/or Canadian dollars at the request of the Company. The applicable interest rates are as follows (plus a margin in each case depending upon certain leverage ratios):

      U.S. dollar-denominated loans                         LIBOR
      Canadian dollar-denominated loans                     Canadian base rate
      Dutch guilder-denominated loans                       Eurocurrency rate


  All indebtedness under the amended credit facility is guaranteed by each of the direct and indirect domestic subsidiaries of the Company and by Fabrene Group, Inc., a wholly-owned Canadian subsidiary of the Company. The amended credit facility is secured by substantially all of the assets of the Company and pledges of stock and intercompany notes and certain of its subsidiaries. The amended credit facility contains covenants customary for financings of this type which the Company is in compliance with as of January 3, 1998. Commitment fees on the amended credit facility are generally equal to a percentage of the daily unused average amount of such commitment. At January 28, 1998, unused commitments under the amended credit facility approximated $254.8 million. Loan acquisition costs, including commitment fees, approximated $18.6 and 5.3 million in 1997 and 1996, respectively.

 DT USA Guaranteed Senior Notes

  During 1993, DT USA issued $150.0 million of 8.875% Guaranteed Senior Notes due 2003 (the "2003 Notes") and during 1996, issued an additional $125.0 million of 9.25% Guaranteed Senior Notes due 2006 (the "2006 Notes"). Both the 2003 Notes and the 2006 Notes are senior indebtedness of DT USA and are guaranteed by DT USA and Dominion.

  On December 23, 1997, following the initial purchase of Dominion shares by DTA, DT USA made tender offers to purchase the outstanding 2003 Notes and 2006 Notes (the "2003 Tender Offer" and "2006 Tender Offer," respectively), and solicited consents to certain proposed amendments to facilities which eliminated substantially all of the protective covenants. The total consideration paid was $1,065.32 and $1,138.50 for each 2003 Note and 2006 Note, respectively. Holders who tendered in the 2003 Tender Offer and the 2006 Tender Offer prior to each respective expiration date for consents also received a consent payment equal to 1% of the outstanding principal amount of notes tendered (included in the total consideration described above).

  On January 16, 1998, DT USA made a separate, unconditional offer to purchase all outstanding 2003 Notes at a price equal to 101% of their aggregate principal amount (the "Change of Control Offer"). The Change of Control Offer was made solely for the purpose of satisfying certain provisions,

                              POLYMER GROUP, INC.

which require such an offer to be made within 30 days of a change in control of DT USA or Dominion. The Change of Control Offer expired on March 17, 1998.

  On January 28, 1998, the expiration date for the 2003 Tender Offer and the 2006 Tender Offer, DT USA accepted for repurchase $145.6 million of 2003 Notes and $124.5 million of 2006 Notes. DT USA intends to exercise its rights to satisfy and discharge the 2003 Notes and the 2006 Notes at the permitted times.

 Short-term Bridge Financing

  The Company received short-term bridge financing to consummate the acquisition of Dominion as discussed in "Note 2. Acquisitions." Such indebtedness was either repaid or canceled in January 1998 pursuant to the disposition of the apparel business of Dominion to Galey. Short-term bridge financing consisted of the following at January 3,1998 (in thousands):

DTA Credit Facility, original maturity of June 1998, interest rate
 9.5%, repaid in full in January 1998................................. $215,945
Subordinated advance--ZB Holdings, interest rate 9.5%, repaid in full
 in January 1998......................................................   69,000
Subordinated advance--Galey, interest rate imputed at 9.5%, canceled in January 1998......................................................  141,000
                                                                       --------
                                                                       $425,945
                                                                       ========

NOTE 8. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

  Payment of the Company's Senior Subordinated Notes is unconditionally guaranteed, jointly and severally, on a senior subordinated basis by certain of the Company's wholly-owned subsidiaries. Management has determined that separate complete financial statements of the guarantor entities would not be material to users of the financial statements; therefore, the following sets forth condensed consolidating financial statements (in thousands):

                              POLYMER GROUP, INC.

                     CONDENSED CONSOLIDATING BALANCE SHEET
                             AS OF JANUARY 3, 1998

                                         COMBINED
                            COMBINED       NON-
                           GUARANTOR    GUARANTOR     THE    RECLASSIFICATIONS
         ASSETS           SUBSIDIARIES SUBSIDIARIES COMPANY  AND ELIMINATIONS  CONSOLIDATED
         ------           ------------ ------------ -------- ----------------- ------------
Cash and cash
 equivalents............   $    8,721   $   37,752  $  3,717    $       --      $   50,190
Marketable securities...          --           --      7,754            --           7,754
Accounts receivable,
 net....................       42,281       65,047       --             --         107,328
Inventories.............       40,324       54,164       --            (360)        94,128
Due from affiliates.....           66        2,223       --          (2,289)           --
Assets held for
 disposition, net.......          --       464,524       --             --         464,524
Other...................       22,367        6,004     1,482          1,293         31,146
                           ----------   ----------  --------    -----------     ----------
    Total current
     assets.............      113,759      629,714    12,953         (1,356)       755,070
Due from affiliates.....      436,795        1,884   508,249       (946,928)           --
Investment in
 subsidiaries...........      273,967       11,553   410,893       (684,860)        11,553
Property, plant and
 equipment, net.........      302,905      303,010       --             345        606,260
Intangibles, loan
 acquisition and
 organization costs, net       29,773      180,319    14,767          4,532        229,391
Other...................        7,443       15,066    12,084         (9,114)        25,479
                           ----------   ----------  --------    -----------     ----------
    Total assets........   $1,164,642   $1,141,546  $958,946    $(1,637,381)    $1,627,753
                           ==========   ==========  ========    ===========     ==========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
  --------------------
Accounts payable,
 accrued liabilities and
 other..................   $   44,000   $   65,226  $  8,853    $  (12,255)     $  105,824
Short-term bridge
 financing..............          --       425,945       --             --         425,945
Current portion of long-
 term debt..............          900        1,376     1,000            --           3,276
                           ----------   ----------  --------    -----------     ----------
    Total current
     liabilities........       44,900      492,547     9,853        (12,255)       535,045
Due to affiliates.......      515,331       99,935   307,398       (922,664)           --
Long-term debt, less
 current portion........        1,150      340,944   424,767        (25,001)       741,860
Deferred income taxes
 and other..............       17,182      125,400     9,152             24        151,758
Shareholders' equity....      586,079       82,720   207,776       (677,485)       199,090
                           ----------   ----------  --------    -----------     ----------
    Total liabilities
     and shareholders'
     equity.............   $1,164,642   $1,141,546  $958,946    $(1,637,381)    $1,627,753
                           ==========   ==========  ========    ===========     ==========

                              POLYMER GROUP, INC.

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 28, 1996

                                         COMBINED
                            COMBINED       NON-
                           GUARANTOR    GUARANTOR     THE    RECLASSIFICATIONS
         ASSETS           SUBSIDIARIES SUBSIDIARIES COMPANY  AND ELIMINATIONS  CONSOLIDATED
         ------           ------------ ------------ -------- ----------------- ------------
Cash and cash
 equivalents............   $   16,329    $ 18,254   $  3,004    $       --       $ 37,587
Marketable securities...          --          --      10,892            --         10,892
Accounts receivable,
 net....................       29,848      34,904        --             --         64,752
Inventories.............       34,088      21,595        --             (46)       55,637
Other...................       12,447       1,902      1,395           (185)       15,559
                           ----------    --------   --------    -----------      --------
    Total current
     assets.............       92,712      76,655     15,291           (231)      184,427
Due from affiliates.....      377,780         671     57,236       (435,687)          --
Investment in
 subsidiaries...........      250,589         --     389,769       (640,358)          --
Property, plant and
 equipment, net.........      266,446     137,942      2,139            --        406,527
Intangibles, loan
 acquisition and
 organization costs,
 net....................       36,743      57,027      1,218          1,944        96,932
Other...................        7,963       6,381      6,143           (258)       20,229
                           ----------    --------   --------    -----------      --------
    Total assets........   $1,032,233    $278,676   $471,796    $(1,074,590)     $708,115
                           ==========    ========   ========    ===========      ========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
  --------------------
Accounts payable,
 accrued liabilities and
 other..................   $   43,546    $ 22,636   $  5,944    $      (350)     $ 71,776
Current portion of long-
 term debt..............       11,069       6,985      1,443            --         19,497
                           ----------    --------   --------    -----------      --------
    Total current
     liabilities........       54,615      29,621      7,387           (350)       91,273
Due to affiliates.......      301,447      38,450     95,790       (435,687)          --
Long-term debt, less
 current portion........      129,931      69,257    163,557            --        362,745
Deferred income taxes
 and other..............       18,765      31,110      9,144           (840)       58,179
Shareholders' equity....      527,475     110,238    195,918       (637,713)      195,918
                           ----------    --------   --------    -----------      --------
    Total liabilities
     and shareholders'
     equity.............   $1,032,233    $278,676   $471,796    $(1,074,590)     $708,115
                           ==========    ========   ========    ===========      ========

                              POLYMER GROUP, INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED JANUARY 3, 1998

                                        COMBINED
                           COMBINED       NON-              RECLASSIFICA-
                          GUARANTOR    GUARANTOR     THE      TIONS AND
                         SUBSIDIARIES SUBSIDIARIES COMPANY  ELIMINATIONS  CONSOLIDATED
                         ------------ ------------ -------  ------------- ------------
Net sales...............   $354,206     $195,465   $   --     $(14,404)     $535,267
Cost of goods sold......    280,112      136,315        35     (14,404)      402,058
                           --------     --------   -------    --------      --------
    Gross profit........     74,094       59,150       (35)        --        133,209
Selling, general and
 administrative
 expenses...............     47,700       32,967    (6,067)        --         74,600
                           --------     --------   -------    --------      --------
    Operating income....     26,394       26,183     6,032         --         58,609
Other (income) expense,
 net....................     13,941        7,212    (2,986)        --         18,167
                           --------     --------   -------    --------      --------
    Income before income
     taxes and
     extraordinary item.     12,453       18,971     9,018         --         40,442
Income taxes............       (785)       3,101    10,693         --         13,009
                           --------     --------   -------    --------      --------
    Income before
     extraordinary item.     13,238       15,870    (1,675)        --         27,433
Extraordinary item......     (4,587)        (839)   (6,579)        --        (12,005)
Equity in earnings of
 subsidiaries...........        --           --     15,031     (15,031)          --
                           --------     --------   -------    --------      --------
Net income (loss).......   $  8,651     $ 15,031   $ 6,777    $(15,031)     $ 15,428
                           ========     ========   =======    ========      ========

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 28, 1996

                                         COMBINED
                            COMBINED       NON-               RECLASSIFICA-
                           GUARANTOR    GUARANTOR     THE       TIONS AND
                          SUBSIDIARIES SUBSIDIARIES COMPANY   ELIMINATIONS  CONSOLIDATED
                          ------------ ------------ --------  ------------- ------------
Net sales...............    $335,477     $187,754   $    --     $ (1,863)     $521,368
Cost of goods sold......     264,027      126,836          1      (1,851)      389,013
                            --------     --------   --------    --------      --------
    Gross profit........      71,450       60,918         (1)        (12)      132,355
Selling, general and
 administrative
 expenses...............      38,281       32,710       (453)       (331)       70,207
                            --------     --------   --------    --------      --------
    Operating income....      33,169       28,208        452         319        62,148
Other expense, net......      11,772       13,806     11,018         --         36,596
                            --------     --------   --------    --------      --------
    Income (loss) before
     income taxes and
     extraordinary item.      21,397       14,402    (10,566)        319        25,552
Income taxes............       4,698        1,659      4,373         --         10,730
                            --------     --------   --------    --------      --------
    Income (loss) before
     extraordinary item.      16,699       12,743    (14,939)        319        14,822
Extraordinary item......     (10,745)         793     (3,980)        --        (13,932)
Equity in earnings of
 subsidiaries...........         --           --      19,809     (19,809)          --
                            --------     --------   --------    --------      --------
Net income..............       5,954       13,536        890     (19,490)          890
Redeemable preferred
 stock dividends and
 accretion..............      (2,551)         --      (3,020)      2,551        (3,020)
                            --------     --------   --------    --------      --------
Income (loss) applicable
 to common stock........    $  3,403     $ 13,536   $ (2,130)   $(16,939)     $ (2,130)
                            ========     ========   ========    ========      ========

                              POLYMER GROUP, INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 30, 1995

                            COMBINED     COMBINED
                           GUARANTOR   NON-GUARANTOR   THE     RECLASSIFICATIONS
                          SUBSIDIARIES SUBSIDIARIES  COMPANY   AND ELIMINATIONS  CONSOLIDATED
                          ------------ ------------- --------  ----------------- ------------
Net sales...............    $287,418     $154,025         --        $(3,805)       $437,638
Cost of goods sold......     230,740      106,670         --         (3,804)        333,606
                            --------     --------    --------       -------        --------
    Gross profit........      56,678       47,355         --             (1)        104,032
Selling, general and
 administrative
 expenses...............      38,502       23,242         --            --           61,744
                            --------     --------    --------       -------        --------
    Operating income....      18,176       24,113         --             (1)         42,288
Other expense, net......      15,733       44,671         275           --           60,679
                            --------     --------    --------       -------        --------
    Income (loss) before
     income taxes.......       2,443      (20,558)       (275)           (1)        (18,391)
Income taxes............         742        1,709       2,765           --            5,216
Equity in earnings
 (loss) of subsidiaries.         --           --      (20,567)       20,567             --
                            --------     --------    --------       -------        --------
Net income (loss).......       1,701      (22,267)    (23,607)       20,566         (23,607)
Redeemable preferred
 stock dividends and
 accretion..............      (4,839)         --       (4,839)        4,839          (4,839)
                            --------     --------    --------       -------        --------
(Loss) applicable to
 common stock...........    $ (3,138)    $(22,267)   $(28,446)      $25,405        $(28,446)
                            ========     ========    ========       =======        ========

                              POLYMER GROUP, INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                   FOR THE FISCAL YEAR ENDED JANUARY 3, 1998

                         COMBINED     COMBINED      THE     RECLASSIFICATIONS
                         GUARANTOR  NON-GUARANTOR COMPANY   AND ELIMINATIONS  CONSOLIDATED
                         ---------  ------------- --------  ----------------- ------------
Net cash provided by
 operating activities... $ 52,917     $ 29,290    $ 18,763      $ (82,608)      $ 18,362
Investing activities
  Purchases of property,
   plant and equipment..  (50,933)      (9,208)         (3)           --         (60,144)
  Purchases of
   marketable securities
   classified as
   available for sale...      --           --      (15,251)           --         (15,251)
  Proceeds from sales of
   marketable securities
   classified as
   available for sale...      --           --       17,003            --          17,003
  Business acquisitions,
   net..................      --      (424,645)     (4,914)           --        (429,559)
  Organization and other
   costs................      --        (3,554)       (396)           --          (3,950)
                         --------     --------    --------      ---------       --------
Net cash (used in)
 investing activities...  (50,933)    (437,407)     (3,561)           --        (491,901)
Financing activities
  Proceeds from debt....   19,675       28,478     432,693            --         480,846
  Proceeds from short-
   term bridge
   financing............      --       425,945         --             --         425,945
  Payments of debt...... (160,675)     (69,682)   (171,925)           --        (402,282)
  Intercompany
   transactions, net....  131,425       46,496    (260,529)        82,608            --
  Loan acquisition
   costs, net...........      (17)      (3,622)    (14,917)           --         (18,556)
                         --------     --------    --------      ---------       --------
Net cash provided by
 (used in) financing
 activities.............   (9,592)     427,615     (14,678)        82,608        485,953
Effect of exchange rate
 changes on cash........      --           --          189            --             189
                         --------     --------    --------      ---------       --------
Net increase (decrease)
 in cash and
 equivalents............   (7,608)      19,498         713            --          12,603
Cash and equivalents at
 beginning of year......   16,329       18,254       3,004            --          37,587
                         --------     --------    --------      ---------       --------
Cash and equivalents at
 end of year............ $  8,721     $ 37,752    $  3,717      $     --        $ 50,190
                         ========     ========    ========      =========       ========

                              POLYMER GROUP, INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE FISCAL YEAR ENDED DECEMBER 28, 1996

                            COMBINED     COMBINED
                           GUARANTOR   NON-GUARANTOR   THE     RECLASSIFICATIONS
                          SUBSIDIARIES SUBSIDIARIES  COMPANY   AND ELIMINATIONS  CONSOLIDATED
                          ------------ ------------- --------  ----------------- ------------
Net cash provided by
 operating activities...   $  31,224     $ 17,997    $  3,580      $(16,704)      $  36,097
Investing activities
  Purchases of property,
   plant and equipment..    (13,029)      (11,569)     (2,141)           --         (26,739)
  Purchases of
   marketable
   securities...........         --           --      (22,879)           --         (22,879)
  Proceeds from sales of
   marketable
   securities...........         --           --       16,713            --          16,713
  Acquisition of
   businesses, net of
   cash acquired........         --           --      (52,466)           --         (52,466)
  Other costs...........        (520)         --         (531)           --          (1,051)
                           ---------     --------    --------      ---------      ---------
Net cash (used in)
 investing activities...     (13,549)     (11,569)    (61,304)           --         (86,422)
Financing activities
  Issuance of common
   stock, net of costs
   incurred.............         --           --      190,838            --         190,838
  Proceeds from debt....     165,900       75,377      67,000            --         308,277
  Payments of debt......    (323,863)        (126)    (52,000)           --        (375,989)
  Issuance of redeemable
   preferred stock......         --           --       10,000            --          10,000
  Redemption of
   preferred stock......         --           --      (57,359)           --         (57,359)
  Intercompany
   transactions, net....     151,691      (71,487)    (96,908)        16,704            --
  Loan acquisition and
   other costs..........      (3,669)      (1,145)     (6,562)           --         (11,376)
                           ---------     --------    --------      ---------      ---------
Net cash (used in)
 provided by financing
 activities.............      (9,941)       2,619      55,009         16,704         64,391
Effect of exchange rate
 changes on cash........         --           --        5,433            --           5,433
                           ---------     --------    --------      ---------      ---------
Net increase in cash and
 equivalents............       7,734        9,047       2,718            --          19,499
Cash and equivalents at
 beginning of year......       8,595        9,207         286            --          18,088
                           ---------     --------    --------      ---------      ---------
Cash and equivalents at
 end of year............   $  16,329     $ 18,254    $  3,004      $     --       $  37,587
                           =========     ========    ========      =========      =========

                              POLYMER GROUP, INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE FISCAL YEAR ENDED DECEMBER 30, 1995

                                        COMBINED
                           COMBINED       NON-
                          GUARANTOR    GUARANTOR     THE     RECLASSIFICATIONS
                         SUBSIDIARIES SUBSIDIARIES COMPANY   AND ELIMINATIONS  CONSOLIDATED
                         ------------ ------------ --------  ----------------- ------------
Net cash provided by
 (used by) operating
 activities.............   $ 33,304     $(8,663)   $(34,302)      $21,217        $ 11,556
Investing activities
  Purchases of property,
   plant and equipment..    (17,951)    (29,891)        --            --          (47,842)
  Purchases of
   marketable
   securities...........        --          --      (22,521)          --          (22,521)
  Proceeds from sales of
   marketable
   securities...........        --          --       19,929           --           19,929
  Acquisition of
   businesses, net of
   cash acquired........        --          --     (281,358)          --         (281,358)
  Other costs...........     (1,416)        --         (399)          399          (1,416)
                           --------     -------    --------       -------        --------
Net cash (used in)
 investing activities...    (19,367)    (29,891)   (284,349)          399        (333,208)
Financing activities
  Issuance of common
   stock, net of costs
   incurred.............     30,000         --          --            --           30,000
  Proceeds from debt....    273,654         --          --            --          273,654
  Payments of debt......    (13,638)        --          --            --          (13,638)
  Issuance of redeemable
   preferred stock......     40,000         --          --            --           40,000
  Intercompany
   transactions, net....   (344,207)     44,046     321,777       (21,616)            --
  Loan acquisition and
   other costs..........     (1,263)        --       (1,117)          --           (2,380)
                           --------     -------    --------       -------        --------
Net cash (used in)
 provided by financing
 activities.............    (15,454)     44,046     320,660       (21,616)        327,636
Effect of exchange rate
 changes on cash........        --          --       (1,724)          --           (1,724)
                           --------     -------    --------       -------        --------
Net (decrease) increase
 in cash and
 equivalents............     (1,517)      5,492         285           --            4,260
Cash and equivalents at
 beginning of year......     10,112       3,715           1           --           13,828
                           --------     -------    --------       -------        --------
Cash and equivalents at
 end of year............   $  8,595     $ 9,207    $    286       $   --         $ 18,088
                           ========     =======    ========       =======        ========

                              POLYMER GROUP, INC.

NOTE 9. INCOME TAXES

  Significant components of the provision for income taxes are as follows:

                                                           FISCAL YEAR
                                                      ------------------------
                                                       1997     1996     1995
                                                      -------  -------  ------
                                                          (IN THOUSANDS)
Current:
  Federal and state.................................. $   315  $   --   $1,461
  Foreign............................................   6,709    2,899   5,130
Deferred:
  Federal and state..................................   7,108    8,324    (826)
  Foreign............................................  (1,123)    (493)   (549)
                                                      -------  -------  ------
Income tax before extraordinary item.................  13,009   10,730   5,216
Income tax benefit from:
  Extraordinary item, loss from early extinguishment
   of debt...........................................  (5,959)  (7,492)    --
                                                      -------  -------  ------
Total income tax expense............................. $ 7,050  $ 3,238  $5,216
                                                      =======  =======  ======

                              POLYMER GROUP, INC.

  The Company's provision for income taxes in 1997 includes the benefit of utilizing net operating loss carryforwards of approximately $5.8 million. At January 3, 1998, the Company had: (i) operating loss carryforwards of approximately $16.8 million for federal income tax purposes expiring in the years 2007-2012; (ii) Canadian capital loss carryforwards of approximately $3.7 million and Canadian operating loss carryforwards of approximately $1.7 million which expire in 2005; and (iii) operating loss carryforwards of approximately $8.0 million which begin to expire in 2002 related to its Mexican operation. No accounting recognition has been given to the potential income tax benefit related to the Canadian and Mexican operating loss carryforwards. The Company has not provided U.S. income taxes for undistributed earnings of foreign subsidiaries which are considered to be retained indefinitely for reinvestment. The distribution of these earnings would result in additional foreign withholding taxes and additional U.S. federal income taxes to the extent they are not offset by foreign tax credits, but it is not practicable to estimate the total liability that would be incurred upon such a distribution. However, in 1996, the Company provided approximately $3.5 million for income taxes related to the distribution of earnings from certain of its foreign operations which are not considered to be retained indefinitely for reinvestment. Significant components of the Company's deferred tax assets and liabilities as of January 3, 1998 and December 28, 1996 are as follows:

                                                              1997      1996
                                                            --------  --------
                                                             (IN THOUSANDS)
Deferred tax assets:
  Provision for restructuring.............................. $    869  $  2,566
  U.S. net operating loss carryforward.....................    5,883    10,057
  Foreign net operating and capital loss carryforward......    3,603     6,821
  Foreign tax credits......................................    3,359     1,356
  Other....................................................    5,557     9,262
                                                            --------  --------
    Total deferred tax assets..............................   19,271    30,062
Valuation allowance for deferred tax assets................   (5,927)  (14,149)
                                                            --------  --------
Net deferred tax assets....................................   13,344    15,913
Deferred tax liabilities:
  Depreciation and amortization............................  (26,548)  (22,159)
  Basis difference on fixed assets.........................  (52,207)  (23,561)
  Provision for undistributed foreign earnings not
   considered to be retained indefinitely for reinvestment.      --     (3,301)
  Other, net...............................................   (3,742)   (4,485)
                                                            --------  --------
    Total deferred tax liabilities.........................  (82,497)  (53,506)
                                                            --------  --------
    Net deferred taxes..................................... $(69,153) $(37,593)
                                                            ========  ========

  Taxes on income are based on earnings (loss) before taxes as follows:

                                                             FISCAL YEAR
                                                       ------------------------
                                                        1997    1996     1995
                                                       ------- ------- --------
                                                            (IN THOUSANDS)
      Domestic........................................ $18,688 $11,018 $  1,611
      Foreign.........................................  21,754  14,534  (20,002)
                                                       ------- ------- --------
                                                       $40,442 $25,552 $(18,391)
                                                       ======= ======= ========

                              POLYMER GROUP, INC.

  The provision for income taxes at the Company's effective tax rate differed from the provision for income taxes at the statutory rate as follows:

                                                          FISCAL YEAR
                                                     ------------------------
                                                      1997     1996    1995
                                                     -------  ------  -------
                                                         (IN THOUSANDS)
      Computed tax (benefit) expense at the
       statutory rate............................... $14,155  $8,943  $(6,437)
      Valuation allowance...........................  (2,387)    418    7,521
      Withholding taxes.............................     471     964    1,244
      Effect of foreign operations, net.............     314     347    2,375
      Other, net....................................     456      58      513
                                                     -------  ------  -------
      Provision for income taxes before
       extraordinary item...........................  13,009  10,730    5,216
      Income tax benefit related to extraordinary
       item.........................................  (5,959) (7,492)     --
                                                     -------  ------  -------
      Provision for income taxes.................... $ 7,050  $3,238  $ 5,216
                                                     =======  ======  =======

                              POLYMER GROUP, INC.

NOTE 10. STOCK OPTION AND EMPLOYEE STOCK PURCHASE PLANS

 Stock Option Plan

  In connection with the IPO, the Company adopted the 1996 Key Employee Stock Option Plan ("1996 Plan"). The 1996 Plan is administered by the Stock Option Committee, which is composed of non-management members of the Company's Board who are appointed by the Board. Any person who is a full-time, salaried employee of the Company (excluding non-management directors) is eligible to participate in the 1996 Plan. The Stock Option Committee selects the participants and determines the terms and conditions of the options. The 1996 Plan provides for the issuance of options covering 1,500,000 shares of common stock, subject to certain adjustments reflecting changes in the Company's capitalization. Options granted under the 1996 Plan may be either incentive stock options ("ISOs") or such other forms of non-qualified stock options ("NQOs") as the Stock Option Committee may determine. The 1996 Plan provides that the option price shall not be less than the fair value of the shares at the date of grant and that such options vest in equal 20% increments over five years. The options expire three years after the date that such portion became vested and exercisable. The options were not considered in the calculation of diluted earnings per share as their effect was antidilutive; however, these options could have a dilutive effect in future years. The following table summarizes the transactions of the 1996 Plan for the two year period ended January 3, 1998:

                                                                        WEIGHTED
                                                                        AVERAGE
                                                              NUMBER OF EXERCISE
                                                               SHARES    PRICE
                                                              --------- --------
      Unexercised options outstanding--December 30, 1995           --    $  --
        Granted..............................................  130,330    18.00
        Exercised............................................      --       --
        Forfeited............................................      --       --
        Expired/canceled.....................................      --       --
                                                               -------   ------
      Unexercised options outstanding--December 28, 1996.....  130,330    18.00
        Granted..............................................  595,000    14.25
        Exercised............................................      --       --
        Forfeited............................................   (5,555)   18.00
        Expired/canceled.....................................      --       --
                                                               -------   ------
      Unexercised options outstanding--January 3, 1998.......  719,775   $14.90
                                                               =======   ======
      Exercisable options:
        December 30, 1995....................................      --       --
        December 28, 1996....................................      --       --
        January 3, 1998......................................  143,955   $14.90
      Shares available for future grant......................  780,225      --

  In connection with the IPO, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). FAS 123 establishes financial accounting and reporting standards for stock-based compensation plans. As permitted by FAS 123, the Company elected to account for stock-based compensation awards in accordance with Accounting Principles Board Opinion No. 25. Accordingly, no compensation cost has been recognized in the Company's financial statements for the 1996 Plan. In accordance with FAS 123, the fair value of each option grant was determined by using the Black-Scholes option-pricing model with the following weighted average assumptions used for 1997 and 1996, respectively; dividend yield of 0.0% both years; expected volatility of 0.56 and 0.55; risk-free interest rate of 6.1% for both years and weighted average expected lives of 5 years for both years. Had compensation cost

                              POLYMER GROUP, INC.

for the Company's 1996 Plan been determined based on the fair value at the grant date for such awards in 1997 and 1996 consistent with the provisions of FAS 123, the Company's net income available to common shareholders and net income per common share would have been reduced to the pro forma amounts indicated below.

                                                                 FISCAL YEAR
                                                               ---------------
                                                                1997    1996
                                                               ------- -------
                                                               (IN THOUSANDS,
                                                                 EXCEPT PER
                                                                 SHARE DATA)
Net income (loss) available to common shareholders--basic:
  As reported................................................. $15,428 $(2,130)
  Pro forma...................................................  15,075  (2,228)
Net income (loss) per common share--basic:
  As reported................................................. $   .48 $  (.08)
  Pro forma...................................................     .47    (.08)
Net income (loss) available to common shareholders--diluted:
  As reported................................................. $15,428 $(2,130)
  Pro forma...................................................  15,075  (2,228)
Net income (loss) per common share--diluted:
  As reported................................................. $   .48 $  (.08)
  Pro forma...................................................     .47    (.08)
Weighted average fair value of options granted under the 1996
 Plan......................................................... $  7.79 $  9.72

  The pro forma impact of these options is not likely to be representative of the effects on reported net income for future years.

 Employee Stock Purchase Plan

  At the beginning of fiscal 1997, the Company adopted the Stock Purchase Plan for Employees of Polymer Group, Inc. ("Purchase Plan") which allows employee participants to purchase common stock of the Company through payroll deductions. The Purchase Plan is administered by a third party and all administrative costs of the Purchase Plan are covered by the Company. In accordance with the Purchase Plan, share purchases by the administrator are made at the fair value of the Company's common stock on the date of purchase. The cost of the Purchase Plan was not material during 1997.

NOTE 11. SHAREHOLDERS' EQUITY

  On May 15, 1996, the Company completed the initial public offering ("IPO"), in which it offered and sold 11.5 million shares of its common stock at a price of $18.00 per share. Pursuant to a recapitalization agreement, all of the warrants to acquire shares of Class C common stock were exercised, and the outstanding shares of Class A common stock, Class B common stock, and Class C common stock were converted into shares of a single class of common stock. In addition, the Company's Board of Directors ("Board") approved an approximate
19.97 to 1 stock split; therefore, all common shares and warrant data in the consolidated financial statements have been restated to reflect such stock split.

  As a result of the IPO, the Company's authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, 3,000,000 shares of non-voting common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. Subject to certain regulatory limitations, the non-voting common stock is convertible on a one-for-one basis into common stock at the option of the holder. The Company's Board may, without further action by Polymer Group's shareholders, direct the issuance of shares of preferred stock and may determine the

                              POLYMER GROUP, INC.

rights, preferences, conversion features, dividend rate (including whether such dividend shall be cumulative or noncumulative) and limitations of each issue. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for common dividends. Holders of shares of preferred stock may be entitled to receive a preference before any payment is made to common shareholders.

  In connection with the IPO, the Company adopted a rights plan ("Rights Plan"). On April 15, 1996, the Company's Board declared a dividend of one right for each share of common stock outstanding at the close of business on June 3, 1996. The holders of additional common stock issued subsequent to such date and before the occurrence of certain events are entitled to one right for each such additional share. Each right entitles the registered holder under certain circumstances to purchase from the Company one-thousandth of a share of junior preferred stock (series A) at a price of $80 per one-thousandth share of junior preferred stock, subject to adjustment. The Company may redeem the rights at $.01 per right prior to the earlier of the stock acquisition date and the expiration date as defined in the Rights Plan. Prior to exercise of a right, the holder will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or distributions. In addition, the rights have certain anti-takeover effects. The rights are not issued in separate form and may not be traded other than with the shares to which they attach. If unexercised, the rights expire on June 3, 2006. Following the IPO, 100,000 shares of junior preferred stock were reserved for issuance in connection with the Rights Plan.

NOTE 12. RETIREMENT PLANS

  The Company sponsors several defined contribution plans through its domestic subsidiaries covering employees who meet certain service requirements. The Company makes contributions to the plans based upon a percentage of the employees' contribution in the case of its 401(k) plans or upon a percentage of the employees' salary or hourly wages in the case of its noncontributory money purchase plans. The cost of the plans was $1.7, $1.7, and $1.6 million for 1997, 1996 and 1995, respectively. In addition, the Company sponsors defined benefit retirement plans covering employees at certain of its subsidiaries. The annual service costs are determined on the basis of an actuarial valuation by using the projected benefit method. Any realizable surpluses are amortized on a straight-line basis over the expected average remaining service lives of the employees in the plan. It is the Company's policy to fund such plans in accordance with applicable laws and regulations. At January 3, 1998, the pension plan assets were primarily invested in separate funds whose values are subject to fluctuation in interest rates and equity/bond securities markets.

  The Company also sponsors, through its Nonwovens Business, a Supplemental Executive Retirement Plan ("SERP") which provides certain personnel with supplemental benefits in addition to those available under the Company's retirement plans. These supplemental retirement benefits are provided by a nonqualified, noncontributory plan and are based on years of service and compensation. Contributions are made based upon the estimated requirements of the plan.

  The data presented in the following tables illustrate the funded status for such plans as of the respective periods, components of pension expense and assumptions used in accounting for the defined benefit retirement plans. Information regarding the Company's defined benefit retirement plan for its Mexican subsidiary is excluded from the following disclosures as such amounts were not material during 1997, 1996 and 1995.

                              POLYMER GROUP, INC.

  The following table sets forth the funded status and amounts recognized in the consolidated balance sheet as of January 3, 1998 and December 28, 1996:

                                          1997                    1996
                                 ----------------------- -----------------------
                                                PLAN                    PLAN
                                 PLAN ASSETS LIABILITIES PLAN ASSETS LIABILITIES
                                 EXCEED PLAN EXCEED PLAN EXCEED PLAN EXCEED PLAN
                                 LIABILITIES   ASSETS    LIABILITIES   ASSETS
                                 ----------- ----------- ----------- -----------
                                                 (IN THOUSANDS)
Accumulated benefit obligation:
  Vested.......................    $36,601     $  --       $21,368      $ 231
  Non-vested...................      1,122        --         1,172        181
                                   -------     ------      -------      -----
                                    37,723        --        22,540        412
Benefits attributable to future
 salaries......................      5,205        --         3,942        --
                                   -------     ------      -------      -----
Projected benefit obligation...     42,928        --        26,482        412
Plan assets at fair value......     57,683        --        34,036        175
                                   -------     ------      -------      -----
Excess (deficit) of plan assets
 over projected benefit
 obligation....................     14,755        --         7,554       (237)
Unrecognized transition net
 asset.........................       (169)       --          (360)       --
Unrecognized net (gain) loss...     (2,412)       --        (1,635)       --
                                   -------     ------      -------      -----
Prepaid pension cost (pension
 liability)....................    $12,174     $  --       $ 5,559      $(237)
                                   =======     ======      =======      =====

  Pension expense included in the determination of net income for 1997, 1996 and 1995 is as follows:

                                                            FISCAL YEAR
                                                      -------------------------
                                                       1997     1996     1995
                                                      -------  -------  -------
                                                          (IN THOUSANDS)
   Current service costs............................. $ 1,566  $ 1,523  $ 1,286
   Interest costs on projected benefit obligation....   1,813    1,673    1,160
   Return on plan assets.............................  (2,659)  (2,158)  (1,400)
   Net amortization of transition obligation.........     (26)     (52)       5
                                                      -------  -------  -------
   Pension expense, net.............................. $   694  $   986  $ 1,051
                                                      =======  =======  =======

  Significant assumptions used in accounting for the defined benefit retirement plans are as follows:

                                                         FISCAL YEAR
                                               -------------------------------
                                                  1997       1996      1995
                                               ---------- ---------- ---------
                                                       (IN THOUSANDS)
   Return on plan assets:
     U.S. Plan................................  8.0%-9.0%       9.0%      9.0%
     Non U.S. Plans...........................  6.5%-8.5% 6.5%-13.0% 6.5%-8.0%
   Discount rate on projected benefit
    obligations:
     U.S. Plan................................ 7.5%-7.75%       7.5%      7.5%
     Non U.S. Plans...........................  6.0%-8.5%  6.0%-8.5% 6.0%-8.0%
   Salary and wage escalation rate:
     U.S. Plan................................  0.0%-5.0%        --        --
     Non U.S. Plans...........................  3.0%-6.5%  3.0%-4.0% 3.0%-4.0%

                              POLYMER GROUP, INC.

NOTE 13. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

  The Company sponsors several defined benefit postretirement plans covering certain employees. Accordingly, the Company follows provisions of Statement of Financial Accounting Standards No. 106, "Employers Accounting for Postretirement Benefits Other Than Pensions" ("FAS 106"). FAS 106 requires that the accrual method of accounting for postretirement benefits other than pensions be used and that the accrual period be based on the period that employees render the services necessary to earn their postretirement benefits. The Company currently anticipates funding the plans on a "pay-as-you-go" basis. The weighted average discount rate used in the calculation of the accumulated postretirement benefit obligation and the net postretirement benefit cost for the plans was 6.5% and 7.5%, respectively. The assumed annual composite rate of increase in the per capita cost of Company provided health care benefits begins at 10.0% for 1997, gradually decreases to 5.0% by 2003 and remains at that level thereafter. A 1% increase in these health care cost trend rates would cause the accumulated obligation to increase by $0.5 million. The effect of such increase on the aggregate of the service and interest components of the 1997 net postretirement benefit cost is not significant. During 1997, the Company terminated a defined benefit plan which was not replaced. The Company recorded approximately $1.7 million in net pre-tax curtailment gains related to the termination of this plan. Net postretirement benefit cost included in the determination of net income for 1997, 1996 and 1995 is included in the following table:

                                                                  FISCAL YEAR
                                                                 --------------
                                                                 1997 1996 1995
                                                                 ---- ---- ----
                                                                 (IN THOUSANDS)
      Service cost--benefits earned during the period........... $107 $169 $109
      Interest costs on accumulated postretirement benefit
       obligation...............................................  203  238  174
                                                                 ---- ---- ----
      Net postretirement benefit cost........................... $310 $407 $283
                                                                 ==== ==== ====

  The following table sets forth the funded status of the Company's obligation under FAS 106 as of January 3, 1998 and December 28, 1996:

                                                                   1997   1996
                                                                  ------ ------
                                                                       (IN
                                                                   THOUSANDS)
      Accumulated postretirement benefit obligation:
        Retirees................................................. $2,676 $  --
        Fully eligible active plan participants..................  1,054    885
        Other active plan participants...........................  1,831  3,016
                                                                  ------ ------
      Accrued postretirement benefit obligation.................. $5,561 $3,901
                                                                  ====== ======

                              POLYMER GROUP, INC.

NOTE 14. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                           FIRST     SECOND    THIRD     FOURTH
                                          QUARTER   QUARTER   QUARTER   QUARTER
                                          --------  --------  --------  --------
                                                    (IN THOUSANDS)
FISCAL YEAR ENDED JANUARY 3, 1998
Net sales...............................  $128,947  $131,508  $129,711  $145,101
Gross Profit............................    32,585    34,716    31,196    34,712
Income (loss) before extraordinary item.     4,962     6,012     8,948     7,511
Extraordinary item......................       --        --    (12,005)      --
Net income (loss) attributable to common
 stock..................................     4,962     6,012    (3,057)    7,511
  Net income (loss) per common share:
  Basic:
    Income before extraordinary item....  $    .16  $    .19  $    .28  $    .23
    Extraordinary item..................       --        --       (.38)      --
                                          --------  --------  --------  --------
    Net income (loss) per common share--
     basic..............................  $    .16  $    .19  $   (.10) $    .23
                                          ========  ========  ========  ========
  Diluted:
    Income before extraordinary item....  $    .16  $    .19  $    .28  $    .23
    Extraordinary item..................       --        --       (.38)      --
                                          --------  --------  --------  --------
    Net income (loss) per common share--
     diluted............................  $    .16  $    .19  $   (.10) $    .23
                                          ========  ========  ========  ========
FISCAL YEAR ENDED DECEMBER 28, 1996
Net sales...............................  $122,715  $128,593  $135,042  $135,018
Gross profit............................    29,395    32,265    33,834    36,861
Income before extraordinary item........      (483)    2,598     5,531     7,176
Extraordinary item......................       --    (13,932)      --        --
Net income (loss).......................      (483)  (11,334)    5,531     7,176
Redeemable preferred stock dividends and
 accretion..............................    (2,104)     (916)      --        --
Net income (loss) attributable to common
 stock..................................    (2,587)  (12,250)    5,531     7,176
Net income (loss) per common share:
  Basic:
    Income (loss) before extraordinary
     item...............................  $   (.13) $    .06  $    .17  $    .22
    Extraordinary item..................       --       (.53)      --        --
                                          --------  --------  --------  --------
    Net income (loss) per common share--
     basic..............................  $   (.13) $   (.47) $    .17  $    .22
                                          ========  ========  ========  ========
  Diluted:
    Income (loss) before extraordinary
     item...............................  $   (.13) $    .06  $    .17  $    .22
    Extraordinary item..................       --       (.53)      --        --
                                          --------  --------  --------  --------
    Net income (loss) per common share--
     diluted............................  $   (.13) $   (.47) $    .17  $    .22
                                          ========  ========  ========  ========

  During the third quarter of 1997 and second quarter of 1996 the Company recorded an extraordinary item of $12.0 million (net of tax) and $13.9 million (net of tax), respectively, for the write-off of previously capitalized debt issue costs and prepayment premiums related to the refinancing of indebtedness.

                              POLYMER GROUP, INC.

NOTE 15. GEOGRAPHICAL INFORMATION

  Geographic data for the Company's operations are presented in the following table. Intercompany sales and expenses are eliminated in determining results for each operation. Export sales from the Company's United States operations to unaffiliated customers approximated $83.0, $43.8, and $16.1 million during 1997, 1996 and 1995, respectively.

                                                         FISCAL YEAR
                                                 -----------------------------
                                                    1997       1996     1995
                                                 ----------  -------- --------
                                                        (IN THOUSANDS)
Net sales to unaffiliated customers:
  United States................................. $  311,923  $312,000 $255,296
  Canada........................................     61,747    57,371   59,417
  Europe........................................    109,714   108,563   99,180
  Mexico........................................     51,883    43,434   23,745
                                                 ----------  -------- --------
    Total....................................... $  535,267  $521,368 $437,638
                                                 ==========  ======== ========
Income from operations:
  United States................................. $   34,399  $ 35,625 $ 16,918
  Canada........................................      7,105     9,045   13,485
  Europe........................................      3,327     7,350    4,994
  Mexico........................................     13,778    10,128    6,891
                                                 ----------  -------- --------
    Total.......................................     58,609    62,148   42,288
Other (income) expense, net:
  Interest expense, net.........................     30,499    33,641   37,868
  Investment income--(gain) on marketable
   securities, net..............................    (11,880)      --       --
  Foreign currency transaction (gains) losses,
   net..........................................       (452)    2,955   22,811
                                                 ----------  -------- --------
Income (loss) before income taxes and
 extraordinary item............................. $   40,442  $ 25,552 $(18,391)
                                                 ==========  ======== ========
Identifiable assets:
  United States................................. $  695,042  $388,240 $324,088
  Canada........................................    642,523    92,670   88,100
  Europe........................................    226,117   171,676  180,978
  Mexico........................................     64,071    55,529   44,815
                                                 ----------  -------- --------
    Total....................................... $1,627,753  $708,115 $637,981
                                                 ==========  ======== ========

  In 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("FAS 131"), which is effective for years beginning after December 15, 1997. FAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company will adopt the new requirements retroactively in the first quarter of 1998.

                              POLYMER GROUP, INC.

NOTE 16. CERTAIN MATTERS

  The Company's corporate headquarters are housed in space leased by a shareholder of the Company from an affiliate of the shareholder. A portion of the payments and other expenses, primarily insurance and allocated costs, are charged to the Company. Such amounts approximated $1.8, $2.1, and $2.3 million in 1997, 1996, and 1995, respectively. On September 1, 1993, an affiliated entity of the Company acquired a manufacturing facility in Vineland, New Jersey for the benefit of a wholly-owned subsidiary of the Company and entered into a lease of the facility to the subsidiary at a rate which the Company believes is comparable to similar properties in the area. The lease terminates on August 31, 2003 and is subject to a fair market value purchase option at termination. Annual rental expense relating to this lease approximated $0.2 million in 1997, 1996 and 1995, respectively. On January 11, 1996, the Company issued 10,000 shares of 13% Cumulative Redeemable Preferred Stock, $.01 par value, to an entity affiliated with the Company for $10.0 million. Such shares were redeemed in connection with the IPO.

NOTE 17. SUBSEQUENT EVENTS

  On January 29, 1998, the Company (i) acquired all remaining outstanding shares of Dominion (as described in "Note 2. Acquisitions") and (ii) amended its credit facility in connection with the acquisition of Dominion. This amendment provides for a $125.0 million secured term loan and modification of certain terms of the revolving portion of the credit facility. The Company borrowed approximately $326.6 million under the amendment to finance the Nonwovens Acquisition, for which it paid a gross price of approximately $351.6 million, including related fees and expenses. The Company also refinanced its outstanding indebtedness under the DTA Credit Facility, repaid its subordinated advance from ZB Holdings and repaid a substantial portion of the DT USA Guaranteed Senior Notes with borrowings under this facility. Related to the refinancing of this debt, the Company expects to incur an extraordinary item for the write-off of loan acquisition costs associated with the DTA Credit Facility during the first quarter of 1998.

  On March 5, 1998, the Company issued $200.0 million of 8.75% Senior Subordinated Notes due 2008 (the "2008 Notes") to qualified buyers pursuant to Rule 144A under the Securities Act. Proceeds from the sale of the 2008 Notes were used to finance the Oriented Polymer Acquisition (as defined) and to repay existing revolving obligations.

  On March 16, 1998, the Company completed the acquisition (the "Oriented Polymer Acquisition") of a leading North American manufacturer of polypropylene-based commercial twine and polyethylene-based specialty knitted products for approximately $47.0 million.

                              POLYMER GROUP, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         APRIL 4,    JANUARY 3,
                        ASSETS                             1998         1998
                        ------                          -----------  ----------
                                                        (UNAUDITED)
Current assets:
  Cash and equivalents................................. $   64,339   $   50,190
  Marketable securities................................      8,167        7,754
  Accounts receivable, net.............................    115,800      107,328
  Inventories..........................................    106,379       94,128
  Assets held for disposition, net.....................        --       464,524
  Other................................................     26,920       31,146
                                                        ----------   ----------
    Total current assets...............................    321,605      755,070
Property, plant and equipment, net.....................    641,155      606,260
Intangibles, loan acquisition and organization costs,
 net...................................................    262,340      229,391
Other..................................................     46,806       37,032
                                                        ----------   ----------
    Total assets....................................... $1,271,906   $1,627,753
                                                        ==========   ==========
    LIABILITIES AND SHAREHOLDERS' EQUITY
    ------------------------------------
Current liabilities:
  Accounts payable, accrued liabilities and other...... $  130,631   $  105,824
  Short-term bridge financing..........................        --       425,945
  Current portion of long-term debt....................      3,711        3,276
                                                        ----------   ----------
    Total current liabilities..........................    134,342      535,045
                                                        ----------   ----------
Long-term debt, less current portion...................    848,552      741,860
Deferred income taxes..................................     81,339       82,213
Other noncurrent liabilities...........................     15,464       14,815
Minority interest......................................        --        54,730
Shareholders' equity:
  Series preferred stock--$.01 par value, 10,000,000
   shares authorized, 0 shares issued and outstanding..        --           --
  Common stock--$.01 par value, 100,000,000 shares
   authorized, 32,000,000 shares issued and
   outstanding.........................................        320          320
  Non-voting common stock--$.01 par value, 3,000,000
   shares authorized, 0 shares issued and outstanding..        --           --
  Additional paid-in capital...........................    243,662      243,662
  (Deficit)............................................    (39,788)     (39,355)
  Other ...............................................    (11,985)      (5,537)
                                                        ----------   ----------
                                                           192,209      199,090
                                                        ----------   ----------
    Total liabilities and shareholders' equity......... $1,271,906   $1,627,753
                                                        ==========   ==========

                            See accompanying notes.

                              POLYMER GROUP, INC.

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  THREE MONTHS
                                      ENDED
                                ------------------
                                           MARCH
                                APRIL 4,    29,
                                  1998      1997
                                --------  --------
Net sales.....................  $193,336  $128,947
Cost of goods sold............   147,058    96,362
                                --------  --------
Gross profit..................    46,278    32,585
Selling, general and
 administrative expenses......    26,025    18,656
                                --------  --------
Operating income..............    20,253    13,929
Other (income) expense:
  Interest expense, net.......    15,980     6,834
  Foreign currency transaction
   (gains) losses, net........       676      (320)
                                --------  --------
                                  16,656     6,514
                                --------  --------
Income before income taxes and
 extraordinary item...........     3,597     7,415
Income taxes..................     1,302     2,453
                                --------  --------
Income before extraordinary
 item.........................     2,295     4,962
Extraordinary item, (loss)
 from extinguishment of debt..    (2,728)      --
                                --------  --------
      Net income (loss).......  $   (433) $  4,962
                                ========  ========
Net income (loss) per common
 share:
  Basic:
    Average common shares
     outstanding..............    32,000    32,000
    Income before
     extraordinary item.......  $   0.07  $   0.16
    Extraordinary item, (loss)
     from extinguishment of
     debt.....................     (0.09)      --
                                --------  --------
      Net income (loss) per
       common share--basic....  $  (0.02) $   0.16
                                ========  ========
  Diluted:
    Average common shares
     outstanding..............    32,000    32,000
    Income before
     extraordinary item.......  $   0.07  $   0.16
    Extraordinary item, (loss)
     from extinguishment of
     debt.....................     (0.09)      --
                                --------  --------
      Net income (loss) per
       common share--diluted..  $  (0.02) $   0.16
                                ========  ========


                            See accompanying notes.

                              POLYMER GROUP, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                 (IN THOUSANDS)

                                                           THREE MONTHS ENDED
                                                           --------------------
                                                           APRIL 4,   MARCH 29,
                                                             1998       1997
                                                           ---------  ---------
Operating activities
  Net income (loss)....................................... $    (433) $  4,962
  Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
    Extraordinary item....................................     2,728       --
    Depreciation and amortization expense.................    13,769     9,901
    Foreign currency transaction (gains) losses, net......       676      (320)
  Changes in operating assets and liabilities, net of
   effects of business acquisition:
    Accounts receivable...................................      (223)   (2,539)
    Inventories...........................................    (6,962)   (1,144)
    Accounts payable and other............................    17,987      (845)
                                                           ---------  --------
      Net cash provided by operating activities...........    27,542    10,015
                                                           ---------  --------
Investing activities
  Purchases of property, plant and equipment..............   (19,122)  (13,369)
  Purchases of marketable securities classified as
   available for sale.....................................    (3,990)   (7,335)
  Proceeds from sales of marketable securities classified
   as available for sale..................................     3,540     5,965
  Proceeds from sale of assets, net of canceled
   subordinated advance...................................   323,524       --
  Minority interest.......................................   (54,730)      --
  Other, including business acquisition...................   (49,157)     (146)
                                                           ---------  --------
      Net cash provided by (used in) investing activities.   200,065   (14,885)
                                                           ---------  --------
Financing activities
  Proceeds from debt......................................   576,531     7,150
  Payment of debt.........................................  (778,572)   (3,284)
  Loan acquisition costs, net.............................    (9,376)      (14)
                                                           ---------  --------
      Net cash provided by (used in) financing activities.  (211,417)    3,852
                                                           ---------  --------
Effect of exchange rate changes on cash...................    (2,041)   (3,985)
                                                           ---------  --------
Net increase (decrease) in cash and equivalents...........    14,149    (5,003)
Cash and equivalents at beginning of period...............    50,190    37,587
                                                           ---------  --------
Cash and equivalents at ending of period.................. $  64,339  $ 32,584
                                                           =========  ========


                            See accompanying notes.

                              POLYMER GROUP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Polymer Group, Inc. ("Polymer Group" or the "Company") is a world-wide manufacturer of flexible nonwoven and oriented polyolefin fabrics. The Company's principal lines of business include hygiene, medical, wiping and industrial and specialty products. The Company operates manufacturing facilities in the United States, Canada, Mexico, Germany, the Netherlands, France and England.

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the management of Polymer Group, these unaudited consolidated financial statements contain all adjustments of a normal recurring nature necessary for a fair presentation. Operating results for the three months ended April 4, 1998, are not necessarily indicative of the results that may be expected for fiscal 1998. Certain amounts previously presented in the consolidated financial statements for prior periods have been reclassified to conform to current classification. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. INVENTORIES

Inventories are stated at the lower of cost or market using the first-in, first-out method of accounting and consist of the following:

                                                          APRIL 4,   JANUARY 3,
                                                            1998        1998
                                                         ----------- ----------
                                                         (UNAUDITED)
      Inventories:
        Finished goods..................................  $ 58,321    $48,769
        Work in process and stores and maintenance
         parts..........................................    11,402     11,201
        Raw materials...................................    36,656     34,158
                                                          --------    -------
          Total.........................................  $106,379    $94,128
                                                          ========    =======

NOTE 3. NET INCOME (LOSS) PER SHARE

In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share" ("FAS 128"). FAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. The numerator for both basic and diluted earnings per share is net income (loss) applicable to common stock. The denominator for both basic and diluted earnings per share is average common shares outstanding.

NOTE 4. ACQUISITIONS

On December 19, 1997, DT Acquisition Inc. ("DTA"), a special-purpose subsidiary of the Company, completed the purchase of approximately 98% of the outstanding common shares of Dominion Textile Inc. ("Dominion") for Cdn$14.50 per share and approximately 96% of the outstanding first preferred

                              POLYMER GROUP, INC.

NOTE 4. ACQUISITIONS--(CONTINUED)

shares of Dominion for Cdn$150 per share. The acquisition, which was accounted for using the purchase method of accounting, was financed with $215.9 million of borrowings under DTA's $600.0 million senior secured credit facilities, and subordinated advances of $141.0, $69.0 and $25.0 million by Galey & Lord, Inc. ("Galey"), ZB Holdings, Inc. ("ZB Holdings") and the Company, respectively. ZB Holdings is a wholly-owned subsidiary of The InterTech Group, Inc., an affiliate of the Company.

On January 29, 1998, DTA acquired all remaining common and preferred shares, at which time Dominion underwent a "winding up". All assets of Dominion were transferred to DTA, all liabilities of Dominion were assumed by DTA and all outstanding common shares and first preferred shares held by DTA were redeemed. Immediately thereafter, pursuant to a purchase agreement dated October 27, 1997, the apparel fabrics business of Dominion was sold to Galey for approximately $464.5 million, including related fees and expenses, and the Company acquired (the "Nonwovens Acquisition") the assets and liabilities of Dominion that comprised the nonwovens and industrial fabrics operations (the "Nonwovens Business") for approximately $351.6 million, including fees and expenses. The Nonwovens Business includes a 50% interest in Argentina-based Dominion Nonwovens Sudamerica S.A. ("DNS"). DNS manufactures and markets nonwovens to hygiene markets in South America. Concurrently, Dominion Textile
(USA) Inc. ("DT USA"), a wholly-owned subsidiary of Dominion, purchased approximately $145.6 million of its $150.0 million outstanding 8.875% Guaranteed Senior Notes due 2003 and, at the same time, purchased approximately $124.5 million of its $125.0 million outstanding 9.25% Guaranteed Senior Notes due 2006. Net assets of the apparel fabrics business of Dominion were classified as assets held for disposition on the Company's consolidated balance sheet at January 3, 1998. Operating results of the apparel fabrics business of Dominion have been excluded from the Company's results of operations for the three months ended April 4, 1998.

In connection with the Nonwovens Acquisition and related transactions, the Company also amended its senior secured credit facility to provide for $125.0 million in term loans. The Company used borrowings under the credit facility, as amended, to finance the purchase of the Nonwovens Business, in part by retiring amounts outstanding under the DTA $600.0 million credit facility and repaying the subordinated advance made by ZB Holdings.

On March 5, 1998, the Company issued $200.0 million of 8.75% Senior Subordinated Notes due 2008 (the "2008 Notes") to qualified buyers pursuant to Rule 144A under the Securities Act (the "March 1998 Offering"). Proceeds from the sale of the 2008 Notes were used, in part, to finance the Oriented Polymer Acquisition (as defined below) and to repay existing revolving obligations.

On March 16, 1998, the Company completed the acquisition (the "Oriented Polymer Acquisition") of a leading North American manufacturer of polypropylene-based commercial twine and polyethylene-based specialty knitted products for approximately $47.0 million in a transaction accounted for by the purchase method of accounting. Supplemental pro forma information for the Oriented Polymer Acquisition is not presented because the acquisition was not material to the consolidated results of operations.

                              POLYMER GROUP, INC.

NOTE 5. SELECTED FINANCIAL DATA OF GUARANTORS

Payment of the 2007 Notes and 2008 Notes is guaranteed jointly and severally on a senior subordinated basis by certain of the Company's subsidiaries. Management has determined that separate complete financial statements of the guarantors are not material to users of the financial statements. The following sets forth selected financial data of the guarantor and non-guarantor subsidiaries (in thousands):

         CONDENSED CONSOLIDATING SELECTED BALANCE SHEET FINANCIAL DATA
                              AS OF APRIL 4, 1998

                           COMBINED     COMBINED
                          GUARANTOR   NON-GUARANTOR    THE      RECLASSIFICATIONS
                         SUBSIDIARIES SUBSIDIARIES   COMPANY    AND ELIMINATIONS  CONSOLIDATED
                         ------------ ------------- ----------  ----------------- ------------
Working capital.........  $   91,662   $  104,588   $   (9,050)    $        63     $  187,263
Total assets............   1,983,879      985,657    1,409,259      (3,106,889)     1,271,906
Total debt..............   1,237,332      779,475    1,187,730      (2,352,274)       852,263
Shareholders' equity....     621,547      133,030      192,209        (754,577)       192,209

         CONDENSED CONSOLIDATING SELECTED BALANCE SHEET FINANCIAL DATA
                             AS OF JANUARY 3, 1998

                           COMBINED     COMBINED
                          GUARANTOR   NON-GUARANTOR    THE      RECLASSIFICATIONS
                         SUBSIDIARIES SUBSIDIARIES   COMPANY    AND ELIMINATIONS  CONSOLIDATED
                         ------------ ------------- ----------  ----------------- ------------
Working capital.........  $   68,859   $  137,167   $    3,100     $    10,899     $  220,025
Total assets............   1,164,642    1,141,546      950,260      (1,628,695)     1,627,753
Total debt..............       2,050      342,320      425,767         (25,001)       745,136
Shareholders' equity....     586,079       82,720      199,090        (668,799)       199,090

                              POLYMER GROUP, INC.

NOTE 5. SELECTED FINANCIAL DATA OF GUARANTORS--(CONTINUED)

    CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS SELECTED FINANCIAL DATA
                   FOR THE THREE MONTHS ENDED APRIL 4, 1998

                            COMBINED     COMBINED             RECLASSIFICA-
                           GUARANTOR   NON-GUARANTOR   THE      TIONS AND
                          SUBSIDIARIES SUBSIDIARIES  COMPANY  ELIMINATIONS  CONSOLIDATED
                          ------------ ------------- -------  ------------- ------------
Net sales...............    $119,933      $77,010    $    59     $(3,666)     $193,336
Operating income........      12,353        6,491      1,409         --         20,253
Income (loss) before
 income taxes and
 extraordinary item.....       4,686        3,314     (4,403)        --          3,597
Income taxes (benefit)..          93        1,328       (119)        --          1,302
Income (loss) before
 extraordinary item.....       4,593        1,986     (4,284)        --          2,295
Extraordinary item......         --        (2,728)       --          --         (2,728)
Equity in earnings
 (loss) of subsidiaries.         --           --       3,851      (3,851)          --
Net income (loss).......       4,593         (742)      (433)     (3,851)         (433)

    CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS SELECTED FINANCIAL DATA
                   FOR THE THREE MONTHS ENDED MARCH 29, 1997

                            COMBINED     COMBINED             RECLASSIFICA-
                           GUARANTOR   NON-GUARANTOR   THE      TIONS AND
                          SUBSIDIARIES SUBSIDIARIES  COMPANY  ELIMINATIONS  CONSOLIDATED
                          ------------ ------------- -------  ------------- ------------
Net sales...............     $82,007      $48,762    $   --     $ (1,822)     $128,947
Operating income........       5,163        7,343      1,423         --         13,929
Income (loss) before
 income taxes and
 extraordinary item.....       3,969        6,567     (3,121)        --          7,415
Income taxes (benefit)..        (298)         502      2,249         --          2,453
Income (loss) before
 extraordinary item.....       4,267        6,065     (5,370)        --          4,962
Extraordinary item......         --           --         --          --            --
Equity in earnings of
 subsidiaries...........         --           --      10,332     (10,332)          --
Net income..............       4,267        6,065      4,962     (10,332)        4,962

NOTE 6. OTHER

In 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income" ("FAS 130") which is effective for fiscal years beginning after December 15, 1997. FAS 130 establishes new rules for the reporting and display of comprehensive income and its components. FAS 130 requires unrealized gains or losses on the Company's available-for-sale securities and the foreign currency translation adjustments, which prior to adoption were reported separately in shareholders' equity, to be included in other comprehensive income. The Company's comprehensive loss approximated $6.9 million and $2.7 million for the three months ended April 4, 1998 and March 29, 1997, respectively.

                              POLYMER GROUP, INC.

NOTE 6. OTHER (CONTINUED)

In 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("FAS 131") which is effective for years beginning after December 15, 1997. FAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. FAS 131 does not require interim disclosures during the initial year of application; however, the segment information must be reported for comparative purposes in interim financial statements in the second year of application. The Company has adopted FAS 131 and will defer reporting segment information in the interim financial statements until the second year of application.

                         INDEPENDENT AUDITORS' REPORT

To Boards of Directors and stockholders of:
 Galey & Lord, Inc. and
 Polymer Group, Inc.

  We have audited the accompanying combined balance sheets of the Nonwovens Business of Dominion Textile Inc. (the "Business") as of June 30, 1996 and 1997, and the related combined statements of income and deficit and cash flows for the years ended June 30, 1995, 1996 and 1997. These financial statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, based on our audits, such combined financial statements present fairly, in all material respects, the combined financial position of the Business as of June 30, 1996 and 1997, and the combined results of its operations and its cash flows for the years ended June 30, 1995, 1996 and 1997, in conformity with accounting principles generally accepted in the United States of America.

  The accompanying combined financial statements have been prepared from the separate records maintained by the Business and may not necessarily be indicative of the conditions that would have existed or of the results of operations if the Business had been operated as a separate entity for all periods presented. Portions of certain income, expenses, assets and liabilities represent allocations made from Dominion Textile Inc.'s headquarters, as explained in the basis of presentation.

                                          Deloitte & Touche
                                          Chartered Accountants

January 29, 1998

                               NONWOVENS BUSINESS

                            COMBINED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                            JUNE 30,  JUNE 30,
                                                              1997      1996
                                                            --------  --------
                          ASSETS
                          ------
Current assets
  Cash and cash equivalents................................ $ 11,690  $  2,644
  Accounts receivable, net of allowance for doubtful
   accounts of $471 (1996--$593)...........................   33,484    35,366
  Other receivables........................................    6,043     3,335
  Inventories (Note 4).....................................   25,753    25,507
  Other current assets.....................................    1,448     3,918
                                                            --------  --------
                                                              78,418    70,770
Investment in Dominion Nonwovens Sudamericana S.A. (Note
 5)........................................................    9,481       --
Property, plant and equipment, net (Note 6)................  121,737   117,689
Intangible assets, net (Note 7)............................   19,042    20,116
Other assets (Note 8)......................................    3,903     4,609
                                                            --------  --------
    Total assets........................................... $232,581  $213,184
                                                            ========  ========
           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------
Current liabilities
  Short-term borrowings.................................... $    --   $  6,277
  Accounts payable.........................................   14,054    15,090
  Interest payable.........................................    1,844     1,712
  Income taxes payable.....................................      363        78
  Payroll, related taxes and other employee related liabil-
   ities...................................................    4,571     4,445
  Other accrued liabilities................................   10,061     2,136
  Long-term debt due within one year (Note 9)..............      923       986
                                                            --------  --------
                                                              31,816    30,724
Long-term debt (Note 9)....................................   83,227    94,479
Deferred income taxes (Note 3).............................   18,209    17,660
Other non-current liabilities..............................    7,489     5,555
                                                            --------  --------
    Total liabilities......................................  140,741   148,418
                                                            --------  --------
Stockholders' equity
  Additional paid-in capital...............................   99,141    79,362
  Deficit..................................................   (3,789)  (16,164)
  Cumulative translation adjustment (Note 11)..............   (3,512)    1,568
                                                            --------  --------
    Total stockholders' equity.............................   91,840    64,766
                                                            --------  --------
    Total liabilities and stockholders' equity............. $232,581  $213,184
                                                            ========  ========

                 See notes to the combined financial statements

                               NONWOVENS BUSINESS

                   COMBINED STATEMENTS OF INCOME AND DEFICIT

                                 (IN THOUSANDS)

                                                  FOR THE FISCAL YEARS ENDED
                                                           JUNE 30,
                                                  ----------------------------
                                                    1997      1996      1995
                                                  --------  --------  --------
Sales............................................ $202,133  $188,890  $168,394
Cost of goods sold...............................  150,099   152,126   138,937
Restructuring charge (Note 1)....................      894       --        --
                                                  --------  --------  --------
Gross profit.....................................   51,140    36,764    29,457
                                                  --------  --------  --------
Selling expenses.................................    9,030     9,744     8,903
Administrative expenses..........................   14,692    12,917    13,615
Goodwill amortization............................      736       745       678
                                                  --------  --------  --------
                                                    24,458    23,406    23,196
                                                  --------  --------  --------
Operating income.................................   26,682    13,358     6,261
Interest expense, net............................   (7,549)   (7,207)   (9,914)
Other income, net (Note 2).......................      102       130       777
                                                  --------  --------  --------
Income (loss) before provision for (recovery of)
 income taxes....................................   19,235     6,281    (2,876)
Provision for (recovery of) income taxes (Note
 3)..............................................    6,860     1,099    (1,230)
                                                  --------  --------  --------
Net income (loss) before extraordinary loss......   12,375     5,182    (1,646)
Extraordinary loss on early extinguishment of
 debt............................................      --     (1,017)      --
                                                  --------  --------  --------
Net income (loss)................................   12,375     4,165    (1,646)
                                                  --------  --------  --------
Deficit, at beginning............................  (16,164)  (20,329)  (18,683)
                                                  --------  --------  --------
Deficit, at end.................................. $ (3,789) $(16,164) $(20,329)
                                                  ========  ========  ========



                 See notes to the combined financial statements

                               NONWOVENS BUSINESS

                       COMBINED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                  FOR THE FISCAL YEARS ENDED
                                                           JUNE 30,
                                                  ----------------------------
                                                    1997      1996      1995
                                                  --------  --------  --------
Operating activities
  Net income (loss).............................. $ 12,375  $  4,165  $ (1,646)
  Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
    Extraordinary loss on early extinguishment of
     debt........................................      --      1,017       --
    Depreciation and amortization................   14,717    13,080    12,550
    Deferred income taxes........................      550     4,506      (137)
    Loss (gain) on disposal of property, plant
     and equipment...............................      307       (61)     (188)
  Changes in assets and liabilities
    Receivables, net.............................     (903)   (2,462)   (5,439)
    Inventories..................................     (435)    4,513    (4,795)
    Other current assets.........................    2,356    (1,167)     (257)
    Other assets.................................      697     1,891      (203)
    Current liabilities..........................    7,431   (10,308)    5,822
    Other liabilities............................    1,933       574       915
  Other, net.....................................   (2,179)   (3,263)    1,865
                                                  --------  --------  --------
      Net cash provided by operating activities..   36,849    12,485     8,487
Investing activities
  Capital expenditures...........................  (21,856)  (21,819)  (22,273)
  Proceeds from sale of property, plant and
   equipment.....................................      (64)      471     1,940
  Investment in Dominion Nonwovens Sudamericana
   S.A...........................................   (9,481)      --        --
  Other, net.....................................    2,001     2,070    (5,598)
                                                  --------  --------  --------
      Net cash used in investing activities......  (29,400)  (19,278)  (25,931)
Financing activities
  Repayment of short-term borrowings.............  (12,159)   (3,503)   (7,312)
  Repayment of long-term debt....................  (11,314)  (82,396)  (48,417)
  Issue of short-term borrowings.................    5,882       637     1,551
  Issue of long-term debt........................      --     88,572    35,656
  Changes in additional paid-in capital..........   19,779      (910)   34,477
                                                  --------  --------  --------
      Net cash provided by financing activities..    2,188     2,400    15,955
Effect of changes in exchange rates on cash and
 cash equivalents................................     (592)      (54)    1,825
                                                  --------  --------  --------
      Net increase (decrease) in cash and cash
       equivalents...............................    9,045    (4,447)      336
      Cash and cash equivalents, beginning of
       year......................................    2,644     7,091     6,755
                                                  --------  --------  --------
      Cash and cash equivalents, end of year..... $ 11,689  $  2,644  $  7,091
                                                  ========  ========  ========
Supplemental disclosure of cash flow information
 Net cash paid (received) during the year for:
  Interest....................................... $  6,771  $  6,784  $ 10,012
  Income taxes...................................    6,025      (128)     (923)

                 See notes to the combined financial statements

                              NONWOVENS BUSINESS

                             BASIS OF PRESENTATION

                   YEARS ENDED JUNE 30, 1997, 1996 AND 1995

GENERAL

  The consolidated financial statements of Dominion Textile Inc. (the "Corporation"), a Canadian company, have been issued to stockholders.

  All dollar amounts in the combined financial statements are stated in US dollars.

  The combined financial statements of the Nonwovens Business of Dominion Textile Inc. (the "Business") include the operations of Poly-Bond Inc., Nordlys S.A., Dominion Nonwovens Sudamericana S.A. and of Dominion Industrial Fabrics Company, which were operated as subsidiaries or divisions of Dominion Textile Inc. On December 19, 1997, pursuant to a takeover offer, DT Acquisition Inc., an affiliate of Polymer Group, Inc. ("PGI") acquired all shares tendered which approximated 98% of the outstanding common stock of the Corporation. In connection with the change of control, PGI entered into a preliminary agreement with Galey & Lord, Inc., to sell it certain operations. In contemplation of the change in control and the subsequent sale of certain operations, the operations and the net assets of the Corporation have been essentially divided into two groups: the Apparel Fabrics Business and the Nonwovens Business.

  The combined financial statements have been prepared using the Corporation's historical basis in the assets and liabilities and historical results of operations related to the Business. Changes in additional paid-in capital represent the Corporation's contribution of its net operating investment plus net cash transfers to or from the Corporation. The combined financial statements reflect the results of operations, financial position and cash flows of the Business as if it had operated as a separate entity for all periods presented and may not be indicative of actual results of operations and financial position of the Business under different ownership.

  Additionally, the combined financial statements include allocations of certain corporate headquarters assets, liabilities (excluding deferred income taxes), and net expenses. All significant intergroup transactions and balances have been eliminated.

ALLOCATIONS

  The liabilities of the Business include outstanding direct third-party indebtedness and the amount of debt based on the ratio of the Business' average net operating investment to the aggregate net operating investment of the two groups. Interest expense shown in the combined financial statements reflects the interest expense associated with the aggregate borrowings for each period presented principally based on a blend of the Corporation's long-term weighted average interest rates for the applicable period.

  General corporate overhead related to the Corporation's headquarters has been allocated to the Business based on the ratio of the Business' sales to the aggregate sales of the Corporation. The costs of these services charged to the Business are not necessarily indicative of the costs that would have been incurred if the Business had performed these functions as a stand-alone entity. Additionally, income taxes on allocated general corporate overhead are calculated using the Corporation's statutory rate.

  Management believes that the basis of allocation is reasonable.

                              NONWOVENS BUSINESS

  The following table illustrates the results of applying the allocation method described above on various financial statement items:

                                                       FOR THE YEARS ENDED
                                                            JUNE 30,
                                                     -------------------------
                                                      1997     1996     1995
                                                     -------  -------  -------
                                                         (IN THOUSANDS)
      Net impact on gross profit.................... $(1,143) $  (305) $  (166)
      General corporate overhead, net...............  (1,923)  (2,421)  (6,170)
      Recovery of income taxes......................     805    1,087    2,039
      Extraordinary loss on early extinguishment of
       debt.........................................     --    (1,017)     --
                                                     -------  -------  -------
                                                     $(2,261) $(2,656) $(4,297)
                                                     =======  =======  =======
                                                     AS OF JUNE 30,
                                                     ----------------
                                                      1997     1996
                                                     -------  -------
                                                     (IN THOUSANDS)
      Net assets excluding long-term debt........... $ 4,732  $   118
      Long-term debt................................  77,950   87,424
      Cumulative translation adjustment.............  (1,408)    (167)

                              NONWOVENS BUSINESS

                        SIGNIFICANT ACCOUNTING POLICIES

                   YEARS ENDED JUNE 30, 1997, 1996 AND 1995

  The combined financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates. The most significant accounting policies are as follows:

  The combined financial statements include the accounts of Poly-Bond Inc., Nordlys S.A., Dominion Nonwovens Sudamericana S.A. and of Dominion Industrial Fabrics Company, plus certain allocations from the corporate headquarters as explained in the basis of presentation. All significant intercompany transactions are eliminated.

  The business acquisitions are accounted for using the purchase method. The assets and liabilities of the acquired entities are adjusted to appropriate carrying values.

NATURE OF OPERATIONS

  The Business produces nonwoven fabrics used in hygiene, medical and industrial markets. The Business also supplies custom designed technical fabrics for inherently flame resistant protective wear, cloth coated abrasives and a variety of other industrial applications.

FISCAL YEAR

  The Business' fiscal year is the 52- or 53-week ending on the last Saturday in June. Fiscal 1995 includes operations for a 52-week period, whereas fiscal 1996 includes operations for a 53-week period and fiscal 1997 includes operations for a 52-week period.

TRANSLATION OF FOREIGN CURRENCIES

  Unrealized translation gains and losses on assets and liabilities denominated in foreign currencies are reflected in income of the period. Unrealized translation gains or losses on debt designated as a hedge of foreign self-sustaining operations are included in the cumulative translation adjustment in stockholders' equity.

  The assets and liabilities of foreign operations, all of which are self-sustaining, are translated at exchange rates in effect at the balance sheet dates. Revenue and expense items are translated at average exchange rates prevailing during the period. The resulting gains and losses are accumulated in the cumulative translation adjustment in stockholders' equity.

FINANCIAL INSTRUMENTS

  The Business enters into a variety of financial instruments to manage its exposure to foreign currency rates. These instruments are used for hedging purposes and are employed in connection with an underlying asset, liability, firm commitment or anticipated transaction.

                              NONWOVENS BUSINESS

  Gains and losses on hedges of existing assets and liabilities are included in the carrying amounts of those assets and liabilities and are ultimately recognized in income as part of those carrying amounts. Gains and losses related to qualifying hedges of firm commitments or anticipated transactions are also deferred and recognized in income or as adjustments of carrying amounts when the hedged transaction occurs. Gains and losses on financial instruments that do not qualify as hedges for accounting purposes are recognized in income.

CASH EQUIVALENTS

  Cash equivalents include all highly liquid short-term instruments purchased with a maturity of three months or less.

INVENTORY VALUATION

  Inventories are valued at the lower of cost (determined substantially on the first-in, first-out method) and net realizable value or replacement value for certain supplies. The cost of work in process and finished goods includes raw materials, direct labor and certain manufacturing overhead expenses. Adequate provision is made for slow moving and obsolete inventories.

DEPRECIATION AND AMORTIZATION

  Property, plant and equipment are stated at historical cost. Depreciation is provided on a straight-line basis at varying rates which allocate the cost of the assets over their estimated economic lives. Buildings are amortized primarily over 25 years and machinery and equipment over 3 to 15 years.

  Goodwill which represents, at the acquisition date, the excess of cost over the fair value of companies acquired, is amortized on a straight-line basis over a maximum of 40 years. The Business evaluates the carrying value of goodwill for potential permanent impairment on an ongoing basis. In order to determine if such a permanent impairment exists, the Business' management considers each business unit's financial condition and expected future cash flows, using projected financial performance. A permanent impairment in the value of goodwill is written off against income in the year such impairment is recognized.

  Other intangible assets are amortized over their respective estimated useful lives for periods ranging from 4 to 25 years. Deferred refinancing costs are amortized over the term of the related debt.

ADOPTION OF NEW ACCOUNTING STANDARD

  During 1997, the Business adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." SFAS 121 establishes accounting standards for recording the impairment of long-lived assets, certain identifiable intangibles, goodwill and assets to be disposed of. The management determined that no impairment loss was needed to be recognized for applicable assets of its operations. Such determination does not envisage the change of control described in the basis of presentation.

                              NONWOVENS BUSINESS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS

                   YEARS ENDED JUNE 30, 1997, 1996 AND 1995

1. RESTRUCTURING CHARGE

  In the fourth quarter of 1997, the Business recorded a $0.9 million provision for its share in a company-wide cost reduction program. This charge provided for severance payments and rationalization costs in the general and administrative areas to be implemented in 1998.

2. OTHER INCOME, NET

                                                              FOR THE YEARS
                                                              ENDED JUNE 30,
                                                             ------------------
                                                             1997   1996   1995
                                                             -----  -----  ----
                                                              (IN THOUSANDS)
      Gain (loss) on disposal of property, plant and
       equipment............................................ $(307) $  61  $188
      Business' share in gain realized upon termination of
       pension plan.........................................   926    739   --
      Other items, net......................................  (517)  (670)  589
                                                             -----  -----  ----
                                                             $ 102  $ 130  $777
                                                             =====  =====  ====

3. INCOME TAXES

  The Business follows Statement of Financial Accounting Standards No. 109 in accounting for income taxes.

  Dominion Textile Inc., as a Canadian company, is subject to Canadian tax legislation. The combined income taxes differ from the income taxes calculated using the Canadian statutory rates for the following reasons:

                                                       1997     1996    1995
                                                      -------  ------  -------
                                                          (IN THOUSANDS)
      Income (loss) before income taxes.............. $19,235  $6,281  $(2,876)
      Statutory income tax rates in Canada...........   38.83%  38.95%   38.80%
      Income taxes based on combined basic Canadian
       federal and provincial rates.................. $ 7,469  $2,446  $(1,116)
      Increase (decrease) in income taxes resulting
       from:
        Nondeductible items..........................     200     172      --
        Revenue not currently taxable................    (476) (1,100)    (277)
        Utilization of tax benefits carried forward..    (140) (1,103)    (327)
        Other........................................    (193)    684      490
                                                      -------  ------  -------
                                                      $ 6,860  $1,099  $(1,230)
                                                      =======  ======  =======
      Income taxes (recovery)
        Current...................................... $ 6,676  $  474  $  (778)
        Deferred.....................................     184     625     (452)
                                                      -------  ------  -------
          Total income taxes......................... $ 6,860  $1,099  $(1,230)
                                                      =======  ======  =======

                              NONWOVENS BUSINESS

  At June 30, 1997 and 1996, the deferred tax assets (included in other current assets) and the deferred tax liability are as follows:

                                                                1997     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
      Deferred tax assets
        Accounts receivable................................... $    (7) $    28
        Non-deductible items..................................     890      441
                                                               -------  -------
                                                               $   883  $   469
                                                               =======  =======
      Deferred tax liability
        Property, plant and equipment......................... $18,209  $17,660

  The Internal Revenue Service is examining the income tax returns of Dominion Textile (USA) Inc., a company under common control, for the years 1987 through 1989. Management is of the opinion that it has adequately provided for any additional income taxes that may be assessed as a result of this examination.

  Foreign tax credits would offset the amount of undistributed income of international subsidiaries which would be subject to additional income taxes if distributed.

4. INVENTORIES

                                                                 1997    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
Finished goods................................................. $10,557 $12,722
Work in process, including greige fabric for further
 processing....................................................   5,499   5,932
Raw materials and supplies.....................................   9,697   6,853
                                                                ------- -------
                                                                $25,753 $25,507
                                                                ======= =======

5. INVESTMENT IN DOMINION NONWOVENS SUDAMERICANA S.A.

  During the year, the Business invested $9.5 million, including related costs, for a 50% interest in a newly formed company located in Argentina, Dominion Nonwovens Sudamericana S.A. (DNS). DNS will manufacture and market nonwovens to hygiene markets in South America. Commercial operations have started in November 1997.

6. PROPERTY, PLANT AND EQUIPMENT, NET

                                                               1997      1996
                                                             --------  --------
                                                              (IN THOUSANDS)
Land........................................................ $    264  $    329
Buildings and leasehold improvements........................   28,881    30,519
Less: Accumulated depreciation..............................   (9,037)   (9,200)
                                                             --------  --------
                                                               20,108    21,648
                                                             --------  --------
Machinery and equipment.....................................  174,986   161,608
Less: Accumulated depreciation..............................  (73,357)  (65,567)
                                                             --------  --------
                                                              101,629    96,041
                                                             --------  --------
                                                             $121,737  $117,689
                                                             ========  ========

                              NONWOVENS BUSINESS

  Depreciation and amortization of property, plant and equipment amounts to $13,982, $12,336 and $11,871 in 1997, 1996 and 1995, respectively.

7. INTANGIBLE ASSETS, NET

                                                                1997     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
Goodwill...................................................... $24,410  $24,743
Other.........................................................   2,987    3,033
                                                               -------  -------
                                                                27,397   27,776
Less: Accumulated amortization................................  (8,355)  (7,660)
                                                               -------  -------
                                                               $19,042  $20,116
                                                               =======  =======

  Total intangible asset amortization charged to income amounts to $735, $744 and $679, in 1997, 1996 and 1995, respectively.

8. OTHER ASSETS

                                                                   1997   1996
                                                                  ------ ------
                                                                       (IN
                                                                   THOUSANDS)
Deferred refinancing and other costs............................. $3,903 $2,363
Note receivable (a)..............................................    --   2,246
                                                                  ------ ------
                                                                  $3,903 $4,609
                                                                  ====== ======

--------
(a) The $10.0 million note received on the sale of Wayn-Tex Inc., a former subsidiary of the Corporation, and due in August 1999, was prepaid subsequent to year-end and accordingly has been reclassified in other current receivables at June 30, 1997. The Business was allocated a portion of the note based on the allocation method explained in the basis of presentation. The interest rate on the note was 11.75%.

9. LONG-TERM DEBT

  The Business' long-term debt is as follows:

                                                               1997     1996
                                                              -------  -------
                                                              (IN THOUSANDS)
      Secured
        Capital lease (a).................................... $ 5,433  $ 6,760
      Unsecured
        Business' share in general corporate long-term debt
         (b).................................................  77,950   87,424
        Other................................................     767    1,281
                                                              -------  -------
                                                               84,150   95,465
      Long-term debt due within one year.....................    (923)    (986)
                                                              -------  -------
                                                              $83,227  $94,479
                                                              =======  =======

--------
(a) The capital lease is payable in French francs and is due through July 15, 2004 and bears interest based on governmental debt average rates.

                              NONWOVENS BUSINESS

(b) As of June 30, 1997 and 1996, the general corporate long-term debt is as follows:

                                                               1997     1996
                                                             -------- --------
                                                              (IN THOUSANDS)
   Unsecured and Guaranteed Senior Notes, Due November 2003
    (i)....................................................  $150,000 $150,000
   Unsecured and Guaranteed Senior Notes, Due April 2006
    (ii)...................................................   125,000  125,000
   Unsecured Revolving Credit Facility.....................       --    57,000
   Other...................................................       --       686
                                                             -------- --------
                                                              275,000  332,686
   Long-term debt due within one year......................       --       (56)
                                                             -------- --------
                                                             $275,000 $332,630
                                                             ======== ========

--------
  (i) These notes were issued by Dominion Textile (USA) Inc. and are unconditionally guaranteed by the Corporation.
  (ii) In 1996, the Corporation completed a refinancing plan which included the issue by Dominion Textile (USA) Inc. of $125 million of Guaranteed Senior Notes and the concurrent arrangement of the Revolving Credit Facility. Proceeds of the senior notes and from certain simultaneous borrowings under the Revolving Credit Facility were used to prepay secured loans outstanding (including prepayment premiums and accrued interest).
    The Revolving Credit Facility of $100 million will mature on April 1, 2001 and bears interest at a floating rate equal to, at the borrower's option (i) the higher of the prime rate or Federal Funds Rate plus
    0.5%; or (ii) Libor plus a margin which is subject to change within a range of 0.5% and 2.0% depending on the consolidated debt to cash flow ratio of the Corporation. Interest payment dates vary in accordance with the maturity period selected for each borrowing made under the facility. The facility also provides for availability of letters of credit.
    The credit facilities governing the long-term indebtedness of the Corporation contain covenants which include, among others, covenants restricting certain investments, capital expenditures, other indebtedness, disposition of assets, mergers and acquisitions, liens and encumbrances, and also set out certain financial covenants. These financial covenants include, among others, requirements for the Corporation to maintain various consolidated financial ratios and net worth levels in excess of predefined levels.
    In addition, the change of control, discussed in the basis of presentation, will cause Dominion Textile (USA) Inc. to offer, within 30 days after the change of control, to repurchase all outstanding senior notes at a predefined price.
    As of June 30, 1997, letters of credit aggregating $4.3 million were issued, representing contingent liabilities of the Corporation under the Revolving Credit Facility and $95.7 million was unutilized and available.
(c) The payments required on the long-term debt are as follows:

                                                                       BUSINESS'
                                                           CORPORATION   SHARE
                                                           ----------- ---------
                                                              (IN THOUSANDS)
   1998...................................................  $    --     $   923
   1999...................................................       --         827
   2000...................................................       --         721
   2001...................................................       --         787
   2002...................................................       --         860
   2003 and subsequent years..............................   275,000     80,032
                                                            --------    -------
                                                            $275,000    $84,150
                                                            ========    =======

                              NONWOVENS BUSINESS

(d) Interest expense related to long-term debt totaled $8.4 million, $6.9 million and $7.7 million, in 1997, 1996 and 1995, respectively.
(e) The following table presents the interest rates as of June 30, 1997:

             Canadian prime rate................ 4.75%
             US prime rate...................... 8.50%
             Federal Funds rate................. 5.63%
             Libor--3-month period.............. 5.81%

(f) As of June 30, 1997, the Business maintained other available bank lines of credit for general corporate purposes, at the bank's prime rate of interest or equivalents, to meet normal operating requirements.

10. FINANCIAL INSTRUMENTS

 Risk management

  The Business operates internationally and is exposed to market risks from changes in foreign exchange rates.

 Foreign currency hedging

  During the period, the Business used forward contracts to hedge certain operating and capital cash flows. As of June 30, 1997, $20.9 million notional amount of forward exchange contracts were outstanding.

 Interest rates

  Substantially all long-term debt is issued at fixed interest rates.

 Fair values

  Fair values approximate amounts at which financial instruments could be exchanged between willing parties, based on current markets for instruments of the same risk, principal and remaining maturities. Fair values are based on estimates using present value and other valuation techniques which are significantly affected by the assumptions used concerning the amount and timing of future cash flows and discount rates which reflect varying degrees of risk.

  Therefore, due to the use of subjective judgment and uncertainties, the aggregate fair value amount should not be interpreted as being realizable in an immediate settlement of the instruments.

  As of June 30, 1997 and 1996 the carrying value of all financial instruments approximates fair value with the following exceptions:

                                         1997                      1996
                               ------------------------- -------------------------
                               CARRYING VALUE FAIR VALUE CARRYING VALUE FAIR VALUE
                               -------------- ---------- -------------- ----------
                                                 (IN THOUSANDS)
      Long-term debt..........    $84,150      $86,380      $95,470      $92,386
      Forward exchange
       contract position......        --        (1,172)         --           --

                              NONWOVENS BUSINESS

 Credit risk

  The Business is exposed to credit-related losses in the event of non-performance by counterparties to financial instruments, but it does not expect any counterparties to fail to meet their obligations, given their high credit ratings. Where appropriate, the Business obtains collateral in the form of rights to securities or arranges master netting agreements. The credit exposure of the financial instruments is represented by the fair value of contracts with a positive fair value at the reporting date, reduced by the effects of master netting agreements.

  The Business is exposed to credit risk from customers. However, the Business has a large number of diverse customers which minimizes the concentration of this risk. Sales to one customer represented 11% in 1995 and sales to two customers represented 18% and 33% in 1996 and 1997, respectively, of the Business' combined sales.

 Guarantees

  As of June 30, 1997, the Corporation had outstanding guarantees of $4.3 million (1996 - nil) representing financial guarantees issued in the normal course of business.

11. CUMULATIVE TRANSLATION ADJUSTMENT

  The changes in the cumulative translation adjustment are as follows:

                                                                1997     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
      Balance at beginning.................................... $ 1,568  $ 3,732
      Changes during the year.................................  (5,080)  (2,164)
                                                               -------  -------
      Balance at end.......................................... $(3,512) $ 1,568
                                                               =======  =======

12. EMPLOYEE BENEFITS

 Defined benefit pension plans

  The Corporation maintains defined benefit pension plans that provide for pensions for both hourly and salaried employees based on length of service and rate of pay. The Corporation funding policy is to make contributions to its pension funds based on various actuarial cost methods as permitted by pension regulatory bodies. The companies are responsible to adequately fund the plans. Plan assets at June 30, 1997 and 1996 consisted primarily of listed stocks, mutual funds and bonds. Contributions reflect actuarial assumptions concerning future investment returns, salary projections and future service benefits.

  The cost of pensions is accrued and charged to income over employees' working lives. Pension expense was calculated using a value of assets adjusted to market over periods of up to five years. The weighted average discount rate was 7.75% in 1997, 1996 and 1995, the rate of increase in future compensation levels used in determining the actuarial present value of the accrued pension benefits was 5.0% in 1997 (1996 and 1995 - 5.0% to 6.5%), and the expected long-term rate of return on plan assets was 8.0% in 1997 and 1996.

                              NONWOVENS BUSINESS

  The funded status of the Corporation's defined benefit pension plans as of the most recent valuation dates for June 30, 1997 and 1996, is as follows:

                                          1997                    1996
                                 ----------------------- -----------------------
                                   ASSETS    ACCUMULATED   ASSETS    ACCUMULATED
                                   EXCEED     BENEFITS     EXCEED     BENEFITS
                                 ACCUMULATED   EXCEED    ACCUMULATED   EXCEED
                                  BENEFITS     ASSETS     BENEFITS     ASSETS
                                 ----------- ----------- ----------- -----------
                                                 (IN THOUSANDS)
      Actuarial present value
       of benefit obligation...   $(22,174)   $(30,166)   $(38,794)   $(29,374)
                                  --------    --------    --------    --------
      Accumulated benefit
       obligation..............    (22,331)    (30,846)    (39,116)    (29,905)
                                  --------    --------    --------    --------
      Projected benefit
       obligation for service
       rendered to date........    (23,277)    (33,828)    (39,998)    (31,659)
      Plan assets at fair
       value...................     32,742      26,339      53,957      23,115
                                  --------    --------    --------    --------
      Projected benefit
       obligation less than (in
       excess of) plan assets..      9,465      (7,489)     13,959      (8,544)
      Unrecognized net (gain)
       loss....................     (9,210)        353     (13,200)      1,854
      Additional minimum
       liability recognized....        --       (1,912)       (105)     (2,263)
      Prior service cost not
       yet recognized in net
       periodic pension cost...        370       2,753         413       3,088
      Unrecognized net (asset)
       liability at transition.       (263)      1,719        (596)        425
                                  --------    --------    --------    --------
      Pension asset
       (liability).............   $    362    $ (4,576)   $    471    $ (5,440)
                                  ========    ========    ========    ========

  The Corporation's net pension cost for 1997, 1996 and 1995 includes the following:

                                                    1997     1996      1995
                                                   -------  -------  --------
                                                        (IN THOUSANDS)
      Service cost--benefits earned during the
       year....................................... $ 1,726  $ 1,665  $  2,026
      Interest cost on projected benefit
       obligation.................................   3,183    2,891     8,034
      Actual return on plan assets................  (5,254)  (7,235)  (14,907)
      Settlement loss.............................     466      --        --
      Net amortization and deferral...............   2,752    5,492     7,560
                                                   -------  -------  --------
                                                   $ 2,873  $ 2,813  $  2,713
                                                   =======  =======  ========

 Termination of pension plans

  In 1996, Dominion Textile Inc. terminated the Staff Retirement Income Plan for Employees at Locations in a Province Other Than Quebec (the "Ontario Plan") and proposed to its members to share the surplus equally between the members and the Corporation. The proposal was approved in 1997 by the members and by the Pension Commission of Ontario. A gain of $0.9 million representing the Business' share of the Ontario Plan surplus has been recorded and included under the caption "Other income, net", in the combined statements of income.

                              NONWOVENS BUSINESS

  In 1995, Dominion Textile Inc. terminated the Staff Retirement Income Plan for Employees at Locations in the Province of Quebec (the "Quebec Plan") and proposed to its members to share the surplus equally between the members and the Corporation. The proposal was approved by the members in 1996 and Dominion Textile Inc. received $17.5 million, representing its share of the Quebec Plan surplus. A gain of $0.7 million representing the Business' share of proceeds received in excess of the net pension asset was recorded.

 Capital accumulation plans

  The Business' expense with respect to capital accumulation plans amounted to $0.6 million in 1997, $0.6 million in 1996 and $0.3 million in 1995.

 Other benefits

  In addition to its pension plans, the Corporation provides certain health care and life insurance benefits for a large number of its retired employees in North America who have met the eligibility conditions. The cost of the other benefits is charged to income as expenditures are incurred.

  The following table sets forth the status of the Corporation's plan based on the latest actuarial valuations:

                                                                 1997    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
      Retirees................................................. $ 7,626 $ 9,194
      Fully eligible active plan participants..................   1,772   2,125
      Other active plan participants...........................   4,490   4,439
                                                                ------- -------
                                                                 13,888  15,758
      Unrecognized gain........................................   1,112     518
                                                                ------- -------
      Postretirement obligation................................ $15,000 $16,276
                                                                ======= =======

  The Corporation's net periodic postretirement benefit cost for 1997, 1996 and 1995 consisted of the following components:

                                                         1997    1996    1995
                                                         -----  ------  ------
                                                           (IN THOUSANDS)
      Service cost--benefits earned during the period... $ 414  $  407  $  537
      Interest cost on accumulated postretirement
       benefit obligation...............................   983   1,146   1,526
      Net gain (including $0.7 million in 1997 for
       settlements).....................................  (724)   (112)   (306)
                                                         -----  ------  ------
                                                         $ 673  $1,441  $1,757
                                                         =====  ======  ======

  The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 10%, 14% and 14%, gradually declining to 6% and 5% by 2003 in 1997, 1996 and 1995, respectively, after which it remains constant. A one-percentage-point increase in the assumed health care cost trend rate would increase the accumulated postretirement benefit obligation by approximately 8%, 9%, and 11% and would increase the periodic service and interest costs by approximately 9%, 16% and 17%, during fiscal 1997, 1996 and 1995, respectively. The assumed discount rate used in determining the accumulated postretirement benefit obligation was 7.5% during fiscal 1997, 1996 and 1995.

                              NONWOVENS BUSINESS

 Summary

  The Business' share in the Corporation's employee benefit plans, based on its proportionate number of employees, is as follows:

                                                                 1997 1996 1995
                                                                 ---- ---- ----
                                                                 (IN THOUSANDS)
      Net benefit costs
        Pension plans........................................... $629 $616 $594
        Postretirement benefit other than pensions..............  147  316  385

                                                                    1997   1996
                                                                   ------ ------
                                                                        (IN
                                                                    THOUSANDS)
      Unfunded obligation, net
        Pension plans............................................. $  923 $1,110
        Postretirement benefit other than pensions................  3,285  3,565

13. COMMITMENTS AND CONTINGENT LIABILITIES

 Lease commitments

  As of June 30, 1997, the future minimum payments for building and equipment leases with initial non-cancellable lease terms in excess of one year are as follows:

             1998.............................. $1,267
             1999..............................  1,192
             2000..............................  1,030
             2001..............................    947
             2002..............................    769
             2003 and subsequent years.........     24
                                                ------
                                                $5,229
                                                ======

 Other commitments

  As of June 30, 1997, the Business had outstanding purchase contracts for cotton and other fibers of approximately $8.0 million and commitments for capital expenditures of approximately $33.0 million.

 Environmental matters

  The Business, primarily as a result of its manufacturing operations, is subject to numerous environmental laws and regulations and exposed to liabilities and compliance costs arising from its past and current generation, management and disposition of hazardous substances and wastes. Based on information presently available, management believes that the existing accruals are sufficient to satisfy probable and reasonably estimable environmental liabilities related to known environmental matters.

 Litigation

  In the normal course of operations, the Business becomes involved in various claims and legal proceedings. While the final outcome with respect to claims and legal proceedings pending at June 30, 1997 cannot be predicted with certainty, it is the opinion of management that their resolution will not have an adverse material effect on the Business' combined financial position or results of operations.

                              NONWOVENS BUSINESS

14. SEGMENTED INFORMATION

  The nonwovens arm of the Business produces and markets nonwoven fabrics used in hygiene, medical and industrial markets. The industrial products arm produces woven fabrics for protective apparel and industrial applications.

                                                            INDUSTRIAL
                                                  NONWOVENS  PRODUCTS   TOTAL
                                                  --------- ---------- --------
                                                         (IN THOUSANDS)
      1997
        Sales to customers....................... $144,501   $57,632   $202,133
        Operating income.........................   24,459     2,223     26,682
        Depreciation and amortization............   13,169     1,548     14,717
        Capital expenditures.....................   17,413     4,443     21,856
        Identifiable assets......................  189,136    43,445    232,581
      1996
        Sales to customers....................... $132,151   $56,739   $188,890
        Operating income.........................    9,980     3,378     13,358
        Depreciation and amortization............   11,656     1,424     13,080
        Capital expenditures.....................   19,190     2,629     21,819
        Identifiable assets......................  175,729    37,455    213,184
      1995
        Sales to customers....................... $113,370   $55,024   $168,394
        Operating income.........................    3,842     2,419      6,261
        Depreciation and amortization............   10,964     1,586     12,550
        Capital expenditures.....................   21,299       974     22,273

                              NONWOVENS BUSINESS

                                         UNITED
                                 CANADA  STATES  INTERNATIONAL ELIMINATIONS  TOTAL
                                 ------- ------- ------------- ------------ --------
                                                   (IN THOUSANDS)
      1997
       Sales to customers (a).   $57,736 $76,594    $67,803      $   --     $202,133
       Transfers between
        geographic areas (b)..         8     --         --            (8)        --
                                 ------- -------    -------      -------    --------
                                  57,744  76,594     67,803           (8)    202,133
       Income from operations.       438  23,107      3,137          --       26,682
       Identifiable assets....    33,686 133,128     65,767          --      232,581
      1996
       Sales to customers (a).    56,946  55,307     76,637          --      188,890
       Transfers between
        geographic areas (b)..        40  42,306        --       (42,346)        --
                                 ------- -------    -------      -------    --------
                                  56,986  97,613     76,637      (42,346)    188,890
       Income from operations.     3,206   8,488      1,664          --       13,358
       Identifiable assets....    36,357 118,556     58,271          --      213,184
      1995
       Sales to customers (a).    55,170  37,990     75,234          --      168,394
       Transfers between
        geographic areas (b)..        35  58,599        --       (58,634)        --
                                 ------- -------    -------      -------    --------
                                  55,205  96,589     75,234      (58,634)    168,394
       Income from operations.       648   1,687      3,926          --        6,261

--------
(a) Canadian sales include export sales of $27.9 million (1996--$27.1 million, 1995--$24.7 million) made primarily to the United States.
(b) Transfers between geographic areas are accounted for at prices comparable to open market prices for similar products and services.

                               NONWOVENS BUSINESS

15. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                 FIRST  SECOND    THIRD  FOURTH
                                                QUARTER QUARTER  QUARTER QUARTER
                                                ------- -------  ------- -------
                                                        (IN THOUSANDS)
      1997
        Sales.................................. $44,993 $48,059  $53,787 $55,294
        Gross profit...........................  10,205  11,691   14,686  14,558
        Operating income.......................   4,623   5,447    8,393   8,219
        Net income.............................   1,431   1,137    5,504   4,303
      1996
        Sales..................................  43,236  46,820   45,730  53,104
        Gross profit...........................   7,962   8,306    8,546  11,950
        Operating income.......................   2,250   2,353    2,867   5,888
        Net income (loss)......................      11    (122)   1,805   2,471

                               NONWOVENS BUSINESS

         UNAUDITED CONDENSED COMBINED STATEMENTS OF INCOME AND DEFICIT

                                 (IN THOUSANDS)

                                                               THREE MONTHS
                                                             ENDED SEPTEMBER
                                                                   30,
                                                             -----------------
                                                              1997      1996
                                                             -------  --------
Sales....................................................... $47,510  $ 44,993
Cost of goods sold..........................................  36,146    34,788
                                                             -------  --------
Gross profit................................................  11,364    10,205
                                                             -------  --------
Selling expenses............................................   1,775     2,067
Administrative expenses.....................................   3,542     3,321
Goodwill amortization.......................................     189       194
                                                             -------  --------
                                                               5,506     5,582
                                                             -------  --------
Operating income............................................   5,858     4,623
Interest expense, net.......................................  (1,556)   (1,982)
Other income, net...........................................      25         9
                                                             -------  --------
Income before provision for income taxes....................   4,327     2,650
Provision for income taxes..................................   1,686     1,219
                                                             -------  --------
Net income..................................................   2,641     1,431
Deficit, at beginning.......................................  (3,789)  (16,164)
                                                             -------  --------
Deficit, at end............................................. $(1,148) $(14,733)
                                                             =======  ========




       See notes to the unaudited condensed combined financial statements

                               NONWOVENS BUSINESS

                  UNAUDITED CONDENSED COMBINED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                        SEPTEMBER 30, JUNE 30,
                                                            1997        1997
                                                        ------------- --------
                        ASSETS
                        ------
Current assets
  Cash and cash equivalents............................   $ 15,862    $ 11,690
  Accounts receivable, net of allowance for doubtful
   accounts of $486 ($471 as of June 30, 1997).........     31,349      33,484
  Other receivables....................................      3,479       6,043
  Inventories..........................................     29,166      25,753
  Other current assets.................................      2,178       1,448
                                                          --------    --------
                                                            82,034      78,418
Investment in Dominion Nonwovens Sudamericana S.A......      9,551       9,481
Property, plant and equipment, net.....................    127,484     121,737
Intangible assets, net.................................     18,801      19,042
Other assets...........................................      4,000       3,903
                                                          --------    --------
    Total assets.......................................   $241,870    $232,581
                                                          ========    ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
         ------------------------------------
Current liabilities
  Accounts payable.....................................   $ 14,986    $ 14,054
  Interest payable.....................................      3,316       1,844
  Income taxes payable.................................        886         363
  Payroll, related taxes and other employee related
   liabilities.........................................      2,837       4,571
  Other accrued liabilities............................     12,307      10,061
  Long-term debt due within one year...................        936         923
                                                          --------    --------
                                                            35,268      31,816
Long-term debt.........................................     87,603      83,227
Deferred income taxes..................................     18,319      18,209
Other non current liabilities..........................      7,302       7,489
                                                          --------    --------
    Total liabilities..................................    148,492     140,741
                                                          --------    --------
Stockholders' equity
  Additional paid-in capital...........................     97,848      99,141
  Deficit..............................................     (1,148)     (3,789)
  Cumulative translation adjustment....................     (3,322)     (3,512)
                                                          --------    --------
    Total stockholders' equity.........................     93,378      91,840
                                                          --------    --------
    Total liabilities and stockholders' equity.........   $241,870    $232,581
                                                          ========    ========

       See notes to the unaudited condensed combined financial statements

                               NONWOVENS BUSINESS

             UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               THREE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,
                                                             -----------------
                                                               1997     1996
                                                             --------  -------
Operating activities
  Net income................................................ $  2,641  $ 1,431
  Adjustments to reconcile net income to net cash provided
   by operating activities
    Depreciation and amortization...........................    4,021    3,776
    Deferred income taxes...................................      110   (1,686)
    Loss on disposal of property, plant and equipment.......        5      --
  Changes in assets and liabilities
    Receivables, net........................................    4,213    5,864
    Inventories.............................................   (3,550)  (2,903)
    Other current assets....................................     (756)     131
    Other assets............................................     (176)    (251)
    Current liabilities.....................................    3,799    3,910
    Other liabilities.......................................      (11)     387
    Other, net..............................................      456     (201)
                                                             --------  -------
      Net cash provided by operating activities.............   10,752   10,458
                                                             --------  -------
Investing activities
  Capital expenditures......................................  (10,333)  (3,441)
  Proceeds from sale of property, plant and equipment.......       16        9
  Investment in Dominion Nonwovens Sudamericana S.A.........      (69)     --
  Other, net................................................      778      284
                                                             --------  -------
      Net cash used in investing activities.................   (9,608)  (3,148)
                                                             --------  -------
Financing activities
  Repayment of short-term borrowings........................      --    (7,286)
  Repayment of long-term debt...............................     (253)  (9,612)
  Issue of short-term borrowings............................      --     1,148
  Issue of long-term debt...................................    4,642   (2,902)
  Additional paid-in capital................................   (1,293)  17,111
                                                             --------  -------
      Net cash (used in) provided by financing activities...    3,096   (1,541)
                                                             --------  -------
Effect of changes in exchange rates on cash and cash
 equivalents................................................      (68)     (83)
                                                             --------  -------
      Net increase in cash and cash equivalents.............    4,172    5,686
      Cash and cash equivalents, beginning of period........   11,690    2,644
                                                             --------  -------
      Cash and cash equivalents, end of period.............. $ 15,862  $ 8,330
                                                             ========  =======
Supplemental disclosure of cash flow information
  Net cash paid (received) during the period for:
    Interest................................................ $    326  $  (161)
    Income taxes............................................     (360)    (181)

See notes to the unaudited condensed combined financial statements

                              NONWOVENS BUSINESS

                             BASIS OF PRESENTATION

         FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER 30, 1997 AND 1996

GENERAL

  The consolidated financial statements of Dominion Textile Inc. (the "Corporation"), a Canadian company, have been issued to stockholders.

  All dollar amounts in the combined financial statements are stated in US dollars.

  The combined financial statements of the Nonwovens Business of Dominion Textile Inc. (the "Business") include the operations of Poly-Bond Inc., Nordlys S.A., Dominion Nonwovens Sudamericana S.A. and of Dominion Industrial Fabrics Company, which were operated as subsidiaries or divisions of Dominion Textile Inc. On December 19, 1997, pursuant to a takeover offer, DT Acquisition Inc., an affiliate of Polymer Group, Inc. ("PGI") acquired all shares tendered which approximated 98% of the outstanding common stock of the Corporation. In connection with the change of control, PGI entered into a preliminary agreement with Galey & Lord, Inc., to sell it certain operations. In contemplation of the change in control and the subsequent sale of certain operations, the operations and the net assets of the Corporation have been essentially divided into two groups: the Apparel Fabrics Business and the Nonwovens Business.

  The combined financial statements have been prepared using the Corporation's historical basis in the assets and liabilities and historical results of operations related to the Business. Changes in additional paid-in capital represent the Corporation's contribution of its net operating investment plus net cash transfers to or from the Corporation. The combined financial statements reflect the results of operations, financial position and cash flows of the Business as if it had operated as a separate entity for all periods presented and may not be indicative of actual results of operations and financial position of the Business under different ownership.

  Additionally, the combined financial statements include allocations of certain corporate headquarters' assets, liabilities (excluding deferred income taxes), and net expenses. All significant intergroup transactions and balances have been eliminated.

ALLOCATIONS

  The liabilities of the Business include outstanding direct third-party indebtedness and the amount of debt based on the ratio of the Business' average net operating investment to the aggregate net operating investment of the two groups. Interest expense shown in the combined financial statements reflects the interest expense associated with the aggregate borrowings for each period presented principally based on a blend of the Corporation's long-term weighted average interest rates for the applicable period.

  General corporate overhead related to the Corporation's headquarters has been allocated to the Business based on the ratio of the Business' sales to the aggregate sales of the Corporation. The costs of these services charged to the Business are not necessarily indicative of the costs that would have been incurred if the Business had performed these functions as a stand-alone entity. Additionally, income taxes on allocated general corporate overhead are calculated using the Corporation's statutory rate.

  Management believes that the basis of allocation is reasonable.

                              NONWOVENS BUSINESS

  The following table illustrates the results of applying the allocation method described above on various financial statement items:

                                                          THREE-MONTHS ENDED
                                                             SEPTEMBER 30,
                                                         ---------------------
                                                             1997       1996
                                                         ------------- -------
                                                            (IN THOUSANDS)
      Net impact on gross profit........................    $  (350)   $   249
      General corporate overhead, net...................       (891)      (780)
      Recovery of income taxes..........................        353        158
                                                            -------    -------
                                                            $  (888)   $  (373)
                                                            =======    =======
                                                                        JUNE
                                                         SEPTEMBER 30,   30,
                                                             1997       1997
                                                         ------------- -------
                                                            (IN THOUSANDS)
      Net assets excluding long-term debt...............    $ 2,901    $ 4,732
      Long-term debt....................................     82,593     77,951
      Cumulative translation adjustment.................       (891)    (1,408)

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 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-
SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

TABLE OF CONTENTS

Summary....................................................................   1
Risk Factors...............................................................  13
Use of Proceeds............................................................  22
Capitalization.............................................................  23
Selected Historical Consolidated Financial Data--The Company...............  24
Selected Historical Consolidated Financial Data--Nonwovens Business........  26
Unaudited Pro Forma Financial Information..................................  28
Recent Transactions........................................................  31
Management's Discussion and Analysis of Financial Condition and Results of
 Operations................................................................  35
Business...................................................................  48
Management.................................................................  66
Certain Relationships and Related Transactions.............................  70
Security Ownership.........................................................  77
Description of Certain Indebtedness........................................  79
Description of the Exchange Notes..........................................  83
Registration Rights........................................................ 115
The Exchange Offer......................................................... 116
Certain Federal Income Tax Consequences.................................... 125
Plan of Distribution....................................................... 125
Legal Matters.............................................................. 126
Experts.................................................................... 126
Index to Financial Statements.............................................. F-1

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PRELIMINARY PROSPECTUS

$200,000,000

POLYMER GROUP, INC.

OFFER TO EXCHANGE ITS
8 3/4% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B FOR ANY AND ALL OUTSTANDING 8 3/4% SENIOR SUBORDINATED NOTES DUE 2008

                                     LOGO



                                 JUNE   , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 The Company, PGI Polymer, FiberTech, FiberGol, Technetics, Chicopee Holdings, Chicopee, Fabrene Corp., Poly-Bond, DT USA and FabPro.

  The Company and each of PGI Polymer, FiberTech, FiberGol, Technetics, Chicopee Holdings, Chicopee, Fabrene Corp., Poly-Bond, DT USA and FabPro (the "Delaware Corporate Guarantors") are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

  The respective certificates of incorporation, as amended, of the Company and each Delaware Corporate Guarantor except DT USA provide that no director of the corporation shall be liable to such corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders. The certificates of incorporation, as amended, of Fabrene Corp. and Poly-Bond exclude from such provision liabilities arising (i) from breach of the director's duty of loyalty to Fabrene Corp. or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) from any transaction from which the director derived an improper personal benefit.

  The respective by-laws of the Company and each Delaware Corporate Guarantor provide that the Company shall indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware, any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of such corporation or other entity, or is or was serving at the request of such corporation as a director, officer or member of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and that such indemnification shall continue as to an indemnitee who has ceased to a be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The by-laws of the Company and each Delaware Corporate Guarantor except Technetics and Fabrene Corp. further provide that any employee or agent of such corporation, or any person serving at the request of the Company or such respective Delaware Corporate Guarantor as an employee or agent of another corporation, partnership, joint venture or other enterprise shall be indemnified in the same manner as a director or officer of such entity.

  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

  The respective by-laws of the Company and each Delaware Corporate Guarantor except Technetics and Fabrene Corp. provide that each such corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of such corporation or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under its by-laws. Technetics and Fabrene Corp. extend such coverage only to officers or directors of such corporations or serving in such capacities at other entities at the request of such corporations.

  All of the directors and officers of the Company and each Delaware Corporate Guarantor are covered by insurance policies maintained and held in effect by either the Company or such corporation against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

 Fabrene L.L.C.

  Fabrene L.L.C. is organized under the Delaware Limited Liability Company Act (the "L.L.C. Act"). Under Section 18-108 of the L.L.C. Act, subject to such standards and restrictions, if any, as are set forth in a limited liability company's agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

  The Limited Liability Company Agreement of Fabrene L.L.C. (the "L.L.C. Agreement") provides that, to the fullest extent permitted by law, Fabrene L.L.C. shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of Fabrene L.L.C., by reason of the fact that such person is or was a member, a director of a member, or an officer of Fabrene L.L.C. or a member, or is or was serving at the request of Fabrene L.L.C. as a director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses (including but not limited to attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Fabrene L.L.C., and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Fabrene L.L.C., and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  The L.L.C. Agreement further provides that such persons shall be indemnified in actions by Fabrene L.L.C. so long as such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Fabrene L.L.C., except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Fabrene L.L.C. unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

 PNA and FNA

  PNA and FNA are incorporated under the laws of the State of North Carolina.
Section 8.51 of the North Carolina Business Corporation Act (the "NCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (i) he conducted himself in good faith, (ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests, and
(iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 8.51 provides that the termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the requisite standard of conduct. Section 8.51 prohibits indemnification of a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, and (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under
Section 8.51 in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

  Section 8.52 of the NCBCA provides that, unless limited by its articles of incorporation, a corporation shall mandatorily indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 8.56 of the NCBCA provides that an officer of the corporation is entitled to mandatory indemnification under Section 8.52 to the same extent as a director, and that the corporation may otherwise indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as to a director. Section 8.57 of the NCBCA provides that, in addition to and separate and apart from the indemnification provided under the NCBCA, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. Section 8.57 also provides that any provision of any articles of incorporation, by-law, contract, or resolution permitted under such section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

  The articles of incorporation, as amended, of PNA provide that a director of the corporation shall not be personally liable for monetary damages for breach of any duty as a director except and only to the extent applicable law restricts such indemnification. The by-laws of PNA provide that any person who at any time serves as a director or officer of PNA, or in such capacity at the request of PNA for any other corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by PNA to the fullest extent permitted by law against
(a) reasonable expenses, including reasonable attorneys' fees, actually incurred by him in connection with any threatened, pending or completed action, suit or proceeding (and any appeal thereof), whether civil, criminal, administrative, investigative or arbitrative, and whether or not brought by or on behalf of PNA, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including, without limitation, an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he may have become liable in any such action, suit or proceeding.

  The by-laws of PNA provide that any person who at any time serves or has served as a director or officer of PNA, or in such capacity at the request of PNA for any other corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by PNA to the fullest extent permitted by law against (a) reasonable expenses, including reasonable attorneys' fees, actually incurred by him in connection with any threatened, pending or completed action, suit or proceeding (and any appeal thereof), whether civil, criminal, administrative, investigative or arbitrative, and whether or not brought by or on behalf of PNA, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including, without limitation, any excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he may have become liable in any such action, suit or proceeding.

  The articles of incorporation, as amended, of FNA provide that no person who is serving or who has served as a director of the corporation shall be personally liable in any action for monetary damages for breach of his or her duty as a director, whether such action is brought by or in the right of the corporation or otherwise. The by-laws of FNA provide that any person who at any time serves or has served as a director or officer of FNA or of any wholly owned subsidiary of FNA, or in such capacity at the request of FNA for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under any employee benefit plan of FNA or of any wholly owned subsidiary thereof (a "Claimant"), shall have the right to be indemnified and held harmless by FNA to the fullest extent from time to time permitted by law against all liabilities and litigation expenses (as hereinafter defined) in the event a claim shall be made or threatened against that person in, or that person is made or threatened to be made a party to, any proceeding, whether or not brought by or on behalf of FNA, including all appeals therefrom, arising out of such service, provided, that such indemnification shall not be effective with respect to (a) that portion of any liabilities or litigation expenses with respect to which the Claimant is entitled to receive payment under any insurance policy or (b) any liabilities or litigation expenses incurred on account of any of the Claimant's activities which were at the time taken known or believed by the Claimant to be clearly in conflict with the best interests of FNA.

  The by-laws of FNA provide that any person who at any time serves or has served as a director or officer of FNA, or of any wholly owned subsidiary of FNA or in such capacity at the request of FNA for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under any employee benefit plan of FNA or of any wholly owned subsidiary thereof (a "Claimant"), shall have the right to be indemnified and held harmless by FNA to the fullest extent from time to time permitted by law against all liabilities and litigation expenses (as hereinafter defined) in the event a claim shall be made or threatened against that person in, or that person is made or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether or not brought by or on behalf of the corporation, including all appeals therefrom (a "proceeding"), arising out of such service, provided, that such indemnification shall not be effective with respect to (a) that portion of any liabilities or litigation expenses with respect to which the Claimant is entitled to receive payment under any insurance policy or (b) any liabilities or litigation expenses incurred on account of any of the Claimant's activities which were at the time taken known or believed by the Claimant to be clearly in conflict with the best interests of FNA.

 Fabrene Group, Inc.

  Fabrene Group is incorporated under the laws of the province of Prince Edward Island, Canada. Under the Companies Act, every director of a company, and his heirs, executors and administrators, and estate and effects, may, with the consent of the company given at any general meeting, be indemnified and saved harmless out of the funds of the company from and against all costs, charges and expenses which he shall or may sustain or incur in any action or proceeding which is brought or prosecuted against him for or in respect of any act, deed, matter or thing made, done or permitted by him in or about the execution of the duties of his office, and also from and against all other costs, charges and expenses which he shall sustain or incur in or about or in relation to the affairs thereof, except such costs, charges and expenses as are occasioned by his own wilful neglect or default.

  Section 10 of Article III, By-Law No. 1, of Fabrene Group's by-laws provides that no director or officer of Fabrene Group shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipts or other act for conformity, or for any loss or expense happening to Fabrene Group through the insufficiency or deficiency of title to any property acquired by the order of the Board for or on behalf of Fabrene Group, or for the insufficiency or deficiency of any security in or upon which any of the moneys arising from the bankruptcy, insolvency or tortious act of any person with whom any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own dishonesty.

  Section 11 of Article III, By-Law No. 1, of Fabrene Group's by-laws provides that every director or officer of Fabrene Group and his heirs, executors and administrators and estate and effects respectively shall, from time to time, and at all times, be indemnified and saved harmless from and against all costs, charges and expenses whatsoever which such director or officer sustains or incurs in or about any action, suit or proceeding which is brought, commenced or prosecuted against him, for or in respect of any act, deed, matter or thing whatsoever, made, done or permitted by him, in or about the execution of the duties of his office, and all other costs, charges and expenses which he sustains or incurs in or about or in relation to the affairs thereof except such costs, charges or expenses as are occasioned by his own willful neglect or default.

 Loretex and Domtex Industries

  Loretex and Domtex Industries are incorporated under the laws of the State of New York. Section 722 ("Section 722") of the New York Business Corporation Law (the "NYBCL") provides that a New York corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity. The indemnity may include judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation. In criminal actions, such director or officer must also have had no reasonable cause to believe that his conduct was unlawful.

  Section 722 also provides that a corporation may indemnify a director or officer against an action by or in the right of the corporation to procure a judgment in its favor for similar amounts if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

  The amended and restated certificate of incorporation of Loretex provide that no director of the corporation shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation of its stockholders. Article XII of the by-laws of Loretex provides for indemnification of officers and directors to the extent and on the conditions described above. Article XII of the by-laws of Loretex provides similar indemnification for employees or agents.

  Article VI of the by-laws of Domtex Industries provides that the corporation shall indemnify, to the fullest extent permitted by the NYBCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director or officer of another entity .

  Section 726 of the NYBCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity.

  Article XII of the by-laws of Loretex provides that the corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under Article XII of its by-laws.

  All of the directors and officers of Loretex and Domtex Industries are covered by insurance policies maintained and held in effect by such corporation against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS.

      2.1      Agreement dated October 27, 1997, among Polymer Group,
               Inc., Galey & Lord, Inc. and DT Acquisition Inc.(1)
      2.2      Letter Agreement, dated October 27, 1997, among Polymer
               Group, Inc., Galey & Lord, Inc. and DT Acquisition Inc.(2)
      2.3      Operating Agreement, dated December 19, 1997, among
               Polymer Group, Inc., Galey & Lord, Inc. and DT Acquisition
               Inc.(1)
      2.4 DT Acquisition Inc. Offers to Purchase Statement for all outstanding Common Shares and all outstanding First
               Preferred Shares of Dominion Textile Inc., dated October
               29, 1997.(2)

      2.5      Notice of Extension and Variation by DT Acquisition Inc.
               in respect of its Offers to Purchase, dated November 18, 1997.(2)
      2.6 Notice of Extension by DT Acquisition Inc. in respect of its Offers to Purchase, dated December 2, 1997.(2)
      2.7      Notice of Extension and Variation by DT Acquisition Inc.
               in respect of its Offers to Purchase, dated December 8, 1997.(2)
      2.8 Notice of Extension by DT Acquisition Inc. in respect of its Offers to Purchase, dated December 17, 1997.(2)
      2.9      Letter Agreement between DT Acquisition Inc., Polymer
               Group, Inc. and Dominion Textile Inc. dated November 16,
               1997.(2)
      2.10     Notice of Redemption pursuant to the provisions of Section
               206 of the Canada Business Corporations Act in regard to holders of Common Shares of Dominion Textile Inc., dated
               December 30, 1997.(2)
      2.11     Notice of Redemption pursuant to the provisions of Section
               206 of the Canada Business Corporations Act in regard to holders of First Preferred Shares of Dominion Textile
               Inc., dated December 30, 1997.(2)
      2.12     Notice of Redemption in regard to holders of Second
               Preferred Shares, Series D of Dominion Textile Inc., dated
               December 23, 1997.(2)
      2.13     Notice of Redemption in regard to holders of Second
               Preferred Shares, Series E of Dominion Textile Inc., dated
               December 23, 1997.(2)
      2.14 Indenture, winding up Dominion Textile Inc. pursuant to the Canada Business Corporations Act, dated January 29,
               1998.(2)
      2.15     Master Separation Agreement, among Polymer Group, Inc.,
               Galey & Lord, Inc. and DT Acquisition Inc., dated January
               29, 1998.(3)***
      3.1(i) Form of Amended and Restated Certificate of Incorporation of the Company.(4)
      3.1(ii)  Certificate of Designation of the Company.(5)
      3.2      Amended and Restated By-laws of the Company.(4)
      3.3(i)   Restated Certificate of Incorporation of Polymer Group,
               Inc. (n/k/a PGI Polymer, Inc.)(5)
      3.3(ii) Certificate of Amendment to Certificate of Incorporation of PGI Polymer, Inc.(5)
      3.3(iii) Certificate of Amendment to Certificate of Incorporation
               of PGI Polymer, Inc.(5)
      3.3(iv) Certificate of Amendment to Certificate of Incorporation of PGI Polymer, Inc.(5)
      3.4      Amended and Restated By-laws of PGI Polymer, Inc.(5)
      3.5      Certificate of Incorporation of FiberTech Group, Inc.(5)
      3.6      By-laws of FiberTech Group, Inc.(5)
      3.7      Articles of Incorporation of FiberGol Corporation(5)
      3.8      By-laws of FiberGol Corporation(5)
      3.9      Certificate of Incorporation of Technetics Group, Inc.(5)
      3.10     By-laws of Technetics Group, Inc.(5)
      3.11     Certificate of Incorporation of Chicopee Holdings, Inc.(5)
      3.12     By-laws of Chicopee Holdings, Inc.(5)
      3.13(i)  Restated Certificate of Incorporation of Chicopee, Inc.(5)

      3.13(ii)  Certificate of Amendment to Certificate of Incorporation
                of Chicopee, Inc.(5)
      3.14      By-laws of Chicopee, Inc.(5)
      3.15(i)   Articles of Incorporation of Petropar North America Corp.
                (k/n/a PNA Corp.)(5)
      3.15(ii)  Articles of Amendment to Articles of Incorporation of
                Petropar North America Corp. (k/n/a PNA Corp.)(5)
      3.16      By-laws of Petropar North America Corp. (k/n/a PNA
                Corp.)(5)
      3.17(i)   Articles of Incorporation of Atlas Corp. (k/n/a FNA
                Polymer Corp.)(5)
      3.17(ii)  Articles of Amendment to Articles of Incorporation of
                Atlas, Corp. (k/n/a FNA Polymer Corp.)(5)
      3.17(iii) Articles of Amendment to Articles of Incorporation of
                Fitesa North America Corp. (k/n/a FNA Polymer Corp.)(5)
      3.18      By-laws of Atlas Corp. (k/n/a FNA Polymer Corp.)(5)
      3.19(i)   Certificate of Incorporation of Fabrene Corp.(5)
      3.19(ii)  Certificate of Renewal of Fabrene Corp.(5)
      3.19(iii) Certificate of Renewal of Fabrene Corp.(5)
      3.20      By-laws of Fabrene Corp.(5)
      3.21      Certificate of Limited Liability Company of Fabrene Group
                L.L.C.(5)
      3.22      Limited Liability Company Agreement of Fabrene Group
                L.L.C.(5)
      3.23      Letters Patent Incorporating of Fabrene Group, Inc.(5)
      3.24      By-laws of Fabrene Group, Inc.(5)
      3.25      Certificate of Incorporation of Poly-Bond Inc.*
      3.26      By-laws of Poly-Bond Inc.*
      3.27      Certificate of Incorporation of Dominion Textile (USA)
                Inc.*
      3.28      By-laws of Dominion Textile (USA) Inc.*
      3.29      Certificate of Incorporation of Domtex Industries Inc.*
      3.30      By-laws of Domtex Industries Inc.*
      3.31      Certificates of Incorporation of Loretex Corporation*
      3.32      By-laws of Loretex Corporation*
      3.33      Certificate of Incorporation of FabPro Oriented Polymers,
                Inc.*
      3.34      By-laws of FabPro Oriented Polymers, Inc.*
      4.1       Indenture dated as of July 1, 1997 among the Company, the
                Guarantors and Harris Trust and Savings Bank, as
                trustee.(5)
      4.2       Forms of Series A and Series B 9% Senior Subordinated
                Notes due 2007 (contained in Exhibit 4.1 as Exhibit A and
                B thereto, respectively).
      4.3       Form of Guarantee (contained in Exhibit 4.2).
      4.4       Registration Rights Agreement dated as of July 3, 1997
                among the Company, the Guarantors and Chase Securities
                Inc.(5)
      4.5       Indenture, dated as of March 1, 1998, among Polymer
                Group, Inc., the Guarantors named therein and Harris
                Trust & Savings Bank, as trustee.(6)
      4.6       Forms of Series A and Series B 8 3/4% Senior Subordinated
                Notes due 2008 (contained in Exhibit 4.1 as Exhibit A and
                B thereto, respectively).
      4.7       Form of Guarantee (contained in Exhibit 4.2)

      4.8 Registration Rights Agreement, dated as of March 5, 1998, among Polymer Group, Inc., the Guarantors named therein and Chase Securities Inc.(6)
      4.9 Amended and Restated Credit Agreement dated July 3, 1997 by and among the Company, the Guarantors named therein, the lenders named therein and The Chase Manhattan Bank, as agent.(5)
               The Registrant will furnish to the Commission, upon request, each instrument defining the rights of holders of long-term debt of the Registrant and its subsidiaries where the amount of such debt does not exceed 10 percent of the total assets of the Registrant and its subsidiaries on a consolidated basis.
      4.10 First Supplemental Indenture, dated October 27, 1997, between Polymer Group Inc., Harris Trust and Savings Bank and Loretex Corporation.(2)
      4.11     Second Supplemental Indenture dated January 29, 1998, to
               Indenture dated as of June 30, 1997, among Polymer Group,
               Inc., Dominion Textile (USA) Inc., DomTex Industries,
               Inc., Poly-Bond Inc. and Harris Trust & Savings Bank with respect to the 9% Senior Subordinated Notes due 2007.(2)
      5.1      Opinion and consent of Kirkland & Ellis.*
      9        Voting Agreement, dated May 15, 1996, among the Company,
               GTC Fund III, Zucker, Boyd, InterTech, FTG, CMIHI and
               Leeway.(4)
     10.1      Management Agreement dated October 21, 1992 by and among
               PGI, FiberTech, GTC Fund III and Jerry Zucker.(7)**
     10.2      Amendment No. 1 to Management Agreement dated June 24,
               1994 by and among PGI, FiberTech, GTC Fund III and Jerry
               Zucker.(7)**
     10.3      Management Agreement dated October 21, 1992 by and among
               PGI, FiberTech, GTC Fund III and James G. Boyd.(7)**
     10.4      Amendment No. 1 to Management Agreement dated June 24,
               1994 by and among PGI, FiberTech, GTC Fund III and James
               G. Boyd.(7)**
     10.5      Agreement dated June 24, 1994 among the Company, Jerry
               Zucker and James G. Boyd.(7)
     10.6 Lease Agreement dated as of September 1, 1993 by and between ConX, Inc. and Technetics Group, Inc.(7)
     10.7      Amendment No. 2 to Management Agreement dated March 15,
               1995 by and among PGI, FiberTech, GTC Fund III and Jerry
               Zucker.(7)**
     10.8      Amendment No. 2 to Management Agreement dated March 15,
               1995 by and among PGI, FiberTech, GTC Fund III and James
               G. Boyd.(7)**
     10.9      Amended and Restated Registration Agreement made as of
               March 15, 1995 by and among the Company, InterTech, GTC
               Fund III, Jerry Zucker, James G. Boyd, FTG, CMIHI, Leeway
               & Co. ("Leeway") and California Public Employees'
               Retirement System ("CalPERS").(7)
     10.10 Management Agreement made as of March 15, 1995 by and among the Company, Chicopee, Inc. and Jerry Zucker.(7)**
     10.11 Management Agreement made as of March 15, 1995 by and among the Company, Chicopee, Inc. and James G. Boyd.(7)**
     10.12 Roll-In Agreement entered into as of November 18, 1994 by and among ZB Holdings, InterTech, FTG, the Company,
               Polypore, CMIHI, Jerry Zucker, James G. Boyd and GTC Fund
               III.(7)
     10.13 Senior Notes Indenture dated as of June 24, 1994 among the Company, PGI, FiberTech and its subsidiaries and the Trustee.(7)

     10.14     Amended and Restated Credit Agreement dated as of June 24,
               1994 by and among FiberTech, the Company, PGI, the Subsidiary Guarantors identified therein, the Banks identified therein and The Chase Manhattan Bank (National
               Association),
               as agent.(7)
     10.15     Amended and Restated Security Agreement dated as of June
               24, 1994 by and among FiberTech, the Subsidiary Guarantors identified therein and The Chase Manhattan Bank (National
               Association), as agent.(7)
     10.16 Pledge Agreement dated as of June 24, 1994 by and among the Company, PGI and The Chase Manhattan Bank (National
               Association), as agent.(7)
     10.17 Amendment No. 1 dated as of September 30, 1994 by and among FiberTech, the Subsidiary Guarantors identified therein, the Lenders signatory thereto and the Chase
               Manhattan Bank (National Association), as agent.(7)
     10.18     Amendment No. 2 dated as of March 8, 1995 by and among
               FiberTech, the Subsidiary Guarantors identified therein, the Lenders signatory thereto and the Chase Manhattan Bank
               (National Association), as agent.(7)
     10.19     Amendment No. 3 dated as of June 27, 1995 by and among
               FiberTech, the Subsidiary Guarantors identified therein, the Lenders signatory thereto and the Chase Manhattan Bank
               (National Association), as agent.(7)
     10.20     Amendment No. 4 dated as of December 22, 1995 by and among
               FiberTech, the Subsidiary Guarantors and Parent Guarantors identified therein, the Lenders signatory thereto and the Chase Manhattan Bank (National Association), as agent.(4)
     10.21     First Supplemental Indenture dated as of March 15, 1995
               between the Company and the Trustees.(8)
     10.22     Credit Agreement dated as of March 15, 1995 between
               Chicopee, Chicopee Holdings B.V., Chicopee B.V., each of the lenders party thereto, The Chase Manhattan Bank
               (National Association), as administrative agent, and The
               Chase Manhattan Bank (National Association), The Bank of
               Nova Scotia and BHF-Bank, as co-agents.(8)
     10.23     Second Supplemental Indenture dated as of September 14,
               1995 among the Company, the Trustee and Harris Trust and Savings Bank, as successor trustee.(2)
     10.24     Supply Agreement dated as of March 15, 1995 between
               Johnson & Johnson and Chicopee.(4)***
     10.25     Stock Purchase Agreement dated as of January 10, 1996
               between the Company and ConX II.(4)
     10.26     1996 Key Employee Stock Option Plan of the Company.(4)
     10.27     Form of Non-Qualified Stock Option Grant.(4)
     10.28     Amendment No. 5 dated as of December 30, 1995 by and among
               FiberTech, the Subsidiary Guarantors and Parent Guarantors identified therein, the Lenders signatory thereto and the Chase Manhattan Bank (National Association), as agent.(4)
     10.29 Form of Credit Agreement dated as of May 15, 1996 among the Company, its subsidiaries, the financial institutions named therein and the Chase Manhattan Bank as administrative and operations agent.(4)
     10.30 Form of Third Supplemental Indenture between the Company and Harris Trust and Savings Bank, as successor trustee.(4)
     10.31     Recapitalization Agreement, dated May 6, 1996, among GTC
               Fund III, Zucker, Boyd, InterTech, FTG, CMIHI, Leeway and
               CalPERS.(5)

     10.32     Amendment No. 1 to Management Agreement, dated May 15,
               1996, by and between the Company, Chicopee and
               Zucker.**(5)
     10.33     Amendment No. 3 to Management Agreement, dated May 15,
               1996, by and between PGI Polymer, GTC Fund III, FiberTech
               and Zucker.**(5)
     10.34     Amendment No. 1 to Management Agreement, dated May 15,
               1996, by and between the Company, Chicopee and Boyd.**(5)
     10.35     Amendment No. 3 to Management Agreement, dated May 15,
               1996, between PGI Polymer, GTC Fund III, FiberTech and
               Boyd.**(5)
     10.36     Amendment No. 1 to Roll-In Agreement, dated May 15, 1996,
               by and among ZB Holdings, InterTech, the Company,
               Polypore, CMIHI, Zucker, Boyd and GTC Fund III.(5)
     10.37     Indemnification Agreement, dated May 15, 1996, among the
               Company, InterTech, GTC Fund III, GTCR, ConX, ConX II,
               Zucker and Boyd.(5)
     10.38     Fourth Supplemental Indenture between the Company and
               Harris Trust and Savings Bank, as successor trustee, dated
               August 14, 1996.(9)
     10.39     Fifth Supplemental Indenture between the Company and
               Harris Trust and Savings Bank, as successor trustee, dated
               June 19, 1997.(5)
     10.40     Purchase Agreement, dated June 30, 1997, by and among the
               Company, the Guarantors named therein and Chase Securities
               Inc., as Initial Purchaser, with respect to the 9% Senior
               Subordinated Notes due 2007.(5)
     10.41     Purchase Agreement, dated February 27, 1998, by and among
               Polymer Group, Inc., the Guarantors named therein and
               Chase Securities Inc., as Initial Purchaser, with respect
               to the 8 3/4% Senior Subordinated Notes due 2008.(5)
     10.42     Amendment No. 2, dated January 29, 1998, to the Amended,
               Restated and Consolidated Credit Agreement dated July 3,
               1997 by and among Polymer Group, Inc., the Guarantors
               named therein, the lenders named therein and The Chase
               Manhattan Bank, as agent.(5)
     11        Statement of Computation of Per Share Earnings.
     12        Statement Regarding Computation of Ratios of Earnings to
               Fixed Charges.
     13.1      Annual Report on Form 10-K for the fiscal year ended
               January 3, 1998 (incorporated by reference from such
               filing).
     13.2      Quarterly Report on Form 10-Q for the fiscal quarter ended
               April 4, 1998 (incorporated by reference from such
               filing).
     16        Letter of Deloitte & Touche regarding a change in certi-
               fied accountants.(2)
     21        Subsidiaries of the Company.(2)
     23.1      Consent of Ernst & Young LLP
     23.2      Consent of Deloitte & Touche LLP
     23.3      Consent of Kirkland & Ellis (included in Exhibit 5.1).
     24        Powers of Attorney of Directors and Officers of the
               Company and each Subsidiary Guarantor (contained in
               signature pages).
     25        Statement of Eligibility of Trustee on Form T-1.*
     27        Financial Data Schedule.(2)(6)
     99.1      Letter of Transmittal*
     99.2      Notice of Guaranteed Delivery*
     99.3      Instructions to Holders*

--------
*   To be filed by amendment.
**  Management contract or compensatory plan or arrangement.
*** Certain portions of the Agreement have been omitted and filed separately with the Commission pursuant to an Application for Confidential Treatment. The Company agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to the Agreement upon request by the Commission.

(1) Incorporated by reference to the respective exhibit to the Company's Form 8-K, dated February 13, 1998.
(2) Incorporated by reference to the respective exhibit to the Company's Form 10-K, dated April 3, 1998, for the fiscal year ended January 3, 1998.
(3) Incorporated by reference to the Company's Form 8-K/A, dated April 14,
    1998.
(4) Incorporated by reference to the respective exhibit to the Company's Registration Statement on Form S-1 (Reg. No. 333-2424).
(5) Incorporated by reference to the respective exhibit to the Company's Registration Statement on Form S-4 (Reg. No. 333-32605).
(6) Incorporated by reference to the respective exhibit of the Company's Form 10-Q, dated May 19, 1998, for the fiscal quarter ended April 4, 1998.
(7) Incorporated by reference to the respective exhibit to the Company's Registration Statement on Form S-4 (Reg. No. 33-81862).
(8) Incorporated by reference to the respective exhibit to the Company's Current Report on Form 8-K regarding the acquisition of Chicopee Holdings, Inc. and its subsidiaries, filed on March 30, 1995.
(9) Incorporated by reference to the respective exhibit to the Company's Form 8-K dated August 14, 1996.

  (b) FINANCIAL STATEMENT SCHEDULES.

  The information required of the Company by Schedule II--Condensed Valuation and Qualifying Accounts for each of the three years in the period ended January 3, 1998 is incorporated herein by reference to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended January 3, 1998.

ITEM 22. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, POLYMER GROUP, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON JUNE 2, 1998.

                                          Polymer Group, Inc.

                                                     /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JERRY ZUCKER AND JAMES G. BOYD, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON JUNE 2, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


            /s/ Jerry Zucker                Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

          /s/ James G. Boyd                 Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director (Principal Financial and
                                              Accounting Officer)

         /s/ Bruce V. Rauner                Director
___________________________________________
              Bruce V. Rauner

         /s/ David A. Donnini               Director
___________________________________________
             David A. Donnini

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


        /s/ Michael J. McGovern             Director
___________________________________________
            Michael J. McGovern

         /s/ L. Glenn Orr, Jr.              Director
___________________________________________
             L. Glenn Orr, Jr.

          /s/ John F. Ruffle                Director
___________________________________________
              John F. Ruffle

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, PGI POLYMER, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON JUNE 2, 1998.

                                          PGI Polymer, Inc.

                                                     /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JERRY ZUCKER AND JAMES G. BOYD, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON JUNE 2, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)



          /s/ James G. Boyd                 Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director (Principal Financial and
                                              Accounting Officer)



          /s/ Bruce V. Rauner               Director
___________________________________________
              Bruce V. Rauner



          /s/ David A. Donnini              Director
___________________________________________
             David A. Donnini

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, FIBERTECH GROUP, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON JUNE 2, 1998.

                                          FiberTech Group, Inc.

                                                     /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JERRY ZUCKER AND JAMES G. BOYD, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON JUNE 2, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

          /s/ James G. Boyd                 Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director (Principal Financial and
                                              Accounting Officer)

         /s/ Bruce V. Rauner                Director
___________________________________________
              Bruce V. Rauner

         /s/ David A. Donnini               Director
___________________________________________
             David A. Donnini

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, FIBERGOL CORPORATION HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON JUNE 2, 1998.

                                          FiberGol Corporation

                                                     /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JERRY ZUCKER AND JAMES G. BOYD, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON JUNE 2, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

          /s/ James G. Boyd                 Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director (Principal Financial and
                                              Accounting Officer)

         /s/ Bruce V. Rauner                Director
___________________________________________
              Bruce V. Rauner

         /s/ David A. Donnini               Director
___________________________________________
             David A. Donnini

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, TECHNETICS GROUP, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON JUNE 2, 1998.

                                          Technetics Group, Inc.

                                                     /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JERRY ZUCKER AND JAMES G. BOYD, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON JUNE 2, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

           /s/ James G. Boyd                Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director (Principal Financial and
                                              Accounting Officer)

          /s/ Bruce V. Rauner               Director
___________________________________________
              Bruce V. Rauner

         /s/ David A. Donnini               Director
___________________________________________
             David A. Donnini

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, CHICOPEE HOLDINGS, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON JUNE 2, 1998.

                                          Chicopee Holdings, Inc.

                                                     /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JERRY ZUCKER AND JAMES G. BOYD, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON JUNE 2, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------
           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

          /s/ James G. Boyd                 Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director
                                              (Principal Financial and Accounting
                                              Officer)


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, CHICOPEE, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON JUNE 2, 1998.

                                          Chicopee, Inc.

                                                     /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JERRY ZUCKER AND JAMES G. BOYD, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON JUNE 2, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

          /s/ James G. Boyd                 Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director
                                              (Principal Financial and Accounting
                                              Officer)


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, FNA POLYMER CORP. HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON JUNE 2, 1998.

                                          FNA Polymer Corp.

                                                     /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JERRY ZUCKER AND JAMES G. BOYD, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON JUNE 2, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------
           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

           /s/ James G. Boyd                Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director
                                              (Principal Financial and Accounting
                                              Officer)


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, PNA CORP. HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON JUNE 2, 1998.

                                          PNA Corp.

                                                   /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                            Chairman, Chief Executive Officer
                                                      and President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JERRY ZUCKER AND JAMES G. BOYD, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON JUNE 2, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

          /s/ James G. Boyd                 Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director
                                              (Principal Financial and Accounting
                                              Officer)


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, FABRENE CORP. HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON JUNE 2, 1998.

                                          Fabrene Corp.

                                                     /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                            Chairman, Chief Executive Officer
                                                      and President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JERRY ZUCKER AND JAMES G. BOYD, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON JUNE 2, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

          /s/ James G. Boyd                 Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer and Secretary
               James G. Boyd                  (Principal Financial and Accounting
                                              Officer)

        /s/ Peter C. Bourgeois              Director
___________________________________________
            Peter C. Bourgeois

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, FABRENE GROUP L.L.C. HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON JUNE 2, 1998.

                                          Fabrene Group L.L.C.

                                                     /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                                Chief Executive Officer and
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JERRY ZUCKER AND JAMES G. BOYD, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON JUNE 2, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chief Executive Officer and President
___________________________________________   (Principal Executive Officer)
               Jerry Zucker

          /s/ James G. Boyd                 Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer and Secretary
               James G. Boyd                  (Principal Financial and Accounting
                                              Officer)

Fabrene Corp.                             Member

        /s/ Jerry Zucker
By: _________________________________
            Jerry Zucker
    Chairman, President and Chief
          Executive Officer

PGI Polymer, Inc.                         Member

          /s/ James G. Boyd
By: _________________________________
            James G. Boyd
   Executive Vice President, Chief
  Financial Officer, Treasurer and
              Secretary



           /s/ Jerry Zucker                 Director of Fabrene Corp. and PGI Polymer,
___________________________________________   Inc.
               Jerry Zucker

        /s/ Peter C. Bourgeois              Director of Fabrene Corp.
___________________________________________
            Peter C. Bourgeois

          /s/ James G. Boyd                 Director of PGI Polymer, Inc.
___________________________________________
               James G. Boyd

         /s/ Bruce V. Rauner                Director of PGI Polymer, Inc.
___________________________________________
              Bruce V. Rauner

         /s/ David A. Donnini               Director of PGI Polymer, Inc.
___________________________________________
             David A. Donnini

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, FABRENE GROUP, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON JUNE 2, 1998.

                                          Fabrene Group, Inc.

                                                     /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JERRY ZUCKER AND JAMES G. BOYD, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON JUNE 2, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer and Director
               Jerry Zucker                   (Principal Executive Officer)

           /s/ James G. Boyd                Executive Vice President, Chief Financial
___________________________________________   Officer, and Director
               James G. Boyd                  (Principal Financial and Accounting
                                              Officer, and Authorized U.S.
                                              Representative)

        /s/ Peter C. Bourgeois              Director
___________________________________________
            Peter C. Bourgeois


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, POLY-BOND INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON JUNE 2, 1998.

                                          Poly-Bond Inc.

                                                     /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JERRY ZUCKER AND JAMES G. BOYD, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON JUNE 2, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

          /s/ James G. Boyd                 Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director (Principal Financial and
                                              Accounting Officer)

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, DOMINION TEXTILE
(USA) INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON JUNE 2, 1998.

                                          Dominion Textile (USA) Inc.

                                                     /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JERRY ZUCKER AND JAMES G. BOYD, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON JUNE 2, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

          /s/ James G. Boyd                 Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director (Principal Financial and
                                              Accounting Officer)

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, LORETEX CORPORATION HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON JUNE 2, 1998.

                                          Loretex Corporation

                                                     /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                            Chairman, Chief Executive Officer
                                                      and President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JERRY ZUCKER AND JAMES G. BOYD, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON JUNE 2, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

          /s/ James G. Boyd                 Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director (Principal Financial and
                                              Accounting Officer)

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, DOMTEX INDUSTRIES INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON JUNE 2, 1998.

                                          Domtex Industries Inc.

                                                    /s/ Jerry Zucker
                                          By: _________________________________
                                                        Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JERRY ZUCKER AND JAMES G. BOYD, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON JUNE 2, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


            /s/ Jerry Zucker                Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

           /s/ James G. Boyd                Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director (Principal Financial and
                                              Accounting Officer)

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, FABPRO ORIENTED POLYMERS, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON JUNE 2, 1998.

                                          FabPro Oriented Polymers, Inc.

                                                    /s/ Jerry Zucker
                                          By: _________________________________
                                                        Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JERRY ZUCKER AND JAMES G. BOYD, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON JUNE 2, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


            /s/ Jerry Zucker                Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

           /s/ James G. Boyd                Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director (Principal Financial and
                                              Accounting Officer)